UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

FBL Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Class A common stock, without par value Class B common stock, without par value Series B preferred stock, without par value
(2)	Aggregate number of securities to which transaction applies:
9,593,420 shares of Class A common stock (which amount includes (i) 9,425,790 shares of Class A common stock issued and outstanding as of the date hereof and (ii) restricted stock units granted with respect to an additional 167,630 shares of Class A common stock as of the date hereof); and 1,404 shares of Class B common stock
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of: (1) 9,593,420 shares of Class A common stock (which amount includes (i) 9,425,790 shares of Class A common stock issued and outstanding as of the date hereof and (ii) restricted stock units granted with respect to an additional 167,630 shares of Class A common stock as of the date hereof) and (2) 1,404 shares of Class B common stock, multiplied by $56.00 per share of Class A common stock and Class B common stock (excluding shares of Class A common stock and Class B common stock (i) held by IFBF, Merger Sub or Parent or (ii) held by the Company in treasury or held by any wholly owned subsidiary of the Company). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by .0001091.

	(4)	Proposed maximum aggregate value of transaction: $537,310,144
	(5)	Total fee paid: $58,620.54
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

5400 University Avenue
West Des Moines, Iowa 50266-5997

Notice of Special Meeting of Shareholders and Proxy Statement
To Be Held on [●], 2021

Dear Shareholder:

You are cordially invited to attend a special meeting of the shareholders of FBL Financial Group, Inc. (“FBL,” “the Company,” “our,” “us,” or “we”), which will be held on [●], 2021 commencing at [●] (Central Time).

At the special meeting, holders of shares of our Class A common stock, without par value (the “Class A common shares”), Class B common stock, without par value (the “Class B common shares”, and together with the Class A common shares, the “common shares”) and Series B cumulative voting preferred stock, without par value (the “Series B preferred shares”), will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January 11, 2021 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), a copy of which is attached as Annex A-1 to the accompanying proxy statement, by and among Farm Bureau Property & Casualty Insurance Company, an Iowa domiciled stock property and casualty insurance company (“Parent”), 5400 Merger Sub, Inc., an Iowa corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Iowa law as the surviving corporation in the merger. Parent and the Iowa Farm Bureau Federation (“IFBF”) will collectively own 100% of the capital stock of the surviving corporation following the transactions contemplated by the Merger Agreement and the Rollover Agreement (as defined in the Merger Agreement).

At the effective time of the merger, each common share that is issued and outstanding immediately prior to the effective time of the merger (other than common shares that are (i) held by IFBF, Merger Sub or Parent, (ii) held by the Company in treasury or by any wholly-owned subsidiary of the Company or (iii) held by any of the Company’s common shareholders who have neither voted in favor of the merger nor consented thereto in writing and who have demanded properly in writing appraisal for such common shares in accordance with Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the Iowa Business Corporation Act and have not failed to perfect or have not effectively withdrawn or lost their rights to appraisal of such common shares under the Iowa Business Corporation Act, as described more fully under “The Merger Agreement — Effect of the Merger on the Common Shares of the Company and Merger Sub” on page 84), will be converted into the right to receive merger consideration of $56.00 per common share of the Company in cash, without interest and less any required withholding taxes and, when so converted, will automatically be canceled and cease to exist, except the right to receive the merger consideration.

The proposed merger may be deemed a “going private transaction” under the rules of the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). If the merger is completed, all of the common shares will cease to be publicly traded and will be owned by Parent and IFBF.

The Board of Directors of the Company (the “Board”) formed a special committee (the “Special Committee”) consisting of three independent and disinterested directors of the Company to evaluate and negotiate a potential transaction (as described more fully in the enclosed proxy statement) and other alternatives available to the Company. The Special Committee unanimously determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of, the Company’s shareholders (other than IFBF and its affiliates, Parent and its affiliates, and the directors and officers of IFBF, Parent and each of their respective affiliates) (the “Public Shareholders”), and unanimously recommended that the Board approve, adopt and declare advisable the Merger Agreement, the merger and the transactions contemplated thereby. Based in part on that recommendation, the Board unanimously (i) determined that the Merger Agreement, the merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of, the Public Shareholders, (ii) approved and adopted the Merger Agreement, the merger and the other transactions contemplated thereby and (iii) declared the advisability and recommended that the Company’s common shareholders adopt the Merger Agreement. The Special Committee made its determination after consultation with its independent legal and financial advisors and after consideration of a number of factors as further described in the accompanying proxy statement. The Board of Directors recommends unanimously that you vote “FOR” the adoption of the Merger Agreement, “FOR” the advisory vote to approve the compensation of our named executive officers in connection with the merger and “FOR” the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

Approval of the advisory vote to approve the compensation of our named executive officers in connection with the merger and the proposal to adjourn the special meeting from time to time, if necessary, to solicit additional proxies requires the affirmative vote of (i) holders of at least a majority of the Class A common shares and Series B preferred shares present or represented and entitled to vote either in person or by proxy, voting as a single class and (ii) holders of at least of a majority of the Class B common shares present or represented and entitled to vote either in person or by proxy.

The enclosed proxy statement describes the Merger Agreement, the merger and related agreements and provides specific information concerning the special meeting. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission. We urge you to read the entire proxy statement, including the annexes and the documents referred to or incorporated by reference in the proxy statement, carefully, as it sets forth the details of the Merger Agreement and other important information related to the merger.

Your vote is very important, regardless of the number of common shares you own. The merger cannot be completed without the affirmative vote of (i) holders of at least a majority of all outstanding Class A common shares and Series B preferred shares, voting together as a single class, (ii) holders of at least a majority of all outstanding Class B common shares and (iii) holders of at least a majority of all outstanding common shares held by the Public Shareholders. Pursuant to our Fifth Restated Bylaws, as amended, and Restated Articles of Incorporation, each holder of a common share is entitled to one vote per share and each holder of a Series B preferred share is entitled to two votes per share. In addition, the Merger Agreement makes such approval by shareholders of the proposal to adopt the Merger Agreement a condition to the parties’ obligations to consummate the merger. If you fail to vote on the proposal related to adoption of the Merger Agreement, the effect will be the same as a vote against the adoption of the Merger Agreement.

If you own common shares of record, you will find enclosed a proxy and voting instruction card or cards and an envelope in which to return the card(s). Whether or not you plan to attend this meeting, please sign, date and return your enclosed proxy and voting instruction card(s), or vote over the phone or Internet, as soon as possible so that your common shares can be voted at the meeting in accordance with your instructions. You can revoke your proxy before the special meeting and issue a new proxy as you deem appropriate. You will find the procedures to follow if you wish to revoke your proxy on page 79 of the enclosed proxy statement. Your vote is very important.

If you are a shareholder of record, submitting a proxy will not prevent you from voting your shares at the meeting if you subsequently choose to attend.

If you are a shareholder who holds your common shares in “street name” through a broker, bank or other nominee, please be aware that you will need to follow the directions provided by such broker, bank or nominee regarding how to instruct it to vote your common shares at the special meeting.

If you have any questions or need assistance voting your common shares, please call Okapi Partners, LLC, the Company’s proxy solicitor in connection with the special meeting, toll-free at (877) 629-6357.

Sincerely,

Duane J. Johnson, Jr.
Secretary

West Des Moines, Iowa

[●], 2021

Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense. This proxy statement is dated as of [●], 2021 and is first being mailed to shareholders on or about [●], 2021.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
OF FBL FINANCIAL GROUP, INC. (“THE COMPANY”)

Date:	[●], 2021
Time:	[●]
Place:	[●]

Purpose:	1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January [●], 2021 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Farm Bureau Property & Casualty Insurance Company, an Iowa domiciled stock property and casualty insurance company (“Parent”), 5400 Merger Sub, Inc., an Iowa corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company;

2. To consider and vote, on an advisory, non-binding basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger; and

3. To approve the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

Record Date:	[●], 2021 — Shareholders registered in our records or our agents’ records as of the close of business on that date are entitled to receive notice of and to vote at the special meeting and at any adjournment thereof.

Mailing Date:	The approximate mailing date of this proxy statement and accompanying proxy card is [●], 2021.

All shareholders of record are invited to attend the special meeting in person. Your vote is important, regardless of the number of common shares you own. The merger cannot be completed without the affirmative vote of (i) holders of at least a majority of all outstanding Class A common shares and Series B preferred shares, voting together as a single class, (ii) holders of at least a majority of all outstanding Class B common shares and (iii) holders of at least a majority of all outstanding common shares held by all of the holders of outstanding common shares excluding the Iowa Farm Bureau Federation and its affiliates (“IFBF”), Parent and its affiliates, and the directors and officers of IFBF, Parent and their affiliates (such shareholders, the “Public Shareholders”), in favor of the adoption of the Merger Agreement. Pursuant to our Fifth Restated Bylaws, as amended, and Restated Articles of Incorporation, holders of common shares are entitled to one vote per share and holders of Series B preferred shares are entitled to two votes per share on matters for which holders of such shares are entitled to vote. Under the Rollover Agreement (as defined in the Merger Agreement), Parent and IFBF (who we refer to together as the “rollover shareholders”), as holders of approximately 61.4% of the outstanding common shares as of January 11, 2021, agreed, upon the terms and subject to the conditions set forth in the Rollover Agreement, to vote all such shares that they own in favor of adoption of the Merger Agreement and the presence of these shares assures a quorum at the special meeting. A failure to vote your common shares on the merger or an abstention from voting on the merger will have the same effect as a vote “against” the merger for purposes of each required shareholder vote.

The proposal to approve, on an advisory, non-binding basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger requires the affirmative vote of (i) holders of at least a majority of the Class A common shares and Series B preferred shares present or represented and entitled to vote either in person or by proxy, voting as a single class and (ii) holders of at least a majority of the Class B common shares present or represented and entitled to vote either in person or by proxy. Votes marked as “abstain” and broker non-votes shall be of no effect in causing the matter to be approved or not to be approved.

The proposal to adjourn the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement requires the affirmative vote of (i) holders of at least a majority of the Class A common shares and Series B preferred shares present or represented and entitled to vote either in person or by proxy, voting as a single class and (ii) holders of at least a majority of the Class B common shares present or represented and entitled to vote either in person or by proxy. Votes marked as “abstain” and broker non-votes shall be of no effect in causing the matter to be approved or not to be approved.

The Board formed a special committee (the “Special Committee”) consisting of three independent and disinterested directors of the Company to evaluate and negotiate a potential transaction (as described more fully in the enclosed proxy statement) and other alternatives available to the Company. The Special Committee unanimously determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of, the Public Shareholders, and unanimously recommended that the Board approve, adopt and declare advisable the Merger Agreement, the merger and the transactions contemplated thereby. Based in part on that recommendation, the Board unanimously (i) determined that the Merger Agreement, the merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of, the Public Shareholders, (ii) approved and adopted the Merger Agreement, the merger and the other transactions contemplated thereby and (iii) declared the advisability and recommended that the Company’s common shareholders adopt the Merger Agreement. The Special Committee made its determination after consultation with its independent legal and financial advisors and after consideration of a number of factors as further described in the accompanying proxy statement. The Board of Directors recommends unanimously that you vote “FOR” the adoption of the Merger Agreement, “FOR” the advisory vote to approve the compensation of our named executive officers in connection with the merger and “FOR” the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

Even if you plan to attend the special meeting, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the special meeting if you are unable to attend. You also may submit your proxy by using a toll-free telephone number or the Internet. We have provided instructions in the enclosed proxy statement and on the proxy and voting instruction card for using these convenient services.

If you sign, date and return your proxy and voting instruction card(s) without indicating how you wish to vote, your proxy will be voted in favor of the adoption of the Merger Agreement, in favor of the advisory vote to approve the compensation of our named executive officers in connection with the merger, and in favor of the proposal to adjourn the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement. If you fail to attend the special meeting or submit your proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the Merger Agreement.

You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the enclosed proxy statement. If you are a shareholder of record, attend the special meeting and wish to vote in person, you may revoke your proxy and vote at the special meeting.

If you are a shareholder who holds your common shares in “street name” through a broker, bank or other nominee, please be aware that you will need to follow the directions provided by such broker, bank or nominee regarding how to instruct it to vote your common shares at the special meeting.

By order of the Board of Directors,

FBL FINANCIAL GROUP, INC.

Dated: [●], 2021

TABLE OF CONTENTS

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FBL FINANCIAL GROUP, INC.
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [●], 2021

PROXY STATEMENT

This proxy statement contains information related to a special meeting of shareholders of FBL Financial Group, Inc. (which we refer to as “FBL,” the “Company,” “we,” “us” or “our”), which will be held on [●], 2021, at [●] (Central Time), and any adjournments or postponements thereof. We are furnishing this proxy statement to shareholders of the Company as part of the solicitation of proxies by the board of directors of the Company (which we refer to as the “Board of Directors” or the “Board”) for use at the special meeting. This proxy statement is dated as of [●], 2021 and is first being mailed to shareholders of the Company on or about [●], 2021.

SUMMARY TERM SHEET

This Summary Term Sheet discusses certain material information contained in this proxy statement, including with respect to the Agreement and Plan of Merger, dated as of January 11, 2021, by and among Farm Bureau Property & Casualty Insurance Company, an Iowa domiciled stock property and casualty insurance company (“Parent”), 5400 Merger Sub, Inc., an Iowa corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, which as amended, supplemented or otherwise modified from time to time we refer to in this proxy statement as the “Merger Agreement.” We encourage you to read carefully the entirety of this proxy statement, including its annexes and the documents referred to or incorporated by reference in this proxy statement, as this Summary Term Sheet may not contain all of the information that may be important to you. Each item in this Summary Term Sheet includes page references directing you to a more complete description of that item in this proxy statement.

The proposed merger may be deemed a “going private transaction” under the rules of the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). If the merger is completed, all of the Class A common shares will cease to be publicly traded, and all outstanding capital stock of the surviving corporation will be owned by Parent and the Iowa Farm Bureau Federation (“IFBF”).

The Parties to the Merger Agreement

FBL Financial Group, Inc.

FBL, an Iowa corporation headquartered in West Des Moines, Iowa, primarily sells individual life insurance and annuity products through its subsidiary, Farm Bureau Life Insurance Company (“Farm Bureau Life”). Farm Bureau Life’s distribution force markets under the consumer brand name Farm Bureau Financial Services. In addition, in the state of Colorado, FBL offers life and annuity products through Greenfields Life Insurance Company. Additional information about FBL is contained in our public filings, certain of which are incorporated by reference into this proxy statement.

For more information about FBL, see “Important Information Regarding FBL — Company Background” and “Where You Can Find Additional Information” beginning on pages 104 and 117, respectively. FBL’s internet website and the information contained therein or connected thereto is not intended to be incorporated by reference into this proxy statement.

Farm Bureau Property & Casualty Insurance Company

Parent is an Iowa domiciled stock property and casualty insurance company. Parent is an indirect subsidiary of Farm Bureau Mutual Holding Company (“FBMHC”) and its principal business is as a property and casualty insurance company. Parent was formed in 1939 to write automobile insurance in Iowa. Today, Parent and its subsidiary insurance company serve in excess of 360,000 Farm Bureau client/members in eight Midwest and Western states through a network of approximately 950 exclusive multi-line agents and agency managers, offering a full line of personal and commercial property-casualty insurance products.

See “The Parties to the Merger — Farm Bureau Property & Casualty Insurance Company” beginning on page 75 and “Important Information Regarding FBMHC, Parent, Merger Sub and IFBF” beginning on page 113.

5400 Merger Sub, Inc.

5400 Merger Sub, Inc. (which we refer to as “Merger Sub”) is an Iowa corporation and wholly owned subsidiary of Parent that was formed solely for the purpose of engaging in the merger and other related transactions. Merger Sub has not engaged in any business other than in connection with the merger and other related transactions. See “The Parties to the Merger — 5400 Merger Sub, Inc.” beginning on page 75.

The Merger Proposal

You are being asked to consider and vote upon a proposal to adopt the Merger Agreement.

The Merger Agreement provides that, at the closing of the merger, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Iowa law as the surviving corporation in the merger. Upon completion of the merger, each share of Class A common stock of the Company, without par value (the “Class A common shares”) and each share of Class B common stock of the Company, without par value (the “Class B common shares”, and together with the Class A common shares, the “common shares”) that is issued and outstanding immediately prior to effective time of the merger (other than common shares that are (i) held by IFBF, Merger Sub or Parent, (ii) held by the Company in treasury or by any wholly-owned subsidiary of the Company or (iii) held by any of the Company’s common shareholders who have neither voted in favor of the merger nor consented thereto in writing and who have demanded properly in writing appraisal for such common shares in accordance with Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the Iowa Business Corporation Act (the “IBCA”) and have not failed to perfect or have not effectively withdrawn or lost their rights to appraisal of such common shares under the IBCA (such shares, “Dissenting Shares”), as described more fully under “The Merger Agreement — Effect of the Merger on the Common Shares of the Company and Merger Sub” on page 84, will be converted into the right to receive merger consideration of $56.00 per common share of the Company in cash, without interest and less any required withholding taxes. At the effective time of the merger, each share of common stock of Merger Sub that is issued and outstanding immediately prior to the effective time of the merger will be converted into and become one common share of the surviving corporation. Upon completion of the merger, the Class A common shares will no longer be publicly traded, and common shareholders of the Company (other than the direct or indirect ownership of the rollover shareholders) will cease to have any ownership interest in the Company. Following the transactions contemplated by the Merger Agreement and the Rollover Agreement, Parent will own approximately 39.5% of the common shares, each without par value of the surviving corporation, and IFBF will own approximately 60.5% of the common shares of the surviving corporation and 100% of the Series B preferred shares of the surviving corporation.

The Special Meeting

The special meeting will be held at [●].

Record Date and Quorum

The holders of record of the common shares as of the close of business on [●], 2021 (the record date for determination of shareholders of the Company entitled to notice of and to vote at the special meeting) are entitled to receive notice of and to vote at the special meeting.

The presence at the special meeting, via the internet or by proxy, of the holders of a majority of each of the Class A common shares, the Class B common shares and the Series B preferred shares of the Company entitled to vote on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Under the Rollover Agreement, the rollover shareholders (as defined below), as holders of approximately 61.4% of the outstanding Class A common shares, approximately 87.7% of the outstanding Class B common shares and 100% of the Series B preferred shares of the Company as of January 11, 2021, agreed, upon the terms and subject to the conditions set forth in the Rollover Agreement, to vote all common shares and Series B preferred shares they own in favor of adoption of the Merger Agreement and the presence of these common shares and Series B preferred shares of the Company assures a quorum at the special meeting.

Required Shareholder Votes for the Merger

The merger cannot be completed without the affirmative vote of (i) holders of at least a majority of all outstanding Class A common shares and Series B preferred shares, voting together as a single class, (ii) holders of at least a majority of all outstanding Class B common shares and (iii) holders of at least a majority of all outstanding common shares held by all of the holders of outstanding common shares excluding IFBF and its affiliates, Parent and its affiliates, and the directors and officers of IFBF and Parent and their affiliates (such shareholders, the “Public Shareholders”) in favor of the adoption of the Merger Agreement (the “required shareholder vote”). Pursuant to our by-laws, common shares are entitled to one vote per share and Series B preferred shares are entitled to two votes per share on matters for which holders of such shares are entitled to vote. The approval of the proposal to adopt the Merger Agreement is a condition to the parties’ obligations to consummate the merger.

A failure to vote common shares or Series B preferred shares, or an abstention from voting will have the same effect as a vote against adoption of the Merger Agreement.

As of the record date, [●] common shares and 5,000,000 Series B preferred shares of the Company were outstanding. The rollover shareholders have voting power with respect to [●] Class A common shares, 10,009 Class B common shares and 5,000,000 Series B preferred shares, representing, as of the record date, approximately [●]% of the outstanding voting power of Class A common shares, approximately 87.7% of the voting power of Class B common shares and 100% of the voting power of Series B preferred shares. Under the Rollover Agreement (as defined below), the rollover shareholders, as holders of approximately [●]% of the outstanding common shares and 100% of the Series B preferred shares of the Company, agreed, upon the terms and subject to the conditions set forth in the Rollover Agreement, to vote all common shares and Series B preferred shares they own in favor of adoption of the Merger Agreement.

Except in their capacities as members of the Board or as members of the Special Committee (as defined below) that was established to evaluate and negotiate a potential transaction and consider other alternatives available to the Company (as described more fully under “Special Factors — Background of the Merger” on page 20), and except as contemplated by the Rollover Agreement, no executive officer or director of the Company has made any recommendation either in support of or in opposition to the merger or the Merger Agreement.

Conditions to the Merger

The obligations of the Company, Parent and Merger Sub to effect the merger are subject to the fulfillment or waiver (other than the required shareholder vote condition, set forth in the second bullet point below, which may not be waived), at or before the effective time of the merger, of the following conditions:

•	that no court or other governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the merger or the transactions contemplated by the Rollover Agreement;

•	that the Merger Agreement has been adopted by the required shareholder vote;

•	that the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”) (or any extension thereof) has expired or early termination thereof has been granted and all other required regulatory approvals have been made or obtained, as applicable, and are in full force and effect.

•	that the Insurance Commissioner of the State of Iowa has approved the “Form A” Acquisition of Control Statement or has otherwise provided an exemption from obtaining such approval, in each case in accordance with Section 521A.3 of the Iowa Code.

•	that, if required, the Insurance Commissioner of the State of Iowa has approved the investment by Parent in the Company and its subsidiaries under Section 515.35 or Section 521A.2(3) of the Iowa Code.

•	that the Financial Industry Regulatory Authority (“FINRA”) has approved the application filed by FBL Marketing Services, LLC pursuant to FINRA Rule 1017(a)(4).

The obligation of the Company to effect the merger is subject to the satisfaction or waiver of each of the following conditions at or prior to the date of the closing of the merger:

•	that (i) the representations and warranties of Parent and Merger Sub regarding each of their authorization to enter into the Merger Agreement are true and correct in all material respects and (ii) all other representations and warranties of Parent and Merger Sub in the Merger Agreement (disregarding all qualifications and exceptions regarding materiality or any similar standard or qualification), are true and correct, except where the failure of any such representations and warranties to be so true and correct would not prevent the consummation of the merger, in the case of clauses (i) and (ii), as of the date of the Merger Agreement and as of the closing date of the merger as though made on and as of the closing date of the merger as though made on and as of such date (except that representations and warranties that are made only as of a specified date need be true and correct only as of that specified date);

•	that the covenants and agreements of each of Parent and Merger Sub to be performed and complied at or prior to the effective time of the merger have been duly performed or complied with in all material respects; and

•	that Company has received a certificate of a senior executive officer of each of Parent and Merger Sub, dated as of the closing date of the merger, certifying that the conditions set forth in the two items described above have been satisfied.

The obligation of Parent and Merger Sub to effect the merger is subject to the satisfaction or waiver of each of the following conditions at or prior to the closing date of the merger:

•	that (i) the representations and warranties of the Company regarding its outstanding capitalization and the absence of a “material adverse effect” on the Company since December 31, 2019 through January 11, 2021 are true and correct in all respects (other than in de minimis and immaterial respects in the case of the representation regarding the Company’s outstanding capitalization or resulting from permitted exercises of existing outstanding equity awards set forth in the representation regarding the Company’s outstanding capitalization following the date of the Merger Agreement), (ii) the representations and warranties of the Company pertaining to its requisite corporate power and authority, the recommendation of the Board to shareholders regarding the adoption of the Merger Agreement and the Special Committee’s receipt of an opinion from its financial advisor, brokers and finders and anti-takeover statutes and regulations are true and correct in all material respects and (iii) the representations and warranties of the Company contained in the Merger Agreement other than those specified in clauses (i) and (ii) (disregarding all qualifications and exceptions contained therein regarding materiality of a “material adverse effect” or any similar standard or qualification) are true and correct except where the failure of such representation or warranty to be so true and correct would not, individually or in the aggregate, have or reasonably be expected to have a “material adverse effect” (except that representations and warranties that are made only as of a specified date need be true and correct only as of that specified date);

•	that the covenants and agreements of the Company to be performed and complied at or prior to the effective time of the merger have been duly performed or complied with in all material respects;

•	that Parent and Merger Sub have received a certificate of a senior executive officer of the Company, dated as of the closing date of the merger, certifying that the conditions set forth in the two items described immediately above have been fulfilled;

•	that since the date of the Merger Agreement, there has not been any “material adverse effect” that is continuing;

•	that no more than 7% of the common shares issued and outstanding immediately prior to the effective time of the merger are dissenting shares (other than (i) any such dissenting shares that are held by (A) a rollover shareholder, Farm Bureau Mutual Holding Company, Farm Bureau Multi-State Services, Inc, Western Agricultural Insurance Company (“Western Ag”) or FBL Insurance Brokerage, LLC or (B) the directors and officers of the persons and entities identified in the foregoing clause (A) or (ii) any such dissenting shares the holders of which have failed to perfect, have effectively withdrawn or which otherwise have lost their rights to appraisal under the IBCA); and

•	that no “burdensome condition” has been imposed (as such term is defined in the section of this proxy statement titled “The Merger Agreement — Other Covenants and Agreements — Reasonable Best Efforts” on page 94).

When the Merger Becomes Effective

We anticipate completing the merger in the first half of 2021, subject to adoption of the Merger Agreement by the Company’s shareholders as specified herein and the satisfaction or waiver of the other conditions to closing.

Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board of Directors; Fairness of the Merger

The Board formed a special committee (the “Special Committee”) consisting of three independent and disinterested directors of the Company to evaluate and negotiate a potential transaction (as described more fully in the enclosed proxy statement) and other alternatives available to the Company. The Special Committee unanimously determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of, the Public Shareholders, and unanimously recommended that the Board approve, adopt and declare advisable the Merger Agreement, a copy of which is attached as Annex A-1 to the accompanying proxy statement, the merger and the transactions contemplated thereby. Based in part on that recommendation, the Board unanimously (i) determined that the Merger Agreement, the merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of, the Company and the Public Shareholders, (ii) approved and adopted the Merger Agreement, the merger and the other transactions contemplated thereby and (iii) declared the advisability and recommended that the Company’s common shareholders adopt the Merger Agreement. The Special Committee made its determination after consultation with its independent legal and financial advisors and after consideration of a number of factors as further described in the accompanying proxy statement.

The Board of Directors recommends unanimously that you vote “FOR” the adoption of the Merger Agreement.

Opinion of Barclays

At the January 10, 2021 meeting of the Special Committee, Barclays Capital Inc. (“Barclays”), delivered its oral opinion to the Special Committee, which was subsequently confirmed in a written opinion dated January 11, 2021, that, subject to the assumptions, qualifications and limitations set forth in such opinion and as of the date thereof, from a financial point of view, the merger consideration to be offered to the Public Shareholders was fair to such shareholders.

The full text of Barclays’ written opinion, dated as of January 11, 2021, is attached as Annex C to this proxy statement and incorporated herein by reference. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. Barclays’ opinion is addressed to the Special Committee, addresses only the fairness, from a financial point of view, of the merger consideration to be offered to the Public Shareholders and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the proposed transaction.

For a further discussion of Barclays’ opinion, see the section entitled “Special Factors—Opinion of Barclays” beginning on page 35.

Purposes and Reasons of the Purchaser Filing Persons for the Merger

Under the SEC rules governing “going private” transactions, each of Parent and Merger Sub (collectively, the “Purchasers”) and FBMHC, may be deemed an affiliate of the Company and IFBF is an affiliate of the Company. Therefore, each of the Purchasers, FBMHC and IFBF (collectively, the “Purchaser Filing Persons”) is required to express its, his or her purposes and reasons for the merger to the Company’s “unaffiliated security holders,” as such term is defined under Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the Purchaser Filing Persons is making the statements included in this section of this proxy statement solely for the purpose of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act. The views of each of the Purchaser Filing Persons should not be construed as a recommendation to any Public Shareholder as to how such Public Shareholder should vote on the proposal to adopt the Merger Agreement.

For the Purchasers, FBMHC and IFBF, the primary purpose of the merger is to allow Parent to acquire through its investment in Merger Sub all of the common shares not already controlled by IFBF so that the Company can be operated as a privately held company. This will:

•	facilitate the acquisition by Parent of the publicly held equity ownership in the Company;

•	allow IFBF to maintain its equity ownership in and control over the Company; and

•	allow each of Parent, FBMHC and IFBF to bear the rewards and risks of such ownership after the merger is completed and the Company’s common shares cease to be publicly traded.

For a more complete discussion of the purposes and reasons of the Purchaser Filing Persons for the merger, see “Special Factors — Purposes and Reasons of the Purchaser Filing Persons for the Merger” on page 52.

Certain Effects of the Merger

If the conditions to the closing of the merger are either satisfied or waived, at the effective time of the merger, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Iowa law as the surviving corporation in the merger (which we refer to as the “surviving corporation”). Following the transactions contemplated by the Merger Agreement and the Rollover Agreement, Parent will own approximately 39.5% of the common shares of the surviving corporation, and IFBF will own approximately 60.5% of the common shares of the surviving corporation and 100% of the Series B preferred shares of the surviving corporation.

At the effective time of the merger, each Class A common share of the Company and Class B common share of the Company that is issued and outstanding immediately prior to the effective time of the merger (other than shares held by the Company in treasury, by any wholly-owned Company subsidiary, by Merger Sub (including the rollover shares) or Parent, or by holders who have neither voted in favor of the merger nor consented thereto in writing and who have demanded properly in writing appraisal for such common shares in accordance with Section 490.1301 through 490.1303 and Section 490.1320 through 490.1326 of the IBCA have not failed to perfect or have not effectively withdrawn nor lost their rights to appraisal of such common shares under the IBCA) will be converted into the right to receive the merger consideration of $56.00 per common share in cash, without interest and less any required withholding taxes, and when so converted, will automatically be canceled and cease to exist, except as the right to receive the merger consideration.

At the effective time of the merger, each share of common stock of Merger Sub that is issued and outstanding immediately prior to the effective time of the merger will be converted into and become one common share of the surviving corporation.

Upon completion of the merger, the common shares will no longer be publicly traded, and holders of such common shares that have been converted into the right to receive the merger consideration (other than Parent and IFBF, as the rollover shareholders) will cease to have any ownership interest in the Company. For a full description of certain effects of the merger, see “The Merger Agreement — Effect of the Merger on the Common Shares of the Company and Merger Sub” on page 84.

Treatment of Company Equity Awards

Company RSUs

In connection with the merger, the Company RSUs (as defined in the section of this proxy statement entitled “The Merger Agreement—Treatment of Equity Awards –Company RSUs” beginning on page 85) that are outstanding immediately prior to the effective time of the merger will automatically be cancelled and exchanged for the right of each holder of such Company RSUs to receive, with respect to each restricted stock unit, an amount in cash equal to (i) the per share merger consideration of $56.00, plus (ii) the aggregate sum of any accrued and unpaid cash dividend equivalents attributable to each Company RSU (subject to adjustment, if at all, pursuant to the applicable plans and arrangements governing such Company RSUs) (the “RSU Consideration”). The RSU Consideration will be payable (less applicable withholding taxes), if at all, in accordance with the current vesting and payment conditions that were applicable to the Company RSUs immediately prior to the effective time of the merger. Accordingly and to the extent applicable, a former holder of the above-described, cancelled Company RSUs must remain employed by, or in the service of, the surviving corporation or an affiliate until the applicable vesting date in order to receive the RSU Consideration attributable to the Company RSUs. In addition, with respect to Company RSUs that were subject to a deferral election prior to their cancellation, the RSU Consideration attributable to such Company RSUs will paid in accordance with such election. Therefore, while the merger results in the cancellation of the Company RSUs, the merger will not impact the vesting conditions or the timing of payment with respect to the RSU Consideration attributable to such cancelled Company RSUs.

Company Stock Options and Company Restricted Stock Awards

While the Merger Agreement addresses the merger consideration that is payable with respect to options to purchase common shares (“Company Stock Options”) and awards of restricted common shares (“Company Restricted Stock Awards”), there are no outstanding Company Stock Options or Company Restricted Stock Awards as of the date of this Proxy Statement, nor will any Company Stock Options or Company Restricted Stock Awards be issued after the date of this Proxy Statement. Accordingly, as of the effective time of the merger, there will be no merger consideration attributable to Company Stock Options or Company Restricted Stock Awards.

Company Surplus Units

The Company has awarded cash-settled restricted surplus units that have a value measured by the change in surplus of Parent (the “Company Surplus Units”). While the Company Surplus Units are part of the Company’s overall long-term incentive compensation program, the Company Surplus Units do not constitute equity based compensation arrangements of the Company (thus, the Company Surplus Units are described in this Proxy Statement solely for the sake of completeness). Therefore, the merger will have no impact on outstanding Company Surplus Units and all such awards will continue to be subject to the same terms and conditions as had applied immediately prior to the effective time of the merger.

Interests of Certain of the Company’s Directors and Executive Officers in the Merger

In considering the recommendations of the Special Committee and of the Board of Directors with respect to the Merger Agreement, you should be aware that, aside from their interests as shareholders of the Company, certain of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, those of other shareholders of the Company generally. Interests of executive officers and directors that may be different from or in addition to the interests of the Company’s shareholders include:

•	the Company’s executive officers as of the effective time of the merger will remain as the executive officers of the surviving corporation;

•	the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under the Merger Agreement;

•	IFBF is the majority owner of the Company, and has been the majority owner of the Company from the time of its formation as a holding company in 1993. Certain executive officers and directors of IFBF, including its President, are also executive officers or directors of the Company. All of the executive officers of the Company are executive officers of Parent.

These interests are discussed in more detail in the section of this proxy statement entitled “Special Factors — Interests of Certain of the Company’s Directors and Executive Officers in the Merger” beginning on page 61. The Special Committee and the Board of Directors were aware of the different or additional interests described herein and considered those interests along with other matters in recommending and/or approving, as applicable, the Merger Agreement and the transactions contemplated thereby, including the merger.

Rollover Agreement

In connection with the transactions contemplated by the Merger Agreement, and concurrently with the entry into the Merger Agreement by the parties thereto, Parent and IFBF (who we refer to together as the “rollover shareholders”) have entered into the Rollover Agreement with Merger Sub. Pursuant to the Rollover Agreement, the rollover shareholders have each committed to contribute all of the common shares that they own to Merger Sub in exchange for common shares of Merger Sub immediately prior to the closing of the merger. As of January 11, 2021, the rollover shareholders owned, in the aggregate, 14,959,319 Class A common shares and 10,009 Class B common shares. Additionally, Parent will contribute to Merger Sub an amount in cash equal to the aggregate merger consideration in exchange for common shares of Merger Sub, such that, immediately prior to the closing of the merger, IFBF will own approximately 60.5% of the common shares of Merger Sub and Parent will own approximately 39.5% of the common shares of Merger Sub.

The Rollover Agreement also provides that the rollover shareholders will, among other things, (i) vote or cause to be voted the common shares held by such rollover shareholders in favor of any proposal to approve the merger and the Merger Agreement, upon the terms and subject to the conditions set forth in the Rollover Agreement and (ii) enter into a shareholders’ agreement with respect to the surviving corporation at the closing of the merger. For more information, see “Special Factors — Rollover Agreement” and “Rollover Agreement” beginning on pages 65 and 102, respectively.

Material U.S. Federal Income Tax Consequences of the Merger

If you are a U.S. holder (as defined in “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 70), the receipt of cash in exchange for common shares pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. holder who exchanges common shares for cash in the merger generally will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before the deduction of any applicable withholding taxes) with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.

Please refer to “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 70 contained in this proxy statement for a more complete description of the material U.S. federal income tax consequences of the merger. You are encouraged to consult your own tax advisors regarding the particular tax consequences to you of the exchange of common shares for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any U.S. federal estate or gift tax rules, and any state, local or non-U.S. income and other tax laws).

Anticipated Accounting Treatment of the Merger

FBL, as the surviving corporation in the merger, will account for its merger with Merger Sub as a business combination.  Parent will account for its acquisition of shares in FBL under the statutory equity method of accounting.  Under this method, the statutory book value of the FBL shares acquired will be established as the carrying value for those shares, with the excess of the cost of acquiring the shares of FBL over the statutory book value treated as goodwill.

Dissenters’ Rights to Appraisal

Under Iowa law, holders of common shares who do not vote in favor of the proposal to adopt the Merger Agreement (or consent in writing thereto), who properly demand appraisal of such shares and who otherwise comply with the requirements of Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined “fair value” of, their common shares in lieu of receiving the merger consideration if the merger is completed. This appraised value could be more than, the same as, or less than the merger consideration. Any holder of record of common shares intending to exercise appraisal rights, among other things, must submit a written demand for appraisal prior to the vote on the proposal to adopt the Merger Agreement, must not vote in favor of the proposal to adopt the Merger Agreement (or consent in writing thereto) and must otherwise comply with all of the procedures required by Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA, including surrender of their share certificates pursuant to Section 490.1323 of the IBCA. Beneficial owners of common shares held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps required by Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA in a timely manner to perfect appraisal rights. The complete text of Subchapter XIII of the IBCA is included as Annex B to this proxy statement. You are encouraged to read Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, shareholders of the Company who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply with these provisions may result in loss of the right of appraisal. Any holder of common shares who loses his, her or its appraisal rights will be entitled to receive the merger consideration of $56.00 per share in cash if such person is a shareholder of the Company as of the effective time of the merger.

No Solicitation; No Adverse Company Recommendation

Pursuant to the Merger Agreement, except as described below, the Company will not, nor will it authorize or permit any of its subsidiaries or any of its or their respective officers, directors or employees (in their capacities as such) to, and it will direct its investment bankers, attorneys, accountants, consultants and other advisors and representatives (we refer to such officers, directors and employees (in their capacities as such) and investment bankers, attorneys, accountants, consultants and other advisors or representatives, collectively, as “representatives”) not to, directly or indirectly:

•	initiate, solicit, encourage, induce, or knowingly facilitate or assist any inquiries or the making, submission, announcement or commencement of any proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal (as such term is defined in the section of this proxy statement entitled “The Merger Agreement — Other Covenants and Agreements — No Solicitation; No Adverse Company Recommendation” beginning on page 92);

•	approve, adopt or recommend, or propose to approve, adopt or recommend, any Acquisition Proposal or execute or enter into any contract, binding letter of intent or agreement in principle relating to, or that would reasonably be expected to lead to any acquisition proposal, other than an acceptable confidentiality agreement (as such term is defined in the section of this proxy statement entitled “The Merger Agreement — Other Covenants and Agreements — No Solicitation; No Adverse Company Recommendation” beginning on page 92);

•	enter into any contract or agreement in principle requiring the Company to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the Merger Agreement or breach its obligations thereunder, or propose or agree to do any of the foregoing;

•	engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide or furnish any non-public information or data relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books and records or personnel of the Company or any of its subsidiaries to any person (other than Parent, Merger Sub, or any of their respective affiliates or representatives) with the intent to initiate, solicit, encourage, induce or assist with the making, submission, announcement or commencement of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal; or

•	otherwise knowingly facilitate any effort or attempt to make any acquisition proposal.

References to the Company’s subsidiaries in this proxy statement are to those subsidiaries disclosed on the Company’s annual report on Form 10-K filed with the SEC on February 26, 2020.

Additionally, the Company has agreed that it will, and will cause each of its affiliates and its or their respective officers, directors or employees (in their capacities as such) and direct its other representatives to, immediately cease all solicitations, discussions, negotiations and access to nonpublic information with, to or by any person (other than Parent, Merger Sub, or any of their respective affiliates or representatives) that may be ongoing as of the date of the Merger Agreement with respect to any proposal that constitutes or would reasonably be expected to lead to an acquisition proposal.

If, prior to the time shareholders approve the proposal to adopt the Merger Agreement, (i) the Company receives an unsolicited bona fide written acquisition proposal that did not result from the Company or its representatives taking any actions prohibited by the non-solicitation or related covenants of the Merger Agreement, (ii) the Special Committee determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal (as defined in the section of this proxy statement entitled “The Merger Agreement — Other Covenants and Agreements — No Solicitation; No Adverse Company Recommendation” beginning on page 92) and (iii) after consultation with its outside financial advisors and outside legal counsel, the Special Committee determines that failure to take the actions below with respect to such acquisition proposal would be inconsistent with its fiduciary duties under Iowa law, then the Company may in response to such acquisition proposal:

•	furnish access and non-public information with respect to the Company and its subsidiaries to the person who has made such acquisition proposal pursuant to an acceptable confidentiality agreement meeting certain requirements specified by the Merger Agreement (as long as all such information provided to such person has previously been provided to Parent or is provided to Parent prior to or within the 24-hour period following the time at which it is provided to such person); and

•	participate in discussions and negotiations with such person regarding such acquisition proposal.

The foregoing does not prohibit the Company or any of its representatives (in their capacities as such) from contacting any person or group of persons that has made an acquisition proposal after the date of the Merger Agreement solely to request the clarification of the terms and conditions thereof, so as to determine whether the acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal.

The Company must promptly (and, in any event, within 24 hours) advise Parent in writing if (i) any inquiries, proposals or offers that constitute or would reasonably be expected to lead to an acquisition proposal are received by, (ii) any nonpublic information is requested from, or (iii) any discussions or negotiations are sought to be initiated or continued with, it or any of its representatives (in their capacities as such). The Company is required to keep Parent reasonably informed, on a current basis, of the status and terms of any such inquiries, proposals or offers (including any determination made, or actions taken, and any amendments to the terms of any proposals or offers) and the status of any such discussions or negotiations.

Except as described below, the Special Committee is not permitted to:

•	withdraw, suspend, modify or amend its recommendation that the Company’s common shareholders adopt the Merger Agreement in any manner adverse to Parent (or publicly propose to do any of the foregoing);

•	fail to include such recommendation in this proxy statement or any supplement hereto;

•	adopt, approve, endorse or recommend or otherwise declare advisable an acquisition proposal;

•	at any time following receipt of an acquisition proposal, fail to publicly reaffirm its adoption, approval or recommendation that the Company’s common shareholders approve the adoption of the Merger Agreement and the merger as promptly as practicable (but in any event within 10 business days after receipt of any reasonable request to do so from Parent); or

•	fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any acquisition proposal subject to Regulation 14D under the Exchange Act within 10 business days after commencement of such acquisition proposal.

We refer in this proxy statement to any of the actions above as an “adverse company recommendation.”

At any time prior to the time that the shareholders approve the proposal to adopt the Merger Agreement, the Special Committee may make an adverse company recommendation pursuant to the procedures set forth in the Merger Agreement, if after consultation with its financial advisor and outside counsel, it determines that the failure to take such action would be inconsistent with the fiduciary duties of directors under Iowa law, in response to a superior proposal or an intervening event (as such term is defined in the section of this proxy statement entitled “The Merger Agreement — Other Covenants and Agreements — No Solicitation; No Adverse Company Recommendation” beginning on page 92).

Financing

The Company, Parent and Merger Sub estimate that the total amount of funds required in order to fund the aggregate merger consideration (not including related fees and expenses and Company RSUs) is approximately $528,000,000. These payments are expected to be funded entirely by cash on hand at Parent at the effective time of the merger. See “Special Factors —Financing” on page 65. The obtaining of financing is not a condition to the obligations of Parent and Merger Sub to effect the merger pursuant to the terms of the Merger Agreement. The parties estimate that the maximum aggregate transaction value, including cash payments with respect to certain Company RSUs following the effective time of the merger, is approximately $537,000,000.

Termination

The Company and Parent may terminate the Merger Agreement by mutual written consent at any time prior to the effective time of the merger (which consent must be approved by the action of their respective boards of directors).

In addition, either the Company or Parent, in each case by written notice to the other, may terminate the Merger Agreement if:

•	the merger has not been consummated on or prior to July 11, 2021 (we refer to this date, as it may be extended pursuant to the Merger Agreement, as the “outside date”); provided, that a party may not terminate the Merger Agreement if such party’s failure to fulfill any obligation under the Merger Agreement was the cause of, or results in, the failure of the merger to occur on or before the outside date; and provided further, that if on a date that would have been the outside date, the receipt of applicable regulatory approvals is the only closing condition that has not been satisfied, the outside date will be automatically extended to September 11, 2021;

•	any governmental entity has entered a judgment, or a law has been enacted, in each case, permanently preventing or prohibiting the merger, and such judgment shall have become final and non-appealable or such law remains in effect; provided, however, that a party will not have the right to terminate the Merger Agreement if that party has not complied with its obligations under the Merger Agreement to use its reasonable best efforts to remove such judgment; or

•	at the Company shareholders’ meeting, the Company shareholders vote and fail to approve the Merger Agreement by the required shareholder vote; provided, that Parent will not have the right to terminate the Merger Agreement if the failure to obtain the required shareholder vote is due to the failure of Parent or IFBF to vote in accordance with the Rollover Agreement.

Parent may terminate the Merger Agreement:

•	if at any time prior to the time shareholders of the Company approve the proposal to adopt the Merger Agreement, the Special Committee has effected an adverse company recommendation or the Company has willfully and materially breached its non-solicitation or related covenants, as described in the section entitled “The Merger Agreement — Other Covenants and Agreements — No Solicitation; No Adverse Company Recommendation” beginning on page 92; or

•	if there is a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of the Company, except with respect to the covenants discussed in the above paragraph, such that the conditions to Parent and Merger Sub’s obligations to complete the merger would be incapable of fulfillment and the breach is incapable of being cured, or is not cured, within 15 days following receipt of written notice by Parent to the Company of the breach (provided that Parent may not terminate the Merger Agreement for this reason if Parent or Merger Sub is in material breach of any of its representations warranties, covenants or agreements under the Merger Agreement or the Rollover Agreement).

The Company may terminate the Merger Agreement:

•	if there is a breach of any of the covenants or agreements on the part of Parent or Merger Sub or if any of the representations or warranties of Parent or Merger Sub fail to be true, such that the conditions to the obligation of the Company to complete the merger would be incapable of fulfillment and the breach is incapable of being cured, or is not cured, by the earlier of the outside date and 15 days following written notice by the Company to Parent of the breach (provided that the Company may not terminate the Merger Agreement for this reason if the Company is in material breach of any of its representations warranties, covenants or agreements under the Merger Agreement).

Termination Fee and Parent Expenses

The Company will be required to pay a termination fee of $18,477,300 to Parent if Parent terminates the Merger Agreement following an adverse company recommendation or the Company willfully and materially breaches its non-solicitation or related covenants under the Merger Agreement, as described under the “The Merger Agreement — Other Covenants and Agreements — No Solicitation; No Adverse Company Recommendation” section beginning on page 92 of this proxy statement.

Parent Expenses

The Company will be required to reimburse reasonable out-of-pocket fees and expenses up to $5,279,229 (including reasonable legal fees and expenses) actually incurred on or prior to the termination of the Merger Agreement in connection with the merger by Parent, Merger Sub and their respective affiliates:

•	If Parent or the Company terminates the Merger Agreement because a proposal to adopt the Merger Agreement was submitted to a vote of shareholders of the Company and not approved, but only if an acquisition proposal has been made or publicly announced and not publicly withdrawn without qualification at least 5 business days prior to the Company shareholders’ meeting; or

•	If Parent terminates the Merger Agreement because the Company has breached its representations, warranties or covenants (other than any breach described above, which would trigger the payment of the termination fee) under the Merger Agreement, but only if an acquisition proposal has been made or publicly announced and not publicly withdrawn without qualification prior to such breach.

In addition, if, within 12 months after a termination under the previous two bullets, the Company either consummates an acquisition proposal or enters into a definitive agreement to consummate an acquisition proposal and the Company thereafter consummates such acquisition proposal (whether or not within such 12-month period), then the Company will, upon the earliest of (i) the consummation of such acquisition proposal or (ii) the entry into a definitive agreement with respect thereto, pay, or cause to be paid, to Parent a termination fee of $18,477,300 minus the Parent expenses previously paid by the Company. For purposes of this section (including with respect to the previous two bullets), references to “more than 15%” in the definition of the term “acquisition proposal” are deemed to be references to “50% or more”.

In the event that Parent is entitled to receive the termination fee or reimbursement for its expenses as described above, the parties have agreed that Parent’s right to receive such payment will be Parent’s sole and exclusive remedy (other than with respect to any liability resulting from any willful and material breach by the Company) against the Company and its subsidiaries and affiliates for any and all losses suffered by Parent, Merger Sub, or their respective affiliates in connection with, or as a result of the failure, of the transactions contemplated by the Merger Agreement to be consummated.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting, the Merger Agreement and the merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement for further information.

Q:	What is the proposed transaction?

A:	The proposed transaction is the merger of Merger Sub with and into the Company pursuant to the Merger Agreement. If the merger is consummated, the Company will become a privately held company. Following the transactions contemplated by the Merger Agreement and the Rollover Agreement, Parent will own approximately 39.5% of the common shares of the surviving corporation and IFBF will own approximately 60.5% of the common shares of the surviving corporation and 100% of the Series B preferred shares of the surviving corporation.

Q:	What will I receive in the merger?

A:	If the merger is completed, you hold your shares through the effective time of the merger and you do not exercise your appraisal rights, or withdraw, fail to perfect or otherwise lose your appraisal rights under Iowa law (as explained in the “Dissenters’ Rights to Appraisal” section of this proxy statement on page 66), you will be entitled to receive the merger consideration of $56.00 per share in cash, without interest and less any applicable withholding taxes, for each common share of the Company that you own. You will not be entitled to retain or receive shares in the surviving corporation.

Q:	Will shareholders receive dividends before the merger is completed or if the Merger Agreement is terminated?

A:	In accordance with the Merger Agreement, the Company is permitted to pay quarterly dividends on its common shares not to exceed $0.52 per share through the closing of the merger in accordance with the scheduled record and payment dates (as further explained in the “Important Information Regarding FBL Financial Group, Inc. – Dividends” section of this proxy statement on page 109).

Q:	When and where is the special meeting?

A:	The special meeting will take place on [●], at [●].

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to vote on the proposals to:

•	adopt the Merger Agreement;

•	approve, on an advisory, non-binding basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger; and

•	approve the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

Q:	What constitutes a quorum for the special meeting?

A:	The presence at the special meeting, in person or by proxy, of the holders of a majority of each of the outstanding Class A common shares, Class B common shares and Series B preferred shares of the Company entitled to vote on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Under the Rollover Agreement, the rollover shareholders, as holders of approximately 61.4% of the outstanding common shares as of January 11, 2021, agreed, upon the terms and subject to the conditions set forth in the Rollover Agreement, to appear at such meeting or otherwise cause its common shares to be counted as present thereat for the purpose of establishing a quorum.

Q:	Who is entitled to vote at the special meeting?

A:	Only holders of record of common shares and Series B preferred shares as of the close of business on [●], the record date for the special meeting, are entitled to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each common share or Series B preferred share that you held on the record date.

Q:	What vote of our shareholders is required to approve the Merger Agreement?

A:	The consummation of the merger is conditioned upon the approval of a resolution to adopt the Merger Agreement by the affirmative vote of (i) holders of at least a majority of all outstanding Class A common shares and Series B preferred shares, voting together as a single class, (ii) holders of at least a majority of all outstanding Class B common shares and (iii) holders of at least a majority of all outstanding common shares held by all of the holders of outstanding common shares (excluding IFBF and its affiliates, Parent and its affiliates, and the directors and officers of IFBF, Parent and each of their respective affiliates), in each case, entitled to vote on such matter at a meeting of shareholders duly called and held for such purpose (together, the “required shareholder vote”). Pursuant to our Fifth Restated Bylaws, as amended, common shares are entitled to one vote per share. The approval of the proposal to adopt the Merger Agreement is a condition to the parties’ obligations to consummate the merger. Under the Rollover Agreement, the rollover shareholders, as holders of approximately 61.4% of the outstanding Class A common shares and approximately 87.7% of the outstanding Class B common shares as of January 11, 2021, agreed, upon the terms and subject to the conditions set forth in the Rollover Agreement, to vote all such shares that they own in favor of adoption of the Merger Agreement and the presence of such shares assures a quorum at the special meeting. If you fail to vote on the proposal related to the adoption of the Merger Agreement, the effect will be the same as a vote against the adoption of the Merger Agreement.

Q:	If I do not favor the adoption of the Merger Agreement, what are my appraisal rights under Iowa law?

A:	If you do not vote your shares in favor of the adoption of the Merger Agreement (including by not returning an unmarked proxy card, which will be voted in favor of the adoption of the Merger Agreement), properly demand appraisal of your shares and otherwise comply with the requirements of Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA, you will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined “fair value” of, your common shares in lieu of receiving the merger consideration if the merger is completed. This appraised value could be more than, the same as or less than the merger consideration. To exercise your appraisal rights, you must comply with the requirements of Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA. For additional information regarding appraisal rights, see “Dissenters’ Rights of Appraisal” on page 66 of this proxy statement and the complete text of Subchapter XIII of the IBCA attached to this proxy statement as Annex B.

Q:	What vote of our shareholders is required to approve other matters to be presented at the special meeting?

A:	The proposal to approve, on an advisory, non-binding basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger requires the affirmative vote of (i) holders of at least a majority of the Class A common shares and Series B preferred shares present or represented and entitled to vote either in person or by proxy, voting as a single class and (ii) holders of at least a majority of the Class B common shares present or represented and entitled to vote either in person or by proxy.

The proposal to adjourn the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement requires the affirmative vote of (i) holders of at least a majority of the Class A common shares and Series B preferred shares present or represented and entitled to vote either in person or by proxy, voting as a single class and (ii) holders of at least a majority of the Class B common shares present or represented and entitled to vote either in person or by proxy.

Q:	Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger?

A:	In July 2010, the SEC adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger. In accordance with the rules promulgated under Section 14A of the Exchange Act, the Company is providing its shareholders with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger.

Q:	How does the Board of Directors recommend that I vote?

A:	Based in part on the unanimous recommendation of the Special Committee, the Board of Directors recommends unanimously that our shareholders vote:

•	“FOR” the adoption of the Merger Agreement; and

•	“FOR” the proposal to approve, on an advisory, non-binding basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger.

•	“FOR” the proposal regarding adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

You should read “Special Factors — Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board of Directors; Fairness of the Merger” beginning on page 30 for a discussion of the factors that the Special Committee and the Board of Directors considered in deciding to recommend and/or approve, as applicable, the Merger Agreement. See also “Special Factors — Interests of Certain of the Company’s Directors and Executive Officers in the Merger” beginning on page 61.

Q:	If my shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals?

A:	Your bank, broker, trust or other nominee will not have the power to vote your common shares or Series B preferred shares of the Company at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.

Q:	What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:	Your bank, broker, trust or other nominee will NOT be able to vote your common shares unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to adopt the Merger Agreement requires the affirmative vote of (i) holders of at least a majority of all outstanding Class A common shares and Series B preferred shares, voting together as a single class, (ii) holders of at least a majority of all outstanding Class B common shares and (iii) at least a majority of all outstanding common shares held by the Public Shareholders, the failure to provide your nominee with voting instructions will have the same effect as a vote against the proposal to adopt the Merger Agreement. Furthermore, your shares will not be included in the calculation of the number of common shares present at the special meeting for purposes of determining whether a quorum is present.

Q:	How do I vote my Shares in the Farm Bureau 401(k) Savings Plan?

A:	If you hold common shares in the Company stock fund investment option of the Farm Bureau 401(k) Savings Plan (the “Company Stock Fund”), the voting instructions you select pursuant to the applicable procedures under the 401(k) plan will be given to the Company Stock Fund trustee. All shares held in the Company Stock Fund are voted by trustee, but each participant may direct the trustee on how to vote the common shares credited to his or her account. Shares for which no timely voting instructions are received will be voted by the trustee in the same ratio as to those shares for which participant instructions are received.

Q:	What effects will the merger have on FBL Financial Group?

A:	The common shares are currently registered under the Exchange Act, and such shares are quoted on the New York Stock Exchange under the symbol “FFG.” As a result of the merger, all of the common shares will cease to be publicly traded and will be owned by Parent and IFBF. Following the consummation of the merger, the registration of the common shares and our reporting obligations with respect to such shares under the Exchange Act will be terminated upon application to the SEC. In addition, upon the consummation of the merger, such shares will no longer be listed on any stock exchange or quotation system, including on the New York Stock Exchange.

Q:	What will happen to outstanding FBL Financial Group equity compensation awards in the merger?

A:	For information regarding the treatment of outstanding Company equity awards, see the section entitled “The Merger Agreement —Treatment of Company Equity Awards,” beginning on page 85.

Q:	What will happen if the merger is not consummated?

A:	If the merger is not consummated for any reason, the Company’s common shareholders will not receive any payment for their common shares in connection with the merger. Instead, the Company will remain a public company and such common shares will continue to be registered under the Exchange Act, and listed and traded on the New York Stock Exchange. Under specified circumstances, if the Merger Agreement is terminated, the Company may be required to pay Parent a termination fee of $18,477,300 or to reimburse the out-of-pocket expenses that Parent, Merger Sub and their respective affiliates incurred in connection with the merger up to a maximum of $5,279,229. See “The Merger Agreement — Termination” beginning on page 98 and “The Merger Agreement —Termination Fee and Parent Expenses” beginning on page 99.

Q:	What do I need to do now?

A:	We urge you to read this entire proxy statement carefully, including its annexes and the documents referred to or incorporated by reference in this proxy statement, as well as the related Schedule 13E-3, including the exhibits thereto, filed with the SEC, and to consider how the merger affects you.

If you are a shareholder of record, you can ensure that your shares are voted at the special meeting by submitting your proxy via:

•	telephone, using the toll-free number listed on your proxy and voting instruction card;

•	the Internet, at the address provided on your proxy and voting instruction card; or

•	mail, by completing, signing, dating and mailing your proxy and voting instruction card and returning it in the envelope provided.

If you hold your common shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by it regarding how to instruct it to vote your common shares. Without those instructions, your common shares of the Company will not be voted, which will have the same effect as voting against adoption of the Merger Agreement.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:	No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your common shares for the per share merger consideration. If your common shares are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” common shares in exchange for the $56.00 per share merger consideration. Please do not send in your certificates now.

Q:	Can I revoke my proxy and voting instructions?

A:	Yes. You can revoke your proxy and voting instructions at any time before your proxy is voted at the special meeting. If you are a shareholder of record, you may revoke your proxy by notifying the Company’s Secretary in writing to Secretary, FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, Iowa 50266, by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked, or by attending the special meeting and voting in person (but simply attending the special meeting will not cause your proxy to be revoked).

Please note that if you hold your common shares of the Company in “street name” and you have instructed a broker, bank or other nominee to vote your common shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions.

Q:	What does it mean if I get more than one proxy and voting instruction card?

A:	If your common shares are registered differently or held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your common shares are voted.

If your common shares are held through a broker, bank or other nominee, you will receive either a voting form or a proxy card from the nominee with specific instructions about the voting methods available to you. As a beneficial owner, in order to ensure your common shares are voted, you must provide voting instructions to the broker, bank or other nominee by the deadline provided in the materials you receive from them.

Q:	Who will count the votes?

A:	A representative of the Company will count the votes and act as an inspector of election.

[●] will tabulate the results.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger, or require assistance in submitting your proxy or voting your common shares or need additional copies of the proxy statement or the enclosed proxy and voting instruction card(s), please contact Okapi Partners, LLC which is acting as the proxy solicitation agent and information agent in connection with the merger.

Okapi Partners, LLC
1212 Avenue of the Americas, Floor 24

New York, NY 10036

Banks and Brokerage Firms, Please Call:
(212) 297-0720
Shareholders and All Others Call Toll-Free:
(877) 629-6357

Email: info@okapipartners.com

If your broker, bank or other nominee holds your common shares, you can also call your broker, bank or other nominee for additional information.

SPECIAL FACTORS

Background of the Merger

The Company is majority owned by IFBF and manages all aspects of two Farm Bureau affiliated property-casualty insurance companies, including Parent.

Parent’s board of directors has periodically analyzed Parent’s reliance on management services provided by the Company and the potential cost inefficiencies created by the Company having public reporting obligations. Furthermore, during the past several years, IFBF, through its management and board of directors, has periodically reviewed strategies to optimize its investment in the Company, including through improving the Company’s value and performance in the life insurance and annuity industry. In connection with these periodic reviews, IFBF’s board of directors and management were aware of potential strategic directions with respect to the Company, including: (i) the Company’s continued operation on a stand-alone basis, (ii) the acquisition of the outstanding common shares held by the Public Shareholders such that the Company would become private and (iii) potential other strategic transactions involving the Company and its businesses. IFBF had historically declined to pursue alternatives to the Company operating on a stand-alone basis because IFBF did not view an increase in its ownership in the Company as desirable and because it believed there were unique challenges to third party strategic alternatives given the Company’s relationship with Parent.

During June 2020, members of IFBF’s and Parent’s management began to examine a potential transaction by which Parent could acquire the outstanding common shares held by the Public Shareholders, including whether the representatives of various state Farm Bureau Boards who were members of Parent’s board of directors would be supportive of such a transaction. On August 10, 2020, the executive committee of Parent met and determined to recommend that Parent engage outside legal and financial advisors in connection with Parent’s examination of a potential transaction with the Company. Also on August 10, 2020, a representative of Parent contacted the Company’s Chief Executive Officer to advise him that Parent intended to explore such a transaction.

On August 26, 2020, the board of directors of Parent approved a recommendation to engage a financial advisor and outside counsel in connection with a potential transaction and authorized the executive committee of Parent to further consider a potential transaction. On September 1, 2020, the executive committee of Parent met to review and discuss (i) the terms of an offer to acquire all of the outstanding common shares held by the Public Shareholders and (ii) the retention of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) as legal advisor to Parent and Goldman Sachs & Co. LLC (“Goldman Sachs”) as financial advisor to Parent in connection with such an offer and the review and negotiation of any transaction with the Company arising therefrom. On September 3, 2020, the board of directors of Parent resolved to retain Skadden and Goldman Sachs and, following discussion and, among other things, review and consideration of discussion materials provided by Goldman Sachs on September 1 to the executive committee of Parent as well as discussion materials provided by Goldman Sachs to the board of directors of Parent on September 3, the board of directors of Parent determined to make an offer to acquire the outstanding common shares held by the Public Shareholders.

On the evening of September 3, 2020, following the close of trading on the NYSE, a representative of Parent contacted the independent directors of the Company, Paul Larson, Roger Brooks and Paul Juffer, to advise them that Parent intended to submit an offer to take the Company private. Following such conversations, on September 4, 2020, the Board received the proposal set forth below (the “Initial Proposal”):

*****

Board of Directors
FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266
Attn: Paul E. Larson
Lead Director and Vice Chairman of the Board

September 4, 2020

Dear Paul:

Farm Bureau Property & Casualty Insurance Company (“FBPCIC” or “we” or “us”) is pleased to submit this proposal to acquire all of the outstanding shares of Class A common stock and Class B common stock of FBL Financial Group, Inc. (“FFG”) that are not currently owned by us or the Iowa Farm Bureau Federation (“IFBF”) at a purchase price of $47.00 per share in cash. The proposed transaction will not be subject to a financing condition.

The $47.00 per share price represents a 26.2% premium over the last closing price of FFG’s Class A common stock, a 25.6% premium to the stock’s 30-day average price, and a 29.3% premium to the stock’s 60-day average price. The price offered values FFG at an approximately 1.06x multiple of FFG’s book value per share, excluding accumulated other comprehensive income as of June 30, 2020. Based on the proposed price of $47.00 per share of Class A common stock and Class B common stock and the number of outstanding FFG shares not owned by FBPCIC or IFBF as of June 30, 2020, the aggregate cash purchase price payable for FFG’s common stock in the transaction would be approximately $440 million.

As you know, IFBF owns approximately 60% of the outstanding shares of Class A common stock and approximately 67% of the outstanding shares of Class B common stock of FFG. We expect that the FFG board of directors will appoint a special committee comprised of non-management directors not affiliated with IFBF or FBPCIC to consider our proposed transaction and make a recommendation to the entire FFG board of directors. We further expect that the special committee will retain its own independent legal and financial advisors to assist in its review of our proposed transaction.

We will not move forward with the transaction unless it is approved by a special committee properly constituted and empowered as described in the prior paragraph. We will also seek to ensure that none of FFG’s directors who are directors of IFBF or FBPCIC participate in the consideration of our proposal, other than as may be required to approve a transaction already approved by the special committee. In addition, it is a condition to our offer that the proposed transaction be subject, in addition to any shareholder vote required by Iowa law, to a non-waivable condition requiring approval of a majority of the shares of Class A common stock of FFG not owned by IFBF, FBPCIC, or their respective directors and executive officers. Because IFBF owns 100% of the shares of outstanding Series B preferred stock of FFG, those shares would also be excluded from this vote.

In order to purchase the publicly-held shares of FFG, we intend to form a new subsidiary (“Newco”), and to effectuate a merger of FFG with and into Newco, with Newco as the surviving entity. The consideration to be paid upon consummation of the merger would consist of all cash to the public shareholders. The transaction will be structured such that IFBF will not receive any cash consideration for its shares of FFG common stock and will instead receive shares in Newco. Concurrently with the consummation of the merger transaction, all Class B common stock and Class A common stock of FFG will be converted into a single class of common stock in Newco. Following the consummation of the merger transaction, IFBF’s proportionate ownership of Newco common stock will be equal to its aggregate percentage ownership of Class A and Class B common stock of FFG as of immediately prior to the consummation of the transaction, with FBPCIC owning the remainder of Newco common stock.

In addition to the transaction conditions described above intended to safeguard the rights of minority shareholders of FFG, the proposed transaction will be conditioned upon, among other things, the negotiation of mutually acceptable transaction documents and the receipt of required regulatory approvals, which will include approval of the Iowa Insurance Division for FBPCIC’s proposed investment in FFG.

IFBF has indicated that it will support the proposed transaction as described herein, but that it otherwise has no interest in selling any of the shares of FFG common stock owned by it, nor in voting any such shares in favor of any alternative sale, merger or similar transaction involving FFG. Given our longstanding knowledge of FFG and our familiarity with its operations, we are in a position to complete the transaction in an expedited manner and to promptly enter into discussions regarding a Merger Agreement with the special committee and its advisors providing for the acquisition of the publicly-held FFG shares. We intend that, following completion of the proposed transaction, FFG’s business will continue to be run in a manner that is generally consistent with its current operations, while enjoying the operational benefits and cost savings inherent in FFG no longer being a public company. We do not currently contemplate making any material changes in FFG’s strategic or operating philosophy, or to its business.

We have engaged Goldman Sachs & Co. LLC as our financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP as our legal advisor in connection with the proposed transaction. We intend to issue a press release that includes a copy of this letter before the market opens tomorrow. A copy of the press release is attached for your reference.

This indication of interest is non-binding and no agreement, arrangement or understanding between the parties will be created until such time as definitive documentation has been executed and delivered by all appropriate parties and such agreement, arrangement or understanding has been approved by such parties’ respective boards of directors and the special committee, as applicable. Any obligation of FBPCIC and IFBF with respect to the proposed transaction will be only as set forth in a definitive written agreement. This letter does not constitute an offer or proposal capable of acceptance and may be withdrawn at any time and in any manner.

We believe that our proposal represents an attractive opportunity for FFG’s public shareholders to receive a meaningful premium to the company’s current and recent share prices, and an attractive opportunity for FFG to capture meaningful cost savings through going private. Once the special committee has been formed, we welcome the opportunity to discuss our proposal with the special committee and its advisors.

We look forward to your response.

Sincerely, Farm Bureau Property & Casualty Insurance Company Board of Directors

cc. Iowa Farm Bureau Federation

*****

On September 4, 2020, the Company issued a press release announcing the receipt of the Initial Proposal from the board of directors of Parent, and filed a copy of the press release and Parent’s offer letter on a Current Report on Form 8-K with the SEC.

On September 14, 2020, at a Special Meeting of the Board, the Board established the Special Committee, consisting of Paul Larson, Roger Brooks and Paul Juffer and authorized the Special Committee to, among other things, (i) establish, approve, modify, monitor and direct the process and procedures related to the review and evaluation of the Initial Proposal, including the authority to determine not to proceed with any such process, procedures, review or evaluation; (ii) respond to any communications, inquiries or proposals regarding the Initial Proposal and the merger; (iii) review, evaluate, investigate, pursue and negotiate the terms and conditions of the merger; (iv) explore alternatives to the merger, including, without limitation, not engaging in any transaction; (v) determine on behalf of the Board and the Company whether the merger is fair to, advisable and in the best interests of, the Company and the Public Shareholders; (vi) reject or approve the Initial Proposal; (vii) effect the consummation of the merger; (viii) review, analyze, evaluate and monitor all proceedings and activities of the Company related to the merger; (ix) provide the Board a recommendation as to whether it should approve or disapprove the merger or an alternative thereto, subject to applicable law; and (x) take such other actions as the Special Committee may deem to be necessary or appropriate for the Special Committee to discharge its duties. The establishment of the Special Committee was publicly announced by the Company on September 15, 2020.

In addition, on September 14, 2020, the Special Committee met with (i) the Company’s General Counsel, Assistant Secretary and Chief Compliance Officer and (ii) the Company’s Chief Financial Officer. During the course of the meeting, the Company’s General Counsel, Assistant Secretary and Chief Compliance Officer discussed the purpose and responsibilities of the Special Committee in connection with evaluating the Initial Proposal, and the engagement of independent legal counsel. Following discussion, the Special Committee directed the Company’s General Counsel, Assistant Secretary and Chief Compliance Officer to schedule interviews with law firms during the week of September 21, 2020. The Special Committee also determined during the meeting that Mr. Larson would serve as the Chairman of the Special Committee.

During the week of September 21, 2020, the Special Committee interviewed various law firms to potentially represent the Special Committee in connection with the merger, and on September 24, 2020, Sidley Austin LLP (“Sidley”) was engaged as legal counsel to the Special Committee. The Special Committee determined to retain Sidley based on a variety of factors, including the absence of relationships creating a potential conflict of interest with the Purchaser Filing Persons, the reputation and experience of Sidley in mergers and acquisitions transactions in the insurance industry and its experience in representing special committees considering going-private transactions.

On September 29, 2020, the Special Committee held a meeting with representatives of Sidley, who advised the Special Committee as to the duties and responsibilities of its members, the powers and authorities that had been granted by the Board to the Special Committee in connection with the Initial Proposal and the merger, and an overview of the expected process. The Special Committee was informed of the role that special committees have played in similar transactions and the legal standards applied by courts to going-private transactions involving a controlling shareholder. Representatives of Sidley discussed with the Special Committee the process for confirming the independence of the Special Committee members and the selection of an independent financial advisor to assist the Special Committee in connection with its evaluation of the Initial Proposal. The Special Committee also requested that representatives of Sidley provide the members of the Special Committee with benchmarks regarding the compensation customarily paid to members of the Special Committee for their duties in their capacities as such.

On October 2, 2020, representatives of Sidley conducted interviews with the members of the Special Committee confirming the absence of relationships creating a potential conflict of interest with the Purchaser Filing Persons.

On October 6 and 7, 2020, the Special Committee and representatives of Sidley interviewed representatives of several potential financial advisors to the Special Committee, including Barclays. Following the meetings, the Special Committee instructed representatives of Sidley to request that representatives of Barclays provide an engagement letter and indications regarding its fee proposal.

On October 12, 2020, the Special Committee met and discussed the potential engagement of Barclays, and representatives of Sidley provided an overview of Barclays’ independence from Parent and its affiliated entities. The Special Committee then resolved to engage Barclays based on its professional expertise and reputation, as well as its independence from the Purchaser Filing Persons. Representatives of Sidley then provided an overview of a memorandum summarizing the independence of each member of the Special Committee from the Purchaser Filing Persons. All members of the Special Committee agreed that each other member was independent from the Purchaser Filing Persons. Thereafter, representatives of Barclays joined the meeting and led a discussion regarding the potential engagement of an actuarial firm and a proposed timeline for the negotiation of the terms of the merger. The Special Committee instructed representatives of Barclays to engage in a discussion with Milliman on the Special Committee’s behalf in order to better understand the services that the firm could provide, to determine a proposed scope of work and to confirm that Milliman was independent from the Purchaser Filing Persons. Representatives of Barclays and Sidley then briefed the Special Committee regarding the expected due diligence process in connection with the merger and the Company’s preparation of a business plan and projections.

The Special Committee and Barclays executed the Barclays engagement letter on October 13, 2020. On October 14, 2020, the Company publicly announced that the Special Committee had retained Sidley as its legal counsel and Barclays as its financial advisor in connection with its review, evaluation and response to the Initial Proposal.

Beginning in mid-October representatives of Barclays and Sidley began working with the Company to collect due diligence materials that would be utilized by Barclays in connection with its valuation analyses, and over the course of the next several weeks, Barclays undertook a due diligence examination of the Company, including requesting various business and financial information. During this period, representatives of Sidley engaged with representatives of Skadden regarding certain procedural matters relating to the Initial Proposal.

On October 19, 2020, the Company held a due diligence session with representatives of Barclays and Sidley during which certain members of the Company’s management team provided an overview of various business and financial information regarding the Company. Also on October 19, 2020, the Company’s management made the requested due diligence materials available to the Special Committee and its advisors via an electronic data room.

Later on October 19, 2020, the Special Committee held a meeting at which representatives of Sidley and Barclays were present. During the course of the meeting representatives of Barclays and Sidley provided an update on a potential engagement of Milliman, including discussions with Milliman on the scope and process of a potential engagement, and concluded that, given Milliman’s reputation and experience in the industry, the Special Committee would engage Milliman to provide the Special Committee with an actuarial analysis.

Following the meeting, Milliman’s due diligence request list was provided to members of the Company’s management, and on October 22, 2020 the Company’s management and representatives of Barclays and Sidley participated in an additional diligence call.

On October 26, 2020, the Special Committee held a meeting at which representatives of Sidley and Barclays were present. During the meeting, the Special Committee formally approved the engagement letter with Milliman, and on November 2, 2020, Milliman and the Special Committee executed the engagement letter.

Subsequently on November 2, 2020, the Special Committee held a meeting during which representatives of Barclays, Sidley and Milliman were present. The Company’s Chief Financial Officer was also present for a portion of the meeting in order to provide an update to the Special Committee on the Company’s third quarter performance. During the meeting, representatives of Milliman provided an overview of its work to-date on its actuarial analysis, and representatives of Barclays provided an update on the status of its valuation analysis. The parties discussed overall timing of a potential transaction and expected timing of completion of Milliman’s actuarial analysis.

On November 15, 2020, representatives of Barclays presented Barclays’ preliminary valuation analysis to the Special Committee. Representatives from Barclays presented the specific metrics and calculations they used in evaluating the going-private transaction, and discussed their preliminary valuation analysis based on financial information prepared by Company management, including an initial draft of the Company’s 2021-2023 Financial Plan that was in the process of being finalized by management and the Company pursuant to the processes and procedures utilized in the ordinary course of the Company’s annual planning process. Representatives of Barclays then provided an update on the actuarial work performed by Milliman to-date and discussed how Barclays had used that work in its own valuation analysis.

During the course of the meeting, it was noted that IFBF had publicly stated that it was not willing to sell its stake in the Company (which was subsequently confirmed orally by representatives of Goldman Sachs to representatives of Barclays), which would likely make any solicitation of offers from potential third-party buyers other than Parent and its affiliates futile. Following extensive discussion, and noting that since Parent’s Initial Proposal was in the public sphere (and therefore any other potential buyer was on notice and could come forward), the Special Committee determined not to actively solicit bids for the Company, but rather to focus on how to achieve the maximum value for shareholders through the going-private transaction. Following this discussion, representatives of Barclays led a discussion on potential responses to the Initial Proposal, and the Special Committee instructed representatives of Barclays to respond to Goldman Sachs in its capacity as financial advisor to Parent with informal feedback regarding the Initial Proposal, including noting in particular that the Special Committee had not finalized its view as to an appropriate counter, but further noting that, on a preliminary basis, it was expecting to value the Company at an equity valuation supporting an offer price “in the mid $50’s” per common share.

On November 16, 2020, representatives of Barclays engaged in a discussion with representatives of Goldman Sachs, during which representatives of Barclays signaled the potential for a future response to the Initial Proposal from the Special Committee ascribing a value of the Company at a price per common share “in the mid $50’s”, and provided Parent with the opportunity to revise its Initial Proposal. Representatives of Goldman Sachs relayed this discussion to representatives of Parent and Skadden. On the evening of November 16, 2020, representatives of Barclays briefed the Special Committee regarding this conversation at a meeting of the Special Committee, at which representatives of Sidley were also present.

On November 19, 2020, the Special Committee held a meeting at which representatives of Barclays and Sidley were present. During the meeting, the Company’s Chief Financial Officer provided a detailed presentation of the updated draft of the Company’s 2021-2023 Financial Plan, including an overview of the assumptions and metrics used in making the Special Committee projections. It was noted that management had not yet finalized the plan, but that it was expected that such plan would be presented to the Company’s executive committee in December.

The executive committee of Parent met on November 20, 2020. During this meeting, representatives of Goldman Sachs summarized for the executive committee members discussions that had taken place between representatives of Goldman Sachs and representatives of Barclays on November 16, 2020. Following discussion and, among other things, the executive committee’s review and consideration of discussion materials provided by Goldman Sachs on November 19, the executive committee determined to recommended that the board of directors of Parent proceed with an offer to acquire the common shares held by the Public Shareholders at a price of $55.00 per common share.

On November 20, 2020, the Special Committee held another meeting at which representatives of Barclays, Sidley and Milliman were present. During the meeting, representatives of Milliman provided an update regarding the status of its actuarial analyses and provided the Special Committee with an overview of its work to-date. At the conclusion of the meeting, the Special Committee directed representatives of Barclays to engage in a discussion with representatives of Goldman Sachs regarding process and next steps.

On November 23, 2020, representatives of Barclays provided an updated valuation analysis of the Company to the Special Committee to reflect updates from the Company’s 2021-2023 Financial Plan and updates provided by Milliman. Following the presentation of the updated valuation analysis, representatives of Barclays provided an update regarding discussions with a representative of Goldman Sachs regarding process and the expected timing of Parent’s feedback, if any, to the Special Committee’s expectation (as previously communicated by representatives of Barclays to representatives of Goldman Sachs) of a valuation of the Company at a price per common share “in the mid $50’s”, although it was noted that Parent provided no specific guidance as to the timing of a response. The Special Committee instructed representatives of Barclays not to make a formal counteroffer until Parent had provided more direct feedback.

The board of directors of Parent met on November 25, 2020, and, following the recommendation of its executive committee from its meeting on November 20, 2020 and its consideration of, among other things, discussion material provided by representatives of Goldman Sachs, authorized representatives of Goldman Sachs to communicate an offer to the Special Committee of $55.00 per common share.

Later on November 25, 2020, representatives of Goldman Sachs and Barclays engaged in a discussion during which the representative from Goldman Sachs indicated that Parent held a meeting of its board of directors earlier that day and that Parent had increased its offer to $55.00 per common share. The representative from Goldman Sachs noted in particular that Parent’s board of directors had instructed Goldman Sachs not to engage in further negotiation, and that this offer should be viewed as “best and final”.

A meeting of the Special Committee was held on November 28, 2020, during which representatives of Barclays briefed the Special Committee and representatives of Sidley regarding the foregoing conversation. Given the impending finalization of the Company’s financial plan and Milliman’s actuarial analysis, the Committee determined to schedule another meeting after receiving the final versions thereof, at which point the Special Committee would consider a potential counterproposal.

On December 1, 2020, Capital Returns Management LLC (“CRM”), a Public Shareholder of the Company holding approximately 0.3% of the common shares as of February 1, 2021, sent a letter to the Special Committee indicating, among other things, its opinion that the Initial Proposal was too low.

On December 2, 2020, representatives of Milliman provided the Special Committee with its draft Actuarial Appraisal of Farm Bureau Life and Insurance Subsidiaries as of September 30, 2020 (the “Preliminary Actuarial Appraisal”). On December 2, 2020 representatives of Company management finalized management’s draft 2021-2023 Financial Plan, which was provided to representatives of Barclays, Milliman and the Special Committee (the “Preliminary 2021-2023 Financial Plan”). The Preliminary 2021-2023 Financial Plan included a $1.50 special dividend for June 30, 2021, but not 2022 or 2023, and remained subject to approval by the Company’s Executive Committee in accordance with the Company’s past practice.

On December 3, 2020, the Special Committee held a meeting at which representatives of Sidley and Barclays were present. During the course of the meeting, representatives of Barclays provided an overview to the Special Committee regarding the Preliminary Actuarial Appraisal and the Preliminary 2021-2023 Financial Plan. Representatives of Barclays then gave a detailed presentation regarding its updated valuation analyses in light of the foregoing. The Special Committee then instructed representatives of Barclays to indicate to representatives of Goldman Sachs that the Special Committee’s counterproposal was $56.00 price per common share plus the payment of ordinary dividends until the closing of the merger and the payment of the $1.50 annual special dividend included in the Preliminary 2021-2023 Financial Plan at or before closing of the proposed transaction.

On December 4, 2020, representatives of Barclays indicated to representatives of Goldman Sachs the Special Committee’s counterproposal, and representatives of Goldman Sachs indicated that they would discuss with Parent. On December 5, 2020 the Special Committee held a meeting at which representatives of Sidley and Barclays were present during which representatives of Barclays briefed the Special Committee regarding their discussion with representatives of Goldman Sachs.

On December 7, 2020, the Chairman of the Special Committee delivered a letter to CRM acknowledging receipt of CRM’s December 1, 2020 letter, indicating that the Special Committee is committed to acting in the best interests of all shareholders and would carefully review CRM’s suggestions in the context of its continued efforts to maximize shareholder value.

Also on December 7, 2020, the executive committee of Parent and representatives of Goldman Sachs met to discuss the Special Committee’s counterproposal of $56.00 price per common share plus the payment of ordinary dividends until the closing of the merger and the payment of the $1.50 annual special dividend, as relayed to representatives of Goldman Sachs by representatives of Barclays. The executive committee determined, following discussion, to recommended that the board of directors of Parent proceed with an offer to acquire the common shares held by the Public Shareholders at a price of $56.00 per common share, a $0.50 ordinary dividend prior to closing, and no special dividend.

Beginning on December 8, 2020, and over the course of the next several days, representatives of Company management reviewed and provided comments to Milliman regarding the Preliminary Actuarial Analysis.

The board of directors of Parent met on December 9, 2020. Following discussion and, among other things, its review and consideration of discussion materials provided by representatives of Goldman Sachs, and acting on the recommendation of its executive committee as rendered on December 7, the board of directors of Parent authorized an offer to acquire the common shares held by the Public Shareholders at a price of $56.00 per common share, the payment of a $0.50 ordinary dividend prior to closing, and no special dividend.

On December 10, 2020, representatives of Barclays and representatives of Goldman Sachs engaged in a discussion during which representatives of Goldman Sachs indicated that Parent had provided a counterproposal of $56.00 per common share, a $0.50 ordinary dividend prior to closing, but no special dividend (the “December 10th Proposal”). Representatives of Goldman Sachs indicated to representatives of Barclays that the Chairman of the board of directors of Parent had indicated that there was no further room to negotiate and that this offer was truly “best and final”.

On December 11, 2020, the Special Committee held a meeting at which representatives of Sidley, Barclays and Milliman were present. Representatives of Milliman provided an overview of Milliman’s discussion with members of management of the Company regarding the Preliminary Actuarial Analysis. Representatives of Milliman confirmed that all of its diligence and information requests had been satisfied, and that there were no material disagreements with management regarding the appraisal. Further, such representatives noted for the Special Committee that the feedback received from management did not lead to any material change in the Company’s appraised value, but would result in a slightly lower valuation of the Company, as seen in the Final Actuarial Appraisal. Following the report from Milliman, representatives of Barclays briefed the Special Committee regarding their discussions with representatives of Goldman Sachs the prior day, and after discussion, the Special Committee directed representatives of Barclays to indicate to representatives of Goldman Sachs that the Special Committee had agreed to the December 10th Proposal subject to negotiating the definitive Merger Agreement.

On December 14, 2020, the Chairman of the Special Committee and representatives of Sidley participated in a teleconference with representatives of CRM. During the course of the conversation, representatives of CRM indicated that they intended to publicize the letter that was sent to the Special Committee on December 1, 2020, and on December 15, 2020 the letter was publicized.

On December 15, 2020, the Special Committee held a meeting at which representatives of Sidley and Barclays were present. During the meeting, the Special Committee instructed representatives of Sidley to engage in a discussion with public relations firm, Sard Verbinnen & Co. (“SVC”) on the Special Committee’s behalf in order to better understand the services the firm could provide. Such materials were provided to the Special Committee on December 16, 2020 and the Special Committee approved the engagement of SVC subject to the finalization of an engagement letter, which was subsequently entered into on December 16, 2020.

Later on December 16, 2020, and following a discussion between representatives of Skadden and Sidley on December 15, 2020 regarding the structure of the merger, representatives of Skadden delivered an initial draft of the Merger Agreement and Rollover Agreement to representatives of Sidley. Skadden also formally delivered a due diligence request list on behalf of Parent to Sidley on December 16, 2020.

On December 18, 2020, the Special Committee held a meeting at which representatives of Sidley and Barclays were present. During the meeting, representatives of Sidley provided the Special Committee with an overview regarding the drafts of the Merger Agreement and Rollover Agreement received from Skadden. In addition to providing the Special Committee with a summary of the draft transaction documents, representatives of Sidley noted specifically for the Special Committee the following terms of the draft Merger Agreement:

•	the inclusion of a condition precedent to the consummation of the merger that Company shareholders of no more than 5% of common shares (roughly 12% of the public shareholders) shall have demanded appraisal under the IBCA;

•	the inclusion of a no-shop provision with respect to acquisition proposals;

•	(i) the inclusion of a termination fee of 4.5% of the equity value of the merger under certain circumstances, including a termination of the Merger Agreement by Parent following an adverse company recommendation, and (ii) the obligation of the Company to reimburse certain expenses of Parent in an amount up to 1.5% of the equity value of the merger under certain circumstances, including if Parent or the Company terminated the Merger Agreement because a proposal to adopt the Merger Agreement was submitted to a vote of Company shareholders and not approved, but only if an acquisition proposal had been made or publicly announced and not publicly withdrawn without qualification at least 5 business days prior to the Company shareholders’ meeting; and

•	the fact that each party would be obligated to use its reasonable best efforts to consummate the merger, but that Parent was not obligated to take any action that would result in a burdensome condition.

During the course of the meeting, the Special Committee provided guidance to representatives of Sidley with respect to various provisions in the Merger Agreement, including the foregoing, and on December 19, 2020, representatives of Sidley provided representatives of Skadden with a revised draft of the Merger Agreement, which revised draft deleted the condition precedent with respect to appraisal rights and lowered the proposed termination fee to 3.25% of the equity value of the merger and lowered the expense reimbursement cap to 1.0% of the equity value of the merger.

Also on December 18, 2020, CRM provided the Company with a letter requesting a complete record or list of the shareholders of the Company, among certain other information requests.

Representatives of Sidley provided representatives of Skadden with a revised draft of the Rollover Agreement on December 21, 2020 and an initial draft of the Company’s disclosure letter accompanying the Merger Agreement on December 26, 2020.

During the week of December 21, 2020, representatives of Company management made various due diligence materials available to Parent in response to the list previously provided by Parent on December 16, 2020.

On December 22, 2020, representatives of Skadden and Sidley engaged in a discussion regarding material issues raised by Sidley’s December 19 draft of the Merger Agreement, and regarding general transaction structure and timing considerations, including the Company’s response to the CRM books and records request.

Also on December 22, 2020, the Company’s Executive Committee approved the Company’s 2021-2023 Financial Plan (the “Final Plan”), which included the Special Committee projections, which did not provide for a special dividend for 2021 but did include an increase in the Company’s ordinary dividend rate to $0.52 per quarter, as later agreed to by Parent. The Final Plan was provided to representatives of Barclays in connection with their finalization of the valuation analyses of the Company. The Final Plan did not differ materially from the Preliminary 2021-23 Financial Plan previously reviewed by the Special Committee and used by Barclays in its preliminary valuation, other than with respect to the removal of the $1.50 special dividend.

On December 23, 2020, the Special Committee held a meeting at which representatives of Sidley and Barclays were present. During the course of the meeting, representatives of Sidley provided a summary of the letter received from CRM requesting information regarding the Company’s shareholders. The Special Committee instructed representatives of Sidley to work with the Company’s employees to promptly comply with CRM’s request, subject to it executing a customary non-disclosure agreement, and to engage with CRM and its advisors in furtherance thereof. Representatives of Sidley then discussed the potential retention of a proxy solicitor. The Special Committee requested additional information regarding Okapi Partners (“Okapi”), and following a discussion of the scope of services Okapi could provide, the Special Committee instructed representatives of Sidley to retain Okapi, subject to finalization of an engagement letter and an appropriate fee arrangement.

On December 26, 2020, representatives of Skadden provided a revised draft of each of the Merger Agreement and Rollover Agreement, which drafts included a condition precedent with respect to appraisal rights identical to that included in the initial draft of the Merger Agreement, a proposed termination fee equal to 4.0% of the equity value of the merger and a proposed cap on expense reimbursement of 1.25% of the equity value of the merger.

On December 28, 2020, the Special Committee engaged Okapi to provide strategic advice and solicit proxies on its behalf.

Also on December 28, 2020, the Special Committee held a meeting at which representatives of Sidley and Barclays were present. Members of the Special Committee provided input on key issues in the transaction documents, including, among other items, instructing representatives of Sidley to revise the draft Merger Agreement to remove the condition associated with shareholder appraisal rights, provide for the ability of the Company to control any shareholder litigation and decrease the proposed termination fee and expense reimbursement provisions.

On December 29, 2020, representatives of Sidley provided representatives of Skadden a revised draft of each of the Merger Agreement and Rollover Agreement consistent with the instructions provided by the Special Committee.

On December 31, 2020, representatives of Milliman provided the Special Committee with its final Actuarial Appraisal of Farm Bureau Life and Insurance Subsidiaries as of September 30, 2020 (the “Final Actuarial Appraisal”).

Also on December 31, 2020, representatives of Sidley and representatives of Skadden engaged in a discussion regarding the key material issues in the Merger Agreement, including the condition precedent regarding shareholder appraisal rights and the size of the termination fee and expense reimbursement.

Over the next several days, Parent finalized its due diligence review and representatives of Skadden and representatives of Sidley exchanged drafts of the Company’s disclosure letter accompanying the Merger Agreement (the “Company Disclosure Letter”).

On January 1, 2021, representatives of Skadden provided a revised draft of each of the Merger Agreement and Rollover Agreement, which drafts reinserted a condition precedent with respect to appraisal rights identical to that included in the initial draft of the Merger Agreement, and relative to their prior position, decreased the proposed termination fee to 3.5% of the equity value of the merger and retained the proposed cap on expense reimbursement at 1.25% of the equity value of the merger.

On January 2, 2021, representatives of Skadden provided representatives of Sidley with proposed drafts of the articles of incorporation and bylaws of the surviving corporation.

On January 4, 2021, the Special Committee held a meeting at which representatives of Sidley and Barclays were present. During the meeting, the Special Committee instructed representatives of Sidley to seek to modify the Merger Agreement to (a) increase the percentage threshold of the condition associated with shareholder appraisal rights, (b) decrease the proposed expenses reimbursement amount, and (c) revert to Delaware law governing the agreement. During the meeting representatives of Barclays also provided the Special Committee with an overview of the Final Actuarial Appraisal including a discussion of the changes to the analysis since the Preliminary Actuarial Appraisal. Following this meeting, representatives of Barclays reached out to Goldman Sachs to relay the Special Committee’s continued review and analysis of the merger, and its anticipated timing with respect to the signing of definitive agreements, subject to resolution of the final open terms in the Merger Agreement.

Also on January 4, 2021, the board of directors of IFBF met and approved the proposed terms of the Rollover Agreement with respect to IFBF’s participation in the proposed transaction as a rollover shareholder.

On January 5, 2021, the Special Committee engaged Davis, Brown, Koehn, Shors & Roberts, P.C. as legal counsel with respect to certain matters specific to Iowa law.

Over the course of the next several days, representatives of Sidley and representatives of Skadden exchanged drafts of and engaged in discussions regarding the Merger Agreement and the Rollover Agreement, during the course of which the parties agreed upon final terms, including the appraisal condition and final amounts of the termination fee and cap on expense reimbursement.

On January 8, 2021, the Company and CRM entered into a non-disclosure agreement, and over the course of the next several days the Company provided CRM responses to its prior information requests.

Over the course of January 8, 2021 and January 9, 2021, representatives of Skadden led discussions with representatives of Parent and Merger Sub regarding key issues presented in the final versions of the Merger Agreement and Rollover Agreement. On January 8, 2021, the board of directors of Merger Sub, via telephonic meeting, adopted resolutions approving the transactions and Merger Sub’s execution and delivery of the Merger Agreement and the Rollover Agreement. On January 9, 2021, the board of directors of Parent, via telephonic meeting, adopted resolutions (i) determining that the Merger Agreement, the Rollover Agreement and the respective transactions contemplated thereby, including the merger and the rollover, are fair to, advisable and in the best interests of Parent and FBMHC and (ii) approving and adopting the Merger Agreement, the Rollover Agreement, and Parent’s agreement with IFBF regarding governance of the surviving corporation following the effective time of the merger.

On January 10, 2021, the Special Committee held a meeting at which representatives of Barclays and Sidley were present. During the meeting, representatives of Sidley provided an overview of the fiduciary duties applicable to the members of the Special Committee in their review of the terms of the Merger Agreement, including the ability of the Committee to use and rely upon experts. Members of the Special Committee then confirmed that there had been no events subsequent to each of their independence interviews that might change the independence determinations. Representatives of Barclays also confirmed that there had been no events subsequent to their independence determination that would affect their independence, and representatives of Sidley confirmed that Sidley performed updated conflicts checks and is still without conflicts in its representation of the Special Committee. Representatives of Sidley also noted that they had discussions with representatives of Milliman who had separately confirmed the absence of relationships creating a potential conflict of interest with the Purchaser Filing Persons.

Representatives of Barclays then presented their final valuation materials, and representatives of Sidley provided an overview of the fairness opinion process, including noting that representatives of Sidley had previously reviewed the fairness opinion prepared by Barclays and found it satisfactory in form. Representatives of Barclays then orally delivered the fairness opinion of Barclays (a draft of which had been circulated previously by email) to the effect that, subject to the assumptions, qualifications and limitations set forth in such opinion and as of the date thereof, from a financial point of view, the merger consideration to be offered to the Public Shareholders was fair to such shareholders. Representatives of Sidley then led a discussion of a summary of key issues presented in the final versions of the Merger Agreement and Rollover Agreement.

Following these presentations, the Special Committee determined and declared that the Merger Agreement and the merger were advisable and fair to and in the best interests of the Company and the public shareholders, and approved and adopted the Merger Agreement and the merger, on the terms and subject to the conditions set forth in the Merger Agreement. The Special Committee further unanimously resolved to recommend to the Board that the Board: (i) determine that the Merger Agreement and the merger are fair to, advisable and in the best interests of the Company and the public shareholders; (ii) determine that it is advisable that the Company enter into and perform its obligations under the Merger Agreement and take the additional actions described therein; and (iii) approve and adopt the Merger Agreement and the merger.

The Board then met on January 10, 2021, and (upon the recommendation of the Special Committee) adopted resolutions (i) determining that the Merger Agreement, the merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of the public shareholders, (ii) approving and adopting the Merger Agreement, the merger and the other transactions contemplated thereby and (iii) declaring the advisability and recommending that the Company’s common shareholders adopt the Merger Agreement.

On January 11, 2021, the Company publicly announced that it reached an agreement with Parent pursuant to which Parent would acquire all of the outstanding common shares that are not owned or controlled by Parent or IFBF pursuant to the terms of the Merger Agreement, and the Company filed the definitive documents and press release on Form 8-K with the SEC.

Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board of Directors; Fairness of the Merger

The Special Committee, acting with the advice and assistance of its independent legal and financial advisors, evaluated and negotiated the merger, including the terms and conditions of the Merger Agreement, and determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of the Company and the Public Shareholders. The Special Committee unanimously recommended to the Board that it declare and determine that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are fair, advisable and in the best interests of the Company and the Public Shareholders, approve the terms of the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement, and direct that the Merger Agreement be submitted to holders of the common shares and Series B preferred shares for adoption as contemplated by the Merger Agreement.

Overview

Over the course of approximately four months, the Special Committee held 26 meetings to discuss, among other things, the transaction proposed by Parent, the Merger Agreement, and the transactions contemplated thereby, including the merger. During the course of these meetings, the Special Committee discussed the price that was proposed and other substantive issues raised by the Merger Agreement.

Reasons for the Merger — Additional Considerations

In evaluating the fairness and advisability of the Merger Agreement, the Special Committee considered information on a historical and a prospective basis regarding the Company’s financial condition, results of operations, businesses, competitive position and business strategy, as well as current industry, economic and market conditions and trends.

The Special Committee also considered the following factors as being generally supportive of its determination and recommendation:

•	the current and historical market prices of the common shares, including that the per share merger consideration of $56.00 represents a premium of approximately 50.3% over the closing price of the common shares of $37.25 on September 3, 2020 (the unaffected share price prior to the public announcement of the initial proposal by Parent (the “Initial Proposal”)), approximately 55.7% over the volume weighted average price (“VWAP”) of the common shares for the three-month period prior to the public announcement of the Initial Proposal, and approximately 57.7% over the closing price of the common shares one month prior to the public announcement of the Initial Proposal;

•	the business, operations, financial condition, earnings and prospects of the Company;

•	the potential risks to the Company of continuing to have publicly traded common shares and the administrative and compliance costs associated with operating the Company as a publicly traded company;

•	the Special Committee’s consideration of the risks and potential likelihood of achieving greater value for the Public Shareholders continuing as an independent public company and pursuing the Company’s strategic plan, relative to the benefits of the merger;

•	the Company’s current limited public float;

•	the belief by the Special Committee that the merger consideration was the highest price that could be obtained from Parent, that the terms of the Merger Agreement were the most favorable terms Parent would be willing to agree to, and that further negotiations would run the risk of causing Parent to abandon the transaction altogether or materially delay the entry into a definitive agreement for the transaction, in which event, the Public Shareholders would likely lose the opportunity to accept the premium being offered;

•	the fact that since the public announcement of the Initial Proposal, none of the Company, Parent, the Special Committee or any of the Special Committee’s independent legal and financial advisors received any inbound inquiries from third parties related to potential alternative acquisition proposals;

•	that the Special Committee was able to negotiate an increase in the merger consideration of $9.00 per share from the $47.00 per share consideration offered in the Initial Proposal, representing an increase of approximately 19.1%, and that the Special Committee was able to successfully negotiate for continued payment of the Company’s quarterly dividend on its common shares between signing and closing of the transaction;

•	the Special Committee’s belief that it was unlikely that any other transaction with a third party could be consummated at this time or in the reasonably foreseeable future in light of the fact that IFBF has publicly and privately indicated that it would support the proposed transaction as described in the Initial Proposal, but that it otherwise had no interest in selling any of the common shares owned by it, nor in voting any such shares in favor of any alternative sale, merger or similar transaction involving the Company;

•	the fact that Parent has agreed to fund the obligations of Merger Sub without the need for third party financing;

•	the fact that the Public Shareholders will receive cash for their shares and will therefore have immediate liquidity and receive certain value for their shares at $56.00 per share;

•	the oral opinion delivered by Barclays to the Special Committee, which was subsequently confirmed by a written opinion dated January 11, 2021, that, subject to the assumptions, qualifications and limitations set forth in such opinion and as of the date thereof, from a financial point of view, the merger consideration to be offered to the Public Shareholders was fair to such shareholders;

•	an actuarial appraisal delivered to the Special Committee, prepared by Milliman, Inc. (“Milliman”) with respect to the present values of the projected statutory earnings arising from the life insurance and annuity businesses of the Company, Farm Bureau Life and Greenfields Life Insurance Company as of September 30, 2020 (the “Milliman Report”).

•	the terms of the Merger Agreement, including:

•	the termination fee and/or expense reimbursement available to Parent under certain circumstances in connection with the termination of the Merger Agreement, which the Special Committee concluded were reasonable in the context of termination fees and expense reimbursements payable in comparable transactions and in light of the overall terms of the Merger Agreement;

•	the inclusion of provisions that permit the (i) Special Committee, under specified circumstances, to respond to unsolicited proposals to acquire the Company to the extent the Special Committee determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties and (ii) Special Committee, under specified circumstances, to change or withdraw its recommendation with respect to the Merger Agreement and the merger;

•	the other terms and conditions of the Merger Agreement, which the Special Committee, after consulting with its legal advisors, considered to be reasonable, including customary representations, warranties and covenants for deals of this type; and

•	the provisions related to regulatory approvals and clearances, including that each party to the Merger Agreement is obligated to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions to the consummation of the merger as promptly as practicable, subject to certain exceptions, including the qualification that the merger and the other transactions contemplated by the Merger Agreement would not result in a “burdensome condition”;

•	the Special Committee’s belief that no governmental authority would prevent or materially delay the merger under any insurance law;

•	the fact that none of the obligations of any of the parties to complete the merger are conditioned upon receipt of financing; and

•	the right of Public Shareholders to exercise their statutory appraisal rights under the IBCA, assuming such shareholders perfect and do not withdraw or otherwise lose their appraisal rights, to receive the judicially determined fair value of their common shares in lieu of the per share merger consideration offered by the Merger Agreement pursuant to and in accordance with the IBCA (subject to the satisfaction of the condition regarding appraisal rights, as noted below).

The Special Committee also considered a number of factors discussed below relating to the procedural safeguards that it believes were and are present to ensure the fairness of the merger. The Special Committee believes these factors support its determinations and recommendations and provide assurance of the procedural fairness of the merger to the Public Shareholders:

•	the non-waivable requirement that the Merger Agreement be approved by the affirmative vote of (i) holders of at least a majority of all outstanding Class A common shares and Series B preferred shares, voting together as a single class, (ii) holders of at least a majority of all outstanding Class B common shares and (iii) at least a majority of all outstanding common shares held by the Public Shareholders, in each case, entitled to vote on such matter at a meeting of shareholders duly called and held for such purpose;

•	the authority granted to the Special Committee by the Board to exercise the exclusive power and authority of the Board to, among other things, (i) direct the process related to the review and evaluation of the proposal received from Parent, including the authority to determine not to proceed with any such review or evaluation; (ii) negotiate the terms and conditions of the proposed transaction with Parent; and (iii) reject or approve the proposed transaction with Parent;

•	the fact that the Special Committee consists solely of independent and disinterested directors;

•	the fact that the members of the Special Committee were adequately compensated for their services and that their compensation was in no way contingent on their approving the Merger Agreement and taking the other actions described in this proxy statement;

•	the fact that the Special Committee (i) held 26 meetings and met regularly to discuss and evaluate the various proposals from Parent and (ii) that each member of the Special Committee was actively engaged in the negotiation process on a regular basis;

•	the fact that the Special Committee was authorized to retain such advisors as it deemed necessary and the fact that it received (i) an appraisal from Milliman, (ii) the advice of Barclays as its independent financial advisor and (iii) the advice of Sidley Austin LLP as its independent legal advisor;

•	the fact that while, pursuant to the Rollover Agreement, the shareholders party to the Rollover Agreement have committed to vote in favor of adopting the Merger Agreement and approving the merger and, to the extent reasonably requested by the Company, against any other action or agreement that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (B) result in any of the conditions to the consummation of the merger under the Merger Agreement not being fulfilled or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the merger and the other transactions contemplated by the Merger Agreement; and

•	the fact that the merger consideration was the product of extensive negotiations between the Special Committee and its advisors, on the one hand, and Parent, IFBF and their respective affiliates and advisors, on the other hand.

In light of the procedural safeguards described above, the Special Committee did not retain an unaffiliated representative to act solely on behalf of Public Shareholders for purposes of negotiating the terms of the Merger Agreement or preparing a report concerning the fairness of the merger.

In the course of reaching its determinations and making its recommendations, the Special Committee also considered the following countervailing factors concerning the Merger Agreement and the merger:

•	the restrictions on the Company’s operations prior to completion of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending the completion of the merger;

•	the possibility that the termination fee and expense reimbursement, payable by the Company following the termination of the Merger Agreement under certain circumstances, may discourage other potential acquirers from making an acquisition proposal for the Company;

•	the fact that while the Merger Agreement permits the Special Committee, under specified circumstances, to change or withdraw its recommendation with respect to the Merger Agreement, and to negotiate with persons bringing certain specified proposals, it does not permit the Special Committee to terminate the Merger Agreement in order to accept a superior proposal made by a third party or in other circumstances in which it may have changed its recommendation in favor of the approval of the merger, and that the Company remains obligated to call and hold the meeting of its shareholders regarding the proposed merger even if the Special Committee has changed its recommendation regarding the proposed merger;

•	the fact that the consummation of the merger is subject to a condition precedent that the holders of no more than seven percent (7%) of all of the outstanding common shares not held by (i) Parent, IFBF or their respective subsidiaries or (ii) each of their respective directors and officers, shall have demanded, and not withdrawn, such holders’ right to appraisal of such shares in accordance with the IBCA;

•	the fact that the Public Shareholders will have no ongoing equity participation in the Company following the merger, and that such shareholders will cease to participate in the Company’s future earnings or growth, if any, and will not participate in any potential future sale of the Company to a third party;

•	the risk that, while the merger is expected to be completed, there can be no guarantee that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by the holders of a majority of the outstanding common shares held by Public Shareholders;

•	the fact that a Public Shareholder holding approximately 74,107 common shares (or approximately 0.3% of the outstanding common shares) as of February 1, 2021 has publicly indicated its disapproval of the Initial Proposal and suggested that the only acceptable valuation of the Company would imply a per share price in excess of $56.00;

•	the fact that certain financial analysts have indicated that they have valued the Company at a per share price in excess of $56.00, but that these analyst estimates are not based on any guidance provided by the Company and that the price of $56.00 per share is in excess of the value of the per share price that would be implied by the Company’s strategic plan for 2021;

•	that the receipt of cash in the transaction by Public Shareholders will be a taxable transaction for U.S. federal income tax purposes; and

•	the risks and costs to the Company of the pendency of the merger or if the merger does not close, including the potential effect of the diversion of management and employee attention from the Company’s business, the substantial expenses which the Company will have incurred and the potential adverse effect on the relationship of the Company and its subsidiaries with their respective employees, agents, customers and other business contacts.

The Board recommends unanimously that you vote “FOR” the adoption of the Merger Agreement.

Opinion of Barclays

The Special Committee announced that it had engaged Barclays to act as its financial advisor with respect to a possible sale of the Company on October 13, 2020. On January 10, 2021, at a meeting of the Special Committee, Barclays delivered its oral opinion to the Special Committee, which was subsequently confirmed in a written opinion dated January 11, 2021, that, subject to the assumptions, qualifications and limitations set forth in such opinion and as of the date thereof, from a financial point of view, the merger consideration to be offered to the Company’s Public Shareholders was fair to such shareholders.

The full text of Barclays’ written opinion, dated as of January 11, 2021, is attached as Annex C to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays’ opinion, the issuance of which was approved by Barclays’ Fairness Opinion Committee, is addressed to the Special Board of the Company, addresses only the fairness, from a financial point of view, of the merger consideration to be offered to the Public Shareholders and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the proposed transaction. The terms of the proposed transaction were determined through arm’s length negotiations between the Company and Parent and were unanimously approved by the Board (following the recommendation of the Special Committee). Barclays did not recommend any specific form of consideration to the Company or that any specific form of consideration constituted the only appropriate consideration for the proposed transaction. Barclays was not requested to address, and its opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the proposed transaction or the likelihood of consummation of the proposed transaction. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the proposed transaction, or any class of such persons, relative to the merger consideration to be offered to the Public Shareholders in the proposed transaction. Barclays’ opinion does not address the relative merits of the proposed transaction as compared to any other transaction or business strategy in which the Company might engage. No limitations were imposed by the Special Committee upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays reviewed and analyzed:

•	the merger agreement, dated as of January 11, 2021, and the specific terms of the proposed transaction;

•	publicly available information concerning the Company that Barclays believed to be relevant to its analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;

•	financial and operating information with respect to the business, operations and prospects of the Company furnished to Barclays by the Company, including the financial projections of the Company prepared by management of the Company, including the Special Committee projections and guidance from management of the Company with respect to the Company’s expense base;

•	a trading history of the Company’s common stock from November 15, 2019 to January 8, 2021 and a comparison of that trading history with those of other companies that Barclays deemed relevant;

•	a comparison of the historical financial results and present financial condition of the Company with those of other companies that Barclays deemed relevant;

•	a comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions that Barclays deemed relevant;

•	published estimates of independent research analysts with respect to the future financial performance and price targets of the Company; and

•	the Milliman Report.

In addition, Barclays had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as it deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information) and further relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the advice of the Company, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Barclays assumed no responsibility for and it expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of the Company and did not make or obtain any evaluations or appraisals (other than the Milliman Report) of the assets or liabilities of the Company. At the request of the Special Committee, Barclays used information contained in the Milliman Report and did not assume responsibility for independently verifying, and did not independently verify, any such information. Barclays is not an actuary; its services did not include any actuarial determination or evaluation by Barclays or any attempt to evaluate actuarial assumptions. Barclays relied on the Company with respect to the appropriateness and adequacy of the actuarial assumptions used by the Company in connection with the financial projections of the Company. In addition, the Special Committee did not authorize Barclays to solicit, and Barclays did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of the Company’s business. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, January 8, 2021. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after January 8, 2021.

Barclays assumed the accuracy of the representations and warranties contained in the Merger Agreement and all agreements related thereto. Barclays also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the proposed transaction will be obtained within the constraints contemplated by the Merger Agreement and that the proposed transaction will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the proposed transaction, nor does Barclays' opinion address any legal, tax regulatory or accounting matters, as to which Barclays understood that the Company has obtained such advice as it deemed necessary from qualified professionals.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of the Company’s common stock but rather made its determination as to fairness, from a financial point of view, to the Public Shareholders of the merger consideration to be offered to such holders in the proposed transaction on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the proposed transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

Summary of Material Financial Analyses

The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the Special Committee. The summary of Barclays’ analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays’ opinion.

In performing its analyses, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company or any other parties to the proposed transaction. No company, business or transaction considered in Barclays’ analyses and reviews is identical to the Company, Parent, Merger Sub or the proposed transaction, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Barclays’ analyses and reviews. None of the Company, Parent, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuation resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, business or securities businesses may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays’ analyses and reviews are inherently subject to substantial uncertainty.

Certain financial analyses and reviews summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays’ analyses and reviews.

The full text of the analyses presented by Barclays to the Special Committee, which sets forth assumptions made in connection with the analyses used in its opinion, have been filed as Exhibits to the Schedule 13E-3 of which this proxy statement forms a part filed with the SEC in connection with the transactions contemplated by the Merger Agreement and are incorporated herein by reference. The Schedule 13E-3, including the analyses presented by Barclays to the Special Committee may be examined at, and copies may be obtained from, the SEC in the manner described under “—Where You Can Find Additional Information.”

Selected Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Barclays reviewed and compared specific financial and operating data relating to the Company with selected companies that Barclays, based on its experience with the insurance industry, deemed comparable to the Company. Although none of the following companies is identical to the Company, Barclays selected these companies because they have publicly traded equity securities and were deemed to be comparable to the Company because of similarities to the Company in one or more business, operating, regional or end-market characteristics.

The selected comparable protection insurance companies were:

•	Globe Life Inc.

•	Primerica, Inc.

•	CNO Financial Group Inc.

The selected comparable annuity insurance companies were:

•	Athene Holding Ltd.

•	American Equity Investment

Barclays calculated and compared various financial multiples and ratios of the Company and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed each company’s ratio of its current share price to its projected earnings per share (commonly referred to as a price earnings ratio, or “P/E”), book value, book value excluding accumulated other comprehensive income (“AOCI”) and tangible book value excluding AOCI, as well as each company’s operating return on average equity (“ROAE”) and annual dividend yield and payout. All of these calculations were performed and based on publicly available financial data (including Wall Street research estimates and FactSet) and closing prices, as of January 8, 2021, the last trading date prior to the delivery of Barclays’ opinion. The following table summarizes the results of these calculations:

	Protection				Annuity				Protection + Annuity
	Mean		Median		Mean		Median		Mean		Median
Price / 2021E EPS	12.0	x	12.6	x	6.3	x	6.3	x	9.8	x	10.8	x
Price / Book Value (“BV”)	1.66	x	1.23	x	0.56	x	0.56	x	1.22	x	0.62	x
Price / BV (ex. AOCI)	2.01	x	1.79	x	0.80	x	0.80	x	1.53	x	0.96	x
Price / Tangible BV (“TBV”) (ex. AOCI)	2.66	x	2.66	x	0.80	x	0.80	x	1.73	x	1.38	x
Operating ROAE	13.9%		12.3%		11.6%		11.6%		13.0%		12.3%
Annual Dividend Yield	1.3%		1.1%		0.5%		0.5%		1.0%		1.0%
Annual Dividend Payout	14.1%		14.5%		1.6%		1.6%		9.1%		11.2%

Because no selected comparable company is exactly the same as the Company, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, sector overlaps, growth prospects, profitability levels and degree of operational risk between the Company and the companies included in the selected company analysis. Based upon these judgments, Barclays established a selected range by using a 60% / 40% protection / annuity weighting method due to the substantial differences between the protection and annuity peer trading multiples. Barclays applied the 60% weighting to a multiple range of 11.0x – 13.0x and the 40% weighting to a multiple range of 6.0x – 7.0x. This methodology resulted in a range of 9.0x – 10.5x multiples of calendar year 2021 estimated price over earnings per share (“EPS” and the ratio, “P/EPS”). Barclays applied the selected range to the Company’s projections to calculate a range of implied prices per share of the Company. The following table summarizes the results of these calculations:

	Representative Range	Implied Value per Share of the Company’s common stock
Price / 2021E EPS	9.0x – 10.5x	$35.64 - $41.58

Barclays noted that on the basis of the selected comparable company analysis, the merger consideration of $56.00 per share was above the range of implied values per share calculated on a standalone basis using the calendar year 2021 estimated P/EPS comparable company analysis.

Sum of the Parts Valuation Analysis

Barclays conducted a sum of the parts valuation analysis to calculate the equity value of components of the Company’s business (including values for its four segments: annuity, life, corporate and wealth management) on a stand-alone basis.

Barclays made adjustments to the 2021 estimated earnings of the Company’s annuity and life segments to reflect the theoretical distribution of capital held above a 425% risk based capital (“RBC”) ratio. Barclays assumed distributed capital would result in lost earnings at a 3.0% pre-tax cost of capital for each dollar distributed ($4.3 million of pre-tax lost earnings). Barclays allocated lost earnings to each of the annuity and life business based on the Company’s current allocation of Generally Accepted Accounting Principles (“GAAP”) equity. At a 425% RBC ratio $142.0 million of excess capital is available, which Barclays valued dollar-for-dollar for the purposes of the sum of the parts valuation.

Barclays selected an 11.0x – 13.0x multiple range of calendar year 2021 estimated earnings for the Company’s adjusted protection business and a range of 6.0x – 7.0x multiples of calendar year 2021 estimated earnings for the Company’s adjusted annuity business, which, in each case, was derived by analyzing the results from an analysis of the selected comparable companies described above and takes into account Barclays’ qualitative judgments. Barclays selected a blended valuation range of 9.0x – 10.5x multiples representing a 60 / 40 protection / annuity weighting method between business segments to value the corporate segment earnings, which Barclays adjusted to remove the losses associated with the wealth management business. Barclays ascribed a value of zero dollars to the wealth management segment for the purposes of the sum of the parts valuation.

Barclays assumed fully diluted shares as of January 7, 2021, to calculate a range of implied prices per share of the Company. The following table summarizes the results of these calculations:

Implied Valuation
	Representative Range	Total ($mm)	EPS
Annuity	6.0x – 7.0x	$229.0 - $267.2	$9.33 - $10.88
Protection	11.0x – 13.0x	$531.4 - $628.0	$21.64 - $25.58
Corporate	9.0x – 10.5x	$86.6 - $101.0	$3.53 - $4.12
Total Segment Value		$847.0 - $996.2	$34.50 - $40.58
Excess Capital		$142.0 - $142.0	$5.78 - $5.78
Total Valuation		$989.0 - $1,138.2	$40.28 - $46.36

Barclays noted that on the basis of the sum of the parts valuation analysis, the merger consideration of $56.00 per share was above the range of implied values per share calculated using the Company’s projections.

Price / Book vs. ROE Regression

Barclays also conducted a price / book vs. return on equity (“ROE”) regression analysis by analyzing the results from an analysis of the selected comparable companies described above. Taking into account Barclays’ qualitative judgments, Barclays selected 1.03x – 1.35x multiples of price to book value excluding AOCI, with the low end based on the Company’s unaffected share price of $37.25 as of the close on September 3, 2020 (the “Unaffected Price”) multiplied by average peer appreciation since September 3, 2020 divided by book value excluding AOCI as of September 30, 2020 and the high end based on the regression including all peers except Primerica, Inc. Barclays made the decision to exclude Primerica, Inc. from the regression analysis given the differing business model to that of the Company which drives a materially higher ROE than that of the rest of the selected comparable companies. Inputs of the Company were calculated based on calculated cost of equity using current capital structure and 2021 ROE from the Company’s projections. The following table summarizes the results of these calculations:

	Representative Range	Implied Value per Share of the Company’s common stock
P / BV ex. AOCI	1.03x – 1.35x	$45.86 - $60.10

Barclays noted that on the basis of the price / book vs. ROE regression analysis, the merger consideration of $56.00 per share is within the range of implied values per share calculated using the Company’s projections.

Selected Precedent Life Insurance Transaction Analysis

Barclays reviewed and compared the purchase prices and financial multiples paid in selected life insurance precedent transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the fact that these transactions were publicly announced during the COVID-19 pandemic and the similarity of the applicable target companies in the transactions to the Company with respect to their insurance focus, consideration mix, transaction size, operating margins, revenue growth and other characteristics of their businesses.

For each of these selected precedent life insurance transactions, using publicly available information, Barclays calculated and analyzed multiples of price to book value excluding AOCI represented by the prices paid in such selected transactions. The following table sets forth the transactions analyzed based on such characteristics, the date each transaction was announced and the results of such analysis:

Selected Precedent Life Insurance Transactions

Announcement Date	Acquirer	Target	P / BV ex. AOCI
September 8, 2020	Athene Holding Ltd. and Massachusetts Mutual Life Insurance Company	American Equity Investment Life Holding Company[1]	1.25	x

July 8, 2020	KKR & Co. Inc.	Global Atlantic Financial Group Limited	1.00	x

The reasons for and the circumstances surrounding each of the selected precedent life transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the selected precedent life insurance transaction analysis. Based upon the multiples for the precedent transactions set forth above, Barclays selected a range of 1.00x to 1.25x multiples of price to book value excluding AOCI. The following table summarizes the results of these calculations using the Company’s price per book value excluding AOCI as of September 30, 2020, as reported in the Company’s Form 10-Q for the quarter ended September 30, 2020:

	Representative Range	Implied Value per Share of the Company’s common stock
P / BV ex. AOCI	1.00x – 1.25x	$44.52 - $55.65

Barclays noted that on the basis of the selected precedent life insurance transaction analysis, the merger consideration of $56.00 per share is above the range of implied values per share calculated using the Company’s projections.

1 American Equity Investment Life Holding Company (“AEL”) received an unsolicited bid on September 8, 2020 from Athene Holding Ltd. and Massachusetts Mutual Life Insurance Company to acquire all outstanding common shares. AEL ultimately rejected the offer and elected to pursue an independent path, including a partnership with Brookfield, including a 19.9% investment at $37.00 per share.

Dividend Discount Analysis

Barclays performed a dividend discount analysis on the Company using the Company’s projections and certain publicly available information, which was used as a basis for discount rates and a terminal value range. In its calculation and analysis, Barclays used the Company’s projected dividends for 2021 to 2023 to calculate a present value of that cash flow assuming a 9.0% – 11.0% cost of capital range.

For the purposes of the analysis, Barclays assumed that at the end of 2023 the Company’s projected capital above a 425% RBC ratio would be distributed in the form a dividend. That one-time dividend of the excess capital was discounted back to the present value assuming a 9.0% – 11.0% cost of capital range.

The remaining projected GAAP equity of the Company after the dividend of the excess capital was valued using a terminal value valuation approach. Barclays calculated the terminal value multiple range by using the Gordon Growth Model for financial institutions, which is derived as (levered ROE – perpetuity growth rate) / (cost of equity – perpetuity growth rate). For the purposes of this analysis Barclays assumed a 2% perpetuity growth rate and used a selected cost of equity range of 9.0% – 11.0%. Additionally, a levered ROE for 2023 of 10.5%, which was calculated by adjusting the Company’s projected ROE for the dividend of excess capital as outlined in the previous paragraph and adding back $1.7 million in pre-tax savings from the wealth management business, was used in the terminal valuation calculation. Barclays calculated a terminal multiple range of 0.94x – 1.21x using the Gordon Growth Model, which was then applied to the Company’s estimated 2023 GAAP equity (excluding AOCI, $3 million of preferred stock and the previously described dividend) of $950 million. This dividend discount analysis resulted in a range of implied present values per common share of $38.82 to $48.89.

Barclays noted that on the basis of the dividend discount analysis, the merger consideration of $56.00 per share is above the range of implied values per share calculated using the Company’s projections.

Appraisal Valuation Bridge Analysis

At the request and direction of the Special Committee, Barclays supplemented the valuation range from the Milliman Report with adjustments for the remaining portions of the Company’s business not included in the Milliman Report based on projections or other information provided by management. Barclays relied on the accuracy and completeness of the information contained in the Milliman Report and did not assume responsibility for any such information or for any independent verification of such information.

The Milliman Report includes the value of Farm Bureau Life and insurance subsidiaries as of September 30, 2020 at discount rates ranging from 7.0% to 10.0%. The total actuarial value at the selected discount rate range is $1,483 - $1,153 million. Barclays added to the valuation range from the Milliman Report certain topside adjustments for the Company’s non-insurance operations, including its leasing, investment management and financial services businesses. Additionally, Barclays attributed no value to the Company’s wealth management segment, consistent with the other valuation analyses. Barclays also deducted from the valuation range in the Milliman Report certain holding company net losses and noted that holding company net income assumes Farm Bureau Life pays a $6 million management fee and Parent pays a $2 million management fee to the parent company, which offset $13.5 million of general and administrative expenses for the parent company, further adjusted to reflect $2.5 million of pre-tax public company savings. In its analysis, Barclays utilized discount rates of 7% to 10% consistent with the discount rates used in the Milliman Report. Barclays also removed the book value of the Company’s trust preferred securities from the value and added the value of certain holding company net assets. In aggregate these adjustments resulted in a reduction to the values in the Milliman Report ranging from $60 million at 7% and $64 million at 10%. Barclays then utilized the number of fully diluted shares of the Company as of January 7, 2021 to calculate a range of implied per share equity values for the Company of $44.24 to $52.15 excluding the value of new business from the Milliman Report and $44.36 - $57.97 including the value of new business from the Milliman Report.

Barclays noted that on the basis of the appraisal valuation bridge analysis, the merger consideration of $56.00 per share is above the range of implied values per share calculated using the Milliman Report excluding the value of new business with Barclays’ topside adjustments, and within the range of implied values per share calculated using the Milliman Report including the value of new business with Barclays’ topside adjustments.

Other Factors

Barclays also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were references for informational purposes, including, among other things, Selected Precedent Transactions, Trading History and Analyst Price Targets, each described below.

Selected Precedent Buy-in Transaction Analysis

In order to assess the premium offered to the shareholders of the Company in the proposed transaction relative to the premiums offered to shareholders in other transactions, Barclays reviewed, for informational purposes, the premiums paid in U.S. insurance industry transactions with U.S. public company targets valued above $50 million since January 1, 2006 involving minority buy-ins (defined as a controlling parent acquiring the remaining shares in the public entity) and cash consideration only.

The following table sets forth the transactions analyzed based on such characteristics and the date each transaction was announced:

Selected Precedent Insurance Minority Buy-in Transactions

Announcement Date	Acquirer	Target
November 16, 2018	Employers Mutual Casualty	EMC Insurance Group
January 9, 2018	Stone Point Capital	Amtrust Financial Services
March 7, 2016	American Financial Group Inc.	National Interstate Corp.
November 1, 2010	CNA	CNA Surety Corp.
September 8, 2009	Fairfax Financial Holdings Ltd.	Odyssey Re Holdings Corp.
October 27, 2008	Loews	CNA Financial Corp.[2]
March 10, 2008	National Mutual Insurance Co.	Nationwide Financial Services Inc.
July 17, 2007	Alfa Mutual Insurance Co.	Alfa Corp.
February 23, 2007	American Financial Group Inc.	Great American Financial Resources Inc.
January 24, 2007	American International Group Inc. – AIG	21st Century Insurance Group

For each of these precedent insurance minority buy-in transactions, Barclays noted the number of price changes and calculated the premium per share paid by the acquirer by comparing the announced transaction value per share to the target company’s price during the following periods: (i) one trading day prior to announcement, and (ii) 30 calendar days prior to announcement. The following table summarizes the results of this review:

	# of Price	% Change from Initial Offer Price to Final Offer	Premium to Pre-Announce Price
	Changes	Price	1 Day Prior	1 Month Prior
Median	1.0	11.4%	37.9%	37.4%
Average	1.2	14.2%	37.2%	34.4%

The reasons for and the circumstances surrounding each of the transactions analyzed in the transaction premium analysis were diverse and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the transaction premium analysis. Accordingly, Barclays believed that a purely quantitative transaction premium analysis would not be particularly meaningful in the context of considering the proposed transaction. Barclays therefore made qualitative judgments concerning the differences between the characteristics of the selected transactions and the proposed transaction which would affect the acquisition values of the target companies and the Company. Based upon these judgments, Barclays selected a range of 35% to 40% increase to the closing price of the Company’s common stock on September 3, 2020, a range of 32% to 37% increase to the closing price of the Company’s common stock on August 5, 2020, and a range of 10% to 15% increase to the initial offer price announced on September 4, 2020, to calculate a range of implied prices per share of the Company. The following table summarizes the results of these calculations:

2 Purchase of non-voting preferred stock.

	Representative Range	Implied Value per Share of the Company’s common stock
Premium to 1-Day Prior Closing Share Price	35% - 40%	$50.29 - $52.15
Premium to 30-Day Prior Closing Share Price	32% - 37%	$46.86 - $48.64
2nd Offer Improvement	10-15%	$51.70 - $54.05

Barclays noted that on the basis of the transaction premium analysis, the merger consideration of $56.00 per share was above the range of implied values per share calculated using the closing price of the Company’s on September 3, 2020 and August 5, 2020 and the initial offer price of $47.00 per share.

Trading History

To illustrate the trend in the historical trading prices of the Company’s common stock, Barclays considered, for informational purposes, historical data with regard to the trading prices of the Company’s common stock. In particular, Barclays noted that for the 52-week period from January 9, 2020 to January 8, 2021 the closing price of the Company’s common stock ranged from $30.51 to $60.03 per share and that the merger consideration of $56.00 per share was within such range.

Barclays also reviewed, for informational purposes, share prices for the Company for the 30 day and 90 day periods ended the last trading day prior to the announcement on September 4, 2020 of Parent’s initial offer for the Company, each of which Barclays refers to as the “pre-offer period,” as well as the 90 day period ended on February 14, 2020, which Barclays refers to as the “pre-COVID period,” including in each case as compared to certain benchmarks, including the Company’s Unaffected Price, the initial offer price ($47.00 per share) and the merger consideration price ($56.00 per share).

Analyst Price Targets

Barclays summarized, for informational purposes, analyst views and recommendations on the Company and reviewed, for informational purposes, as of October 11, 2021, the price targets of the Company’s common stock published by research analysts associated with various Wall Street firms provided by the Company to Barclays. The research analysts' price target per share of the Company’s common stock ranged from $58.00 per share to $65.00 per share. The share price targets published by such equity research analysts do not necessarily reflect the current market trading price for the Company’s common stock and these estimates are subject to uncertainties, including future financial performance of the Company and future market conditions.

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Special Committee selected Barclays because of its familiarity with the Company and the industries in which the Company operates and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the proposed transaction.

Barclays is acting as financial advisor to the Special Committee in connection with the proposed transaction. As compensation for its services in connection with the proposed transaction, the Company paid Barclays a $1 million retainer fee and a fee of $1 million upon the delivery of Barclays’ opinion. In addition, the Company agreed to pay Barclays, upon the closing of the proposed transaction, a $2 million success fee and an incremental success fee of 1% of any aggregate value achieved above the original $47.00 per share offer price, or approximately $0.8 million based on a $56.00 per share offer price. In addition, the Company has agreed to reimburse Barclays for a portion of its expenses incurred in connection with the merger and to indemnify Barclays for certain liabilities that may arise out of its engagement by the Company and the rendering of Barclays’ opinion. Barclays has performed various investment banking services for the Company in the past (which services were disclosed to the Special Committee prior to January 11, 2021) , and is expected to perform such services in the future, and has received, and is expected to receive, customary fees for such services; however, Barclays has not received investment banking fees from the Company for the period beginning January 1, 2017 through January 11, 2021, excluding any fees received in connection with the proposed transaction. Barclays has not performed investment banking and financial services for Parent or IFBF in the past and has not received investment banking fees from Parent or IFBF for the period beginning January 1, 2017 through January 11, 2021; however, as a full-service financial institution, Barclays may provide investment banking services to Parent or IFBF in the future and receive customary fees for such services.

Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Parent and IFBF for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Milliman Actuarial Appraisal

As noted above in “Special Factors—Background of the Merger”, Milliman was engaged to provide the Special Committee with the Milliman Report in connection with the Special Committee’s review of the merger.

A summary of the Milliman Report is set forth below:

ACTUARIAL APPRAISAL VALUE

AS OF SEPTEMBER 30, 2020

($ in millions)

	Discount Rate
Item	7%	8%	9%	10%
Adjusted Statutory Book Value ($)	694.4	694.4	694.4	694.4
Value of Business Inforce as of September 30, 2020, After-Tax Existing Business, After Cost of Capital ($)	646.4	574.1	511.0	455.4
Ten Years of New Business from September 30, 2020, After-Tax New Business, After Cost of Capital ($)	142.7	85.2	39.5	3.0
Total Actuarial Value ($)	1,483.5	1,353.7	1,244.9	1,152.8

In connection with its analyses, Milliman made certain assumptions as set forth therein, including with respect to 10 years of projected after-tax statutory profits. Such assumptions made by Milliman include, but are not limited to, the following:

•	10-year projections reflect an assumption that earnings and capital in excess of required capital funding are distributed from Farm Bureau Life;

•	expenses were projected as a combination of unit expense allowables and excess costs to reproduce the budgeted expenses of the Company;

•	cost of capital based on 350% risk based capital for the Company; and

•	an effective tax rate of 21.0%.

Milliman also analyzed the sensitivity of actuarial appraisal values on the inforce business to changes in certain assumptions, as follows:

•	additional 25 basis points of investment income in all years, with no change to credited rates;

•	assumed mortality rate increased by 10% for the first projection year due to COVID-19;

•	5% decrease in mortality for life products in all years;

•	20% increase in lapse rates in all years (increase only during level period for level term business);

•	20% decrease in lapse rates in all years (decrease only during level period for level term business);

•	100% shock lapse at the end of the level period on level term business;

•	25% lower unit expense, and no change to excess expense; and

•	cost of capital based on 300% risk based capital for the Company.

The Milliman Report, although presented with numeric specificity, reflects numerous estimates and assumptions with respect to the performance of the Company’s businesses, and general business, economic, market and financial conditions, all of which are difficult to predict and many of which are beyond the Company’s control. The Company cannot provide any assurance that the assumptions underlying any of the above summarized analyses will be realized.

Many of the assumptions reflected in the Milliman Report are subject to change, and the Milliman Report does not reflect revised prospects for the Company’s business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time such financial information was prepared. Furthermore, the special meeting will be held many months after the Milliman Report was prepared, and the Milliman Report will not be updated and is therefore out of date. There can be no assurance that the results reflected in the Milliman Report will be realized or that actual results will not materially vary therefrom.

The Company’s shareholders are urged to review the Company’s most recent SEC filings for a description of risk factors with respect to the Company’s business and the section entitled “Risk Factors” herein. You should read “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding the risks inherent in forward-looking information such as the Special Committee projections and “Where You Can Find More Information.”

The information about the Milliman Report set forth above does not give effect to the merger and also does not take into account the effect of any failure of the merger to be consummated.

THE MILLIMAN APPRAISAL WILL NOT BE UPDATED OR OTHERWISE REVISED TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE MILLIMAN APPRAISAL ARE NOT REALIZED.

Summary of Presentations Provided by Goldman Sachs

Parent retained Goldman Sachs as Parent’s financial advisor in connection with its consideration of the proposed merger. In this capacity, representatives of Goldman Sachs provided Parent with financial advice and assistance, including performing financial analyses and assisting Parent in negotiating the financial aspects of the transactions contemplated by the Merger Agreement. Although Goldman Sachs generally acted as financial advisor to Parent, Goldman Sachs was not requested to provide, and it did not provide, to Purchasers, IFBF, the Company, the holders of any class of securities, creditors or other constituencies of Purchasers, IFBF or the Company, or any other person (i) any opinion as to the fairness, from a financial point of view or otherwise, of the transactions contemplated by the Merger Agreement or the merger consideration to Purchasers, IFBF, any holder of common shares, or the holders of any other class of securities, creditors or other constituencies of Purchasers, IFBF, or the Company, (ii) any other valuation of Purchasers, IFBF or the Company for the purpose of assessing the fairness of the merger consideration to any such person or (iii) any advice as to the underlying decision by Purchasers to engage in the transactions contemplated by the Merger Agreement, or as to any other matter. Because Goldman Sachs was not requested to, and did not, deliver a fairness opinion in connection with the transactions contemplated by the Merger Agreement, it did not convene a fairness committee for the purpose of rendering a fairness opinion, did not perform the financial analyses that it performed with a view towards those analyses supporting a fairness opinion and did not perform other financial analyses that it might have performed (e.g. an illustrative discounted cash flow analysis of the Company) had it been requested by Parent to render a fairness opinion. At various times during the course of Goldman Sachs’s engagement as financial advisor to Parent, representatives of Goldman Sachs discussed with the board of directors of Parent and its executive committee various considerations with respect to the acquisition by Parent of the outstanding common shares that were not owned by Parent or IFBF, which discussions included presentations prepared by representatives of Goldman Sachs (the “Goldman Sachs Presentations”). The analyses and information contained in the Goldman Sachs Presentations were included by Goldman Sachs based on requests from the board of directors of Parent and its executive committee, discussions between the board of directors of Parent and its executive committee of Parent and the representatives of Goldman Sachs regarding what analyses and information would be helpful to the board of directors of Parent and its executive committee at various points during the course of the transaction, and Goldman Sachs’s professional judgment and experience. The Goldman Sachs Presentations were generally provided to the board of directors of Parent and its executive committee.

The Goldman Sachs Presentations were provided solely for the benefit of the board of directors of Parent and its executive committee (in their capacities as such) for their information and assistance in connection with their consideration of the transactions contemplated by the Merger Agreement. The Goldman Sachs Presentations do not convey rights or remedies upon the holders of any class of securities, creditors or other constituencies of Purchasers, IFBF or the Company or any other person and should not be relied on as the basis for any other purpose or any investment decision.

The full text of the Goldman Sachs Presentations, which sets forth assumptions made in connection with the analyses, have been filed as Exhibits to the Schedule 13E-3 of which this proxy statement forms a part filed with the SEC in connection with the transactions contemplated by the Merger Agreement and are incorporated herein by reference. The Schedule 13E-3, including the Goldman Sachs Presentations may be examined at, and copies may be obtained from, the SEC in the manner described under “—Where You Can Find Additional Information.” The information in each Goldman Sachs Presentation is subject to the assumptions, limitations, qualifications and other conditions contained therein and is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such presentation. The Goldman Sachs Presentations do not constitute a recommendation to the Company, Purchasers, IFBF or any other entity with respect to the transactions contemplated by the Merger Agreement, or any other matter. The Goldman Sachs Presentations do not constitute, and are not intended to represent, any view or opinion as to the fairness, from a financial point of view or otherwise, of the transactions contemplated by the Merger Agreement, any aspect, term or implication of the merger consideration to Parent, IFBF, the shareholders of the Company or to any other person.

In connection with the Goldman Sachs Presentations, Goldman Sachs reviewed, among other things, certain publicly available business and financial information concerning the Company and certain non-public information regarding the business and prospects of the Company prepared by Parent, as approved for Goldman Sachs’s use by Parent. The management of Parent did not give any specific instructions nor impose any limitations on Goldman Sachs with respect to Goldman Sachs’s preparation of the Goldman Sachs Presentations.

Goldman Sachs also held discussions with certain members of the management of Parent regarding their assessment of the strategic and financial rationale for, and the potential benefits of, the transactions contemplated by the Merger Agreement and the past and current business operations, financial condition, and future prospects of the Company and considered such other factors, as Goldman Sachs deemed appropriate.

In preparing the Goldman Sachs Presentations and providing the analysis set forth in the Goldman Sachs Presentations, Goldman Sachs, with Parent’s consent, relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy, completeness and reasonableness of all industry, financial, legal, regulatory, tax, accounting and other information that was publicly available or obtained from data suppliers and other third parties or was furnished to or discussed with Goldman Sachs by Parent or otherwise reviewed by or for Goldman Sachs. No representation or warranty, express or implied, was made by Goldman Sachs in relation to the accuracy or completeness of the information presented in the Goldman Sachs Presentations or their suitability for any particular purpose. Goldman Sachs (i) expressed no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of any financial projections, other estimates and other forward-looking information or the assumptions upon which they are based and (ii) relied upon the assurances of the management of Parent that they were unaware of any facts or circumstances that would make such information (including, without limitation, any financial projections, other estimates and other forward-looking information) incomplete, inaccurate or misleading. Goldman Sachs did not conduct and was not provided with any independent valuation or appraisal of any assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of Parent, IFBF the Company or any other company or business, nor did Goldman Sachs evaluate the solvency of Parent, IFBF, the Company or any other company or business under any state or federal laws relating to bankruptcy, insolvency or similar matters or the ability of Parent, IFBF or the Company to pay their respective obligations when they come due. With respect to any financial projections, other estimates and/or other forward-looking information obtained by Goldman Sachs from public sources, data suppliers and other third parties, Goldman Sachs assumed that such information was reasonable and reliable. Goldman Sachs expressed no view as to any of the foregoing analyses, projections or forecasts or the assumptions on which they were based, and the management of Parent confirmed that Goldman Sachs could rely upon such analyses, projections, assumptions and forecasts when preparing the Goldman Sachs Presentations and in providing the analysis set forth therein. Goldman Sachs, with the consent of Parent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof; accordingly, Goldman Sachs relied on the assessments made by the management of Parent and advisors to Parent with respect to such issues. The matters considered by Goldman Sachs in their financial analyses and reflected in the Goldman Sachs Presentations were necessarily based on various assumptions, including assumptions concerning general business, economic and capital markets conditions and industry-specific and company-specific factors as in effect on, and information made available to Goldman Sachs as of the date of such Goldman Sachs Presentation. Many such conditions are beyond the control of Parent, IFBF, the Company and Goldman Sachs.

Accordingly, the analyses included in the Goldman Sachs Presentations are inherently subject to uncertainty, and neither of Goldman Sachs nor any other person assumes responsibility if future results are different from those forecasted. Furthermore, it should be understood that subsequent developments may affect the views expressed in the Goldman Sachs Presentations and that Goldman Sachs does not have any obligation to update, revise or reaffirm its financial analyses or the Goldman Sachs Presentations based on circumstances, developments or events occurring after the date of such Goldman Sachs Presentation. With respect to the financial analyses performed by Goldman Sachs in the Goldman Sachs Presentations: (a) such financial analyses, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses; (b) while none of the selected companies reviewed by Goldman Sachs for purposes of its analyses are directly comparable to the Company, the companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of the Company based on Goldman Sachs’s familiarity with the insurance industry in North America and its professional judgment and experience; (c) while none of the selected transactions reviewed by Goldman Sachs for purposes of its analyses are identical to the transactions contemplated by the Merger Agreement and while none of the selected companies involved in such transactions is identical or directly comparable to the Company, the transactions were selected because they involved publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of the Company based on Goldman Sachs’s familiarity with the insurance industry in North America and its professional judgment and experience or were transactions that for purposes of analysis may be considered similar to the transactions contemplated by the Merger Agreement based on Goldman Sachs’ professional judgment and experience; (d) in any event, Goldman Sachs’ analyses are not mathematical, rather, such analyses involve complex considerations and judgments concerning the differences in business, operating, financial and capital markets-related characteristics and other factors; and (e) such financial analyses do not purport to be appraisals or to reflect the prices at which shares or other securities or financial instruments of or relating to the common shares of the Company may trade or otherwise be transferable at any time.

The Goldman Sachs Presentations should not be viewed as a recommendation with respect to any matter pertaining to the transactions contemplated by the Merger Agreement. The terms of the transactions contemplated by the Merger Agreement, including the merger consideration, were determined solely through negotiations between the parties to the Merger Agreement and the related agreements. The decision by Parent to enter into the transactions contemplated by the Merger Agreement was solely that of the board of directors of Parent. The Goldman Sachs Presentations did not address the relative merits of the transactions contemplated by the Merger Agreement or any other transactions contemplated in connection with the transactions contemplated by the Merger Agreement compared to other business strategies or transactions that may have been considered by Parent.

The following is a summary of the material financial analyses contained in the Goldman Sachs Presentations, which is qualified in its entirety by the full text of the Goldman Sachs Presentations. The following summary does not, however, purport to be a complete description of the financial analyses or data presented by Goldman Sachs, nor does the order of analyses or presentations represent relative importance or weight given to those analyses or presentations by Goldman Sachs. The Goldman Sachs Presentations were supplemented by Goldman Sachs’s oral discussion, the nature and substance of which is summarized herein. Considering the summaries set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying these analyses, could create a misleading or incomplete view of the Goldman Sachs Presentations.

The Goldman Sachs Presentations

The Goldman Sachs Presentations are presentations that representatives of Goldman Sachs presented to the board of directors of Parent and its executive committee with respect to the transactions contemplated by the Merger Agreement and consisted of preliminary financial analyses related to those transactions as described below:

The September 1 Presentation

The presentation that representatives of Goldman Sachs delivered to the executive committee of the board of directors of the Parent on September 1, 2020 reviewed a range of financial calculations using publicly available information ,unless indicated, including:

(1)	the implied premia represented by a range of prices per common share of the Company relative to:

a.	the highest and lowest closing trading price of the common shares of the Company over the 52-week period ended August 31, 2020;

b.	the volume weighted average price (“VWAP”) of the common shares of the Company over the 30-trading-day period ended August 31, 2020;

c.	the closing trading price of the common shares of the Company on February 19, 2020 (referred to as the “COVID Inception Date”);

d.	the average closing trading price of the common shares of the Company over the 5, 10, 30, 60 and 90-calendar-day and 1-year period ended August 31, 2020;

e.	the estimated median cost basis of the largest twenty five shareholders of the Company based on publicly available information, excluding Parent;

(2)	the multiples represented by a range of prices per common share of the Company relative to:

a.	estimated earnings per share (“EPS”) of the Company for calendar years 2020 and 2021 based on Institutional Brokers’ Estimate System (“IBES”) consensus estimates for the Company; and

b.	the book value per share (excluding and including accumulated other comprehensive income (“AOCI”)) of the Company as of June 30, 2020, based on the Company’s public filings.

(3)	the average trading prices per share of the common shares over various periods ending August 31, 2020

(4)	the total return performance of the common shares compared to the shares of CNO Financial Group, Inc, Aflac Incorporated, Primerica, Inc., Globe Life Inc. and Unum Group (“Protection Peers”), Athene Holding Ltd., MetLife, Inc., Prudential Financial, Inc. Equitable Holdings Inc., American Equity Investment Life Holding Company, Lincoln National Corporation and Brighthouse Financial, Inc. (“Capital Intensive Accumulation Peers”), and Voya Financial, Inc., Principal Financial Group, Inc. and Ameriprise Financial, Inc. (“Capital Light Accumulation Peers”, and together with the Protection Peers and the Capital Intensive Accumulation Peers, the “Selected Companies”) and the S&P 500 Index over various periods ended August 31, 2020;

(5)	the price to next-twelve-month (“NTM”) EPS multiples for the common shares compared to similar multiples for the shares of the Selected Companies over various periods ended August 31, 2020;

(6)	the price to book value (excluding AOCI) multiples for the common shares compared to similar multiples for the shares of the Selected Companies over various periods ended August 31, 2020;

(7)	for the Selected Companies, a regression analysis of the price to book value (excluding AOCI) multiples compared to estimated return on equity (“ROE”) for calendar year 2021 based on IBES consensus estimates, which analysis indicated a range of illustrative regression implied price to book value (excluding AOCI) multiples of 0.75x to 0.86x;

(8)	a comparison of certain financial information, ratios and public market multiples for the Company and for the Selected Companies, based on IBES consensus estimates, information in public filings and information Goldman Sachs obtained from Capital IQ and Bloomberg, which indicated:

a.	price as a multiple of estimated EPS for calendar years 2020 and 2021 of 8.6x and 7.4x, respectively, for the Company, a median of 8.2x and 8.1x, respectively, for the Protection Peers, a median of 4.9x and 4.6x, respectively, for the Capital Intensive Accumulation Peers, a median of 9.6x and 8.7x, respectively, for the Capital Light Accumulation Peers, and an overall median of 7.2x and 6.4x, respectively, for the Selected Companies collectively; and

b.	a price to book value (excluding AOCI) multiple of 0.84x for the Company, a median of 1.15x for the Protection Peers, a median of 0.70x for the Capital Intensive Accumulation Peers, a median of 1.40x for the Capital Light Accumulation Peers, and an overall median of 0.78x for the Selected Companies collectively;

(9)	a comparison of the acquisition premia for selected minority buy-out transactions announced during the time period from 2000 through 2020 involving a public insurance company based in the United States as the target where the controlling shareholder holdings was greater than 50%, with:

a.	the final premium to the VWAP for the 1-week period prior to announcement, indicating low, median and high for the selected transactions collectively of 0.0%, 31.0% and 47.7%, respectively;

b.	the final premium to the highest trading price over the 52-week period prior to announcement, indicating low, median and high for the selected transactions collectively of (47.1)%, 3.3% and 36.1%, respectively;

c.	the initial premium to undisturbed share price for the shares of the target company, indicating low, median and high for the selected transactions collectively of 3.4%, 20.1% and 32.7%, respectively; and

d.	the final premium to undisturbed share price for the shares of the target company, indicating low, median and high for the selected transactions collectively of 6.7%, 31.0% and 50.1%, respectively; and

(10)	a comparison of the acquisition premia for selected minority buy-out transactions announced during the time period from 2007 through 2020 involving a public company based in the United States as the target where the disclosed enterprise values for the transaction was greater than $400 million and controlling shareholder holdings greater than 50%, which analysis compared the initial and final premium to the undisturbed share price for the shares of the target company, indicating the median for the selected transactions collectively of 14.3% and 24.2%, respectively.

The September 3 Presentation

The presentation that representatives of Goldman Sachs delivered to the board of directors of Parent on September 3, 2020 included substantially similar information to the presentation that representatives of Goldman Sachs delivered to the executive committee of the board of directors of Parent on September 1, 2020, updated for market information as of September 1, 2020.

The presentation included updated review and comparison of certain financial information, ratios and public market multiples for the Company and for the Selected Companies, which analysis indicated:

(1)	price as a multiple of estimated EPS for calendar years 2020 and 2021 of 8.7x and 7.5x, respectively, for the Company, a median of 8.5x and 8.2x, respectively, for the Protection Peers, a median of 4.9x and 4.5x, respectively, for the Capital Intensive Accumulation Peers, a median of 9.6x and 8.5x, respectively, for the Capital Light Accumulation Peers, and an overall median of 7.2x and 6.4x, respectively, for the Selected Companies collectively; and

(2)	a price to book value (excluding AOCI) multiple of 0.84x for the Company, a median of 1.16x for the Protection Peers, a median of 0.70x for the Capital Intensive Accumulation Peers, a median of 1.37x for the Capital Light Accumulation Peers, and an overall median of 0.78x for the Selected Companies collectively.

The November 20 Presentation

The presentation that representatives of Goldman Sachs delivered to the executive committee of the board of directors of Parent on November 20, 2020 included substantially similar information to that reflected in the presentation that representatives of Goldman Sachs delivered to the executive committee of the board of directors of the Parent on September 1, 2020 and to the board of directors of Parent on September 3, 2020, updated for market information as of November 18, 2020,

The presentation included updated review and comparison of certain financial information, ratios and public market multiples for the Company and for the Selected Companies, which analysis indicated:

(1)	price as a multiple of estimated EPS for calendar year 2021 of 10.3x for the Company based on share price as of November 18, 2020, price as a multiple of estimated EPS for calendar year 2021 of 7.5x for the Company based undisturbed share price as of September 3, 2020 (the day before Parent’s initial offer to the Company was publicly disclosed), a median of 9.9x for the Protection Peers, a median of 5.4x for the Capital Intensive Accumulation Peers, a median of 9.8x for the Capital Light Accumulation Peers, and an overall median of 7.3x for the Selected Companies collectively; and

(2)	price to book value (excluding AOCI) of 1.16x for the Company based on share price as of November 18, 2020, price to book value (excluding AOCI) of 0.84x for the Company based undisturbed share price as of September 3, 2020, a median of 1.23x for the Protection Peers, a median of 0.79x for the Capital Intensive Accumulation Peers, a median of 1.68x for the Capital Light Accumulation Peers, and an overall median of 0.85x for the Selected Companies collectively.

In addition, the November 20 presentation included:

(1)	a review of the common share price since September 4, 2020, the date of that Parent’s initial offer to the Company was publicly disclosed; and

(2)	a review of the historical trading prices per share and performance for the common shares and shares of the Selected Companies and S&P 500 since September 4, 2020.

The November 25 Presentation

The presentation that representatives of Goldman Sachs delivered to the board of directors of Parent on November 25, 2020 included substantially similar information to that reflected in the presentations referenced above, updated for market information as of November 23, 2020.

The presentation included updated review and comparison of certain financial information, ratios and public market multiples for the Company and for the Selected Companies, which analysis indicated:

(1)	price as a multiple of estimated EPS for calendar year 2021 of 10.5x for the Company based on share price as of November 23, 2020, price as a multiple of estimated EPS for calendar year 2021 of 7.5x for the Company based undisturbed share price as of September 3, 2020, a median of 10.1x for the Protection Peers, a median of 5.6x for the Capital Intensive Accumulation Peers, a median of 10.0x for the Capital Light Accumulation Peers, and an overall median of 7.5x for the Selected Companies collectively; and

(2)	price to book value (excluding AOCI) of 1.19x for the Company based on share price as of November 23, 2020, price to book value (excluding AOCI) of 0.84x for the Company based undisturbed share price as of September 3, 2020, a median of 1.28x for the Protection Peers, a median of 0.82x for the Capital Intensive Accumulation Peers, a median of 1.70x for the Capital Light Accumulation Peers, and an overall median of 0.86x for the Selected Companies collectively.

The December 9 Presentation

The presentation that representatives of Goldman Sachs delivered to the board of directors of Parent on December 9, 2020 included substantially similar information to that reflected in the presentations referenced above, updated for market information as of December 7, 2020. In addition, the December 9 presentation included a review of the Company’s dividend payout history.

Miscellaneous

As described above, Goldman Sachs was not asked to, and did not, render any opinion as to the fairness of the transactions contemplated by the Merger Agreement. The Goldman Sachs Presentations were one of many factors taken into consideration by the board of directors of Parent in deciding to approve the transactions contemplated by the Merger Agreement.

Goldman Sachs believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of these analyses as a whole, could create an incomplete view of the processes underlying the analyses. As a result, any potential indications of valuation resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes. The order of analyses described does not represent the relative importance or weight given to those analyses by Goldman Sachs. In preparing the Goldman Sachs Presentations, Goldman Sachs did not attribute any particular weight to any analyses or factors considered and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support the analysis set forth in the Goldman Sachs Presentations. Rather, Goldman Sachs considered the totality of the factors and analyses performed in preparing the Goldman Sachs Presentations.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Goldman Sachs are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Goldman Sachs’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold.

Goldman Sachs did not recommend any specific merger consideration to the board of directors of Parent or that any specific amount constituted the only appropriate merger consideration for the transactions contemplated by the Merger Agreement.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests, or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Parent, IFBF, the Company and any of their respective affiliates and third parties, including affiliates of the holders of common shares, or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement for the accounts of Goldman Sachs and its affiliates and employees and their customers.

During the two year period ended January 11, 2021, the Investment Banking Division of Goldman Sachs has not been engaged by the Company, Parent, IFBF or their respective affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs acted as financial advisor to Parent in connection with the Transactions contemplated by the Merger Agreement. Goldman Sachs may also in the future provide financial advisor and/or underwriting services to Parent, IFBF, the Company, and any of their respective affiliates and third parties, including affiliates of the holders of common shares, for which the Investment Banking Division of Goldman Sachs may receive compensation.

The management of Parent selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the Merger Agreement. Pursuant to a letter agreement, dated September 4, 2020, Parent engaged Goldman Sachs to act as its financial advisor in connection with its consideration of the proposed merger. The engagement letter between Parent and Goldman Sachs provides for a transaction fee of $5.25 million plus a discretionary fee of up to $1.0 million, all of which will become payable at the consummation of the proposed merger. In addition, Parent has agreed to reimburse Goldman Sachs for certain of its expenses, including reasonable attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Purposes and Reasons of the Purchaser Filing Persons for the Merger

Under the SEC rules governing “going-private” transactions, each of the Purchasers and FBMHC may be deemed an affiliate of the Company and IFBF is an affiliate of the Company. Therefore, each of the Purchaser Filing Persons is required to express its, his or her purposes and reasons for the merger to the Company’s “unaffiliated security holders,” as such term is defined under Rule 13e-3 of the Exchange Act. Each of the Purchaser Filing Persons is making the statements included in this section of this proxy statement solely for the purpose of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act. The views of each of the Purchaser Filing Persons should not be construed as a recommendation to any Public Shareholder as to how such Public Shareholder should vote on the proposal to adopt the Merger Agreement.

The Purchasers attempted to negotiate with the Special Committee the terms of a transaction that would be most favorable to the Purchasers and not necessarily to the Public Shareholders, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such Public Shareholders. IFBF was not involved in the negotiation of the Merger Agreement.

For the Purchasers and IFBF, the primary purpose of the merger is to allow Parent to acquire through its investment in Merger Sub all of the common shares not already controlled by IFBF so that the Company can be operated as a privately held company. This will facilitate the acquisition by Parent of the publicly held equity ownership in and control over the Company, will allow IFBF to maintain its equity ownership in the Company, and allow each of Parent and IFBF to bear the rewards and risks of such ownership after the merger is completed and the Company’s common shares cease to be publicly traded.

The Purchaser Filing Persons considered certain risks and potential negative factors associated in the course of reaching their determination to pursue the merger. It is possible that the merger and any integration process could result in the loss of key employees of the Company, the disruption of the Company’s on-going business and the loss of its customers and suppliers. The Purchaser Filing Persons also understand that their respective directors, officers, and other employees will have expended considerable time and effort to negotiate, implement and complete the merger, and their time may have been diverted from other important business opportunities and operational matters while working to implement the merger. In addition, the Purchaser Filing Persons have incurred and will continue to incur significant transaction costs and expenses in connection with the merger, regardless of whether the merger is completed. Although the Purchaser Filing Persons have spent time and effort in completing the merger, there is still risk that the merger may not be completed despite the Purchaser Filing Persons’ efforts, or that the required shareholder vote would not be obtained. Lastly, the Purchaser Filing Persons realize the risks and costs to the Company if the merger does not close, including uncertainty about the effect of the proposed merger on the Company’s employees, customers, suppliers and other parties, which may impair the Company’s ability to attract, retain and motivate key personnel, and could cause customers, suppliers and others to seek to change existing business relationships with the Company and that the impact of some, or all, of these events could have a material impact on the value of Parent’s or IFBF’s investment in the Company.

Given the Purchasers’ longstanding knowledge of the Company and familiarity with its operations, the Purchasers, after careful consideration, concluded that the best available and most attractive investment for Parent’s excess capital at this time is the merger and determined to undertake the merger at this time based on their belief that with the Company’s common shares privately held, the Company will have significant expense savings and greater operating flexibility for a number of reasons, including Purchasers’ belief that:

•	the Company’s management will be able to more effectively concentrate on long-term growth, its core market and customers and reduce the short-term focus on quarter-to-quarter performance that is emphasized by the public equity market’s valuation of the Company’s common shares, which public market is not utilized by the Company and therefore has not provided any return for management’s efforts;

•	as a private company owned by Parent and IFBF, the Company’s governance will be streamlined and the ownership interests that will need to be represented will be reduced;

•	the successful completion of the merger would increase Parent’s investment in the life insurance business and improve Parent’s risk diversification while at the same time further simplifying the organizational structure of those businesses. Specifically, the Company’s structure would be simplified if the merger is consummated in that it would no longer be owned, in part, by the Public Shareholders but instead would be owned by Parent and IFBF;

•	as a private company 39.5%-owned by Parent, the Company’s ability to benefit from the strong financial position, capital strength and risk diversification of Parent will be enhanced; and

•	the successful completion of the merger would allow for easier movement of capital throughout the Company’s operations.

Accordingly, each of the Purchaser Filing Persons believes that the business of the Company can be conducted more effectively as a private company following the merger. The Purchasers’ plans for the Company following the merger are to operate the Company substantially in the manner it operates today. The Purchaser Filing Persons believe that the Company’s competitive position will be improved as a result of delisting its common shares from the New York Stock Exchange and that the Company’s ability to benefit from the strong financial position, capital strength and risk diversification of Parent will be enhanced. As a result of the common shares being privately held, the Company will also enjoy greater operating flexibility to manage its business without the distraction (and litigation) that can result from public shareholders and certain additional efficiencies, such as a reduction of expenses associated with being a public company and a reduction of the time devoted by its management and certain other employees to investor relations activities that a company that has publicly traded common shares would typically undertake. Because the Company has not recently sought to raise new capital through the public markets, the return that the Company receives from its management’s time and effort to maintain the Company as a publicly traded company is limited.

Although each of the Purchaser Filing Persons believes that there will be significant opportunities associated with their investment in the Company, the Purchaser Filing Persons realize that there are also substantial risks (including the risks and uncertainties relating to the prospects of the Company and as described in the prior paragraph) and that such opportunities may not ever be fully realized.

An additional purpose of the merger is to enable the Public Shareholders to immediately realize the value of their investment in the Company through their receipt of the per share merger consideration of $56.00 in cash, representing a premium of approximately 50% to the $37.25 closing price of the Class A common shares on the New York Stock Exchange on September 3, 2020, the last trading day before public disclosure of the initial proposal by Parent to acquire the Company for $47.00 per share, a premium of approximately 19% to Parent’s initial proposal of $47.00 per share on September 4, 2020, a premium of approximately 56% to the Company’s unaffected 90-day volume-weighted average price as measured on September 3, 2020, and a premium of approximately 4.4% to the $53.63 closing price of the Class A common shares on the New York Stock Exchange on January 8, 2021, the last trading day prior to the announcement of the Merger Agreement. Although the merger represents an opportunity for the Public Shareholders to immediately realize the value of their investment in the Company in cash, as a result of the merger the Public Shareholders will no longer have an opportunity to participate in the future benefits that could be associated with the ownership of the common shares, including the payment of future dividends and the potential appreciation in the price of the common shares beyond the merger consideration. To this end, the primary detriments of the merger to the Public Shareholders include the lack of interest of such shareholders in any potential future earnings, growth or value realized by the Company after the merger. Additionally, the receipt of cash in exchange for common shares pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes to the Public Shareholders who are U.S. holders. See “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 70.

The Purchaser Filing Persons will receive benefits and be subject to obligations in connection with the merger that are different from, or in addition to, the benefits and obligations of the Public Shareholders generally. The incremental benefits will include the right of IFBF and Parent to make an equity investment in Merger Sub (and, ultimately, in the surviving corporation) in exchange for their respective contribution of common shares (and, in the case of Parent, cash consideration) to Merger Sub. A detriment to the Purchaser Filing Persons is that their equity interests in Merger Sub will not be listed on a securities exchange and will be highly illiquid without an active public trading market for such equity interests. The Purchaser Filing Persons’ equity interests in Merger Sub will also be subject to agreements restricting the ability of certain of the Purchaser Filing Persons from selling or otherwise transferring such equity interests. Additional incremental benefits to Parent and the Company include, among others, the continued receipt of shared services utilized by both companies at lower costs realized from the privatization of the Company.

If the transactions contemplated by the Merger Agreement and the Rollover Agreement are completed, the common shares will no longer be publicly traded, and the surviving corporation will be wholly-owned by Purchaser and IFBF. The Purchaser Filing Persons believe that structuring the transaction in such manner is preferable to other alternative transaction structures as (i) it will enable Merger Sub to acquire all of the outstanding common shares at the same time, (ii) all common shares will cease to be publicly traded and (iii) it represents an opportunity for the Public Shareholders to immediately realize the value of their investment in the Company through their receipt of the per share merger consideration.

Given the stated purposes of the merger, no alternative to the merger was considered by Purchasers or FBMHC. Prior to Parent’s submitting its merger proposal to the Special Committee, IFBF had considered various potential strategic alternatives to improve the shareholder value of the Company but ultimately declined to pursue any of these alternatives as IFBF believed that such potential strategic alternatives would be challenging to implement given the Company’s structure and none of the potential alternatives would likely alter the dynamics and financial metrics (e.g., limited trading volume in the common shares and increasing costs associated with the Company remaining a public company) enough to increase the Company’s returns to shareholders.

Position of the Purchaser Filing Persons as to Fairness of the Merger

Under the SEC rules governing “going private” transactions, the Purchaser Filing Persons may be deemed to be engaged in a “going private” transaction and, therefore, are required to express their beliefs as to the fairness of the merger to the Public Shareholders. The Purchaser Filing Persons are making the statements included in this section of this proxy statement solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The Purchaser Filing Persons’ views as to fairness of the merger should not be construed as a recommendation to any Public Shareholder as to how such Public Shareholder should vote on the proposal to adopt the Merger Agreement.

None of the Purchaser Filing Persons participated in the deliberations of the Special Committee regarding, or received advice from the Special Committee’s legal or financial advisors as to, the fairness of the merger. None of the Purchaser Filing Persons undertook any independent evaluation of the fairness of the merger or the merger consideration. None of the Purchaser Filing Persons engaged a financial advisor, other than Parent who engaged Goldman Sachs as financial advisor. None of the Purchaser Filing Persons received an opinion with respect to the fairness of the merger or the merger consideration. Each of the Purchaser Filing Persons believes, however, that the merger is substantively fair to the Public Shareholders based on the following factors:

•	the merger consideration of $56.00 per common share represents a premium of approximately 50% to the $37.25 closing price of the common shares on the New York Stock Exchange on September 3, 2020, the last trading day before Parent made an initial proposal to acquire the Company for $47.00 per share, and a premium of approximately 4.4% to the $53.63 closing price of the Class A common shares on the New York Stock Exchange on January 8, 2021, the last trading day prior to the announcement of the Merger Agreement;

•	the merger consideration of $56.00 per common share represents a premium of approximately 56% to the Company’s unaffected 90-day volume-weighted average price as measured on September 3, 2020;

•	the $56.00 per share merger consideration, which is an increase of approximately 19% over Parent’s original proposed price of $47.00 per share, and other terms and conditions of the Merger Agreement resulted from extensive negotiations between the Special Committee and its advisors, on the one hand, and Parent and Merger Sub and their advisors, on the other hand;

•	notwithstanding that the opinion of Barclays was provided solely for the information and assistance of the Special Committee and none of the Purchaser Filing Persons are entitled to, nor did they, rely on such opinion, the Special Committee received an opinion from its independent financial advisor, Barclays, to the effect that, subject to the assumptions, qualifications and limitations set forth in such opinion and as of the date thereof, from a financial point of view, the merger consideration to be offered to the Public Shareholders was fair to such shareholders, as more fully described in the section entitled “Special Factors — Opinion of Barclays” beginning on page 35;

•	the belief that the value to the Public Shareholders of the Company continuing as an independent public company would not be as great as the merger consideration, due to the public market’s emphasis on short-term quarter-to-quarter performance;

•	the merger will provide consideration to the Public Shareholders entirely in cash, thus eliminating any uncertainty in valuing the merger consideration and, as a result, no longer being exposed to the various risks and uncertainties related to continued ownership of the Company’s common shares, which include, among others, the following:

•	exposure to market, economic and other risks that arise from owning an equity interest in a public company;

•	exposure to the low-trading volume of the Company’s common share and other risk that arise from illiquid market;

•	fluctuations in the value of the Company’s common share based on general economic, business and industry conditions, both in the U.S. and internationally;

•	volatility in the price of the Company’s common shares as a result of developments beyond the Company’s control, including government or regulatory action, changes in tax laws, interest rates and general market conditions; and

•	impacts to share price and trading volume from lack of analyst recommendations.

In addition to the factors listed above that were considered by the Purchaser Filing Persons, in determining that the merger is substantively fair to the Public Shareholders, Parent reviewed the assessments by Goldman Sachs as its financial advisor of the Company’s reported tangible book value as of June 30, 2020. Based on this review and assessment, Parent observed that the merger consideration of $56.00 per common share of the Company represented a price per share to book value multiple of 1.26x (excluding accumulated other comprehensive income) as of June 30, 2020 applicable to common shareholders per share of such common shares (calculated based on fully diluted shares of such common shares outstanding as of December 7, 2020). Except as set forth above, net book value was not calculated or considered by the Purchaser Filing Persons in making their fairness determinations.

In addition, each of the Purchaser Filing Persons believes that the merger is procedurally fair to the Public Shareholders based on the following factors:

•	the Board established a Special Committee of independent directors, consisting solely of directors who are not officers, employees or controlling shareholders of the Company and are not affiliated with the Purchaser Filing Persons, to evaluate the proposal from, and negotiate with, Parent;

•	the Special Committee was deliberative in its process, taking four months and meeting 26 times to analyze, evaluate and negotiate the terms of the merger;

•	none of the Purchaser Filing Persons or their affiliates participated in the deliberative process of, or the conclusions reached by, the Special Committee or the negotiating positions of the Special Committee;

•	the Special Committee retained independent, internationally recognized financial and legal advisors, each of which has extensive experience in transactions similar to the merger;

•	the $56.00 per share merger consideration and other terms and conditions of the Merger Agreement resulted from extensive negotiations between the Special Committee and its advisors and Parent and their respective counsel;

•	there is no debt financing required to complete the transaction and the merger is not conditioned on any financing being obtained by Purchasers, thus increasing the likelihood that the merger will be consummated and that the Public Shareholders will receive the merger consideration;

•	the Merger Agreement allows the Special Committee, subject to specific limitations and requirements set forth in the Merger Agreement, to consider and respond to unsolicited third-party acquisition proposals, and to furnish confidential information to, and engage in discussions or negotiations with, the person or parties making such acquisition proposals prior to the time the Company’s common shareholders approve the proposal to adopt the Merger Agreement;

•	the Merger Agreement allows the Board or the Special Committee, subject to specific limitations and requirements set forth in the Merger Agreement, to withdraw or change its recommendation that the Company’s common shareholders approve the proposal to adopt the Merger Agreement;

•	the Special Committee unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, are fair to, advisable and in the best interests of, the Public Shareholders, (ii) recommended that the Board approve, adopt and declare advisable the Merger Agreement, the merger and the transactions contemplated thereby.

•	the Board, based on the recommendation of the Special Committee, unanimously (i) determined that the Merger Agreement, the merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of, the Public Shareholders, (ii) approved and adopted the Merger Agreement, the merger and the other transactions contemplated thereby and (iii) declared the advisability and recommended that the Company’s common shareholders adopt the Merger Agreement;

•	the merger is conditioned upon the affirmative vote in favor of the adoption of the Merger Agreement by (i) holders of at least a majority of the Company’s outstanding Class A common shares and Series B preferred shares, (ii) holders of at least a majority of the Company’s outstanding Class B common shares and (iii) at least a majority of the Company’s outstanding common shares held by the Public Shareholders; and

•	Public Shareholders who do not vote in favor of adoption of the merger and who comply with certain procedural requirements will be entitled, upon completion of the merger, to exercise statutory appraisal rights under Iowa law.

In their consideration of the fairness of the proposed merger, the Purchaser Filing Persons did not find it practicable to, and did not, appraise the assets of the Company to determine the liquidation value for the Public Shareholders because: (i) of their belief that liquidation sales generally result in proceeds substantially less than the sales of a going concern; (ii) of the impracticability of determining a liquidation value given the significant execution risk involved in any breakup; (iii) they considered the Company to be a viable going concern; and (iv) the Company will continue to operate its business following the merger. None of the Purchaser Filing Persons sought to establish a pre-merger going concern value for the Company’s common shares to determine the fairness of the merger consideration to the Public Shareholders because following the merger the Company will have a different capital structure. However, to the extent the pre-merger going concern value was reflected in the New York Stock Exchange closing price of $37.25 per common share on September 3, 2020, the last trading day before Parent made an initial proposal to acquire the Company for $47.00 per share, the per share merger consideration of $56.00 represented a premium of approximately 50% to the going concern value of the Company.

None of the Purchaser Filing Persons is aware of any firm offer for a merger/asset sale of the Company during the past two years.

The foregoing discussion of the information and factors considered by each of the Purchaser Filing Persons in connection with the fairness of the merger is not intended to be exhaustive, but is believed to include all material factors considered by each of them. None of the Purchaser Filing Persons found it practicable to, and they did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the merger. Rather, the fairness determinations were made by the Purchaser Filing Persons after considering all of the foregoing factors as a whole. Each of the Purchaser Filing Persons believes these factors provide a reasonable basis upon which to form its belief that the merger is fair to the Public Shareholders. This belief should not, however, be construed as a recommendation to any Public Shareholders to vote in favor of the proposal to adopt the Merger Agreement. None of the Purchaser Filing Persons makes any recommendation as to how Public Shareholders should vote their common shares on the proposal to adopt the Merger Agreement.

Certain Effects of the Merger

If shareholders approve the proposal to adopt the Merger Agreement and the other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into the Company with the Company being the surviving corporation. If the merger is completed, all of the common shares of the surviving corporation will be owned by Parent and IFBF. Except for Parent and IFBF, none of the Company’s current shareholders will have any direct or indirect ownership interest in the common shares after the completion of the merger. As a result, our current shareholders (other than Parent, its affiliates, and IFBF) will no longer benefit from any increase in our value, nor will they bear the risk of any decrease in our value. Following the merger, only Parent and IFBF will benefit from any increase in our value and also will bear the risk of any decrease in our value.

Upon the consummation of the merger:

•	each issued and outstanding common share of the Company held by shareholders (other than shares (i) held by the Company in treasury or by any wholly-owned Company subsidiary, (ii) held by IFBF, Merger Sub or Parent, or (iii) held by any of the Company’s common shareholders who have neither voted in favor of the merger nor consented thereto in writing and who have demanded properly in writing appraisal for such common shares in accordance with Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA) immediately prior to the effective time of the merger will automatically be canceled and cease to exist, and will be converted into and will represent solely the right to receive the merger consideration of $56.00 per common share of the Company, without interest;

•	each common share of the Company that is held by Merger Sub (including the rollover shares contributed to Merger Sub by IFBF and Parent) or held by Company in treasury will automatically be canceled and will cease to exist;

•	each common share of the Company held by any wholly-owned subsidiary of the Company will remain outstanding;

•	each Series B of preferred share will remain outstanding in accordance with its terms, including Sections 6 and 7 of the Certificate of Designations, Series B cumulative voting preferred stock of the Company and will become Series B preferred shares of the surviving corporation, having in respect of such surviving corporation insofar as possible (and without prejudice to the holders of each Preferred Share) the same powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series B preferred shares had immediately prior to such transaction;

•	each Company Restricted Stock Award, to the extent that each such Restricted Stock Award was outstanding immediately prior to the effective time of the merger, whether vested or unvested, would have become fully vested and would automatically have been converted into the right to receive the merger consideration and the accrued dividend, it being understood that, there are no outstanding Company Restricted Stock Awards as of the date hereof, nor will any Company Restricted Stock Awards be issued hereafter, such that, as of the effective time of the merger, there will be no merger consideration attributable to Company Restricted Stock Awards;

•	each Company RSU that is outstanding immediately prior to the effective time of the merger will be canceled and exchanged for the right of each holder of such Company RSU to receive, with respect to each restricted stock unit, an amount in cash equal to (x) the merger consideration plus (y) the aggregate sum of any accrued and unpaid cash dividend equivalents (less applicable withholding taxes) (i.e., the “RSU Consideration” described above); such cash payment will be made in accordance with, and be subject to, the vesting and payment schedule applicable to such Company RSU prior to the effective time;

•	each Company Stock Option, to the extent that each such Company Stock Option was outstanding immediately prior to the effective time of the merger, whether vested or unvested, would have been deemed to be fully vested and would have been canceled and converted into the right to receive a lump-sum amount in cash equal to the product of (x) the excess, if any, of (1) the merger consideration, over (2) the per share exercise price of such Company Stock Option, multiplied by (y) the total number of common shares subject to such Company Stock Option immediately prior to the effective time, it being understood that, there are no outstanding Company Stock Options as of the date hereof, nor will any Company Stock Options be issued hereafter, such that, as of the effective time of the merger, there will be no merger consideration attributable to Company Stock Options; and

•	each Company Surplus Unit granted under the Company’s cash-based restricted surplus unit plan that is outstanding immediately prior to the effective time of the merger will not accelerate or vest, and will continue to be subject to the same terms and conditions as had applied immediately prior to the effective time of the merger.

Following the merger, all of the common shares of the surviving corporation will be owned by Parent and IFBF. If the merger is completed, Parent and IFBF will be the sole beneficiaries of our future earnings and growth, if any, and will be entitled to vote on corporate matters affecting the Company following the merger. Similarly, Parent and IFBF will also bear the risks of ongoing operations, including the risks of any decrease in the Company’s value after the merger.

If the merger is completed, based on the Company’s September 30, 2020 unaudited financial statements, (i) Parent’s interest in the Company’s net book value and net earnings will increase from approximately 0.8% to 39.5% based on shares outstanding (from $12,946,040 to $639,210,725 in the surviving corporation’s net book value and $167,624 to $8,276,435) in the surviving corporation’s net earnings for the three month period ended September 30, 2020) and (ii) IFBF’s interest in the Company’s net book value and net earnings will remain unchanged at approximately 60.5% (at $979,044,275 in the surviving corporation’s net book value and $12,676,565 in the surviving corporation’s net earnings for the three month period ended September 30, 2020). The primary benefit of the merger to the Public Shareholders is the right to receive the merger consideration. The primary detriment to the Public Shareholders includes the lack of any interest that such shareholders will hold in the Company’s potential future earnings, growth or value following the completion of the merger. Additionally, the receipt of cash in exchange for common shares pursuant to the merger will generally be a taxable sale transaction for U.S. federal income tax purposes to U.S. shareholders who surrender their common shares in the merger.

In connection with the merger, certain members of the Company’s management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of the Company’s common shareholders generally, as described in more detail under “Special Factors — Interests of Certain of the Company’s Directors and Executive Officers in the Merger” beginning on page 61. Those incremental benefits are expected to include, among other benefits, certain executive officers continuing as executive officers of Parent and the surviving corporation.

The Class A common shares are currently registered under the Exchange Act and are quoted on the New York Stock Exchange under the symbol “FFG.” After the merger, such shares will cease to be quoted on the New York Stock Exchange and price quotations with respect to sales of such shares in the public market will no longer be available. In addition, the registration of such shares under the Exchange Act will be terminated.

At the effective time of the merger, Merger Sub will be merged with and into the Company in accordance with the IBCA, whereupon, the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Iowa law as the surviving corporation. Following the transactions contemplated by the Merger Agreement and the Rollover Agreement, Parent will own approximately 39.5% of the common shares of the surviving corporation and IFBF will own approximately 60.5% of the common shares of the surviving corporation.

At the effective time of the merger, the articles of incorporation of the Company and the bylaws of the Company in effect immediately prior to the effective time of the merger will be amended and restated in their entirety as set forth in Exhibits A and B of the Merger Agreement (which is attached as Annex A-1 to this proxy statement) respectively, and as so amended, will be the articles of incorporation and the bylaws of the surviving corporation.

The directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving corporation following the merger until the earlier of (i) their death, resignation or removal or (ii) such time as their respective successors are duly elected or appointed as provided in the articles of incorporation or the bylaws. The officers of the Company immediately prior to the effective time of the merger will be the initial officers of the surviving corporation until the earlier of (i) their death, resignation or removal or (ii) such time as their respective successors are duly appointed as provided in the certificate of incorporation or the bylaws.

Parent anticipates that the Company’s executive officers as of the effective time of the merger will continue as the executive officers of the Company following the merger.

Projected Financial Information

The Company does not, as a matter of course, publicly disclose long-term projections as to future revenue, income or other results, given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, as part of its annual budgeting and forecasting process, the Company’s management does prepare a financial plan. In connection with its consideration of the merger, the Company’s management provided Barclays and the Special Committee with certain non-public, internal financial projections regarding the Company. A summary of such financial projections has been included below to provide the Company’s shareholders access to certain formerly non-public information that was considered by the Special Committee and its financial advisors in connection with their respective financial analyses.

Set forth below is the projected financial information (the “Special Committee projections”) that the Special Committee and the Special Committee’s financial advisor considered in their evaluation of the merger.

Special Committee Projections

($ in thousands, except per share data)

	2021E	2022E	2023E
Revenue ($)	737,577	736,256	753,243
Operating Income ($) (1)	97,001	99,387	104,784
Operating Return on Equity, excluding AOCI (%)	8.7	8.6	8.8
Operating earnings per common share - assuming dilution ($)	3.96	4.05	4.27
Book value per common share, excluding AOCI ($)	46.41	47.94	49.67

(1)	Adjusted operating income differs from the GAAP measure, net income attributable to the Company, in that it excludes expenses associated with the proposed acquisition, realized gains and losses on investments, the change in allowances for credit losses on investments and the change in fair value of derivatives and equity securities.

The Special Committee projections reflect various estimates, assumptions and methodologies of the Company’s management, all of which are difficult to predict and many of which are beyond the Company’s control, including, among other things, assumptions with respect to industry performance, general business, economic, regulatory, litigation, market and financial conditions and matters specific to the Company’s businesses. Such estimates, assumptions and methodologies of the Company management include, but are not limited to, the following:

•	Various factors are favorable to earnings, including expected post level term profits, modal premium change offsetting administration costs, annuity commission reduction, policy dividend reductions, increases in alternative investments and variable policy loan rate change;

•	Various factors would work against the foregoing drivers, including continued spread compression due to assumed interest rate environment, surrenders returning to pre-COVID levels leading to increased expense pressures and additional costs necessary to gain scale for the Company’s wealth management platform;

•	Life and Annuity production increases;

•	Wealth Management gaining scale improving financial results;

•	Pre-tax income shifting more to the life segment;

•	Implementation of Replication Synthetic Asset Transaction program and gaining scale in that program;

•	Continuation of low interest rate environment;

•	Modest S&P 500 equity returns;

•	Modeled Impairments of $14 million in 2021, $12 million in 2022 and $10 million in 2023;

•	An effective tax rate of 14.9% in 2021; and

•	Common stockholder quarterly dividends increase $0.08 annually in 2021-2023.

The Special Committee projections are subjective in many respects and, thus, subject to interpretation. Although presented with numeric specificity, the Special Committee projections reflect numerous estimates and assumptions with respect to the performance of the Company’s businesses, industry performance and competition, general business, economic, market and financial conditions and matters specific to the Company’s businesses, including the factors listed under “Risk Factors” as set forth in the Company’s annual report on Form 10-K filed with the SEC on February 26, 2020, all of which are difficult to predict and many of which are beyond the Company’s control. The Company cannot provide any assurance that the assumptions underlying any of the above summarized projections will be realized.

Many of the assumptions reflected in the Special Committee projections are subject to change, and such projections do not reflect revised prospects for the Company’s business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time such financial information was prepared. Furthermore, the special meeting will be held many months after the Special Committee projections were prepared, and the Company has not updated and does not intend to update or otherwise revise the Special Committee projections, so such projections are therefore out of date. There can be no assurance that the results reflected in any of the Special Committee projections will be realized or that actual results will not materially vary from such projections. In addition, the Special Committee projections cover multiple years, and such information by its nature becomes less predictive with each successive year. Therefore, the Special Committee projections included in this proxy statement should not be relied on as necessarily predictive of actual future events nor construed as financial guidance.

The Company’s shareholders are urged to review the Company’s most recent SEC filings for a description of risk factors with respect to the Company’s business and the section entitled “Risk Factors” herein. You should read “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding the risks inherent in forward-looking information such as the Special Committee projections and “Where You Can Find More Information.”

The Special Committee projections were not prepared with a view toward complying with GAAP (and such projections do not include footnote disclosures as may be required by GAAP), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The information appearing in this section is considered prospective financial information. The prospective financial information has been prepared by, and is the responsibility of, the Company’s management. No independent accountants have audited, reviewed, compiled, examined, or performed any agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, they do not express any opinion or any other form of assurance, and they assume no responsibility for, and disclaim any association with respect thereto.

For the reasons described above, readers of this proxy statement are cautioned not to place any reliance on the Special Committee projections. The Company has not made any representation in the Merger Agreement concerning any of the Special Committee projections.

The information about the Special Committee projections set forth above does not give effect to the merger and does not take into account the effect of any failure of the merger to be consummated.

THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE SPECIAL COMMITTEE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FORECASTS ARE NOT REALIZED.

Interests of Certain of the Company’s Directors and Executive Officers in the Merger

When considering the proposal to adopt the Merger Agreement, you should be aware that the Company’s directors and executive officers have certain interests in the merger that may be in addition to, or different from, the interests of the Company’s shareholders generally. While none of the Company’s directors or executive officers are receiving new awards or accelerated rights under existing awards, such individuals are holders of Company RSUs, which will be impacted in the manner described above in the section of this proxy statement entitled “The Merger Agreement —Treatment of Company Equity Awards” on page 85. In addition, while the Company’s severance policy is discretionary and does not provide enhanced benefits after a change in control, the Company would typically pay severance to any executive offer that may be terminated without cause following the merger. While no such terminations are currently expected, severance amounts are nonetheless described herein.

The members of the Special Committee were aware of these interests and considered them at the time they recommended that the Board approve, adopt and declare advisable the Merger Agreement and the members of the Board were aware of these interests and considered them at the time they approved the Merger Agreement and in making their recommendation that the Company’s shareholders approve the merger. These interests are discussed below.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•	The relevant price per share of the Company’s common shares is $56.00, which is the price to be paid in connection with the merger;

•	The merger was completed on the effective time, which is assumed to be May 15, 2021; and

•	Each executive officer’s employment was terminated without “cause” immediately following the effective time.

Treatment of Company RSUs

Each of the Company’s directors and executive officers are eligible to receive the RSU Consideration described below in the section of this Proxy Statement entitled “The Merger Agreement —Treatment of Company Equity Awards” on page 85. The Company RSUs are not subject to accelerated vesting upon a change in control of the Company and any unvested Company RSUs would be forfeited upon a termination of employment with the Company other than as a result of death or disability. Company RSUs held by directors are vested at the time of grant.

The table below shows the number of Company RSUs held by the Company’s executive officers as of the date of this Proxy Statement.

Name	Number of Unvested Company RSUs	Cash Value of Accrued and Unpaid Dividend Equivalents with respect to Unvested Company RSUs	Number of Stock- Settled Company RSUs Subject to Deferral	Number of Cash- Settled Company RSUs Subject to Deferral	Total Cash Value(1)
Daniel D. Pitcher	11,013	$34,688.10	—	—	$651,416.10
Donald Seibel	6,914	$27,727.82	8,986.79	1,923.71	$1,025,899.8 2
Anthony Aldridge	993	$3,972.14	—	—	$59,580.14
Kelli A. Eddy	3,216	$5,008.50	—	—	$185,104.50
Lori K. Geadelmann	4,620	$16,680.18	1,713.80	—	$371,372.98
Craig D. Hill	3,727	$15,483.04	—	—	$224,195.04
Daniel Koster	1,226	$3,396.52	—	—	$72,052.52
Ronald L. Mead	1,861	$3,479.40	—	—	$107,695.40
Jay W. Seiboldt	2,419	$3,014.98	—	—	$138,478.98
Jeffrey A. Whitehead	2,299	—	—	—	$128,744.00

(1)	Reflects the sum of (i) (x) the number of outstanding Company RSUs multiplied by (y) $56.00, plus (ii) the amount of accrued and unpaid dividend equivalents.

The table below shows the number of Company RSUs held by the Company’s non-employee directors as of the date of this Proxy Statement.

Name	Number of Stock-Settled Company RSUs subject to deferral	Number of Cash-Settled Company RSUs subject to deferral	Total Cash Value(1)
Roger K. Brooks	—	9,777.09	$547,517.04
Richard W. Felts	—	3,125.43	$175,024.08
Joe D. Heinrich	—	—	—
Craig D. Hill	—	—	—
Paul A. Juffer	—	4,396.47	$246,202.32
Paul E. Larson	7,594.74	—	$425,305.44
Bryan L. Searle	—	772.33	$43,250.48
Kevin D. Paap	—	—	—
Scott E. VanderWal	—	—	—

(1)	Reflects the product of (x) the number of outstanding Company RSUs multiplied by (y) $56.00.

Treatment of Company Surplus Units

Each of the Company’s executive officers hold Company Surplus Units as described below in the section of this Proxy Statement entitled “The Merger Agreement —Treatment of Company Equity Awards” on page 85. The Company Surplus Units are not subject to accelerated vesting upon a change in control of the Company and any unvested Company Surplus Units would be forfeited upon a termination of employment with the Company without cause.

The table below shows the number of Company Surplus Units held by the Company’s executive officers.

Name	Company Surplus Units
Daniel D. Pitcher	6,442
Donald Seibel	4,155
Anthony Aldridge	598
Kelli A. Eddy	1,769
Lori K. Geadelmann	2,747
Craig D. Hill	—
Daniel Koster	720
Ronald L. Mead	1,078
Jay W. Seiboldt	1,385
Jeffrey A. Whitehead	1,288

Payments upon Termination of Employment

The Company maintains a discretionary severance policy which generally provides between six and twelve months of base salary upon termination of employment without cause. Payments under the policy are not enhanced upon a change in control of the Company.

In addition, regardless of the manner in which employment terminates, certain executive officers remain entitled to receive certain amounts earned during the term of employment. Such amounts would include: (i) base salary to the termination date, (ii) accrued and vested retirement plan amounts and (iii) vested amounts under the Company’s non-qualified deferred compensation program.

Estimated severance payments for the Company’s executive officers are contained in the table below.

Name	Number of Months of Base Salary	Estimated Severance
Daniel D. Pitcher	12	$740,000
Donald Seibel	12	$444,461
Anthony Aldridge	6	$138,391
Kelli A. Eddy	6	$153,818
Lori K. Geadelmann	12	$309,288
Craig D. Hill (1)	—	—
Daniel Koster	12	$260,000
Ronald L. Mead	12	$327,540
Jay W. Seiboldt	12	$334,750
Jeffrey A. Whitehead	6	$198,120

(1)	Mr. Hill does not receive a base salary from the Company.

Quantification of Potential Payments to the Company’s Named Executive Officers in Connection with the Merger

The information below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of the Company’s “named executive officers” that is based on or otherwise relates to the merger. Applicable SEC disclosure rules require the Company’s named executive officers for this purpose to consist of the Company’s named executive officers for whom disclosure was required in the Company’s most recent proxy statement filed with the SEC. However, with the exception of Messrs. Pitcher and Seibel, each of the Company’s named executive officers for whom disclosure was required for 2019 (the year of the most recent proxy statement filed with the SEC) terminated employment with the Company prior to, and not because of, the merger. Therefore, such individuals will receive no amounts in connection with the merger.

The Company has determined that, in addition to Messrs. Pitcher and Seibel, Ms. Kelli A. Eddy, Ms. Lori K. Geadelmann, Mr. Ronald L. Mead, Mr. Charles Happel and Mr. Casey Decker were each named executive officers for 2020. Messrs. Happel and Decker are no longer employed by the Company as of the date of this Proxy Statement, and the other four individuals are included on the table below.

To the extent that any of the Company’s named executive officers’ compensation arrangements are described in the section of this Proxy Statement entitled “Special Factors — Interests of Certain of the Company’s Directors and Executive Officers in the Merger”, they are incorporated in this section by reference. The amounts set forth in the table below, which represent an estimate of each named executive officer’s “golden parachute” compensation, as of May 15, 2021, are based on the assumptions set forth above.

Name	Cash Severance (1)	Equity(2)	Pension/NQDC (3)	Total
Daniel D. Pitcher Chief Executive Officer	$740,000	—	—	$740,000
Donald J. Seibel, Chief Financial Officer and Treasurer	$444,461	—	—	$444,461
Kelli A. Eddy, Chief Operating Officer	$153,818	—	—	$153,818
Lori K. Geadelmann, General Counsel	$309,288	—	—	$309,288
Ronald L. Mead Vice President – Sales & Distribution	$327,540	—	—	$327,540

(1)	The amounts listed reflect the maximum amount that each executive would be entitled to receive under the Company’s discretionary severance policy. Severance amounts represent the following portion of each named executive officer’s annual base salary: Mr. Pitcher - 12 months, Mr. Seibel – 12 months, Ms. Eddy – 6 months, Ms. Geadelmann – 12 months and Mr. Mead – 12 months. In each case, amounts will be paid in a lump sum payment. Severance entitlements are not enhanced by a change in control of the Company. Such amounts are "double-trigger" benefits to the extent they become payable upon a termination without cause in connection with the merger. Severance is not conditioned upon a entering into any non-competition, nonsolicitation, non-disparagement or confidentiality agreements.

(2)	This column reflects the fact that all unvested Company RSUs and Company Surplus Units would be forfeited if the applicable NEO was terminated without cause immediately following the effective time of the merger.

(3)	This column reflects that fact that all amounts under the Company’s Retirement Plan, the Company’s Non-Qualified Excess 401(k) Plan, the Company’s Employer Match Deferred Compensation Plan and the Company’s Executive Salary and Bonus Deferred Compensation Plan are fully vested as of the date of this Proxy Statement and are not enhanced upon a change in control.

Board of Directors of the Surviving Corporation after the Merger

The directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving corporation following the merger until the earlier of (i) their death, resignation or removal or (ii) such time as their respective successors are duly elected or appointed as provided in the articles of incorporation or the bylaws of the surviving corporation. The officers of the Company immediately prior to the effective time of the merger will be the initial officers of the surviving corporation until the earlier of (i) their death, resignation or removal or (ii) such time as their respective successors are duly appointed as provided in the certificate of incorporation or the bylaws of the surviving corporation.

Directors’ and Officers’ Indemnification

The articles of incorporation and the bylaws of the surviving corporation will contain the same provisions with respect to indemnification, advancement of expenses and limitation of liability of directors and officers as set forth in the Company’s articles of incorporation and the bylaws in effect as of the date of the Merger Agreement. These provisions may not be amended, repealed or otherwise modified for a period of six years following the effective time of the merger in any manner that would adversely affect the rights of individuals who, on or prior to the effective time of the merger, were directors or officers of the Company or its subsidiaries or fiduciaries under the Company’s or its subsidiaries’ benefits plans, unless such modification is required by law and then only to the extent so required. For additional information regarding directors’ and officers’ indemnification, see the section entitled “The Merger Agreement — Other Covenants and Agreements — Directors’ and Officers’ Indemnification” beginning on page 95.

Financing

The Company, Parent and Merger Sub estimate that the total amount of funds required in order to fund the aggregate merger consideration (not including related fees and expenses and Company RSUs) is approximately $528,000,000. These payments are expected to be funded entirely by cash on hand at Parent at the effective time of the merger. The parties estimate that the maximum aggregate transaction value, including cash payments with respect to certain Company RSUs following the effective time of the merger, is approximately $537,000,000.

The consummation of the merger is not conditioned upon receipt of any financing. Pursuant to the Merger Agreement, Parent and Merger Sub have represented that Parent has access to readily available sufficient funds to pay the aggregate merger consideration and other amounts payable pursuant to the Merger Agreement and, at the effective time, Parent will have and will make available to Merger Sub all funds necessary to pay the aggregate merger consideration and other amounts payable pursuant to the Merger Agreement, including all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement.

Rollover Agreement

In connection with the transactions contemplated by the Merger Agreement, and concurrently with the entry into the Merger Agreement by the parties thereto, the rollover shareholders (Parent and IFBF) have entered into the Rollover Agreement with Merger Sub. Pursuant to the Rollover Agreement, the rollover shareholders have each committed to contribute all of the common shares that they own to Merger Sub in exchange for common shares of Merger Sub immediately prior to the closing of the merger. As of January 11, 2021, the rollover shareholders owned, in the aggregate, 14,959,319 Class A common shares and 10,009 Class B common shares. Additionally, Parent will contribute to Merger Sub an amount in cash equal to the aggregate merger consideration in exchange for common shares of Merger Sub, such that, immediately prior to the closing of the merger, IFBF will own approximately 60.5% of the common shares of Merger Sub and Parent will own approximately 39.5% of the common shares of Merger Sub.

The Rollover Agreement also provides that the rollover shareholders will, among other things, (i) vote or cause to be voted its common shares, and when a written consent is proposed, respond to each request by the Company for written consent in favor of approving and adopting the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and any other matters necessary or reasonably requested by Company for consummation of the merger and the other transactions contemplated by the Merger Agreement and (ii) enter into a shareholders’ agreement with respect to the surviving corporation at the closing of the merger. For more information, see “Rollover Agreement” beginning on page 102.

Anticipated Accounting Treatment of the Merger

FBL, as the surviving corporation in the merger, will account for its merger with Merger Sub as a business combination.  Parent will account for its acquisition of shares in FBL under the statutory equity method of accounting.  Under this method, the statutory book value of the FBL shares acquired will be established as the carrying value for those shares, with the excess of the cost of acquiring the shares of FBL over the statutory book value treated as goodwill.

Dissenters’ Rights of Appraisal

Under Iowa law, holders of common shares who do not vote in favor of the proposal to adopt the Merger Agreement (or consent in writing thereto), who properly demand appraisal of such shares and who otherwise comply with the requirements of Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined “fair value” of, their common shares in lieu of receiving the merger consideration if the merger is completed. This appraised value could be more than, the same as, or less than the merger consideration. Any holder of record of common shares off the Company intending to exercise appraisal rights, among other things, must submit a written demand for appraisal prior to the vote on the proposal to adopt the Merger Agreement, must not vote in favor of the proposal to adopt the Merger Agreement (or consent in writing thereto) and must otherwise comply with all of the procedures required by Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA, including surrender of their share certificates pursuant to Section 490.1323 of the IBCA. Beneficial owners of common shares held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps required by Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA in a timely manner to perfect appraisal rights. The complete text of Subchapter XIII of the IBCA is included as Annex B to this proxy statement. You are encouraged to read Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, shareholders of the Company who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply with these provisions may result in loss of the right of appraisal. Any holder of common shares who loses his, her or its appraisal rights will be entitled to receive the merger consideration of $56.00 per share in cash if such person is a shareholder of the Company as of the effective time of the merger.

No Solicitation; No Adverse Company Recommendation

Pursuant to the Merger Agreement, except as described below, the Company will not, nor will it authorize or permit any of its subsidiaries or any of its or their respective officers, directors or employees (in their capacities as such) to, and it will direct its investment bankers, attorneys, accountants, consultants and other advisors and representatives (we refer to such officers, directors and employees (in their capacities as such) and investment bankers, attorneys, accountants, consultants and other advisors or representatives, collectively, as “representatives”) not to, directly or indirectly:

•	initiate, solicit, encourage, induce, or knowingly facilitate or assist any inquiries or the making, submission, announcement or commencement of any proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal (as such term is defined in the section of this proxy statement entitled “The Merger Agreement — Other Covenants and Agreements — No Solicitation; No Adverse Company Recommendation” beginning on page 92);

•	approve, adopt or recommend, or propose to approve, adopt or recommend, any Acquisition Proposal or execute or enter into any contract, binding letter of intent or agreement in principle relating to, or that would reasonably be expected to lead to any acquisition proposal, other than an acceptable confidentiality agreement (as such term is defined in the section of this proxy statement entitled “The Merger Agreement — Other Covenants and Agreements — No Solicitation; No Adverse Company Recommendation” beginning on page 92);

•	enter into any contract or agreement in principle requiring the Company to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the Merger Agreement or breach its obligations thereunder, or propose or agree to do any of the foregoing;

•	engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide or furnish any non-public information or data relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books and records or personnel of the Company or any of its subsidiaries to any person (other than Parent, Merger Sub, or any of their respective affiliates or representatives) with the intent to initiate, solicit, encourage, induce or assist with the making, submission, announcement or commencement of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal; or

•	otherwise knowingly facilitate any effort or attempt to make any acquisition proposal.

Additionally, the Company has agreed that it will, and will cause each of its affiliates and its or their respective officers, directors, or employees (in their capacities as such) and direct its other representatives to, immediately cease all solicitations, discussions, negotiations and access to nonpublic information with, to or by any person (other than Parent, Merger Sub, or any of their respective affiliates or representatives) that may be ongoing as of the date of the Merger Agreement with respect to any proposal that constitutes or would reasonably be expected to lead to an acquisition proposal.

If, prior to the time shareholders approve the proposal to adopt the Merger Agreement, (i) the Company receives an unsolicited bona fide written acquisition proposal that did not result from the Company or its representatives taking any actions prohibited by the non-solicitation or related covenants of the Merger Agreement, (ii) the Special Committee determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal (as defined in the section of this proxy statement entitled “The Merger Agreement — Other Covenants and Agreements — No Solicitation; No Adverse Company Recommendation” beginning on page 92) and (iii) after consultation with its outside financial advisors and outside legal counsel, the Special Committee determines that failure to take the actions below with respect to such acquisition proposal would be inconsistent with its fiduciary duties under Iowa law, then the Company may in response to such acquisition proposal:

•	furnish access and non-public information with respect to the Company and its subsidiaries to the person who has made such acquisition proposal pursuant to an acceptable confidentiality agreement meeting certain requirements specified by the Merger Agreement (as long as all such information provided to such person has previously been provided to Parent or is provided to Parent prior to or within the 24-hour period following the time at which it is provided to such person); and

•	participate in discussions and negotiations with such person regarding such acquisition proposal.

The foregoing does not prohibit the Company or any of its representatives (in their capacities as such) from contacting any person or group of persons that has made an acquisition proposal after the date of the Merger Agreement solely to request the clarification of the terms and conditions thereof, so as to determine whether the acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal.

The Company must promptly (and, in any event, within 24 hours) advise Parent in writing if (i) any inquiries, proposals or offers that constitute or would reasonably be expected to lead to an acquisition proposal are received by, (ii) any nonpublic information is requested from, or (iii) any discussions or negotiations are sought to be initiated or continued with, it or any of its representatives (in their capacities as such). The Company is required to keep Parent reasonably informed, on a current basis, of the status and terms of any such inquiries, proposals or offers (including any determination made, or actions taken, and any amendments to the terms of any proposals or offers) and the status of any such discussions or negotiations.

Except as described below, the Special Committee is not permitted to:

•	withdraw, suspend, modify or amend its recommendation that the Company’s common shareholders adopt the Merger Agreement in any manner adverse to Parent (or publicly propose to do any of the foregoing);

•	fail to include such recommendation in this proxy statement or any supplement hereto;

•	adopt, approve, endorse or recommend or otherwise declare advisable an acquisition proposal;

•	at any time following receipt of an acquisition proposal, fail to publicly reaffirm its adoption, approval or recommendation that the Company’s common shareholders approve the adoption of the Merger Agreement and the merger as promptly as practicable (but in any event within 10 business days after receipt of any reasonable request to do so from Parent); or

•	fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any acquisition proposal subject to Regulation 14D under the Exchange Act within 10 business days after commencement of such acquisition proposal.

We refer in this proxy statement to any of the actions above as an “adverse company recommendation.”

At any time prior to the time that the shareholders approve the proposal to adopt the Merger Agreement, the Special Committee may make an adverse company recommendation pursuant to the procedures set forth in the Merger Agreement, if after consultation with its financial advisor and outside counsel, it determines that the failure to take such action would be inconsistent with the fiduciary duties of directors under Iowa law, in response to a superior proposal received by the Board after the date of the Merger Agreement or an intervening event (as such term is defined in the section of this proxy statement entitled “The Merger Agreement — Other Covenants and Agreements — No Solicitation; No Adverse Company Recommendation” beginning on page 92).

Termination

The Company and Parent may terminate the Merger Agreement by mutual written consent at any time prior to the effective time of the merger (which consent must be approved by the action of their respective boards of directors).

In addition, either the Company or Parent, in each case by written notice to the other, may terminate the Merger Agreement if:

•	the merger has not been consummated on or prior to July 11, 2021(the outside date); provided, that a party may not terminate the Merger Agreement if such party’s failure to fulfill any obligation under the Merger Agreement was the cause of, or results in, the failure of the merger to occur on or before the outside date; and provided further, that if on a date that would have been the outside date, the receipt of applicable regulatory approvals is the only closing condition that has not been satisfied, the outside date will be automatically extended to September 11, 2021;

•	any governmental entity has entered a judgment, or a law has been enacted, in each case, permanently preventing or prohibiting the merger, and such judgment shall have become final and non-appealable or such law remains in effect; provided, however, that a party will not have the right to terminate the Merger Agreement if that party has not complied with its obligations under the Merger Agreement to use its reasonable best efforts to remove such judgment; or

•	at the Company shareholders’ meeting, the Company shareholders vote and fail to approve the Merger Agreement by the required shareholder vote; provided, that Parent will not have the right to terminate the Merger Agreement if the failure to obtain the required shareholder vote is due to the failure of Parent or IFBF to vote in accordance with the Rollover Agreement.

Parent may terminate the Merger Agreement:

•	if at any time prior to the time shareholders of the Company approve the proposal to adopt the Merger Agreement, the Special Committee has effected an adverse company recommendation or the Company has willfully and materially breached its non-solicitation or related covenants, as described in the section entitled “The Merger Agreement — Other Covenants and Agreements — No Solicitation; No Adverse Company Recommendation” beginning on page 92; or

•	if there is a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of the Company, except with respect to the covenants discussed in the above paragraph, such that the conditions to Parent and Merger Sub’s obligations to complete the merger would be incapable of fulfillment and the breach is incapable of being cured, or is not cured, within 15 days following receipt of written notice by Parent to the Company of the breach (provided that Parent may not terminate the Merger Agreement for this reason if Parent or Merger Sub is in material breach of any of its representations warranties, covenants or agreements under the Merger Agreement or the Rollover Agreement).

The Company may terminate the Merger Agreement:

•	if there is a breach of any of the covenants or agreements on the part of Parent or Merger Sub or if any of the representations or warranties of Parent or Merger Sub fail to be true, such that the conditions to the obligation of the Company to complete the merger would be incapable of fulfillment and the breach is incapable of being cured, or is not cured, by the earlier of the outside date and 15 days following written notice by the Company to Parent of the breach (provided that the Company may not terminate the Merger Agreement for this reason if the Company is in material breach of any of its representations warranties, covenants or agreements under the Merger Agreement).

Termination Fee and Parent Expenses

Termination Fee

The Company will be required to pay a termination fee of $18,477,300 to Parent if Parent terminates the Merger Agreement following an adverse company recommendation or the Company willfully and materially breaches its non-solicitation or related covenants under the Merger Agreement, as described under the “The Merger Agreement — Other Covenants and Agreements — No Solicitation; No Adverse Company Recommendation” section beginning on page 92 of this proxy statement.

Parent Expenses

The Company will be required to reimburse reasonable out-of-pocket fees and expenses up to $5,279,229 (including reasonable legal fees and expenses) actually incurred on or prior to the termination of the Merger Agreement in connection with the merger by Parent, Merger Sub and their respective affiliates:

•	If Parent or the Company terminates the Merger Agreement because a proposal to adopt the Merger Agreement was submitted to a vote of shareholders of the Company and not approved, but only if an acquisition proposal has been made or publicly announced and not publicly withdrawn without qualification at least 5 business days prior to the Company shareholders’ meeting; or

•	If Parent terminates the Merger Agreement because the Company has breached its representations, warranties or covenants (other than any breach described above, which would trigger the payment of the termination fee) under the Merger Agreement, but only if an acquisition proposal has been made or publicly announced and not publicly withdrawn without qualification prior to such breach.

In addition, if, within 12 months after a termination under the previous two bullets, the Company either consummates an acquisition proposal or enters into a definitive agreement to consummate an acquisition proposal and the Company thereafter consummates such acquisition proposal (whether or not within such 12-month period), then the Company will, upon the earliest of (i) the consummation of such acquisition proposal or (ii) the entry into a definitive agreement with respect thereto, pay, or cause to be paid, to Parent a termination fee of $18,477,300 minus the Parent expenses previously paid by the Company. For purposes of this section (including with respect to the previous two bullets), references to “more than 15%” in the definition of the term “acquisition proposal” are deemed to be references to “50% or more”.

In the event that Parent is entitled to receive the termination fee or reimbursement for its expenses as described above, the parties have agreed that Parent’s right to receive such payment will be Parent’s sole and exclusive remedy (other than with respect to any liability resulting from any willful and material breach by the Company) against the Company and its subsidiaries and affiliates for any and all losses suffered by Parent, Merger Sub, or their respective affiliates in connection with, or as a result of the failure, of the transactions contemplated by the Merger Agreement to be consummated.

Plans for the Company if the Merger is Not Completed

If the proposal to adopt the Merger Agreement is not approved by the holders of shares representing the required shareholder vote or if the merger is not completed for any other reason, you will not receive any consideration from Parent or Merger Sub for your common shares. Instead, the Company will remain a public company, and the common shares will continue to be listed and traded on the New York Stock Exchange. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of common shares, including the risk that the market price of common shares may decline to the extent that the current market price of common shares reflects a market assumption that the merger will be completed. If the proposal to adopt the Merger Agreement is not approved by the holders of shares representing the required shareholder vote or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, if the Merger Agreement is terminated under specified circumstances, the Company is required to pay Parent a termination fee of $18,477,300. See the section entitled “The Merger Agreement —Termination Fee and Parent Expenses” on page 99”.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a discussion of the U.S. federal income tax consequences of the merger generally applicable to U.S. holders (as defined below) of common shares whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to holders that are not U.S. holders. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial opinions, and administrative rulings and published positions of the U.S. Internal Revenue Service, and other applicable authorities, each as currently in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, or be subject to differing interpretations, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the Internal Revenue Service or the courts and therefore could be subject to challenge, which could be sustained. We do not intend to seek any ruling from the Internal Revenue Service with respect to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common shares that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of common shares who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances or that may apply to a U.S. holder that is subject to special treatment under the U.S. federal income tax laws, including, for example, insurance companies, dealers or brokers in securities or currencies, regulated investment companies and real estate investment trusts, traders in securities who elect the mark-to-market method of accounting, U.S. holders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations (including private foundations), banks and certain other financial institutions, mutual funds, controlled foreign corporations or passive foreign investment companies, certain expatriates, partnerships or other pass-through entities (including S corporations) or investors in partnerships or such other entities, U.S. holders who hold common shares as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders who will hold, directly or indirectly, an equity interest in the surviving corporation, U.S. holders who acquired their common shares through the exercise of employee stock options or otherwise in connection with the performance of services, holders who own (or have owned), directly, indirectly or constructively, 5% or more of the outstanding common shares or Series B preferred shares (by vote or value), Parent and any of its affiliates, and holders who exercise their appraisal rights in connection with the merger.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds common shares, the U.S. federal income tax treatment of a partner in that partnership will generally depend on the status of the partners and the activities of the partnership. Partnerships holding common shares and the partners therein should consult their tax advisor with respect to the tax consequences of the merger.

Because this discussion is intended to be a general summary only and individual circumstances may differ, holders of common shares should consult their own tax advisors to determine the applicability of the rules discussed below and the particular tax consequences to them of the merger on a beneficial holder of common shares, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws.

The receipt of cash by U.S. holders in exchange for common shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for common shares pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder’s adjusted tax basis in the common shares exchanged therefor.

If a U.S. holder’s holding period in the common shares surrendered in the merger is greater than one year as of the effective date of the merger, the gain or loss will be long-term capital gain or loss. Long-term capital gain of certain non-corporate holders, including individuals, is generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. holder acquired different blocks of common shares at different times and different prices, that holder must determine its, his or her gain or loss, adjusted tax basis and holding period separately with respect to each block of common shares.

Medicare Tax on Unearned Income

Certain taxable U.S. holders who are individuals, trusts, or estates with adjusted gross income in excess of certain thresholds are subject to a 3.8% tax on all or a portion of “net investment income,” which includes gains recognized upon a disposition of stock. U.S. holders who are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to any gain recognized pursuant to the merger.

Information Reporting and Backup Withholding

Payments made to U.S. holders in exchange for common shares pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the exchange agent an Internal Revenue Service Form W-9, certifying the holder is a U.S. person (within the meaning of the Code), the taxpayer identification number provided is correct and the holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, if that holder furnishes the required information to the Internal Revenue Service in a timely manner. U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of, and procedure for obtaining, an exemption from backup withholding.

The U.S. federal income tax considerations described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each shareholder should consult the shareholder’s tax advisor regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the merger in light of such shareholder’s particular circumstances and the application of state, local and non-U.S. tax laws.

Regulatory Approvals

Each of the parties has agreed, upon the terms and subject to the conditions set forth in the Merger Agreement, to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement as promptly as practicable. In particular, the parties are required to use reasonable best efforts to obtain governmental consents and approvals and make necessary filings, including (i) filings under the HSR Act and appropriate filings under any other applicable antitrust or related laws and (ii) forms, filings or other submissions with applicable regulators under insurance laws.

Such obligations will not require the Company, its subsidiaries, Parent or Merger Sub or any of Parent’s or Merger Sub’s respective affiliates to take, or refrain from taking or to agree to it or its subsidiaries taking or refraining from taking, any action, or to permit or suffer to exist any restriction, condition or requirement which, individually or together with all other such actions, restrictions, conditions or requirements imposed with respect to required regulatory approvals, would or would reasonably be expected to be a burdensome condition (as such term is defined in the section of this proxy statement titled “The Merger Agreement — Other Covenants and Agreements — Reasonable Best Efforts” on page 94).

Antitrust

Under the HSR Act, the Company, Parent and Merger Sub cannot consummate the merger until the Company and Parent have notified the Department of Justice’s Antitrust Division (which we refer to as the “Antitrust Division”) and the Federal Trade Commission (which we refer to as the “FTC”) of the merger and furnished them with certain information and materials relating to the merger and the applicable waiting period has terminated or expired. The termination or expiration of the waiting period means the parties have satisfied the regulatory requirements under the HSR Act. The Company and Parent have filed the required notifications with the Antitrust Division and the FTC.

Insurance and Other Regulatory Matters

The insurance laws and regulations of all 50 U.S. states and the District of Columbia generally require that before the acquisition of control of an insurance company, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring party must obtain approval from the insurance regulator of the insurance company’s state of domicile. In addition, many U.S. state insurance laws require prior notification to state insurance departments of an acquisition of control of a non-domiciliary insurance company doing business in that state if the acquisition would result in specified levels of market concentration. While these prior notification statutes do not authorize the state insurance departments to disapprove the acquisition of control, they authorize regulatory action in the affected state, including requiring the insurance company to cease and desist from doing certain types of business in the affected state or denying a license to do business in the affected state, if particular conditions exist, such as substantially lessening of competition in any line of business in such state.

Under the terms of the Merger Agreement, the merger cannot be consummated until Parent receives from the Insurance Commissioner of the State of Iowa (i) approval of the “Form A” Acquisition of Control Statement or receipt of an exemption therefrom, in each case, in accordance with Section 521A.3 of the Iowa Code and (ii) if required, approval of the investment by Parent in the Company and its subsidiaries under Section 515.35 or Section 521A.2(3) of the Iowa Code.

Furthermore, as FBL Marketing Services, LLC, an Iowa limited liability company and a subsidiary of the Company (the “Broker Dealer”), is a broker-dealer registered with the SEC under the Exchange Act and regulated by FINRA, the Broker-Dealer’s designated examining authority under the Exchange Act, the Company, Parent and Merger Sub will seek to file with, and obtain approval from FINRA of the Broker-Dealer’s Continuing Membership Application for Approval of Change in Ownership under FINRA Rule 1017(a)(4) and (b) prior to consummating the transaction. There are additionally certain notices to, and requests for approval from, state regulators in connection with the indirect change in ownership of the Broker Dealer in states where it is registered as a broker-dealer.

Although the Company and Parent do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that the Company and Parent will obtain all required regulatory approvals on a timely basis, if at all, or that these approvals will not include a restriction, condition, limitation or requirement that would trigger a burdensome condition, which, in such case, would permit the Company, Parent or Merger Sub to refuse to close the transactions contemplated by the Merger Agreement and consummate the merger.

Other than the approvals and notifications described above, the Company, Parent and Merger Sub are not aware of any material regulatory approvals required to be obtained, or waiting periods required to expire, after the making of a filing. If the parties discover that other approvals or filings and waiting periods are necessary, they will seek to obtain or comply with them, although, as is the case with the regulatory approvals described above, there can be no assurance that they will be obtained on a timely basis, if at all.

Fees and Expenses

Except as described under “The Merger Agreement—Termination Fee and Parent Expenses” beginning on page 99, if the merger is not completed, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses, except that the Company will pay the costs of the proxy solicitation, the printing and mailing of this proxy statement and the Schedule 13E-3 and all SEC filing fees with respect to the transaction. Total fees and expenses incurred or to be incurred by the Company in connection with the merger are estimated at this time to be as follows:

Description	Amount
Financial advisory fees and expenses	[●]
Legal fees and expenses	[●]
Proxy solicitation fees	[●]
SEC filing fees	[●]
Printing and mailing expenses	[●]
Paying agent fees and expenses	[●]
Total	[●]

It is also estimated that Parent will incur approximately [●] in financial advisory fees and expenses and legal fees and expenses.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents incorporated by reference in this proxy statement, contain forward-looking statements (or forward-looking information). When we use words such as “anticipate,” “intend,” “plan,” “seek,” “believe,” “may,” “could,” “will,” “should,” “would,” “could,” “estimate,” “continue,” “predict,” “potential,” “project,” “expect,” or similar expressions, we do so to identify forward-looking statements. Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control, including general economic and market conditions, industry conditions, operational and other factors. Actual results may differ materially from those expressed or implied in these statements contained in this proxy statement as a result of significant risks and uncertainties, including, but not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the inability to obtain the required shareholder vote or regulatory approvals for the merger or the failure to satisfy other conditions to completion of the merger;

•	the risk that shareholder litigation in connection with the merger may result in significant costs of defense, indemnification and liability;

•	risks that the merger disrupts current plans and operations; the ability to recognize the benefits of the merger;

•	the amount of the costs, fees, and expenses and charges related to the merger;

•	changes in interest rates;

•	changes in laws and regulations;

•	differences between actual claims experience and underwriting assumptions;

•	relationships with Farm Bureau organizations;

•	adverse results from litigation;

•	the ability to attract and retain sales agents; and

•	the impact of the COVID-19 pandemic and any future pandemics.

Additional information about these and other risks and uncertainties is contained in FBL Financial Group’s filings with the SEC, including FBL Financial Group’s Annual Report on Form 10-K and FBL Financial Group’s quarterly reports on Form 10-Q. See “Where You Can Find Additional Information” beginning on page 117. The statements in this proxy statement speak only as of the date of this proxy statement, and we undertake no obligation or intention to update or revise any forward-looking statement, whether as a result of new information, changes in assumptions, future developments or otherwise, except as may be required by law.

THE PARTIES TO THE MERGER

FBL Financial Group, Inc.

FBL, an Iowa corporation headquartered in West Des Moines, Iowa, primarily sells individual life insurance and annuity products through its subsidiary, Farm Bureau Life. Farm Bureau Life’s distribution force markets under the consumer brand name Farm Bureau Financial Services. In addition, in the state of Colorado, FBL offers life and annuity products through Greenfields Life Insurance Company. Additional information about FBL is contained in our public filings, certain of which are incorporated by reference into this proxy statement.

For more information about FBL, see “Important Information Regarding FBL Financial Group—Company Background” and “Where You Can Find Additional Information” beginning on pages 104 and 117, respectively. FBL’s internet website and the information contained therein or connected thereto is not intended to be incorporated by reference into this proxy statement.

Farm Bureau Property & Casualty Insurance Company

Parent is an Iowa domiciled stock property and casualty insurance company. Parent is an indirect subsidiary of Farm Bureau Mutual Holding Company (“FBMHC”) and its principal business is as a property and casualty insurance company. Parent was formed in 1939 to write automobile insurance in Iowa. Today, Parent and its subsidiary insurance company serve in excess of 360,000 Farm Bureau client/members in eight Midwest and Western states through a network of approximately 950 exclusive multi-line agents and agency managers, offering a full line of personal and commercial property-casualty insurance products.

5400 Merger Sub, Inc.

Merger Sub is an Iowa corporation and wholly owned subsidiary of Parent that was formed solely for the purpose of engaging in the merger and other related transactions. Merger Sub has not engaged in any business other than in connection with the merger and other related transactions.

THE SPECIAL MEETING

Date, Time and Place

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting, which will be held at [●], or at any adjournments or postponements thereof.

The purpose of the special meeting is for our shareholders to consider and vote upon the adoption of the Merger Agreement, the approval, on an advisory, non-binding basis, of certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, and to approve the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement. A copy of the Merger Agreement is attached to this proxy statement as Annex A-1. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about [●].

Record Date and Quorum

The holders of record of common shares and Series B preferred shares of the Company as of the close of business on [●] (the record date for the determination of shareholders of the Company entitled to notice of and to vote at the special meeting) are entitled to receive notice of and to vote at the special meeting. As of the record date, [●] common shares (including [●] Class A common shares and [●] Class B common shares) were issued and outstanding and 5,000,000 Series B preferred shares of the Company were issued and outstanding.

The holders of a majority of each of the Class A common shares, the Class B common shares and Series B preferred shares of the Company entitled to vote on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Under the Rollover Agreement, the rollover shareholders, as holders of approximately 61.4% of the outstanding Class A common shares and approximately 87.7% of the outstanding Class B common shares as of January 11, 2021, agreed, upon the terms and subject to the conditions set forth in the Rollover Agreement, to appear at such meeting or otherwise cause their common shares to be counted as present thereat for the purpose of establishing a quorum and vote all such shares that they own in favor of adoption of the Merger Agreement, and the presence of such shares assures a quorum at the special meeting. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting for purposes of the quorum determination.

Required Vote

The merger cannot be completed without the affirmative vote of (i) holders of at least a majority of all outstanding Class A common shares and Series B preferred shares, voting together as a single class, (ii) holders of at least a majority of all outstanding Class B common shares and (iii) holders of at least a majority of all outstanding common shares held by all of the holders of outstanding common shares (excluding IFBF and its affiliates, Parent and its affiliates, and the directors and officers of IFBF, Parent and each of their respective affiliates). Pursuant to our Fifth Restated Bylaws, as amended, and Restated Articles of Incorporation, common shares are entitled to one vote per share and Series B preferred shares are entitled to two votes per share.

The proposal to approve, on an advisory, non-binding basis, of certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger requires the affirmative vote of holders of at least a majority of the Class A common shares and Series B preferred shares present or represented and entitled to vote either in person or by proxy, voting as a single class and (ii) holders of at least a majority of the Class B common shares present or represented and entitled to vote either in person or by proxy. Abstentions from voting will have the same effect as a vote “against” such proposal.

The proposal to adjourn the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement requires the affirmative vote of (i) holders of at least a majority of the Class A common shares and Series B preferred shares present or represented and entitled to vote either in person or by proxy, voting as a single class and (ii) holders of at least a majority of the Class B common shares present or represented and entitled to vote either in person or by proxy. Abstentions from voting will have the same effect as a vote “against” such proposal.

Pursuant to that certain Rollover Agreement, dated as of January 11, 2021, each of the rollover shareholders agreed, subject to certain conditions, to vote all common shares and Series B preferred shares of the Company beneficially owned by them in favor of adopting the Merger Agreement. As of the record date, the rollover shareholders beneficially own [●] Class A common shares, 10,009 Class B common shares and 5,000,000 Series B preferred shares of the Company in the aggregate, representing approximately [●]% of the outstanding common shares and 100% of the Series B preferred shares of the Company. For more information, see “Rollover Agreement” on page 102.

Except in their capacities as members of the Board of Directors or the Special Committee, as applicable, and except as contemplated by the Rollover Agreement, no executive officer or director of the Company has made any recommendation either in support of or in opposition to the merger or the Merger Agreement. Based in part on the unanimous recommendation of the Special Committee, the Board of Directors voted to approve and recommend the Merger Agreement and the merger.

Broker Non-Votes

If you hold your common shares of in “street name” through a broker, bank, or other nominee, you should refer to the proxy card or the information forwarded by such broker, bank or other nominee to see what voting options are available to you. A broker, bank, or other nominee’s ability to vote your shares for you is governed by the rules of various national and regional securities exchanges. Without your specific instruction, a broker, bank or other nominee may only vote your shares on “routine” proposals and may not vote your shares on “non-routine” matters. It is expected that all proposals to be voted on at the special meeting are considered “non-routine” proposals which your bank, broker, or other nominee cannot vote on your behalf, resulting in a “broker non-vote.” As a result, if you hold your common shares in “street name” and you do not provide voting instructions, your common shares will have the same effect as a vote “against” the proposal to adopt the Merger Agreement, but shall be of no effect with respect to the proposal to approve, on an advisory, non-binding basis, of certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger and shall be of no effect with respect to the proposal to adjourn the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

Abstentions

Abstaining from voting will have the same effect as a vote “against” the proposal to adopt the Merger Agreement, the proposal to approve, on an advisory, non-binding basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger and the proposal to adjourn the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

Voting; Proxies; Revocation

Attendance

All holders of common shares as of the close of business on [●], the record date for voting at the special meeting, including shareholders of record and beneficial owners of common shares registered in the “street name” of a bank, broker or other nominee, are invited to attend the special meeting. If you are a shareholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification.

Voting in Person

Shareholders of record will be able to vote in person at the special meeting. If you are not a shareholder of record, but instead hold your common shares in “street name” through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting.

Providing Voting Instructions by Proxy

To ensure that your common shares are represented at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting.

Record Holders

If you are a shareholder of record, you may provide voting instructions by proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy and voting instruction card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy and voting instruction card by the deadlines set forth on the card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy and voting instruction card, as described below.

Submit a Proxy and Voting Instruction Card. If you complete, sign, date and return the enclosed proxy and voting instruction card by mail so that it is received before the special meeting, your shares will be voted in the manner directed by you on your proxy and voting instruction card.

If you sign, date and return your proxy and voting instruction card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the Merger Agreement and the proposal to adjourn the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

If you fail to return your proxy and voting instruction card, the effect will be that your shares will have the same effect as a vote “against” the adoption of the Merger Agreement, but will not affect the vote regarding the advisory, non-binding approval of certain compensation that may become payable to the Company’s named executive officers in in connection with the merger, and will not affect the vote regarding the adjournment of the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

“Street Name” Shares

If your common shares are held by a bank, broker or other nominee on your behalf in “street name,” your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card.

Shares in the Farm Bureau 401(k) Savings Plan

If you hold common shares in the Company stock fund investment option of the Farm Bureau 401(k) Savings Plan (the “Company Stock Fund”), the voting instructions you select pursuant to the procedures established under the 401(k) Plan will be given to the Company Stock Fund trustee. All shares held in the Company Stock Fund are voted by trustee, but each participant may direct the trustee on how to vote the common shares credited to his or her account. Shares for which no timely voting instructions are received will be voted by the trustee in the same ratio as to those shares for which participant instructions are received.

Revocation of Proxies

Your proxy is revocable. If you are a shareholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

•	giving written notice of revocation to the Secretary of the Company to Secretary, FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, Iowa 50266;

•	submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy and voting instruction card by mail to the Company; or

•	attending the special meeting and voting in person.

Attending the special meeting without taking one of the actions described above will not revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy and voting instruction card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy and voting instruction card or written notice of revocation in sufficient time for it to be received by the Company before the day of the special meeting.

Please note that if you hold your common shares in “street name” and you have instructed a broker, bank or other nominee to vote your common shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions.

Adjournments and Postponements

The special meeting may be adjourned from time to time for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement, although this is not currently expected. Under the Merger Agreement, the special meeting may only be postponed or adjourned under certain circumstances as described below under “The Merger Agreement – Conditions to the Merger” on page 96. If there is present, in person or by proxy, at the special meeting or any adjourned meeting sufficient favorable voting power to secure the vote of the shareholders of the Company necessary to adopt the Merger Agreement, the Company does not anticipate that it will adjourn (or further adjourn) the special meeting. Any signed proxies received by the Company in which no voting instructions are provided on the adjournment proposal will be voted in favor of adjournment, if such proposal is introduced at the special meeting.

Solicitation of Proxies

We will bear the cost of our solicitation of proxies, except as described below. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common shares. We may solicit proxies by mail, personal interview, e-mail, telephone or via the Internet. The Company has retained Okapi Partners, LLC (“Okapi Partners”), a proxy solicitation firm, to assist it in the solicitation of proxies for the special meeting. The Company has agreed to pay Okapi Partners a fee of approximately $[●], plus reimbursement of out-of-pocket expenses in respect of these services. In addition, the Company has agreed to indemnify Okapi Partners against certain liabilities including liabilities arising under the federal securities laws. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement, you are being asked to consider and vote on a proposal to adopt the Merger Agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement and the merger. In particular, you should read in its entirety the Merger Agreement, which is attached as Annex A-1 to this proxy statement. In addition, see the sections entitled “Special Factors,” beginning on page 20, and “The Merger Agreement ,” beginning on page 83.

The Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your common shares represented by such proxy card will be voted “FOR” the proposal to adopt the Merger Agreement.

The merger cannot be completed without the affirmative vote of (i) holders of at least a majority of all outstanding Class A common shares and Series B preferred shares, voting together as a single class, (ii) holders of at least a majority of all outstanding Class B common shares and (iii) holders of at least a majority of all outstanding common shares held by all of the holders of outstanding common shares (excluding IFBF and its affiliates, Parent and its affiliates, and the directors and officers of IFBF, Parent and each of their respective affiliates). Pursuant to our Fifth Restated Bylaws, as amended, and Restated Articles of Incorporation, common shares are entitled to one vote per share and Series B preferred shares are entitled to two votes per share.

PROPOSAL 2: NON-BINDING COMPENSATION ADVISORY PROPOSAL

Under Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to provide shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger, as disclosed in the section entitled “Special Factors—Interests of Directors and Executive Officers in the Merger—Quantification of Potential Payments to the Company’s Named Executive Officers in Connection with the Merger,” beginning on page 64, including the table entitled “Golden Parachute Payment” and accompanying footnotes. Accordingly, you are being provided with the opportunity to cast an advisory vote on such payments.

As an advisory vote, this proposal is not binding upon the Company or the Board, and approval of this proposal is not a condition to completion of the merger. Because the merger-related executive compensation to be paid in connection with the merger is based on the terms of the Merger Agreement as well as the contractual arrangements with the named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the Merger Agreement is adopted (subject only to the contractual conditions applicable thereto). However, the Company seeks your support and believes that your support is appropriate because the Company has a comprehensive executive compensation program designed to link the compensation of our executives with the Company’s performance and the interests of its shareholders. Accordingly, we ask that you vote on the following resolution:

“RESOLVED, that the shareholders of FBL Financial Group, Inc. approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the named executive officers of FBL Financial Group, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Special Factors—Interests of Directors and Executive Officers in the Merger—Quantification of Potential Payments to the Company’s Named Executive Officers in Connection with the Merger,” beginning on page 64 (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”

The Board unanimously recommends that you vote “FOR” the non-binding compensation advisory proposal.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your common shares represented by such proxy card will be voted “FOR” the non-binding compensation advisory proposal.

The proposal to approve, on an advisory, non-binding basis, of certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger requires the affirmative vote of (i) holders of at least a majority of the Class A common shares and Series B preferred shares present or represented and entitled to vote either in person or by proxy, voting as a single class and (ii) holders of at least a majority of the Class B common shares present or represented and entitled to vote either in person or by proxy. Abstentions from voting will have the same effect as a vote “against” such proposal.

PROPOSAL 3: AUTHORITY TO ADJOURN THE SPECIAL MEETING

You may be asked to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

The Board unanimously recommends that you vote “FOR” the proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your common shares represented by such proxy card will be voted “FOR” the proposal to adjourn the special meeting to a later date or time if necessary or appropriate.

The proposal to adjourn the special meeting from time to time, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement requires the affirmative vote of (i) holders of at least a majority of the Class A common shares and Series B preferred shares present or represented and entitled to vote either in person or by proxy, voting as a single class and (ii) holders of at least a majority of the Class B common shares present or represented and entitled to vote either in person or by proxy. Abstentions from voting will have the same effect as a vote “against” such proposal.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement. A copy of the Merger Agreement is attached to this proxy statement as Annex A-1 and is incorporated by reference into this proxy statement. The provisions of the Merger Agreement are extensive and not easily summarized. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties to the Merger Agreement are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. In addition, you should read the “Rollover Agreement” section of this proxy statement beginning on page 102, which summarizes the Rollover Agreement, as certain of its provisions relate to certain provisions of the Merger Agreement. A copy of the Rollover Agreement is attached to this proxy statement as Annex A-2 and is incorporated by reference into this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A-1, respectively, to this proxy statement, is intended to provide information regarding the terms of the Merger Agreement. The Merger Agreement contains representations and warranties by the Company, Parent and Merger Sub, which were made for purposes of that agreement and as of specified dates. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in the Merger Agreement (a) have been qualified by matters specifically disclosed in the Company’s filings with the SEC on or after January 1, 2018 and at least three business days prior to the date of the Merger Agreement (excluding any disclosures in the “Risk Factors” section thereof and any disclosures to the extent they are cautionary, predictive or forward-looking in nature), (b) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (d) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties (including to establish the circumstances in which a party to the Merger Agreement may have the right not to close the merger if, due to a change in circumstance or otherwise, the representations and warranties of the other party prove to be untrue or the covenants are not complied with) rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the Company or Parent or their respective businesses. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may be fully reflected in the Company’s or Parent’s public disclosures if determined to be material to the Company or Parent, as applicable. The representations and warranties in the Merger Agreement and the description of them in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in this proxy statement and the other reports, statements and filings the Company files publicly with the SEC.

The description of the Merger Agreement below does not purport to describe all of the terms of that agreement, and is qualified in its entirety by reference to the full text of the original Merger Agreement, a copy of which is attached as Annex A-1 and is incorporated in this proxy statement by reference.

Additional information about the Company may be found elsewhere in this proxy statement and in the Company’s other public filings. See “Where You Can Find Additional Information” beginning on page 124.

Structure of the Merger; Articles of Incorporation and Bylaws of the Surviving Corporation

At the effective time of the merger, Merger Sub will be merged with and into the Company in accordance with the IBCA, whereupon the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Iowa law as the surviving corporation. Following the transactions contemplated by the Merger Agreement and the Rollover Agreement, Parent will own approximately 39.5% of the common shares of the surviving corporation and IFBF will own approximately 60.5% of the common shares of the surviving corporation. At the effective time of the merger, the articles of incorporation of the Company and the bylaws of the Company in effect immediately prior to the effective time of the merger will be amended and restated in their entirety as set forth in Exhibits A and B of the Merger Agreement, respectively, and as so amended, will be the articles of incorporation and the bylaws of the surviving corporation.

The directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving corporation following the merger until the earlier of (i) their death, resignation or removal or (ii) such time as their respective successors are duly elected or appointed as provided in the articles of incorporation or the bylaws of the surviving corporation. The officers of the Company immediately prior to the effective time of the merger will be the initial officers of the surviving corporation until the earlier of (i) their death, resignation or removal or (ii) such time as their respective successors are duly appointed as provided in the certificate of incorporation or the bylaws of the surviving corporation.

When the Merger Becomes Effective

The closing of the merger will take place on the third business day after the satisfaction or waiver of the conditions to the closing of the merger that are provided in the Merger Agreement (other than conditions that by their nature are to be satisfied at the closing of the merger, but subject to such conditions being satisfied), unless otherwise agreed by the parties in writing. The merger will become effective at the time when Merger Sub and the Company file the articles of merger with the Iowa Secretary of State, executed in accordance with the relevant provisions of the IBCA, or at such other time as is permissible in accordance with the IBCA and as the parties may agree and is specified in the articles of merger.

Effect of the Merger on the Common Shares of the Company and Merger Sub

At the effective time of the merger, each common share that is issued and outstanding immediately prior to the effective time of the merger (other than common shares that are (i) held by IFBF, Merger Sub or Parent, (ii) held by the Company in treasury or by any wholly-owned subsidiary of the Company or (iii) held by any of the Company’s common shareholders who have neither voted in favor of the merger nor consented thereto in writing and who have demanded properly in writing appraisal for such common shares in accordance with Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA and have not failed to perfect or have not effectively withdrawn or lost their rights to appraisal of such common shares under the IBCA) will be converted into the right to receive the merger consideration of $56.00 per common share in cash, without interest and less any required withholding taxes, and when so converted, will automatically be canceled and cease to exist, except as the right to receive the merger consideration.

Each common share of the Company that is held by Parent or Merger Sub immediately prior to the effective time of the merger or held by the Company in treasury will automatically be canceled and will cease to exist and no consideration will be delivered in exchange for such cancelation. Each common share of the Company that is held by any wholly-owned subsidiary of the Company will remain outstanding. Each Series B preferred share of the Company will remain outstanding in accordance with its terms.

Each common share of the Company that is issued and outstanding immediately prior to the effective time of the merger held by the Company’s shareholders who have neither voted in favor of the Merger nor consented to the merger in writing and, who have demanded appraisal for such shares in accordance with Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA (which we refer to as the “dissenting shares”) will not be converted into, or represent the right to receive, the merger consideration. The holder of such dissenting shares will instead be entitled to receive payment of the appraised value of such dissenting shares in accordance with the applicable provisions of the IBCA. If any holder of dissenting shares fails to perfect or withdraws or loses such holder’s right to appraisal of such dissenting shares under the IBCA, each of such holder’s common shares will be deemed to have been converted into, and to have become exchangeable for, the right to receive the merger consideration, without interest, and will cease to be dissenting shares.

At the effective time of the merger, each share of common stock of Merger Sub that is issued and outstanding immediately prior to the effective time of the merger will be converted into and become one common share of the surviving corporation.

Upon completion of the merger, the common shares will no longer be publicly traded, and holders of such common shares that have been converted (other than Parent and IFBF, as the rollover shareholders ) will cease to have any ownership interest in the Company.

Treatment of Company Equity Awards

The Company’s outstanding equity-based compensation arrangements that will be impacted by the merger are maintained pursuant to the (i) FBL Financial Group, Inc. Cash-Based Restricted Stock Unit Plan (the “Stock Unit Plan”), (ii) FBL Financial Group, Inc. Director Compensation Plan (the “Director Compensation Plan”), (iii) FBL Financial Group, Inc. Executive Salary and Bonus Deferred Compensation Plan (the “Executive Plan”), and (iv) Farm Bureau Employer Match Deferred Compensation Plan (the “Match Plan”). These equity-based compensation arrangements are comprised of actual awards of traditional restricted stock units (“Standard Company RSUs”) and arrangements that operate similarly to restricted stock units (“Other Company RSUs”).

Company RSUs

Pursuant to the terms of the Standard Company RSUs and Other Company RSUs (collectively, the “Company RSUs”), each restricted stock unit under the Company RSUs relates to a share of the Company’s common shares. Upon satisfying the vesting and payment conditions applicable to any particular Company RSUs, the holder of such Company RSUs is entitled to receive, with respect to each restricted stock unit, (i) a share of the Company’s common stock or (ii) a cash amount that is equivalent to the fair market value of a share of the Company’s common shares. The Standard Company RSUs are cash-settled awards subject to a five-year vesting period under the Stock Unit Plan, while the Other Company RSUs are a mix of cash and stock-settled awards subject to deferral elections under the Director Compensation Plan, Executive Plan and Match Plan.

In connection with the merger, the Company RSUs that are outstanding immediately prior to the effective time of the merger will automatically be cancelled and exchanged for the right of each holder of such Company RSUs to receive, with respect to each restricted stock unit thereunder, an amount in cash equal to (i) the per share merger consideration of $56.00, plus (ii) the aggregate sum of any accrued and unpaid cash dividend equivalents attributable to each Company RSU (subject to adjustment, if at all, pursuant to the applicable plans and arrangements governing such Company RSUs) (the “RSU Consideration”). The RSU Consideration will be payable, (less applicable withholding taxes) if at all, in accordance with the current vesting and payment conditions that were applicable to the Company RSUs immediately prior to the effective time of the merger. Accordingly and to the extent applicable, a former holder of the above-described, cancelled Company RSUs must remain employed by, or in the service of, the surviving corporation or an affiliate until the applicable vesting date in order to receive the RSU Consideration attributable to the Company RSUs. In addition, with respect to Company RSUs that were subject to a deferral election prior to their cancellation, the RSU Consideration attributable to such Company RSUs will paid in accordance with such election. Therefore, while the merger results in the cancellation of the Company RSUs, the merger will not impact the vesting conditions or the timing of payment with respect to the RSU Consideration attributable to such cancelled Company RSUs.

Company Stock Options and Company Restricted Stock Awards

While the Merger Agreement addresses the merger consideration that is payable with respect to options to purchase common shares (“Company Stock Options”) and awards of restricted common shares (“Company Restricted Stock Awards”), there are no outstanding Company Stock Options or Company Restricted Stock Awards as of the date of this Proxy Statement, nor will any Company Stock Options or Company Restricted Stock Awards be issued after the date of this Proxy Statement. Accordingly, as of the effective time of the merger, there will be no merger consideration attributable to Company Stock Options or Company Restricted Stock Awards.

Company Surplus Units

The Company has awarded cash-settled restricted surplus units that have a value measured by the change in surplus of Parent (the “Company Surplus Units”). While the Company Surplus Units are part of the Company’s overall long-term incentive compensation program, the Company Surplus Units do not constitute equity based compensation arrangements of the Company (thus, the Company Surplus Units are described in this Proxy Statement solely for the sake of completeness). Therefore, the merger will have no impact on outstanding Company Surplus Units and all such awards will continue to be subject to the same terms and conditions as had applied immediately prior to the effective time of the merger.

Payment for the Common Shares in the Merger

Prior to the effective time of the merger, Parent will enter into an agreement, in form and substance reasonably satisfactory to the Company, with American Stock Transfer & Trust Account (which we refer to as the “paying agent”) to act as paying agent for the payment of the aggregate merger consideration. At or prior to the effective time of the merger, Parent will deposit, or cause Merger Sub to deposit, with paying agent an amount in cash sufficient to pay the aggregate merger consideration payable in respect of the common shares. Parent may direct the paying agent to invest the funds so deposited, subject to the investment parameters set forth in the Merger Agreement, until such funds are distributed in accordance with the terms of the Merger Agreement. Such funds shall be used solely for purposes of paying the merger consideration in accordance with the Merger Agreement and shall not be used to satisfy any other obligation of Parent, the Company or any of its subsidiaries. If for any reason such funds are inadequate to pay the aggregate merger consideration to, Parent shall promptly deposit, or cause Merger Sub to deposit, additional cash with the paying agent sufficient to make all payments of the aggregate merger consideration.

As promptly as practicable following the effective time of the merger (and in any event within five business days thereof), the paying agent will mail to each holder of record of a certificate or certificates that, immediately prior to the effective time, represented outstanding common shares subsequently converted into the right to receive the merger consideration (i) a letter of transmittal that (A) will specify that delivery will be effected and risk of loss and title to the certificates passes only upon proper delivery of the certificates (or an affidavit of loss in lieu thereof, together with any bond or indemnity agreement) to the paying agent and (B) will be in such form and have such other provisions as Parent may specify, subject to the Company’s reasonable approval and (ii) instructions for use in effecting the surrender of the certificates (or an affidavit of loss in lieu thereof, together with any bond or indemnity agreement) to the paying agent in exchange for the merger consideration that such holder is entitled to receive.

Upon surrender of a certificate for cancelation to the paying agent, together with a letter of transmittal, duly completed and validly executed, and any other documents reasonably required by the paying agent, (i) the holder of such certificate will be entitled to receive, in exchange therefor the merger consideration that such holder has the right to receive and (ii) the certificate so surrendered will be canceled. No profit, interest or income will be paid or accrued on the cash payable upon surrender of the certificates.

Any holder of book-entry shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the merger consideration that such holder is entitled to receive. Instead, each holder of record of one or more book-entry shares whose common shares were converted into the right to receive the merger consideration will automatically upon the effective time (or, at any later time at which such book-entry shares will be converted) be entitled to receive, and Parent will cause the paying agent to pay and deliver as promptly as practicable after the effective time, the merger consideration to which such holder is entitled to receive.

Dissenting Shares

Holders of common shares that are outstanding immediately prior to the effective time of the merger and that are held by shareholders who have neither voted in favor of the merger nor consented thereto in writing and who have demanded properly in writing appraisal for such common shares in accordance with Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA shall not be converted into the right to receive merger consideration. Instead, provided that such dissenting shareholders have not withdrawn or lost their rights to appraisal under the IBCA, such dissenting shareholders shall be entitled to receive appraisal for and obtain payment in cash for the judicially determined “fair value” of such common shares in accordance with the IBCA if the merger is completed.

Adjustments to the Merger Consideration

Subject to certain restrictions as set forth in the Merger Agreement, if the Company changes the number of common shares issued and outstanding prior to the effective time of the merger as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction or a stock dividend, stock split or stock distribution is declared with a record date prior to the effective time of the merger, the merger consideration will be proportionately adjusted to reflect such change.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company as to, among other things:

•	corporate organization, existence and good standing, including with respect to the subsidiaries of the Company;

•	the capitalization of the Company, including in particular the number of common shares, Series B preferred shares, common shares subject to Company Stock Options, Company Restricted Stock Awards and Company RSUs;

•	ownership of the subsidiaries of the Company;

•	corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by it;

•	the approval and recommendation by the Special Committee and/or the Board, as applicable, in favor of the Merger Agreement, the merger and other transactions contemplated thereby;

•	required regulatory filings and authorizations, consents or approvals of government entities and consents or approvals required of other third parties;

•	matters relating to information to be included in required filings with the SEC in connection with the merger;

•	the accuracy of the Company’s filings with the SEC, of the financial statements included in the SEC filings and of the efficacy of the Company’s system of internal controls over financial reporting;

•	the absence of certain events or changes (except for such events or changes undertaken in response to or otherwise related to the outbreak and ongoing effects of a contagious disease, epidemic or pandemic (including COVID-19), which we refer to in this Proxy Statement as a “contagion event”) since December 31, 2019 through January 11, 2021 and the absence of any material adverse effect with respect to the Company since December 31, 2019 through January 11, 2021;

•	the absence of certain undisclosed liabilities of the Company and its subsidiaries;

•	compliance with laws by the Company and its subsidiaries since January 1, 2018;

•	the absence of actions, claims, suits, certain investigations, litigations, administrative actions or disputes, arbitrations or proceedings by or before any governmental entity or arbitrator or arbitration panel with respect to the Company and its subsidiaries;

•	intellectual property owned, licensed or used by the Company and its subsidiaries;.

•	material contracts of the Company and its subsidiaries;

•	the absence of certain defaults under material contracts, including arising out of the execution and delivery of, and the consummation of the transactions contemplated by, the Merger Agreement;

•	insurance matters and compliance with insurance laws by the Company and its subsidiaries that conduct the insurance operations of the Company (which we refer to as the Company’s “insurance subsidiaries”);

•	the rates and forms of insurance contracts written by the Company’s insurance subsidiaries;

•	the reinsurance contracts pursuant to which the Company’s insurance subsidiaries ceded premium, including the absence of certain defaults thereunder;

•	the licensing and standing under applicable law of the Company’s affiliated distributors;

•	the separate accounts maintained by the Company’s insurance subsidiaries;

•	the inapplicability of anti-takeover provisions of applicable law with respect to the merger;

•	the Company’s employee benefit plans;

•	the filing of tax returns, the payment of taxes and other tax matters related to the Company and its subsidiaries;

•	leasehold interests under enforceable leases in the properties leased to or by the Company or its subsidiaries;

•	environmental matters and compliance with environmental laws by the Company and its subsidiaries; and

•	the absence of any fees or commission owed by the Company to any broker, finder, advisor or intermediary in connection with the merger, other than the fees to be paid to Barclays.

The Merger Agreement also contains representations and warranties of Parent and Merger Sub as to, among other things:

•	corporate organization and good standing;

•	power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by it;

•	required regulatory filings and authorizations, consents or approvals of government entities and consents or approvals required of other third parties;

•	the sufficiency of funds available to Parent to pay the aggregate merger consideration and other amounts payable pursuant to the Merger Agreement, including all fees and expenses incurred in connection with the transactions contemplated thereunder;

•	matters relating to information to be included in required filings with the SEC in connection with the merger;

•	Parent’s ownership of 199,016 Class A common shares and 2,390 Class B common shares; and

•	the absence of any fees or commission owed by Parent or Merger Sub to any broker, finder, advisor or intermediary in connection with the merger, other than the fees to be paid to Goldman Sachs.

Many of the representations and warranties in the Merger Agreement are qualified by knowledge or materiality qualifications or a “material adverse effect” clause.

For purposes of the Merger Agreement, “material adverse effect” means any change, development, effect, circumstance, state of facts or event that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the results of operations, business, assets, properties or financial condition of the Company and its subsidiaries taken as a whole.

The Merger Agreement provides that a material adverse effect will not include effects relating to or arising from (in the case of the first six bullets below, other than if any such change, development, effect, circumstance, state of facts or event that  has had or would reasonably be expected to have a disproportionate adverse effect on the Company or its subsidiaries compared to other life insurance and annuity companies in the United States (but only to the extent of such disproportionate adverse effect)):

•	general political or economic conditions (including changes in interest rates or exchange rates) or securities, credit, financial or capital markets conditions, in each case in the United States or any foreign jurisdiction;

•	changes or conditions generally affecting the segments of the life insurance and/or annuity industries in the United States in which the Company and its subsidiaries operate;

•	the occurrence, escalation, outbreak or worsening of any acts of war, armed hostilities, acts of terrorism or military conflicts;

•	changes in or adoption of any applicable laws or applicable accounting regulations (including GAAP or Statutory Accounting Principles (“SAP”));

•	any contagion event, or worsening of a contagion event existing as of the date of the Merger Agreement, or any declaration of martial law, quarantine or similar directive, policy or guidance or other action by any governmental entity in response thereto;

•	earthquakes, wildfires, tornadoes, hurricanes, floods or other natural disasters;

•	any failure by the Company or its subsidiaries to meet any published projections, forecasts, predictions, estimates or expectations in respect of revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company or its subsidiaries to meet its or their internal or published projections, predictions, budgets, plans or forecasts of its revenues, earnings, or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure to the extent not otherwise excluded from the definition of “material adverse effect” may be taken into account in determining whether there has been a material adverse effect); or

•	the negotiation, execution, announcement or pendency of the Merger Agreement or the transactions contemplated thereby and the identity of, or any facts or circumstance specifically and particularly relating to, Parent or its affiliates, including any action taken or not taken by the Company or its subsidiaries which is expressly required or prohibited by the Merger Agreement.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except as in response to or related to any contagion event or any change in applicable law or policy as a result of or related to any contagion event, as required by applicable law or judgment, as set forth in the Company Disclosure Letter, as expressly contemplated by the Merger Agreement or with the prior written consent of Parent (not to be unreasonably withheld or delayed), during the period from the signing of the Merger Agreement to the effective time of the merger, the Company must use its reasonable best efforts to, and must use its reasonable best efforts to cause each of its subsidiaries to, conduct its business in all material respects in the ordinary and usual course consistent with past practice and, to the extent consistent therewith, the Company and its subsidiaries must use their respective reasonable best efforts to preserve their business organizations intact and maintain their existing business relationships and goodwill.

In addition, except as in response to or related to any contagion event or any change in applicable law or policy as a result of or related to any contagion event, as required by applicable law or judgment, as set forth in the Company Disclosure Letter , as expressly contemplated by the Merger Agreement or with the prior written consent of Parent (not to be unreasonably withheld or delayed), the Company must not and will cause each of its subsidiaries not to:

•	adjust, split, combine or reclassify any of its capital stock or other equity interests or issue or propose or authorize the issuance of any other securities in respect of, in lieu of, or in substation for, shares of capital stock;

•	set any record dates or payment dates for the payment of any dividends or distributions on its common shares, or make, declare, set aside or pay any dividends on or make any other distribution in respect of any of its common shares, other than quarterly dividends on the common shares not to exceed $0.52 per common share per quarter with record and payment dates as set forth in the Company Disclosure Letter (and the Company and Purchasers agree that, unless the Special Committee shall otherwise determine, the Company shall (and shall cause the Board of Directors to) effectuate on each such date a quarterly dividend of $0.52 per share, except to the extent that such record dates for such dividend would fall on or after the closing date of the merger);

•	repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or its subsidiaries, or any other equity interest or any rights, warrants or options to acquire any such shares or interests, subject to certain exceptions, including pursuant to the Company’s equity awards plans;

•	issue, grant, deliver, pledge, encumber, sell or purchase any shares of its capital stock or other equity interests, or rights, warrants or options to acquire, or security convertible or exchangeable into any such shares of capital stock or other equity interests (except upon exercise, vesting and settlement, as applicable, of equity awards outstanding as of the date of the Merger Agreement under the Company’s equity awards plans);

•	amend (by merger, consolidation or otherwise) its articles of incorporation, bylaws or other organizational documents in any manner or adopt or implement any shareholder rights plan or similar arrangement;

•	purchase an equity interest in, or a portion of the assets of, any person or any division or business thereof, if the aggregate amount of the consideration paid or transferred by the Company and its subsidiaries in connection with such transactions would exceed $3,000,000;

•	merge or consolidate with any person, in each case, other than (i) any such action solely between or among the Company and its subsidiaries or (ii) acquisitions of investments held in any investment account of one of the Company’s insurance subsidiaries in accordance with the investment policies and guidelines of the Company or such insurance subsidiary, as applicable;

•	create, incur, issue, modify, redeem, renew, syndicate or refinance any long-term indebtedness for money borrowed (excluding any letters of credit issued in the ordinary course of business and draws upon existing credit facilities) other than in the ordinary course of business consistent with past practice;

•	guarantee any indebtedness other than in the ordinary course of business consistent with past practice;

•	enter into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business consistent with past practice;

•	make any loans, capital contributions to, investments in or advances to any person (other than the Company and its subsidiaries) other than in the ordinary course of business consistent with past practice;

•	change any method, practice or principle of accounting, other than insofar as may be required by a concurrent change in GAAP or SAP;

•	except as required by the terms of a certain Company benefit plans, as in effect on the date of the Merger Agreement, (i) adopt, enter into, terminate or amend any Company benefit plan, other than in connection with routine, immaterial or ministerial amendments to health and welfare plans or incentive plans that do not increase benefits or result in an increase in administrative costs, (ii) increase the compensation or benefits of, or pay any bonus to, any executive officer of the Company or any of its subsidiaries, (iii) grant any change in control, retention, severance or termination pay to, or grant any equity or equity-based awards to, or accelerate the vesting or payment of any such awards held by, any executive officer of the Company or its subsidiaries, (iv) fund any payments or benefits that are payable or to be provided under any Company benefit plan (through a grantor trust or otherwise), (v) amend the funding obligation or contribution rate of any Company benefit plan, except as may be required by GAAP or (vi) take any action to implement any broad-based compensation or benefit reductions in respect of any employees of the Company or its subsidiaries;

•	commence, settle, otherwise compromise or enter into any consent, decree, injunction or similar restraint of form of equitable relief in settlement of (i) any action where the amount at issue is in excess of $3,000,000 or (ii) any action brought by any shareholder of the Company or any other person against the Company or its director or officers relating to the merger or the transactions contemplated by the Merger Agreement;

•	sell, lease, license, subject to a lien, or otherwise surrender, relinquish or dispose of any assets, property or rights (including capital stock of a subsidiary of the Company) with consideration in excess of $1,000,000, other than sales of investments held in investment accounts of Company’s insurance subsidiaries in accordance with the investment policies and guidelines (in each case, as in effect on the date of the Merger Agreement) of the Company or such insurance subsidiary, as applicable;

•	enter into, terminate, modify, release or relinquish any rights or claims under, or grant any consents under or amend any material contract other than in the ordinary course of business consistent with past practice;

•	materially change any of its underwriting, claims, claims handling, risk retention, reinsurance, investment, reserving or actuarial principles, policies or practices of the Company or any subsidiary of the Company, other than insofar as may be required by a concurrent change in GAAP or SAP;

•	terminate, cancel, amend or modify any material insurance or reinsurance policies maintained by it covering the Company or its subsidiaries or their respective properties which is not replaced by a comparable amount of insurance or reinsurance coverage;

•	make, rescind or change any express or deemed material election concerning taxes or tax returns, file any material amended tax return, enter into any material closing agreement with respect to taxes, settle or compromise any material tax audit, claim, assessment, or other proceeding, surrender any right to claim a material refund of taxes, obtain any tax ruling, agree to an extension of the statute of limitations periods for the assessment or collection of any material tax, or cause or permit any other person to take any of the foregoing actions with respect to the Company or its subsidiaries;

•	abandon, dedicate to the public, convey title or grant licenses under (other than in the ordinary course of business consistent with past practice) any material intellectual property of the Company;

•	adopt any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

•	enter into any new lines of business in which neither the Company nor any of its subsidiaries operates as of the date of the Merger Agreement; or

•	enter into any agreement to, or make any commitment to, take any of the actions prohibited by the Merger Agreement.

Other Covenants and Agreements

Company Shareholders’ Meeting

The Company will call and hold a meeting of its shareholders as promptly as practicable (and no later than 50 days) following the earliest of the date on which the SEC staff advises the Company that it has no further comments on this proxy statement and the related Schedule 13E-3 or that it is not reviewing this proxy statement and the related Schedule 13E-3 for the purpose of voting upon the adoption and approval of the Merger Agreement and the transactions contemplated thereby (which we refer to as the “Company shareholders’ meeting”), subject to certain limitations described in “The Merger Agreement — Other Covenants and Agreements — No Solicitation; No Adverse Company Recommendation” beginning on page 92. The Company may, in its reasonable discretion, postpone or adjourn the Company shareholders’ meeting after consultation with Parent, (A) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company shareholders within a reasonable amount of time in advance of the Company shareholders’ meeting, (B) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Special Committee has determined in good faith (after consultation with the Special Committee’s outside legal counsel) is required under applicable law to be filed and disseminated or (C) to permit additional time to solicit the required shareholder vote if sufficient proxies constituting the required shareholder vote have not been received by the Company. In addition, the Company shall, to the extent requested by Parent, postpone or adjourn the Company shareholders’ meeting no more than once and for no more than thirty (30) days, to permit additional time to solicit the required shareholder vote if sufficient proxies constituting the required shareholder vote have not been received by the Company.

No Solicitation; No Adverse Company Recommendation

For purposes of this proxy statement:

•	An “acquisition proposal” means any inquiry, proposal or offer from any third party relating to (a) any direct or indirect acquisition or purchase, in a single transaction or a series of transactions, of (i) 15% or more of the outstanding common shares, (ii) 15% or more (based on the fair market value thereof) of the assets (including equity securities of the Company’s subsidiaries) of the Company and its subsidiaries, taken as a whole, or (iii) assets or businesses of the Company and its subsidiaries that constitute or generate 15% or more of the total assets, consolidated revenues, net income or exposure to insurance or reinsurance liabilities of the Company and its subsidiaries, taken as a whole, (b) any tender offer or exchange offer that, if consummated, would result in any third party (other than Parent) owning, directly or indirectly, 15% or more of the outstanding common shares, (c) any merger, consolidation, amalgamation, business combination, recapitalization, liquidation, dissolution, share exchange or similar transaction involving the Company or any of its subsidiaries, other than, in each case, the transactions contemplated by the Merger Agreement or (d) any combination of the foregoing.

•	A “superior proposal” means a bona fide acquisition proposal (except that references to “15% or more” in the definition of such term will be deemed for purposes of this definition of superior proposal to be references to “more than 50%”) made in writing and not solicited in violation of the Merger Agreement that the Special Committee has determined in its good faith judgment (a) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal (including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition), and (b) if consummated, would result in a transaction more favorable to the public shareholders of the Company from a financial point of view (including taking into account the effect of any termination fee or provision relating to the reimbursement of expenses) than the transaction consummated pursuant to the Merger Agreement (including after taking into account any revisions to the terms of the transaction contemplated by the Merger Agreement and the time likely to be required to consummate such acquisition proposal).

•	An “intervening event” means a material change, development, effect, circumstance, state of facts or event occurring after the date of the Merger Agreement and that was not reasonably foreseeable to the Board or the Special Committee prior to the execution of the Merger Agreement that (a) is not related to the receipt, existence of or terms of an acquisition proposal or any inquiry relating thereto and (b) is not related to the market price or trading volume of the Company’s securities.

Pursuant to the Merger Agreement, except as described below, the Company will not, nor will it authorize or permit any of its subsidiaries or any of its or their respective officers, directors or employees (in their capacities as such) to, and it will direct its investment bankers, attorneys, accountants, consultants and other advisors and representatives (we refer to such officers, directors and employees (in their capacities as such) and investment bankers, attorneys, accountants, consultants and other advisors or representatives, collectively, as “representatives”) not to, directly or indirectly:

•	initiate, solicit, encourage, induce, or knowingly facilitate or assist any inquiries or the making, submission, announcement or commencement of any proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal;

•	approve, adopt or recommend, or propose to approve, adopt or recommend, any Acquisition Proposal or execute or enter into any contract, binding letter of intent or agreement in principle relating to, or that would reasonably be expected to lead to any acquisition proposal (other than a confidentiality agreement between the Company and a person making an acquisition proposal entered into in accordance with the Merger Agreement and on terms and conditions customary with respect to transactions of the nature contemplated by such acquisition proposal (an “acceptable confidentiality agreement”));

•	enter into any contract or agreement in principle requiring the Company to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the Merger Agreement or breach its obligations thereunder, or propose or agree to do any of the foregoing;

•	engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide or furnish any non-public information or data relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books and records or personnel of the Company or any of its subsidiaries to any person (other than Parent, Merger Sub, or any of their respective affiliates or representatives) with the intent to initiate, solicit, encourage, induce or assist with the making, submission, announcement or commencement of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal; or

•	otherwise knowingly facilitate any effort or attempt to make any acquisition proposal.

Additionally, the Company has agreed that it will, and will cause each of its affiliates and its or their respective officers, directors or employees (in their capacities as such) and direct its other representatives to, immediately cease all solicitations, discussions, negotiations and access to nonpublic information with, to or by any person (other than Parent, Merger Sub, or any of their respective affiliates or representatives) that may be ongoing as of the date of the Merger Agreement with respect to any proposal that constitutes or would reasonably be expected to lead to an acquisition proposal.

If, prior to the time shareholders approve the proposal to adopt the Merger Agreement, (i) the Company receives an unsolicited bona fide written acquisition proposal that did not result from the Company or its representatives taking any actions prohibited under the Merger Agreement, (ii) the Special Committee determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and (iii) after consultation with its outside financial advisors and outside legal counsel, the Special Committee determines that failure to take the actions below with respect to such acquisition proposal would be inconsistent with its fiduciary duties under Iowa law, then the Company may in response to such acquisition proposal:

•	furnish access and non-public information with respect to the Company and its subsidiaries to the person who has made such acquisition proposal pursuant to an acceptable confidentiality agreement meeting certain requirements specified by the Merger Agreement (as long as all such information provided to such person has previously been provided to Parent or is provided to Parent prior to or within the 24-hour period following the time at which it is provided to such person); and

•	participate in discussions and negotiations with such person regarding such acquisition proposal.

The foregoing does not prohibit the Company or any of its representatives (in their capacities as such) from contacting any person or group of persons that has made an acquisition proposal after the date of the Merger Agreement solely to request the clarification of the terms and conditions thereof, so as to determine whether the acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal.

The Company must promptly (and, in any event, within 24 hours) advise Parent in writing if (i) any inquiries, proposals or offers that constitute or would reasonably be expected to lead to an acquisition proposal are received by, (ii) any nonpublic information is requested from, or (iii) any discussions or negotiations are sought to be initiated or continued with, it or any of its representatives (in their capacities as such). The Company is required to keep Parent reasonably informed, on a current basis, of the status and terms of any such inquiries, proposals or offers (including any determination made, or actions taken, and any amendments to the terms of any proposals or offers) and the status of any such discussions or negotiations.

Except as described below, the Special Committee is not permitted to:

•	withdraw, suspend, modify or amend its recommendation that the Company’s common shareholders adopt the Merger Agreement in any manner adverse to Parent (or publicly propose to do any of the foregoing);

•	fail to include such recommendation in this proxy statement or any supplement hereto;

•	adopt, approve, endorse or recommend or otherwise declare advisable an acquisition proposal;

•	at any time following receipt of an acquisition proposal, fail to publicly reaffirm its adoption, approval or recommendation that the Company’s common shareholders approve the adoption of the Merger Agreement and the merger as promptly as practicable (but in any event within 10 business days after receipt of any reasonable request to do so from Parent); or

•	fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any acquisition proposal subject to Regulation 14D under the Exchange Act within 10 business days after commencement of such acquisition proposal.

We refer in this proxy statement to any of the actions above as an “adverse company recommendation.”

At any time prior to the time that the shareholders approve the proposal to adopt the Merger Agreement, the Special Committee may make an adverse company recommendation pursuant to the procedures set forth in the Merger Agreement, if after consultation with its financial advisor and outside counsel, it determines that the failure to take such action would be inconsistent with the fiduciary duties of directors under Iowa law, in response to a superior proposal or an intervening event.

Reasonable Best Efforts

Each of the parties has agreed, upon the terms and subject to the conditions set forth in the Merger Agreement, to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement as promptly as practicable. In particular, the parties are required to use reasonable best efforts to obtain governmental consents and approvals and make necessary filings, including (i) filings under the HSR Act and appropriate filings under any other applicable antitrust or related laws and (ii) forms, filings or other submissions with applicable regulators under insurance laws.

Burdensome Condition

However, in connection with obtaining all consents, approvals, authorizations, waivers or exemptions of governmental entities necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, Parent will not be obligated to take or refrain from taking, or to agree to it or its subsidiaries taking or refraining from taking, any action, or to permitting or suffering to exist any restriction, condition or requirement which, individually or together with all other such actions, restrictions, conditions or requirements that has had or would reasonably be expected to have a material adverse effect on the operations, business, assets, properties, liabilities or condition (financial or otherwise) of (i) the Company and its subsidiaries, taken as a whole, or (ii) Parent and its subsidiaries, taken as a whole.

We refer in this proxy statement to any of the above actions, restrictions, conditions or requirements as a “burdensome condition”.

In connection with obtaining all consents, approvals, authorizations, waivers or exemptions of governmental entities necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, Parent and its affiliates will not be required to initiate litigation or an appeal process against any governmental entity in order to avoid entry of, or to have vacated or terminated, any legal restraint that would prevent the closing of the merger. However, Parent has agreed that it will use its reasonable best efforts to defend on the merits any claim, cause of action, proceeding or litigation in any court or administrative or other tribunal initiated by any governmental entity in order to avoid entry of, or to have vacated or terminated, any legal restraint that would prevent the closing of the merger.

Information, Cooperation and Access

The parties have agreed that, prior to Parent being entitled to invoke a “burdensome condition”, the parties and their respective representatives will confer in good faith for a reasonable period of time in order to (i) exchange and review their respective views and positions as to any potential burdensome condition and (ii) discuss and present to, and engage with, the applicable governmental entity regarding any approaches or actions that would avoid any actual burdensome condition or mitigate its impact, such that it no longer constitutes a burdensome condition.

In addition to the foregoing, subject to the terms and conditions in the Merger Agreement, each of the Company, Parent and Merger Sub have agreed to:

•	consult with, and keep one another apprised on a prompt basis, regarding the obtaining and status of all consents, approvals, authorizations or waivers of governmental entities necessary or advisable to consummate the merger;

•	provide each other with the right to review in advance (subject in certain cases to the redaction of personally identifiable information or competitively sensitive or trade secret information) and, to the extent practicable and if permitted by applicable law, consult with and in good faith consider the comments of the other party regarding any filing made with, or written materials submitted to, any governmental entity in connection with the merger;

•	promptly furnish to each other copies of all such filings and written materials after their filing or submission, in each case subject to applicable laws;

The Company, Parent and Merger Sub have agreed to reasonably cooperate to obtain all consents, approvals or waivers from, or take other actions with respect to, third parties necessary or advisable to be obtained or taken in connection with merger.

The Company has agreed to allow Parent and its representatives, upon prior written request to the Company, reasonable access at all reasonable times to the personnel, auditors, offices, books and records, correspondence, audits and properties of the Company, as well as to all information relating to or otherwise pertaining to its business and affairs. However, the Company is not required to furnish information or access to the extent the Company believes in good faith that doing so would (i) result in a loss of attorney-client privilege, the work product immunity or any other legal privilege or similar doctrine, (ii) violate any confidentiality obligations of the Company or its subsidiaries to, or otherwise breach, contravene or violate any contract with, third parties or (iii) breach, contravene or violate any applicable law or judgement.

Directors’ and Officers’ Indemnification

The articles of incorporation and the bylaws of the surviving corporation will contain the same provisions with respect to indemnification, advancement of expenses and limitation of liability of directors and officers as set forth in the Company’s articles of incorporation and the bylaws in effect as of the date of the Merger Agreement. These provisions may not be amended, repealed or otherwise modified for a period of six years following the effective time of the merger in any manner that would adversely affect the rights of individuals who, on or prior to the effective time of the merger, were directors or officers of the Company or its subsidiaries or fiduciaries under the Company’s or its subsidiaries’ benefits plans (we refer to each such individual as a “covered person”), unless such modification is required by law and then only to the extent so required.

From the effective time of the merger through the later of (i) the sixth anniversary of the date on which the effective time of the merger occurs and (ii) the expiration of any statute of limitations applicable to any claim, action, suit, proceeding or investigation referred to below, the surviving corporation will indemnify and hold harmless each covered person against all claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger (including the Merger Agreement and the transactions and actions contemplated thereby), whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted under applicable law.

In the event of any loss, expense, claim, damage or liability incurred in connection with defending against any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the effective time of the merger, the parties have agreed that the surviving corporation will pay the reasonable fees and expenses of counsel selected by the covered persons promptly after statements therefor are received, and will advance to the covered persons reimbursement of documented expenses reasonably incurred, to the fullest extent permitted under law.

The surviving corporation has agreed to provide, for a period of six years from the effective time of the merger, the covered persons who are currently covered by an affiliate of Parent’s directors’ and officers’ insurance policy in effect on the date of the Merger Agreement with an insurance policy that provides coverage for events occurring at or prior to the effective time of the merger that is no less favorable than the existing policy and the aggregate premium of which is not in excess of 300% of the last annual premium paid by the Company (or such Affiliate) for such insurance before the date of the Merger Agreement (we refer to such 300% amount as the “maximum premium”). If the surviving corporation is unable to obtain the insurance described in the prior sentence for an amount less than or equal to the maximum premium, then the surviving corporation will instead obtain as much comparable insurance as possible for an annual premium equal to the maximum premium. However, in lieu of the foregoing arrangements, Parent will be entitled to purchase a “tail” directors’ and officers’ liability insurance policy covering the matters previously described, and if it so elects, the obligations will be satisfied so long as Parent (or the surviving corporation) causes such policy to be maintained in effect for a period of six years following the effective time of the merger. Parent is not required to pay more than the maximum premium for the “tail” policy described above.

Shareholder Litigation

The Company has agreed to give Parent notice of and the opportunity to participate in (but not control) the defense of any action brought by any shareholder of the Company or any other person against the Company or its directors or officers relating to the Merger Agreement or the transactions contemplated by the Merger Agreement. The Company has agreed that it will give due consideration to Parent’s advice with respect to any such litigation and will not settle or compromise any such action without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed to the extent such settlement or compromise would not require any admission of fault by the Company, its affiliates or representatives, or require the payment of any amount not covered by existing director and officer insurance coverage existing as of the date of the Merger Agreement).

Conditions to the Merger

The obligations of the Company, Parent and Merger Sub to effect the merger are subject to the fulfillment or waiver (other than the required shareholder vote condition, set forth in the second bullet point below, which may not be waived), at or before the effective time of the merger, of the following conditions:

•	that no court or other governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the merger or the transactions contemplated by the Rollover Agreement;

•	the required shareholder vote shall have been obtained;

•	that the waiting period applicable to the consummation of the merger under the HSR Act (or any extension thereof) has expired or early termination thereof has been granted and all other required regulatory approvals have been made or obtained, as applicable, and are in full force and effect.

•	that the Insurance Commissioner of the State of Iowa has approved the Acquisition of Control Statement or has otherwise provided an exemption from obtaining such approval, in each case in accordance with Section 521A.3 of the Iowa Code.

•	that, if required, the Insurance Commissioner of the State of Iowa has approved the investment by parent in the Company and its subsidiaries under Section 515.35 or Section 521A.2(3) of the Iowa Code.

•	that FINRA has approved the application filed by FBL Marketing Services, LLC pursuant to FINRA Rule 1017(a)(4).

The obligation of the Company to effect the merger is subject to the satisfaction or waiver of each of the following conditions at or prior to the date of the closing of the merger:

•	that (i) the representations and warranties of Parent and Merger Sub regarding each of their authorization to enter into the Merger Agreement are true and correct in all material respects and (ii) all other representations and warranties of Parent and Merger Sub in the Merger Agreement (disregarding all qualifications and exceptions regarding materiality or any similar standard or qualification), are true and correct, except where the failure of any such representations and warranties to be so true and correct would not prevent the consummation of the merger, in the case of clauses (i) and (ii), as of the date of the Merger Agreement and as of the closing date of the merger as though made on and as of the closing date of the merger as though made on and as of such date (except that representations and warranties that are made only as of a specified date need be true and correct only as of that specified date);

•	that the covenants and agreements of each of Parent and Merger Sub to be performed and complied at or prior to the effective time of the merger have been duly performed or complied with in all material respects; and

•	that Company has received a certificate of a senior executive officer of each of Parent and Merger Sub, dated as of the closing date of the merger, certifying that the conditions set forth in the two items described above have been satisfied.

The obligation of Parent and Merger Sub to effect the merger is subject to the satisfaction or waiver of each of the following conditions at or prior to the closing date of the merger:

•	that (i) the representations and warranties of the Company regarding its outstanding capitalization and the absence of a “material adverse effect” on the Company since December 31, 2019 through January 11, 2021 are true and correct in all respects (other than in de minimis and immaterial respects in the case of the representation regarding the Company’s outstanding capitalization or resulting from permitted exercises of existing outstanding equity awards set forth in the representation regarding the Company’s outstanding capitalization following the date of the Merger Agreement), (ii) the representations and warranties of the Company pertaining to its requisite corporate power and authority, the recommendation of the Board to shareholders regarding the adoption of the Merger Agreement and the Special Committee’s receipt of an opinion from its financial advisor, brokers and finders and anti-takeover statutes and regulations are true and correct in all material respects and (iii) the representations and warranties of the Company contained in the Merger Agreement other than those specified in clauses (i) and (ii) (disregarding all qualifications and exceptions contained therein regarding materiality of a “material adverse effect” or any similar standard or qualification) are true and correct except where the failure of such representation or warranty to be so true and correct would not, individually or in the aggregate, have or reasonably be expected to have a “material adverse effect” (except that representations and warranties that are made only as of a specified date need be true and correct only as of that specified date);

•	that the covenants and agreements of the Company to be performed and complied at or prior to the effective time of the merger have been duly performed or complied with in all material respects;

•	that Parent and Merger Sub have received a certificate of a senior executive officer of the Company, dated as of the closing date of the merger, certifying that the conditions set forth in the two items described immediately above have been fulfilled;

•	that since the date of the Merger Agreement, there has not been any “material adverse effect” that is continuing;

•	that no more than 7% of the common shares issued and outstanding immediately prior to the effective time of the merger are dissenting shares (other than (i) any such dissenting shares that are held by (A) a rollover shareholder, Farm Bureau Mutual Holding Company, Farm Bureau Multi-State Services, Inc, Western Ag or FBL Insurance Brokerage, LLC or (B) the directors and officers of the persons and entities identified in the foregoing clause (A) or (ii) any such dissenting shares the holders of which have failed to perfect, have effectively withdrawn or which otherwise have lost their rights to appraisal under the IBCA); and

•	that no “burdensome condition” has been imposed (as such term is defined in the section of this proxy statement titled “The Merger Agreement — Other Covenants and Agreements — Reasonable Best Efforts” on page 94).

Termination

The Company and Parent may terminate the Merger Agreement by mutual written consent at any time prior to the effective time of the merger (which consent must be approved by the action of their respective boards of directors).

In addition, either the Company or Parent, in each case by written notice to the other, may terminate the Merger Agreement if:

•	the merger has not been consummated on or prior to July 11, 2021(the outside date); provided, that a party may not terminate the Merger Agreement if such party’s failure to fulfill any obligation under the Merger Agreement was the cause of, or results in, the failure of the merger to occur on or before the outside date; and provided further, that if on a date that would have been the outside date, the receipt of applicable regulatory approvals is the only closing condition that has not been satisfied, the outside date will be automatically extended to September 11, 2021;

•	any governmental entity has entered a judgment, or a law has been enacted, in each case, permanently preventing or prohibiting the merger, and such judgment shall have become final and non-appealable or such law remains in effect; provided, however, that a party will not have the right to terminate the Merger Agreement if that party has not complied with its obligations under the Merger Agreement to use its reasonable best efforts to remove such judgment; or

•	at the Company shareholders’ meeting, the Company shareholders vote and fail to approve the Merger Agreement by the required shareholder vote; provided, that Parent will not have the right to terminate the Merger Agreement if the failure to obtain the required shareholder vote is due to the failure of Parent or IFBF to vote in accordance with the Rollover Agreement.

Parent may terminate the Merger Agreement:

•	if at any time prior to the time shareholders of the Company approve the proposal to adopt the Merger Agreement, the Special Committee has effected an adverse company recommendation or the Company has willfully and materially breached its non-solicitation or related covenants, as described in the section entitled “The Merger Agreement — Other Covenants and Agreements — No Solicitation; No Adverse Company Recommendation” beginning on page 92; or

•	if there is a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of the Company, except with respect to the covenants discussed in the above paragraph, such that the conditions to Parent and Merger Sub’s obligations to complete the merger would be incapable of fulfillment and the breach is incapable of being cured, or is not cured, within 15 days following receipt of written notice by Parent to the Company of the breach (provided that Parent may not terminate the Merger Agreement for this reason if Parent or Merger Sub is in material breach of any of its representations warranties, covenants or agreements under the Merger Agreement or the Rollover Agreement).

The Company may terminate the Merger Agreement:

•	if there is a breach of any of the covenants or agreements on the part of Parent or Merger Sub or if any of the representations or warranties of Parent or Merger Sub fail to be true, such that the conditions to the obligation of the Company to complete the merger would be incapable of fulfillment and the breach is incapable of being cured, or is not cured, by the earlier of the outside date and 15 days following written notice by the Company to Parent of the breach (provided that the Company may not terminate the Merger Agreement for this reason if the Company is in material breach of any of its representations warranties, covenants or agreements under the Merger Agreement).

Effect of Termination

If the Merger Agreement is terminated as described above, it shall become null and void, except that (i) the provisions of the Merger Agreement related to the payment of termination fees and related expenses, and (ii) the “Miscellaneous” provisions set forth in Article IX of the Merger Agreement will survive such termination. Termination of the Merger Agreement does not relieve the parties from any liability resulting from any willful and material breach of the Merger Agreement or fraud.

Termination Fee and Parent Expenses

Termination Fee

The Company will be required to pay a termination fee of $18,477,300 to Parent if Parent terminates the Merger Agreement following an adverse company recommendation or the Company willfully and materially breaches its non-solicitation or related covenants under the Merger Agreement, as described under the “The Merger Agreement — Other Covenants and Agreements — No Solicitation; No Adverse Company Recommendation” section beginning on page 92 of this proxy statement.

Parent Expenses

The Company will be required to reimburse reasonable out-of-pocket fees and expenses up to $5,279,229 (including reasonable legal fees and expenses) actually incurred on or prior to the termination of the Merger Agreement in connection with the merger by Parent, Merger Sub and their respective affiliates:

•	If Parent or the Company terminates the Merger Agreement because a proposal to adopt the Merger Agreement was submitted to a vote of shareholders of the Company and not approved, but only if an acquisition proposal has been made or publicly announced and not publicly withdrawn without qualification at least 5 business days prior to the Company shareholders’ meeting; or

•	If Parent terminates the Merger Agreement because the Company has breached its representations, warranties or covenants (other than any breach described above, which would trigger the payment of the termination fee) under the Merger Agreement, but only if an acquisition proposal has been made or publicly announced and not publicly withdrawn without qualification prior to such breach.

In addition, if, within 12 months after a termination under the previous two bullets, the Company either consummates an acquisition proposal or enters into a definitive agreement to consummate an acquisition proposal and the Company thereafter consummates such acquisition proposal (whether or not within such 12-month period), then the Company will, upon the earliest of (i) the consummation of such acquisition proposal or (ii) the entry into a definitive agreement with respect thereto, pay, or cause to be paid, to Parent a termination fee of $18,477,300 minus the Parent expenses previously paid by the Company. For purposes of this section (including with respect to the previous two bullets), references to “more than 15%” in the definition of the term “acquisition proposal” are deemed to be references to “50% or more”.

In the event that Parent is entitled to receive the termination fee or reimbursement for its expenses as described above, the parties have agreed that Parent’s right to receive such payment will be Parent’s sole and exclusive remedy (other than with respect to any liability resulting from any willful and material breach by the Company) against the Company and its subsidiaries and affiliates for any and all losses suffered by Parent, Merger Sub, or their respective affiliates in connection with, or as a result of the failure, of the transactions contemplated by the Merger Agreement to be consummated.

Amendments and Waivers

The Merger Agreement may be amended by the parties in writing by action of their respective boards of directors at any time before or after the requisite approval of the Company shareholders of the merger has been obtained and prior to the filing of the articles of merger with the Iowa Secretary of State. Once the required shareholder vote has been obtained and the merger has been approved, no such amendment, modification or supplement will be made that pursuant to applicable law requires further adoption by Company shareholders without a new vote being taken by Company shareholders. The Merger Agreement may not be amended, changed or supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties.

In addition, at any time prior to the effective time of the merger, each of the Company, Parent or Merger Sub may (a) extend the time for the performance of any of the obligations or other acts of any of the other party or parties, as the case may be, (b) waive any inaccuracies in the representations and warranties of the other party or parties, as the case may be, or (c) waive compliance with any of the agreements of the other party or parties, as the case may be, or fulfillment of any conditions (to the extent any such condition may be waived) to its own obligations under the Merger Agreement.

Any approval of an amendment to the Merger Agreement or of a waiver of compliance with a provision of the Merger Agreement by the Company requires the approval of the Special Committee.

Specific Performance, Governing Law and Jurisdiction

Governing Law; Consent to Jurisdiction

The Merger Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arising out of or relating thereto, or to the negotiation, execution or performance thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with the Merger Agreement) will be governed by and construed in accordance with the laws of the State of Iowa, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction. All actions and proceedings arising out of or relating to the Merger Agreement, including its negotiation, execution or performance, will be held and determined in Iowa District Court for Polk County or the federal courts of the United States District Court for the Southern District of Iowa (we refer to such courts as the “chosen courts”).

Specific Performance

The parties have agreed that irreparable damage would occur and the parties would not have any adequate remedy at law in the event that any provision of the Merger Agreement were not performed in accordance with its specific terms or is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. Accordingly, each of the parties has agreed that, without posting a bond or other undertaking, each of the parties is entitled to injunctive or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof in the chosen courts, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any such action is brought in equity to enforce the provisions of the Merger Agreement, no party will allege, and each party waives the defense or counterclaim, that there is an adequate remedy at law. The parties have further agreed that (i) by seeking any remedy summarized in this section, a party will not in any respect waive its right to seek any other form of relief that may be available to such party under the Merger Agreement and (ii) nothing summarized in this section requires any party to institute any action for (or limit such party’s right to institute any action for) specific performance before exercising any other right under the Merger Agreement. If, prior to the outside date, any party brings any action in accordance with the Merger Agreement to specifically enforce the performance of the terms and provisions of the Merger Agreement against any other party, the outside termination date will be automatically extended (i) for the period during which such action is pending, plus 10 business days or (ii) by such other time period established by the court presiding over such action on good cause shown, as the case may be.

ROLLOVER AGREEMENT

In connection with the transactions contemplated by the Merger Agreement, and concurrently with the entry into the Merger Agreement by the parties thereto, the rollover shareholders (Parent and IFBF) have entered into the Rollover Agreement with Merger Sub. Pursuant to the Rollover Agreement, the rollover shareholders have each committed to contribute all of the common shares that they own to Merger Sub in exchange for common shares of Merger Sub immediately prior to the closing of the merger. As of January 11, 2021, the rollover shareholders owned, in the aggregate, 14,959,319 Class A common shares and 10,009 Class B common shares. Additionally, Parent will contribute to Merger Sub an amount in cash equal to the aggregate merger consideration in exchange for common shares of Merger Sub, such that, immediately prior to the closing of the merger, IFBF will own approximately 60.5% of the common shares of Merger Sub and Parent will own approximately 39.5% of the common shares of Merger Sub.

The Rollover Agreement also provides that the rollover shareholders will, among other things, (i) vote or cause to be voted the common shares held by such rollover shareholders in favor of any proposal to approve the merger and the Merger Agreement, upon the terms and subject to the conditions set forth in the Rollover Agreement and (ii) enter into a shareholders’ agreement with respect to the surviving corporation at the closing of the merger.

Upon the terms and subject to the conditions set forth in the Rollover Agreement, each rollover shareholder has agreed that, at the Company shareholders’ meeting or at any other meeting of the shareholders of the Company called to consider approving and adopting the Merger Agreement, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company proposed by the Company with respect to Merger Agreement or the merger:

•	it will appear at such meeting or otherwise cause its common shares to be counted as present thereat for the purpose of establishing a quorum;

•	it will vote or cause to be voted its common shares, and when a written consent is proposed, respond to each request by the Company for written consent in favor of approving and adopting the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and any other matters necessary or reasonably requested by Company for consummation of the merger and the other transactions contemplated by the Merger Agreement;

•	to the extent reasonably requested by Company, it will vote or cause to be voted its common shares, and when a written consent is proposed, respond to each request by the Company for written consent in favor of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve and adopt the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement; and

•	to the extent reasonably requested by Company, it will vote or cause to be voted its common shares, and when a written consent is proposed, respond to each request by the Company for written consent against any other action or agreement that would reasonably be expected to (i) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company to Parent under the Merger Agreement, (ii) result in any of the conditions to the consummation of the merger under the Merger Agreement not being fulfilled or (iii) impede, frustrate, interfere with, delay, postpone or adversely affect the merger and the other transactions contemplated by the Merger Agreement.

Each rollover shareholder has agreed, upon the terms and subject to the conditions set forth in the Rollover Agreement, that it will not enter into any agreement or undertaking, and will not commit or agree to take any action that would restrict or interfere with such rollover shareholder’s obligations pursuant to the Rollover Agreement. If a rollover shareholder acquires additional common shares (or the right to vote additional common shares) on or after January 11, 2021 and prior to the closing of the transactions contemplated by the Merger Agreement and the Rollover Agreement, such additional common shares will be subject to the terms and provisions of the Rollover Agreement. This includes such additional common shares that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such rollover shareholder upon the exercise of options, conversion of convertible securities or otherwise, or as a result of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, after January 11, 2021.

Each rollover shareholder has agreed that, prior to obtaining the required shareholder vote, it will not, (i) sell, transfer, pledge, assign or otherwise dispose of (collectively, “transfer”), or enter into any contract, option or other arrangement or understanding with respect to the transfer of its common shares (other than to an affiliate, whom the applicable rollover shareholder will cause to join to and observe the terms and conditions of the Rollover Agreement) or (ii) deposit its common shares into a voting trust or enter into a voting agreement, understanding or arrangement or create or permit to exist any lien, adverse claim, charge, security, interest, pledge, option, proxy or any other encumbrance or restriction whatsoever on title, transfer or exercise of any rights of an equityholder with respect to any of its common shares, except may be imposed pursuant to the Rollover Agreement or any applicable restrictions on transfer under the Securities Act of 1933, as amended, or any state securities law.

Each rollover shareholder has agreed to waive, or cause to be waived, any rights of appraisal or rights to dissent from the merger that such rollover shareholder may have under Iowa law.

The Rollover Agreement will automatically terminate upon the earliest to occur of (i) the closing of the transactions contemplated by the Merger Agreement, (ii) the termination of the Merger Agreement or (iii) the termination of the Rollover Agreement by mutual written consent of IFBF, Parent, Merger Sub and the Company.

The Rollover Agreement is governed by Iowa law and is subject to the jurisdiction of the Iowa District Court for Polk County or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, the United States District Court for the Southern District of Iowa.

PROVISIONS FOR PUBLIC SHAREHOLDERS

No provision has been made (i) to grant the Public Shareholders access to the corporate files of the Company, any other party to the merger or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, or any other such party or affiliate.

IMPORTANT INFORMATION REGARDING FBL FINANCIAL GROUP, INC.

Company Background

The Company, which is majority-owned by IFBF, primarily sells individual life insurance and annuity products principally through its subsidiary, Farm Bureau Life. Farm Bureau Life’s distribution force markets under the consumer brand name Farm Bureau Financial Services. In addition, in the state of Colorado, we offer life and annuity products through Greenfields Life Insurance Company (Greenfields Life). As of December 31, 2020, these distribution channels consisted of 1,614 exclusive agents and agency managers, who sell our products in the Midwestern and Western sections of the United States. Helping complete the financial services offering, advisors offer wealth management and financial planning services.

The Company was incorporated in Iowa in October 1993. Its life insurance subsidiary, Farm Bureau Life, began operations in 1945 and Greenfields Life, a subsidiary of Farm Bureau Life, was launched in 2013. FBL Wealth Management, LLC began operations in 2019. Other subsidiaries provide support services to our affiliated companies.

Our business and distribution channels are detailed below:

In addition to the distribution above, the Company manages two property casualty insurance companies: Parent and Western Ag. Underwriting results of these two companies do not impact FBL Financial Group’s results. These property casualty companies distribute a full line of personal and commercial property-casualty insurance products through 1,197 exclusive Farm Bureau Financial Services agents and agency managers (included under the 1,846 Farm Bureau Life agents) in Arizona, Iowa, Kansas, Minnesota, Nebraska, New Mexico, South Dakota and Utah.

Investor information, including electronic versions of periodic reports filed on Forms 10-K, 10-Q and 8-K, and proxy material, are available free of charge through the Investor Relations section of our website at www.fblfinancial.com. These documents are posted to our website immediately after they are filed. The EDGAR filings of such reports are also available at the SEC’s website, www.sec.gov. Also available on our website are many corporate governance documents including codes of ethics, board committee charters, corporate governance guidelines, director profiles and more. Product information may be found on our consumer websites, www.fbfs.com and www.greenfieldslife.com.

Directors and Executive Officers

The Board of Directors presently consists of 10 members. The persons listed below are the directors and executive officers of the Company as of the date of this proxy statement. The ages of each director and officer are as of December 31, 2020.

Name	Age	Current Position and Office
Roger K. Brooks	83	Director
Paul A. Juffer	60	Director
Paul E. Larson	68	Vice Chairman of the Board and Lead Director
Craig D. Hill	65	Chairman of the Board
Richard W. Felts	72	Director
Joe D. Heinrich	59	Director
Kevin D. Paap	60	Director
Bryan L. Searle	59	Director
Scott E. VanderWal	57	Director
Daniel D. Pitcher	59	Chief Executive Officer, Director
Donald J. Seibel	57	Chief Financial Officer and Treasurer
Kelli A. Eddy	60	Chief Operating Officer – Life Companies
Lori K. Geadelmann	55	General Counsel
Daniel M. Koster	53	Vice President – Marketing & Agency Services
Ronald L. Mead	50	Vice President – Sales & Distribution
Jay W. Seiboldt	61	Chief Operating Officer – Property Casualty Companies
Jeffrey A. Whitehead	57	Chief Investment Officer

Below is information about the Company’s directors:

Roger K. Brooks	Director since 2009. Mr. Brooks is the retired Chief Executive Officer and Chairman of AmerUs Group. He retired from AmerUs in 2005, after nearly 50 years of service. Mr. Brooks has served on numerous community boards and is a member of the Iowa Insurance Hall of Fame and Iowa Business Hall of Fame. He was previously a Fellow of the Society of Actuaries. Mr. Brooks graduated magna cum laude with a bachelor’s degree in mathematics from the University of Iowa. He also participated in Stanford University’s Executive Program.
Paul A. Juffer	Director since 2017. Mr. Juffer is the Managing Partner of LWBJ Financial, LLC ("LWBJ"), where he has practiced as a certified public accountant since 1997. LWBJ and its wholly owned subsidiaries, LWBJ, LLP and LWBJ Capital Advisors, LLC, provide public accounting, business consulting, mergers and acquisitions advisory and other transaction-related services to clients. Through LWBJ, Mr. Juffer has served as Chief Financial Officer for several emerging technology companies, including most recently for Harrisvaccines, Inc. from 2013 to 2015. Prior to his time at LWBJ, he was Chief Financial Officer for a technology company and worked as an auditor at KPMG. Mr. Juffer holds Series 7, Series 24, Series 63 and Series 79 licenses and is a member of the American Institute of Certified Public Accountants and the Iowa Society of Certified Public Accountants. He has a bachelor's degree in accounting from the University of Iowa.

Paul E. Larson	Director since 2004. Mr. Larson retired in 1999 as President of Equitable Life of Iowa and its subsidiary, USG Annuity and Life, after 22 years with the companies. Mr. Larson holds both a law degree and a certified public accountant designation. He was named Outstanding CPA in Business and Industry by the Iowa Society of CPAs in 1999, and inducted into the American Institute of CPA's Business and Industry Hall of Fame in 2000. Since 2017, he has served on the board of directors of Greenfields Life Insurance Company, a subsidiary of Farm Bureau Life. He is also a member of the board of directors of non-public companies Wellmark, Inc. and Wellmark of South Dakota, Inc., and previously served on the board of directors of GuideOne Mutual Insurance Company and GuideOne Specialty Mutual Insurance Company until January 2020.
Craig D. Hill	Director since 2007, and previously, 2002 to 2004. Mr. Hill was elected President of the Iowa Farm Bureau Federation and its subsidiary, Farm Bureau Management Corporation, in December 2011 and has served on its board of directors since 1989. He was its Vice President from 2001 to 2011. He served on the board of Farm Bureau Life from 1989 to 2007, and again from December 2011 when he also became its President. He has been on the board of Parent since 1989, and also serves on the board of Western Ag. Mr. Hill is also a director of the American Farm Bureau Federation and FB BanCorp. Mr. Hill farms 1,000 acres of row crops and has a swine operation in Warren County, Iowa.
Richard W. Felts	Director since 2015. Mr. Felts is President of the Kansas Farm Bureau. He is also a director of Farm Bureau Life, the chairman of Parent and the chairman of Western Ag. He farms near Liberty, Kansas and is a partner in Felts Farms, a diversified grain and livestock operation. Mr. Felts earned a bachelor's degree in agriculture and animal science from Kansas State University.
Joe D. Heinrich	Director since 2013. Mr. Heinrich was elected Vice President of the Iowa Farm Bureau Federation in 2011 and to its board of directors in 2004. He is a director of Parent and Western Ag. Mr. Heinrich and his family farm with his nephew. Together, they have a diversified operation including corn, soybeans, oats and hay, plus a beef cow-calf herd and a dairy operation.
Kevin D. Paap	Director since 2017. Mr. Paap has served as President of the Minnesota Farm Bureau Federation since 2005 and has served on its board of directors since 1997. Mr. Paap serves on the board of directors of Farm Bureau Life, Parent and Western Ag. He also serves on the board of trustees of the Minnesota FFA Foundation and on the board of directors for the Center for Rural Policy and Development. Mr. Paap owns and operates a farm in Blue Earth County, Minnesota, growing corn and soybeans.
Bryan L. Searle	Director since 2020. Mr. Searle was first elected as President of the Idaho Farm Bureau Federation in 2015 and has served on its board of directors since 1991. He is also a director of Farm Bureau Life, American Agricultural Insurance Company and the American Farm Bureau Federation and is President and Chairman of Farm Bureau Mutual Insurance Company of Idaho. Mr. Searle farms near Shelley, Idaho, producing potatoes, grain and hay.

Scott E. VanderWal	Director since 2011. Mr. VanderWal has been president of the South Dakota Farm Bureau Federation since 2004, and a member of its board of directors since 1997. He has also served as the Vice President of the American Farm Bureau Federation since 2016, and as a member of its board of directors since 2006. Mr. VanderWal is also a member of the boards of directors of Farm Bureau Life, Parent (including chair of the audit and budget committee), Western Ag and FB BanCorp, and serves as Vice Chairperson and as a member of the executive committee for the U.S. Farmers & Ranchers Alliance. Mr. VanderWal received a bachelor's degree in General Agriculture, with a Plant Science minor, from South Dakota State University in 1985. His family farm operation near Volga, South Dakota includes corn, soybeans, custom cattle feeding and custom harvesting. Mr. VanderWal does the overall financial management, accounting, crop management and planning for the farm operation.
Daniel D. Pitcher	Director since 2020. Mr. Pitcher was named Chief Executive Officer in January 2020. Prior to his appointment as Chief Executive Officer, he served as Chief Operating Officer - Property Casualty Companies since 2011. Mr. Pitcher joined FBL in 1998 and held various roles in information systems and operations, including serving as Information Systems Vice President from 2002 through 2007 and as Vice President, Property-Casualty Companies from 2007 to 2011. Prior to joining FBL, Mr. Pitcher spent 15 years with Nationwide/Allied Insurance in various life and property casualty information systems roles. Mr. Pitcher holds a bachelor’s degree in business administration from Drake University and the FLMI certification. He is a member of the board of directors of United Way of Central Iowa and also serves on the executive committee and board of directors of the Greater Des Moines Partnership.

Below is information on the Company’s other executive officers:

Donald J. Seibel was named Chief Financial Officer and Treasurer in August 2012. He had previously been Vice President - Finance and a member of the executive management team since 2007. Mr. Seibel joined FBL in 1996 and became GAAP Accounting Vice President in 1998 and Vice President - Accounting in 2002. Prior to joining FBL, Mr. Seibel worked in public accounting at Ernst & Young. Mr. Seibel holds a bachelor’s degree in accounting from Iowa State University, is a certified public accountant and chartered global management accountant, a member of the American Institute of Certified Public Accountants and the Iowa Society of Certified Public Accountants, and holds the Fellow Life Office Management Institute (FLMI) certification. Mr. Seibel is also active in civic and industry organizations, currently serving on the Audit Committee for the Iowa State University Alumni Association and on the board of directors of Greater Des Moines Habitat for Humanity.

Kelli A. Eddy was named Chief Operating Officer - Life Companies in August 2019. She most recently served as Senior Vice President, Life Operations, for Voya Financial, Inc. (previously known as ING U.S., Inc.) from 2012 to March 2019, with responsibilities for individual life underwriting, employee benefits medical underwriting, medical department operations, new business operations, individual life executive benefits, life insurance operations strategy and execution, and life insurance risk management. Ms. Eddy holds a bachelor’s degree in finance from the University of Montana.

Lori K. Geadelmann was named General Counsel in March 2018. She joined FBL in 1993 and prior to being named as General Counsel, most recently served as Vice President - Assistant General Counsel and Corporate Compliance Officer. Ms. Geadelmann received a B.A., with distinction, from Iowa State University and a J.D. degree, with honors, from Drake University Law School. She serves on the life and health guaranty association boards in Iowa, Colorado, Montana and Wyoming, chairing the Iowa and Colorado boards of directors. Ms. Geadelmann is a Chartered Life Underwriter (CLU) and member of the Polk County Bar Association, Iowa State Bar Association, Association of Corporate Counsel and Society of Corporate Compliance and Ethics.

Daniel M. Koster was named Vice President - Marketing & Agency Services in March 2020. In this role, he has responsibility for agent support, client/member experience and marketing for the company’s brand, Farm Bureau Financial Services. Mr. Koster joined FBL in 1998 and held various marketing positions, leading to Vice President Marketing & Sales Services from 2015 until his appointment as Vice President - Marketing & Agency Services. Prior to FBL, Koster held marketing and research positions with Wells Fargo Financial, Pioneer Hi-Bred and Wells Fargo Card Services. He holds a bachelor’s degree in marketing and a master’s degree in agricultural economics, both from Iowa State University.

Ronald L. Mead was named Vice President - Sales & Distribution in March 2020, with overall responsibility for sales and distribution through the company’s Farm Bureau Financial Services multi-line exclusive agency force. He joined FBL in 1992 and held various claims, operations and sales roles including Regional Vice President, Business Unit Vice President and most recently as Vice President Personal Lines & Agriculture from 2013 until being named to his current position. Mr. Mead holds a bachelor’s degree in business administration-finance and a master’s of business administration degree, both from the University of Nebraska-Lincoln. He is a Chartered Property Casualty Underwriter (CPCU) and a LIMRA Leadership Institute Fellow (LLIF). Mr. Mead also serves on the National Association of Mutual Insurance Companies (NAMIC) Property Casualty Conference Board as vice chairman.

Jay W. Seiboldt was named Chief Operating Officer - Property Casualty Companies in March 2020. Prior to his current position, he served as Vice President - Property Casualty Companies since 2019. Mr. Seiboldt joined FBL in 1981 and has held various claims, operations and sales roles including Vice President - Claims and Regional Vice President. He holds a bachelor’s degree in political science and government from the University of Nebraska-Lincoln and is a Chartered Property Casualty Underwriter (CPCU).

Jeffrey A. Whitehead joined FBL as Chief Investment Officer in June 2020. He previously worked for Aegon USA Investment Management since 2001, most recently serving as Head of Insurance Asset Management & Client Investment Solutions, leading a team that managed Transamerica's general account portfolios. Mr. Whitehead holds a bachelor's degree in mathematics from the University of Massachusetts, Amherst, is an Associate of the Society of Actuaries and has earned the right to use the Chartered Financial Analyst designation.

Summary Historical Consolidated Financial Data

The following summary historical consolidated financial data as of and for each of the previous five years have been derived from the Company’s consolidated financial statements for the periods and as of the dates presented. This information is only a summary and should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, that will be filed and incorporated by reference into this proxy statement. More comprehensive financial information is included in such Form 10-K, including management’s discussion and analysis of the financial condition and results of operations of the Company, and the following summary is qualified in its entirety by reference to such Form 10-K and all of the financial information and notes contained therein. You may obtain copies of these documents at no charge through the Investor Relations section of our website at www.fblfinancial.com. For additional information, see “Where You Can Find Additional Information” beginning on page 117. Historical results are not necessarily indicative of results to be expected in any future period.

	As of or for the year ended December 31,
	2020	2019	2018	2017	2016
	(Dollars in thousands, except per share data)
Consolidated Statement of Income Data
Interest sensitive product charges	$132,522	$127,113	$122,789	$112,936	$111,928
Traditional life insurance premiums	198,749	197,863	198,312	195,330	196,914
Net investment income	397,231	424,998	394,618	415,199	404,170
Realized gains (losses) on investments	(16,284)	7,604	(12,274)	(954)	(1,763)
Total revenues	732,265	774,681	719,626	737,911	726,414

Net income (1)	72,317	126,308	93,822	187,333	102,838
Per common share:
Earnings (1)	2.94	5.09	3.76	7.47	4.11
Earnings - assuming dilution (1)	2.94	5.09	3.75	7.47	4.10
Cash dividends (2)	3.50	3.42	3.34	3.26	3.68
Weighted average common shares outstanding - assuming dilution	24,617,916	24,770,675	24,944,601	25,057,445	25,029,083

Consolidated Balance Sheet Data
Total investments	$9,684,010	$9,091,623	$8,414,118	$8,620,243	$8,174,660
Assets held in separate accounts	674,182	645,881	561,281	651,963	597,072
Total assets	10,996,272	10,480,206	9,833,630	10,053,401	9,557,589
Long-term debt	97,000	97,000	97,000	97,000	97,000
Total liabilities	9,304,156	8,994,290	8,649,371	8,676,276	8,374,034
Total stockholders’ equity (3)	1,692,116	1,485,916	1,184,259	1,377,125	1,183,555
Book value per common share (3)	69.24	60.12	47.78	55.12	47.42

Notes to Selected Consolidated Financial Data

1.	Net income and earnings per share in 2017 were positively impacted by the initial impact to deferred income taxes from the change in the federal statutory tax rate totaling $85.8 million ($3.43 and $3.42 basic and diluted earnings per share, respectively).
2.	Dividends in 2020, 2019, 2018 and 2017 include a special $1.50 per share cash dividend to Class A and B common shareholders. Dividends in 2016 include a special $2.00 per share cash dividend to Class A and B common shareholders.
3.	Amounts are impacted by accumulated other comprehensive income totaling $587.3 million in 2020, $354.7 million in 2019, $91.3 million in 2018, $285.0 million in 2017, and $149.6 million in 2016. These amounts are net of deferred income taxes and other adjustments for assumed changes in deferred acquisition costs, unearned revenue reserve, value of insurance in force acquired and policyholder liabilities.

Book Value Per Share

The Company’s net book value per share as of December 31, 2020 was $69.24 (calculated based on 24,395,625 common shares outstanding). The Company’s net book value per share excluding accumulated other comprehensive income as of December 31, 2020 was $45.16.

Market Price of the Company’s Common Shares

The Company’s common shares are traded on the New York Stock Exchange under the symbol “FFG.” The following table sets forth the high and low sales prices per common share for the fiscal years ended December 31, 2020 and December 31, 2019.

	Market Price
	High	Low
2020
First Quarter	$61.28	$29.01
Second Quarter	$44.81	$30.88
Third Quarter	$51.52	$33.30
Fourth Quarter	$53.89	$48.10
2019
First Quarter	$71.65	$59.61
Second Quarter	$66.82	$60.96
Third Quarter	$65.94	$52.91
Fourth Quarter	$60.14	$54.80

The closing price of the Company’s common shares on September 3, 2020, which was the last trading day before the public announcement of the initial proposal, was $37.25 per share.

Dividends

The following table sets forth the dividends on the Company’s common shares declared by the Company’s Board of Directors in the fiscal years ended December 31, 2020 and December 31, 2019, respectively.

Dividends per share declared in	2020	2019
First Quarter	$2.00	$1.98
Second Quarter	0.50	0.48
Third Quarter	0.50	0.48
Fourth Quarter	0.50	0.48

Total	$3.50	$3.42

State insurance laws require the Company’s U.S. insurance subsidiaries to maintain certain levels of policyholders’ surplus and restrict payment of dividends. In general, the maximum amount of an Iowa domiciled insurance subsidiary may pay in any twelve-month period without prior regulatory approval is the greater of statutory net gain from operations of the preceding calendar year or 10% of statutory policyholders’ surplus as of the preceding calendar year end. Most states restrict an insurance company’s ability to pay dividends in excess of its statutory unassigned surplus or earned surplus, and state insurance regulators may limit or restrict an insurance company’s ability to pay dividends, if such a dividend has been paid within the previous year, as a condition to issuance of a certificate of authority or as a condition to approval of a change of control, or for other regulatory reasons. Under the Merger Agreement, the Company is permitted to declare and pay, and has agreed to declare and pay, quarterly cash dividends of $0.52 per common share, with record and payment dates set forth in the Company Disclosure Letter to the Merger Agreement. The Company will not pay such dividends to the extent that the applicable record date of the dividend falls on or after the closing date of the merger. For further information, see the section entitled “The Merger Agreement — Conduct of Business Pending the Merger” beginning on page 89 and the section entitled “The Merger Agreement — Effect of the Merger on the Common Shares of the Company and Merger Sub” beginning on page 84.

Security Ownership of Management and Certain Beneficial Owners

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership of the Company’s equity securities by each of the Company’s directors, named executive officers, and of all of the Company’s directors and executive officers as a group as of December 31, 2020. For purposes of the table below, derivative securities that are currently exercisable or exercisable within 60 days of December 31, 2020 into common shares are considered outstanding and beneficially owned by the person holding the derivative securities for the purposes of computing beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Such information is based on data furnished by the persons named. Unless otherwise indicated, beneficial ownership of the equity securities held by each individual consists of sole voting power and sole investment power or of voting power and investment power that is shared with the individual’s spouse or family member. Each of the individuals listed below can be reached care of Secretary, FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, Iowa 50266.

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership		Percent of Class
Roger K. Brooks	2,849		*
Richard W. Felts	-		*
Joe D. Heinrich	-		*
Craig D. Hill	1,000		*
Paul A. Juffer	-		*
Paul E. Larson	13,948	(a)	*
Kevin D. Paap	3,299		*
Daniel D. Pitcher	6,642	(b)	*
Bryan L. Searle	200		*
Donald J. Seibel	23,326	(b)(c)(d)	*
Scott E. VanderWal	2,000		*
All executive officers and directors as a group (17 persons)	57,387		*

*	Less than one percent.

(a)	Includes deferred units in the Director Compensation Plan equivalent to the following shares: Mr. Larson, 7,595.

(b)	Includes share units held in the Farm Bureau 401(k) Savings Plan equivalent to the following shares: Mr. Pitcher, 6,462; and Mr. Seibel, 2,061.

(c)	Includes share equivalent units held in the Executive Salary and Bonus Deferred Compensation Plan and the Employer Match Deferred Compensation Plan as follows: Mr. Seibel, 8,988.

(d)	Includes 12,277 shares for which Mr. Seibel shares voting and investment power with his spouse.

Security Ownership of Certain Beneficial Owners

The following shareholders are the only persons known by us to beneficially own 5% or more of the Company’s outstanding common shares as of December 31, 2020:

	Class A Common Stock		Class B Common Stock		Series B Preferred Stock
Name and Address	Shares Beneficially Owned	% of Class	Shares Beneficially Owned	% of Class	Shares Beneficially Owned	% of Class
Iowa Farm Bureau Federation (a) 5400 University Ave. West Des Moines, IA 50266	14,760,303	60.5%	7,619	67.0%	5,000,000	100%
Dimensional Fund Advisors LP (b) Building One 6300 Bee Cave Rd. Austin, TX 78746	1,972,926	8.1%	-	-	-	-
Farm Bureau Mutual Holding Company (c) 5400 University Ave. West Des Moines, IA 50266	199,016	0.8%	2,390	20.9%	-	-

(a)	The Class B common stock is convertible into an equal number of shares of Class A common stock at the election of the holder. Shares listed under “Class A common stock - shares beneficially owned” do not include shares deemed to be owned as a result of the shareholder’s ownership of Class B common stock.

(b)	Information is as of September 30, 2020 based on a Form 13F filed with the U.S. Securities and Exchange Commission.

(c)	Ownership is through indirect subsidiary Parent.

Security Ownership of Parent and Merger Sub

As of January 11, 2020, Parent owned 201,406 common shares and Merger Sub did not own any common shares.

Transactions in Common Shares

Transactions During the Past 60 Days

Other than the Merger Agreement and agreements entered into in connection therewith, including the Rollover Agreement discussed in “Rollover Agreement,” beginning on page 102, the Company, the Purchaser Filing Persons and their respective affiliates, have not conducted any transactions with respect to common shares during the past 60 days, except as follows.

Name	Date	Number of Shares Acquired	Prices paid	Approximate Value of Shares Acquired($)
Daniel David Pitcher	12/31/2020	59.576	$52.51	$3,128
Joseph L. Dierickx	12/29/2020	2.622	$52.30	$137
Daniel Marvin Koster	12/31/2020	15.581	$52.51	$818
Donald Joseph Seibel	12/31/2020	18.998	$52.51	$998
	12/31/2020	84.765	$52.51	$4,451
Lori Kay Geadelmann	12/18/2020	0.476	$52.55	$25
	12/31/2020	2.422	$52.51	$127
	12/31/2020	3.627	$52.51	$190
	12/31/2020	16.165	$52.51	$849

Transactions in Common Shares by the Company During the Past Two Years

The following table sets forth information regarding purchases of common shares by the Company during the past two years.

The Company purchased the common shares pursuant to a repurchase program approved by the board of directors. This repurchase program authorizes us to make repurchases in the open market or through privately negotiated transactions, with the timing and terms of the purchases to be determined by management based on market conditions. There is no guarantee as to the exact timing of any repurchases or the number of shares, if any, that we will repurchase. The share repurchase program may be modified or terminated at any time without prior notice. There was $26.3 million remaining available for repurchases at December 31, 2020 under the active repurchase program. As described in The Merger Agreement — Conduct of Business Pending the Merger” beginning on page 89, the Company is prohibited from repurchasing common shares during the period between the date of the Merger Agreement and as of the closing date of the merger.

	Amount of Shares Repurchased	Range of Prices Paid	Average Purchase Price
2020
First quarter	24,525	$31.74-34.92	$32.97
Second quarter	105,063	$32.83-35.00	$34.27
Third quarter	160,556	$33.97-35.00	$34.82
Fourth quarter	-	$-	$-
2019
First quarter	66,475	$66.51 -69.89	$68.87
Second quarter	-	$-	$-
Third quarter	-	$-	$-
Fourth quarter	-	$-	$-

Transactions in Common Shares by the Purchaser Filing Persons During the Past Two Years

The following table sets forth all purchases, acquisitions or dispositions of the Company’s common shares during the past two years by the Purchaser Filing Persons and their respective officers and directors:

Name	Date	Number of Shares Acquired (Sold)	Prices Paid	Approximate Value of Shares Acquired / Sold ($)	Number of Shares Issued
Daniel David Pitcher	12/31/2020	59.576	$52.51	3,128
Daniel Marvin Koster	12/31/2020	15.581	$52.51	818
Donald Joseph Seibel	11/18/2020	0.440	$51.19	23
	12/31/2020	18.998	$52.51	998
	12/31/2020	84.765	$52.51	4,451
Lori Kay Geadelmann	11/18/2020	0.488	$51.19	25
	12/18/2020	0.476	$52.55	25
	12/31/2020	2.422	$52.51	127
	12/31/2020	3.627	$52.51	190
	12/31/2020	16.165	$52.51	849
Joseph L. Dierickx	3/13/2020	270	$37.62	10,157
	6/26/2020	3.935	$33.60	132
	9/28/2020	2.818	$48.37	136
	12/29/2020	2.622	$52.30	137
Ronald L. Mead	5/19/2020	(100.204)	$34.54	3,461
	11/09/2020	(1,052.092)	$50.17	52,783

IMPORTANT INFORMATION REGARDING FBMHC, PARENT, MERGER SUB AND IFBF

FBMHC is an Iowa domiciled insurance holding company. FBMHC is the ultimate parent of Parent and its principal business is as an insurance holding company.

Parent is an Iowa domiciled stock property and casualty insurance company. Parent is an indirect subsidiary of FBMHC and its principal business is as a property and casualty insurance company. Parent was formed in 1939 to write automobile insurance in Iowa. Today, Parent and its subsidiary insurance company serve in excess of 360,000 Farm Bureau client/members in eight Midwest and Western states through a network of approximately 950 exclusive multi-line agents and agency managers, offering a full line of personal and commercial property-casualty insurance products.

Merger Sub is an Iowa corporation and wholly owned subsidiary of Parent that was formed solely for the purpose of engaging in the merger and other related transactions. Merger Sub has not engaged in any business other than in connection with the merger and other related transactions.

IFBF is an Iowa non-profit corporation. The principal business of IFBF is as a non-profit agricultural organization. IFBF was formed in 1918 comprising 100 county Farm Bureaus and is part of the American Farm Bureau Federation. IFBF has been the majority owner of the Company from the time of the Company’s formation as a holding company in 1993.

Name	Business Address & Telephone	Employment History
Farm Bureau Mutual Holding Company	Farm Bureau Mutual Holding Company 5400 University Avenue West Des Moines, IA 50266	N/A
Farm Bureau Property & Casualty Insurance Company	Farm Bureau Property & Casualty Insurance Company 5400 University Avenue West Des Moines, IA 50266	N/A
5400 Merger Sub, Inc.	5400 Merger Sub, Inc. 5400 University Avenue West Des Moines, IA 50266	N/A
Iowa Farm Bureau Federation	Iowa Farm Bureau Federation 5400 University Avenue West Des Moines, IA 50266	N/A

1. Directors and Executive Officers of FBMHC and Parent. The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of FBMHC and Parent. FBMHC and Parent consider that the persons having the following titles are their executive officers: chief executive officer, chief financial officer, chief compliance officer, chief investment officer, chief operating officer and senior vice president. Each such person is a U.S. citizen. The business address of each such person is c/o Farm Bureau Mutual Holding Company, 5400 University Avenue, West Des Moines, IA 50266 and the telephone number of each such person is (515)-226- 6226. During the past five years, none of the persons or entities described has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

113

Name	Position	Principal Occupation or Employment; Material Positions Held During the Past Five Years

Daniel David Pitcher	Chief Executive Officer	Chief Executive Officer of FBMHC and Parent since January 2020. Chief Executive Officer of the Company since January 2020, and previously Chief Operating Officer – Property Casualty Companies since 2012.
Donald Joseph Seibel	Chief Financial Officer and Treasurer	Chief Financial Officer and Treasurer of FBMHC and Parent since August 2012. Chief Financial Officer and Treasurer of the Company since August 2012, and previously, Vice President – Finance of the Company and a member of the Company’s executive management team since 2007. Mr. Seibel joined the Company in 1996 and became GAAP Accounting Vice President in 1998 and Vice President – Accounting in 2002.
Duane Joseph Johnson Jr.	Senior Vice President and Secretary	Senior Vice President and Secretary of FBMHC and Parent since 2018. Executive Director of IFBF since 2018, and previously Director of Field Service since 2010.
Lori Kay Geadelmann	Vice President and Chief Compliance Officer	Vice President and Chief Compliance Officer of FBMHC and Parent since 2010. General Counsel of the Company since March 2018. Ms. Geadelmann joined the Company in 1993 and prior to being named as General Counsel, served as Vice President - Assistant General Counsel and Corporate Compliance Officer.
Jeffrey Arnold Whitehead	Chief Investment Officer	Chief Investment Officer of FBMHC and Parent since June 2020. Chief Investment Officer of the Company since June 2020. Previously served as Head of Insurance Asset Management & Client Investment Solutions at Aegon USA Investment Management for nineteen years.
Jay William Seiboldt	Chief Operation Officer – Property Casualty Companies	Chief Operating Officer – Property Casualty Companies of FBMHC and Parent since March 2020. Chief Operating Officer - Property Casualty Companies of the Company since March 2020. Prior to his current position at the Company, he served as Vice President – Property Casualty Companies of the Company since 2019. Mr. Seiboldt joined the Company in 1981 and has held various claims, operations and sales roles including Vice President - Claims and Regional Vice President.
Kelli Ann Eddy	Vice President – Property Casualty	Vice President – Property Casualty of FBMHC and Parent since 2020. Vice President – Property Casualty of Parent since 2020. Chief Operating Officer - Life Companies of the Company since August 2019. Previously Senior Vice President, Life Operations, for Voya Financial, Inc. (previously known as ING U.S., Inc.) from 2012 to March 2019.
Daniel M. Koster	Vice President Marketing and Agency Services	Vice President Marketing and Agency Services of FBMHC and Parent since 2020. Vice President - Marketing & Agency Services of the Company in March 2020. Mr. Koster joined the Company in 1998 and held various marketing positions, leading to Vice President Marketing & Sales Services of the Company from 2015 until being named to his current position.
Ronald L. Mead	Vice President Sales and Distribution	Vice President Sales and Distribution of FBMHC and Parent since 2020. Mr. Mead joined the Company in 1992 and held various claims, operations and sales roles including Regional Vice President, Business Unit Vice President and most recently as Vice President Personal Lines & Agriculture from 2013 until being named to his current position.
Edward Parker	General Counsel	General Counsel of FBMHC and Parent since 2010, and of their predecessor entity since 2009. General Counsel of IFBF since 2007.
Richard Wayne Felts	Chairman	Chairman of FBMHC and Parent since 2017. Director of the Company since 2015. Director of Merger Sub since January 2021. President of the Kansas Farm Bureau since 2014, Director since 2001. Director of Farm Bureau Life since 2015. Director of American Farm Bureau since 2016. Mr. Felts is a partner in Felts Farms, a diversified grain and livestock operation.
Craig Duane Hill	Director	Director of FBMHC and Parent since 2010, and of their predecessor entity since 1989. Chairman of the board and chair of the Executive Committee for the Company since 2011, and previously a director since 2007. President of IFBF since December 2011. Director of Merger Sub since January 2021. Director and President of Farm Bureau Management since 2011. Mr. Hill farms 1,000 acres of row crops and has a swine operation in Warren County, Iowa.
Wesley Kim Austen	Director	Director of FBMHC and Parent since 2012. President and Chief Operating Officer of Nationwide until his retirement in 2015. Served on the board of directors of the United Way of Central Iowa from 2007 to 2010, the American Red Cross of Greater Iowa from 2006 to 2015 and the National Association of Mutual Insurance Companies from 2008 to 2012. Also served on the National Advisory Council for the School of Actuarial Science at Drake University from 2011 to 2015, the Grand View University Board of Trustees from 2014 to 2017, and was a board member for the Science Center of Iowa from 2000 to 2019.
Ron Bennet Gibson	Director	Director of FBMHC and Parent since 2016. President of Utah Farm Bureau Federation since 2015. Director of Farm Bureau Life since 2016. Mr. Gibson operates a 1,500 cow diary and grows 1,500 acres of corn silage, barley and alfalfa on his farm in West Weber, Utah.
Jeffrey Alan Grossenbacher	Director	Director of FBMHC and Parent since 2010, and of their predecessor entity since 2008. Vice President of Kansas Farm Bureau since 2014, Director since 1995. Mr. Grossenbacher farms his family’s diversified corn, soybean and cattle operation near Bern, Kansas.
Joe David Heinrich	Director	Director of FBMHC and Parent since 2012. Director of the Company since 2013. Vice President of IFBF since 2013 and Director since 2004. Mr. Heinrich and his family have a diversified operation including corn, soybeans, oats and hay, plus a beef cow-calf herd and a dairy operation.
Donald Kenneth Kemp	Director	Director of FBMHC and Parent since 2017. Director of Merchants Bonding Company (Mutual) and Principal Bank since 2011. Previously served as audit partner for KPMG for thirty years.
Mark Allen McHargue	Director	Director since of FBMHC and Parent 2013. President of Nebraska Farm Bureau since 2020, and previously First Vice President since 2011. Mr. McHargue owns a farrow-to-finish hog operation and raises irrigated popcorn in Merrick County, Nebraska.
Craig William Ogden	Director	Director of FBMHC and Parent since 2016. President of New Mexico Farm & Livestock Bureau since 2016 after serving as First and Second Vice President. Mr. Ogden owns a farm in Loving, New Mexico here he produces cotton, alfalfa and small grains.
Kevin Donald Paap	Director	Director of FBMHC and Parent since 2017. Director of the Company since 2017. Director of Merger Sub since January 2021. President of the Minnesota Farm Bureau since 2005, previously Vice President from 1997-2005. Director of Farm Bureau Life since 2006. Director of American Farm Bureau Federation since 2012. Mr. Paap owns and operates a farm in Blue Earth County, Minnesota, growing corn and soybeans.
James Dale Sipes	Director	Director of FBMHC and Parent since 2014. Director of Kansas Farm Bureau since 2009. Mr. Sipes operates a family farm in Stanton County, Kansas.
Stefanie Andrea Smallhouse	Director	Director of FBMHC and Parent since 2017. President of Arizona Farm Bureau since 2018. Director of Farm Bureau Life since 2017. Ms. Smallhouse operates a fifth generation diversified livestock and value-added agricultural enterprise in the San Pedro River Valley of Arizona.
Scott Everett VanderWal	Director	Director of FBMHC and Parent since 2010, and of their predecessor entity since 2004. Director of the Company since 2011. President and Director of the South Dakota Farm Bureau since 2004. Vice President of the American Farm Bureau Federation since 2016. Director of Farm Bureau Life since 2005. Mr. VanderWal’s family farm operation near Volga, South Dakota includes corn, soybeans, custom cattle feeding and custom harvesting. Mr. VanderWal is responsible for the overall financial management, accounting, crop management and planning for the farm operation.
Mark Harvey Buskohl	Director	Director of FBMHC and Parent since February 2020. Director of IFBF since 2012. Director of Farm Bureau Life since 2018. Mr. Buskohl operates a diversified grain and livestock farm in Grundy County, Iowa.

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3. Directors and Executive Officers of Merger Sub. The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of Merger Sub. Each such person is a U.S. citizen. The business address of each such person is c/o Farm Bureau Property & Casualty Insurance Company, 5400 University Avenue, West Des Moines, IA 50266 and the telephone number of each such person is (515)-226- 6226. During the past five years, none of the persons or entities described has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Name	Position	Principal Occupation or Employment; Material Positions Held During the Past Five Years
Richard Wayne Felts	Director	Director since January 2021. Chairman of FBMHC since 2017. Chairman of Parent since 2017. Director of the Company since 2015. President of the Kansas Farm Bureau since 2014, Director since 2001. Director of Farm Bureau Life since 2015. Director of American Farm Bureau since 2016. Mr. Felts is a partner in Felts Farms, a diversified grain and livestock operation.
Craig Duane Hill	Director	Director since January 2021. Director of FBMHC and Parent since 2010, and of their predecessor entity since 1989. Chairman of the board and chair of the Executive Committee for the Company since 2011, and previously a director since 2007. President of IFBF since December 2011. Director and President of Farm Bureau Management since 2011. Mr. Hill farms 1,000 acres of row crops and has a swine operation in Warren County, Iowa.
Kevin Donald Paap	Director	Director since January 2021. Director of FBMHC and Parent since 2017. Director of the Company since 2017. President of the Minnesota Farm Bureau since 2005, previously Vice President from 1997-2005. Director of American Farm Bureau Federation since 2012. Mr. Paap owns and operates a farm in Blue Earth County, Minnesota, growing corn and soybeans.

4. Directors and Executive Officers of IFBF. The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of IFBF. Each such person is a U.S. citizen. The business address of each such person is c/o Farm Bureau Property & Casualty Insurance Company, 5400 University Avenue, West Des Moines, IA 50266 and the telephone number of each such person is (515)-226- 6226. During the past five years, none of the persons or entities described has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

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Name	Position	Principal Occupation or Employment; Material Positions Held During the Past Five Years
Craig Duane Hill	President and Director	President since December 2011. Director of FBMHC and Parent since 2010, and of their predecessor entity since 1989. Chairman of the board and chair of the Executive Committee for the Company since 2011, and previously a director since 2007. Director of Merger Sub since January 2021. Director and President of Farm Bureau Management since 2011. Mr. Hill farms 1,000 acres of row crops and has a swine operation in Warren County, Iowa.
Duane Joseph Johnson Jr.	Executive Director	Executive Director since 2018. Previously served as Director of Field Service since 2010. Senior Vice President and Secretary of FBMHC since 2018. Senior Vice President and Secretary of Parent since 2018.
Joe David Heinrich	Director and Vice President	Vice President since 2011 and Director since 2004. Director of FBMHC and Parent since 2012. Director of the Company since 2013. Mr. Heinrich and his family have a diversified operation including corn, soybeans, oats and hay, plus a beef cow-calf herd and a dairy operation.
Edward Parker	General Counsel	General Counsel since 2007. General Counsel of FBMHC and Parent since 2010, and of their predecessor entity since 2009.
Mark Harvey Buskohl	Director	Director since 2012. Director of FBMHC and Parent since February 2020. Director of Farm Bureau Life since 2018. Mr. Buskohl operates a diversified grain and livestock farm in Grundy County, Iowa.
Matthew Schuiteman	Director	Director since December 2018. Mr. Schuiteman grows corn and alfalfa and has used cover crops on his farm east of Sioux Center, Iowa since 2005. He also farrows and finishes sows, custom feeds isowean pigs, and has a cow-calf herd of registered Shorthorn and Shorthorn plus cattle.
Andrew Hill	Director	Director since December 2017. Mr. Hill farms near Manly, Iowa where he raises 700 acres of corn and soybeans.
Randall J. Brincks	Director	Director since December 2018. Mr. Brincks grows corn, soybeans, and alfalfa and also finishes beef cattle and farrow-to-finish feeder pigs on his farm near Ossian, Iowa.
Brent Johnson	Director	Director since December 2016. Mr. Johnson grows corn and soybeans, raises beef cattle, and owns an independent precision agriculture company.
Joseph L. Dierickx	Director	Director since December 2019. Mr. Dierickx grows corn and soybeans in addition to custom planting, harvesting, and spraying.
William R. Frazee	Director	Director since December 2014. Mr. Frazee, a fifth-generation farmer, feeds cattle and grows corn and beans on his family farm.
Tim Kaldenberg	Director	Director since December 2019. Mr. Kaldenberg farms in Monroe County, Iowa raising a beef cow/calf herd and feeder cattle and grows corn, soybeans and hay.
Richard Plowman	Director	Director since December 2017. Mr. Plowman farms on his family’s operation near the Des Moines River in the northwest corner of Van Buren County, Iowa.

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DISSENTERS’ RIGHTS TO APPRAISAL

Iowa law entitles holders of common shares to appraisal rights if they do not vote in favor of the proposal to adopt the Merger Agreement (or consent in writing thereto), properly demand appraisal of such shares and otherwise comply with the requirements of Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA. For additional information regarding appraisal rights, see “Special Factors — Dissenters’ Rights of Appraisal” on page 66 of this proxy statement and the complete text of Subchapter XIII of the IBCA attached to this proxy statement as Annex B.

ELIMINATING DUPLICATIVE PROXY MATERIALS

If you are a shareholder who has chosen “householding” of our proxy statements, this means that only one copy of the proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to shareholders who write us at the following address: Secretary, FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, Iowa 50266.

SUBMISSION OF SHAREHOLDER PROPOSALS

If the merger is completed, we do not expect to hold an annual meeting of shareholders in 2021. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of shareholders. We will hold an annual meeting of shareholders in 2021 only if the merger has not already been completed.

If we hold the 2021 annual meeting of shareholders prior to the completion of the merger, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2021 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act and our Fifth Restated Bylaws, as amended. Any proposal that a shareholder wishes to include in proxy materials for our 2021 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act must have been received a reasonable time before we print proxy materials and must be submitted in compliance with the rule. Proposals should be submitted in writing to Secretary, FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, Iowa 50266.

Any proposal that a shareholder wishes to propose for consideration at the 2021 annual meeting of shareholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with our Fifth Restated Bylaws, as amended. Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise comply with our Fifth Restated Bylaws, as amended.

If our Corporate Secretary receives any shareholder proposal at the address listed above after a reasonable time before we print proxy materials that is intended to be presented at the 2021 annual meeting of shareholders without inclusion in the proxy statement for the meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on such proposal.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, pursuant to the Exchange Act. Those filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of any document filed by us at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our filings, is also available on our website at https://fblfinancial.com. The information contained on or accessible through our website is not part of this proxy statement, other than the documents that we file with the SEC that are incorporated by reference into this proxy statement.

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Because the merger may be deemed a “going-private” transaction, Parent, the Company and the Merger Sub have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement and, with respect to this proxy statement but not with respect to the Schedule 13E-3, later information that we file with the SEC will update and supersede such information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed is not deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and, with respect to this proxy statement but not with respect to the Schedule 13E-3, any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

•	our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2019 filed on February 26, 2020; and

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020 filed on May 7, 2020, August 6, 2020 and November 5, 2020, respectively; and

•	our Current Reports on Form 8-K filed on February 18, 2020, February 26, 2020, May 15, 2020, June 9, 2020 (solely with respect to Item 5.02 and Item 9.01 (solely as it related to Item 5.02)) and January 11, 2021.

We will amend the Schedule 13E-3 to incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting to the extent required to fulfill our obligations under the Exchange Act.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated as of [●]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders will not create any implication to the contrary.

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Annex A-1

AGREEMENT AND PLAN OF MERGER by and among FARM BUREAU PROPERTY & CASUALTY INSURANCE COMPANY, 5400 Merger Sub, Inc. and FBL FINANCIAL GROUP, INC. Dated as of January 11, 2021

ii

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01	Conditions to each Party’s Obligation to Effect the Merger	51
Section 7.02	Conditions to the Obligation of the Company to Effect the Merger	51
Section 7.03	Conditions to the Obligation of Purchasers to Effect the Merger	52

ARTICLE VIII

TERMINATION

Section 8.01	Termination	53
Section 8.02	Effect of Termination	54
Section 8.03	Termination Fee; Expenses	54

ARTICLE IX

MISCELLANEOUS

Section 9.01	Nonsurvival of Representations, Warranties, Covenants and Agreements	56
Section 9.02	Amendment	56
Section 9.03	Waiver	56
Section 9.04	Special Committee Approval	56
Section 9.05	Governing Law	57
Section 9.06	Consent to Jurisdiction	57
Section 9.07	Waiver of Jury Trial	57
Section 9.08	Specific Performance	58
Section 9.09	Notices	58
Section 9.10	Entire Agreement	59
Section 9.11	No Other Representations or Warranties	59
Section 9.12	Assignment	60
Section 9.13	Counterparts	60
Section 9.14	No Third Party Beneficiaries	60
Section 9.15	Severability	60

SCHEDULES

Schedule I	Rollover Shareholders
Schedule II	Governmental Consents

EXHIBITS

Exhibit A	Articles of Incorporation
Exhibit B	Bylaws

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of January 11, 2021 (this “Agreement”), has been made and entered into by and among Farm Bureau Property & Casualty Insurance Company, an Iowa domiciled stock property and casualty insurance company (“Parent”), 5400 Merger Sub, Inc., an Iowa corporation (“Merger Sub” and, together with Parent, “Purchasers”) and FBL Financial Group, Inc., an Iowa corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Parties intend that Merger Sub be merged with and into the Company with the Company as the surviving corporation in accordance with the laws of the State of Iowa (“Iowa Law”), upon the terms and subject to the conditions of this Agreement (the “Merger”);

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share of Class A common stock of the Company, without par value (each, a “Class A Common Share”), and Class B common stock of the Company, without par value (each, a “Class B Common Share”), other than Excluded Shares and Dissenting Shares, shall be converted into the right to receive $56.00 per share in cash, without interest;

WHEREAS, each of the shareholders of the Company listed on Schedule I (the “Rollover Shareholders”) has agreed that immediately prior to the Effective Time such shareholder shall contribute to Merger Sub such shareholder’s Common Shares in exchange for shares of Merger Sub upon the terms and subject to the conditions of the rollover agreement, dated as of the date hereof, by and among Merger Sub and each of the Rollover Shareholders (the “Rollover Agreement”);

WHEREAS, the Parties hereto intend that the Rollover Shareholders’ contribution of Common Shares to Merger Sub pursuant to the Rollover Agreement, together with the exchange of shares of Merger Sub received therefor for shares of the Surviving Corporation pursuant to the Merger, be disregarded for U.S. federal income Tax purposes (and analogous state and local income Tax purposes);

WHEREAS, as a condition and inducement to the willingness of the Company to enter into this Agreement, each Rollover Shareholder, pursuant to the Rollover Agreement, has agreed, upon the terms and subject to the conditions therein, to vote or cause to be voted any Common Shares and Series B Preferred Shares beneficially owned by such Rollover Shareholder in favor of the Merger, approving this Agreement and any other actions contemplated hereby and thereby in respect of which approval of the shareholders of the Company (the “Company Shareholders”) is requested;

WHEREAS, the board of directors of the Company (the “Company Board”) (upon the recommendation of a special committee consisting of certain independent members of the Company Board under the applicable NYSE rules (and not affiliated with Parent) (the “Special Committee”)) has adopted resolutions (i) determining that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Public Shareholders (as defined below), (ii) approving and adopting this Agreement, the Merger and the other transactions contemplated hereby and (iii) declaring the advisability and recommending that the Company Shareholders adopt this Agreement;

WHEREAS, the board of directors of Merger Sub has adopted resolutions (i) determining that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of Merger Sub and its sole shareholder, Parent, (ii) approving and adopting this Agreement, the Merger and the other transactions contemplated hereby and (iii) declaring its advisability and recommending that Merger Sub’s sole shareholder, Parent, adopt this Agreement; and

WHEREAS, the board of directors of Parent has approved resolutions approving and adopting this Agreement, the Merger and the other transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.01          Definitions. In this Agreement, unless the context otherwise requires, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement between the Company and a Person making an Acquisition Proposal entered into in accordance with the terms and conditions set forth in Section 6.04(c).

“Acquisition Proposal” means any inquiry, proposal or offer from any third party relating to (a) any direct or indirect acquisition or purchase, in a single transaction or a series of transactions, of (i) fifteen percent (15%) or more of the outstanding Common Shares, (ii) fifteen percent (15%) or more (based on the fair market value thereof) of the assets (including equity securities of the Company Subsidiaries) of the Company and the Company Subsidiaries, taken as a whole, or (iii) assets or businesses of the Company and the Company Subsidiaries that constitute or generate fifteen percent (15%) or more of the total assets, consolidated revenues, net income or exposure to insurance or reinsurance liabilities of the Company and the Company Subsidiaries, taken as a whole, (b) any tender offer or exchange offer that, if consummated, would result in any third party (other than Parent) owning, directly or indirectly, fifteen percent (15%) or more of the outstanding Common Shares, (c) any merger, consolidation, amalgamation, business combination, recapitalization, liquidation, dissolution, share exchange or similar transaction involving the Company or any Company Subsidiary, other than, in each case, the transactions contemplated by this Agreement or (d) any combination of the foregoing.

“Action” means any action, claim, suit, investigation (other than any non-material ordinary course examination by any Governmental Entity), litigation, administrative action or dispute, arbitration or proceeding by or before any Governmental Entity or arbitrator or arbitration panel or similar Person or body.

2

“Adverse Company Recommendation” shall have the meaning set forth in Section 6.04(e).

“Affiliate” means, with respect to any Person, at the time in question, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For this purpose, “control” means the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary contained in this Agreement, (a) Parent, IFBF and their respective Affiliates (other than the Company and the Company Subsidiaries) shall not be deemed to be Affiliates of the Company and the Company Subsidiaries and (b) the Company and the Company Subsidiaries shall not be deemed to be Affiliates of Parent, IFBF or their respective Affiliates (other than the Company and the Company Subsidiaries) for any purpose hereunder.

“Affiliated Distributor” means any broker, broker-dealer, insurance agent, producer, distributor or other Person who markets or sells the Insurance Contracts, or any successors thereto, in each case, that are employees of the Company or its Affiliates (other than any employee of Purchasers or its Affiliates).

“Affordable Care Act” means the Affordable Care Act, as defined in Treasury Regulation section 54.4980H-1(a)(3).

“Agreement” shall have the meaning set forth in the Preamble.

“Articles of Incorporation” shall have the meaning set forth in Section 2.04(a).

“Articles of Merger” shall have the meaning set forth in Section 2.02.

“Bankruptcy and Equity Exception” shall have the meaning set forth in Section 4.04(b).

“Benefit Plan” means each compensation or benefit plan, program, scheme, policy, practice, contract, agreement or other arrangement, including without limitation, any “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), and any bonus, incentive, deferred compensation, vacation, stock purchase, stock bonus, stock option, stock appreciation rights, stock-based rights, medical, dental, vision, profit sharing, insurance, indemnity, employee counseling, employee assistance, wellness, legal services, retirement, supplemental retirement, severance, retention, termination, employment, consulting, change-of-control or fringe benefit plan, program, agreement or arrangement, whether or not in writing and whether or not funded, in each case, that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of any current or former officer, employee, natural independent contractor or director (or their respective beneficiaries) of the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any Liability.

“Book-Entry Shares” means each entry in the books of the Company (or its transfer agent) representing uncertificated Common Shares.

“Burdensome Condition” has the meaning set forth in Section 6.05(e).

3

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in Iowa are authorized or required by law to be closed.

“Bylaws” shall have the meaning set forth in Section 2.04(b).

“Certificates” means each certificate representing one or more Common Shares.

“Chosen Courts” shall have the meaning set forth in Section 9.06.

“Class A Common Share” shall have the meaning set forth in the Recitals.

“Class B Common Share” shall have the meaning set forth in the Recitals.

“Closing” shall have the meaning set forth in Section 2.03.

“Closing Date” shall have the meaning set forth in Section 2.03.

“Code” means the U.S. Internal Revenue Code of 1986.

“Common Share” means Class A Common Share or Class B Common Share.

“Company” shall have the meaning set forth in the Preamble.

“Company 10-K” shall have the meaning set forth in Section 4.01(b).

“Company Board” shall have the meaning set forth in the Recitals.

“Company Disclosure Schedule” shall have the meaning set forth in Article IV.

“Company Equity Awards” means, collectively, the Company RSAs, the Company RSUs and the Company Stock Options.

“Company Equity Plans” means, collectively, the Company 2006 Class A Common Stock Compensation Plan, as amended through February 17, 2011, the Company Director Compensation Plan, as amended through December 15, 2011, the Company Executive Salary and Bonus Deferred Compensation Plan, as amended through August 21, 2013, the Company Cash-Based Restricted Stock Unit Plan, as amended through February 27, 2019, and the Farm Bureau Employer Match Deferred Compensation Plan (Frozen Plan).

“Company Insurance Subsidiaries” shall have the meaning set forth in Section 4.14(c).

“Company IP” shall have the meaning set forth in Section 4.12(a).

“Company Meeting Date” shall have the meaning set forth in Section 6.03.

“Company Recommendation” shall have the meaning set forth in Section 4.04(c).

“Company RSA” means each Common Share that is subject to a risk of forfeiture, along with any dividends accrued, accounted for, or otherwise recorded thereon that have not been paid to the holder of such Company RSA or reflected in additional Common Shares subject to such Company RSA.

4

“Company RSU” means a restricted stock unit in respect of a Common Share, including deferred units (but not Company Surplus Units) and any corresponding dividend equivalents accrued, accounted for, or otherwise recorded thereon that are reflected as additional Common Shares subject to such Company RSU.

“Company SAP Statements” shall have the meaning set forth in Section 4.14(a).

“Company Shareholders” shall have the meaning set forth in the Recitals.

“Company Shareholders’ Meeting” shall have the meaning set forth in Section 6.03.

“Company Stock Option” means an option to purchase Common Shares.

“Company Subsidiaries” shall have the meaning set forth in Section 4.03(a).

“Company Surplus Unit” means a restricted surplus unit granted under the Company Cash-Based Restricted Surplus Unit Plan.

“Contagion Event” means the outbreak and ongoing effects of contagious disease, epidemic or pandemic (including COVID-19).

“Contract” means any contract, license, lease, commitment, arrangement, purchase or sale order, undertaking, understanding or other agreement, whether written or oral.

“Covered Person” shall have the meaning set forth in Section 6.09(a).

“Dissenting Shares” shall have the meaning set forth in Section 2.06(a).

“Distributors” means Affiliated Distributors and Independent Distributors.

“EDGAR” shall mean the Electronic Data Gathering, Analysis and Retrieval System administered by the SEC.

“Effect” shall have the meaning set forth in the definition of “Material Adverse Effect”.

“Effective Time” shall have the meaning set forth in Section 2.02.

“Environmental Law” means any foreign, federal, state or local law, treaty, statute, rule, regulation, order, ordinance, decree, injunction, judgment, governmental restriction or any other requirement of law (including common law) regulating or relating to the protection of human health from exposure to any hazardous substance, natural resource damages or the protection of the environment, including laws relating to the protection of wetlands, pollution, contamination or the use, generation, management, handling, transport, treatment, disposal, storage, release or threatened release of hazardous substances.

“ERISA” means the Employee Retirement Income Security Act of 1974.

5

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Fund” shall have the meaning set forth in Section 3.01.

“Excluded Shares” shall have the meaning set forth in Section 2.05(b)(i).

“GAAP” means accounting principles and practices generally accepted in the United States.

“Governmental Entity” means any government, political subdivision, court, board, commission, regulatory or administrative agency or other instrumentality thereof, whether federal, state, local or foreign and including any regulatory authority which may be partly or wholly autonomous, and any self-regulatory organization or securities exchange, and any other entity that exercises a legislative, judicial, regulatory, administrative, expropriation or taking power or function of or pertaining to government.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“IBCA” shall have the meaning set forth in Section 2.01(a).

“IFBF” means Iowa Farm Bureau Federation.

“Independent Distributor” means any broker, broker-dealer, insurance agent, producer, distributor or other Person who markets or sells the Insurance Contracts, or any successors thereto, in each case, other than any employee of Purchasers or its Affiliates or the Company or its Affiliates.

“Insurance Contracts” means the insurance or annuity policies and Contracts, together with all binders, slips, certificates, applications, supplements, endorsements, riders and ancillary agreements thereto, issued or entered into by any Company Insurance Subsidiary prior to Closing.

“Intellectual Property” means all foreign and domestic: (a) trademarks, service marks, brand names, corporate names, Internet domain names, logos, symbols, trade dress, trade names, and all other source indicators and all goodwill associated therewith and symbolized thereby; (b) patents and proprietary inventions and discoveries; (c) trade secrets and know-how; (d) copyrights, Software and works of authorship in any media; (e) all other intellectual property rights; and (f) all applications and registrations, invention disclosures, and extensions, revisions, restorations, substitutions, modifications, renewals, divisions, continuations, continuations-in-part, reissues and re-examinations related to any of the foregoing.

“Intervening Event” means any material Effect occurring after the date of this Agreement and that was not reasonably foreseeable to the Company Board or the Special Committee prior to the execution of this Agreement that (a) is not related to the receipt, existence of or terms of an Acquisition Proposal or any inquiry relating thereto and (b) is not related to the market price or trading volume of the Company’s securities.

“Investment Company Act” means the Investment Company Act of 1940.

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“Iowa Law” shall have the meaning set forth in the Recitals.

“Judgment” means any judgment, order, stipulation, determination, award, writ, injunction or decree entered by or with any Governmental Entity.

“Knowledge” means, with respect to the Company, the actual knowledge of the officers of the Company listed on Section 1.01 of the Company Disclosure Schedule.

“Law” means any United States or non-United States federal, state or local law, statute, ordinance, rule, regulation, code, Judgment, Permit, administrative ruling, or principle of common law or equity imposed by or on behalf of a Governmental Entity.

“Leased Real Property” shall have the meaning set forth in Section 4.22.

“Liabilities” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, asserted or not asserted, direct or indirect, fixed or not fixed, executory, determined, determinable or otherwise, whether arising in the past, present or future.

“Lien” means any mortgage, pledge, lien, license, charge, restriction, claim, charge, option to purchase, security interest or encumbrance of any nature whatsoever (other than for or with respect to Taxes that are not yet due and payable or delinquent), including any restriction on use, transfer, voting or other exercise of any attributes of ownership.

“Material Adverse Effect” means any change, development, effect, circumstance, state of facts or event (an “Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the results of operations, business, assets, properties or financial condition of the Company and its Subsidiaries taken as a whole; provided, that the term “Material Adverse Effect” shall not include any such Effect to the extent relating to or arising from (a) general political or economic conditions (including changes in interest rates or exchange rates) or securities, credit, financial or capital markets conditions, in each case in the United States or any foreign jurisdiction, (b) changes or conditions generally affecting the segments of the life insurance and/or annuity industries in the United States in which the Company and the Company Subsidiaries operate, (c) the occurrence, escalation, outbreak or worsening of any acts of war, armed hostilities, acts of terrorism or military conflicts, (d) changes in or adoption of any applicable Laws or applicable accounting regulations (including GAAP or SAP), (e) any failure by the Company and the Company Subsidiaries to meet any published projections, forecasts, predictions, estimates or expectations in respect of revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company and the Company Subsidiaries to meet its or their internal or published projections, predictions, budgets, plans or forecasts of its revenues, earnings, or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure to the extent not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (f) the negotiation, execution, announcement or pendency of this Agreement or the transactions contemplated hereby and the identity of, or any facts or circumstance specifically and particularly relating to, Parent or its Affiliates, including any action taken or not taken by the Company or any Company Subsidiary, in each case which is expressly required or prohibited by this Agreement, (g) any Contagion Event, or worsening of a Contagion Event existing as of the date of this Agreement, or any declaration of martial law, quarantine or similar directive, policy or guidance or other action by any Governmental Entity in response thereto or (h) earthquakes, wildfires, tornadoes, hurricanes, floods or other natural disasters; provided, however, that, with respect to clauses (a) through (d), (g) and (h), effects resulting from any Effect that has had or would reasonably be expected to have a disproportionate adverse effect on the Company or any Company Subsidiary compared to other life insurance and annuity companies in the United States will be considered for purposes of determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur (but only to the extent of such disproportionate adverse effect).

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“Material Contract” shall have the meaning set forth in Section 4.13(a).

“Maximum Premium” shall have the meaning set forth in Section 6.09(c).

“Measurement Date” shall have the meaning set forth in Section 4.02(a).

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” shall have the meaning set forth in Section 2.05(b)(i).

“Merger Sub” shall have the meaning set forth in the Preamble.

“NYSE” shall have the meaning set forth in Section 4.02(b).

“Outside Date” shall have the meaning set forth in Section 8.01(b)(i).

“Parent” shall have the meaning set forth in the Preamble.

“Parent Disclosure Schedule” shall have the meaning set forth in Article V.

“Parent Expenses” shall have the meaning set forth in Section 8.03(b).

“Party” means each Party to this Agreement.

“Paying Agent” means a bank or trust company that is organized and doing business under the Laws of the United States or any state thereof appointed by Parent to act as paying agent for payment of the Merger Consideration.

“Permits” shall have the meaning set forth in Section 4.10(b).

“Permitted Investments” shall have the meaning set forth in Section 3.01.

“Permitted Liens” means (a) any Liens for taxes, assessments and governmental charges or levies which are not yet due and payable or the amount or validity of which is being contested in good faith and for which adequate reserves have been established in accordance with GAAP or SAP, as applicable, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, workmen’s, landlords’ or other similar Liens, (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (d) Liens that do not, individually or in the aggregate, materially impair the continued use or operation of the property to which they relate or the conduct of the business of the Company and the Company Subsidiaries as conducted on the date of this Agreement, (e) statutory Liens arising by operation of law with respect to a liability incurred in the ordinary course of business and which is not yet due and payable or which is being contested in good faith and by appropriate proceedings, (f) easements, rights of way or other similar matters or restrictions or exclusions that would be shown by a current title report or other similar report and that do not, individually or in the aggregate, materially impair the continued use or operation of the property to which they relate or the conduct of business of the Company and the Company Subsidiaries, as conducted on the date of this Agreement and (g) Liens that affect the underlying fee interest of any Leased Real Property.

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“Person” means an individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Preferred Shares” shall have the meaning set forth in Section 4.02(a).

“Proxy Statement” shall have the meaning set forth in Section 6.02(a).

“Public Shareholders” means all of the holders of outstanding Common Shares, excluding (a) IFBF and its Affiliates, (b) Parent and its Affiliates and (c) the directors and officers of the Persons identified in the foregoing clauses (a) or (b).

“Purchasers” shall have the meaning set forth in the Preamble.

“Reinsurance Contracts” shall have the meaning set forth in Section 4.16.

“Representatives” shall have the meaning set forth in Section 6.04(a).

“Required Shareholder Vote” shall have the meaning set forth in Section 4.04(a).

“Restricted Stock Unit Consideration” shall have the meaning set forth in Section 2.07(a).

“Rollover Agreement” shall have the meaning set forth in the Recitals.

“Rollover Shareholders” shall have the meaning set forth in the Recitals.

“SAP” means, as to any Company Insurance Subsidiary, the statutory accounting principles and practices prescribed or permitted by the Governmental Entities responsible for the regulation of insurance companies in the jurisdiction in which such Company Insurance Subsidiary is domiciled.

“Schedule 13E-3” shall have the meaning set forth in Section 6.02(b).

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“SEC” means the Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.07(a).

“Securities Act” means the Securities Act of 1933.

“Separate Account” shall have the meaning set forth in Section 4.18(a).

“Series B Preferred Shares” shall have the meaning set forth in Section 4.02(a).

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code and (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise.

“Special Committee” shall have the meaning set forth in the Recitals.

“Special Committee Financial Advisor” shall have the meaning set forth in Section 4.04(d).

“Subsidiary” means, when used with respect to any Person, any other Person that such Person directly or indirectly owns or has the power to vote or control more than fifty percent (50%) of the voting stock or other interests the holders of which are generally entitled to vote for the election of the board of directors or other applicable governing body of such other Person (or, in the case of a partnership, limited liability company or other similar entity, control of the general partnership, managing member or similar interests); provided, that the Company and the Company Subsidiaries shall not be deemed to be Subsidiaries of Parent or its Affiliates for any purpose hereunder.

“Subsidiary Share Rights” means any options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company or any Subsidiary of the Company obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, any Subsidiary of the Company.

“Superior Proposal” means a bona fide Acquisition Proposal (except that references to “fifteen percent (15%) or more” in the definition of such term will be deemed for purposes of this definition of Superior Proposal to be references to “more than fifty percent (50%)”) made in writing and not solicited in violation of Section 6.04 that the Special Committee has determined in its good faith judgment (a) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal (including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition), and (b) if consummated, would result in a transaction more favorable to the Public Shareholders from a financial point of view (including taking into account the effect of any termination fee or provision relating to the reimbursement of expenses) than the transaction consummated pursuant to this Agreement (including after taking into account any revisions to the terms of the transaction contemplated by Section 6.04(f) of this Agreement and the time likely to be required to consummate such Acquisition Proposal).

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“Surviving Corporation” shall have the meaning set forth in Section 2.01(a).

“Tax” means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duties, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy, license, estimated, real property, personal property, windfall profits, occupation, premium, social security (or similar), workers compensation, transfer, registration, alternative or other tax, duty, fee or assessment of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amount and any interest in respect of such penalties and additions and including any amount payable pursuant to an obligation to indemnify or otherwise assume or succeed to the Tax Liability of any other Person.

“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) supplied or required to be supplied to a Tax authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, claim for refund, and declaration of estimated Tax.

“Termination Fee” shall have the meaning set forth in Section 8.03(a).

“Transfer Taxes” means all transfer Taxes (excluding Taxes measured in whole or in part by net income), including sales, use, excise, value-added, goods and services, stock, conveyance, registration, securities transactions, real estate, real estate transfer, transfer, stamp, documentary, notarial, filing, recording, permit, license, authorization and similar Taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges.

Section 1.02          Interpretation.

(a)           As used in this Agreement, references to the following terms have the meanings indicated:

(i)            to the Preamble or to the Recitals, Sections, Articles, Exhibits or Schedules are to the Preamble or a Recital, Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise clearly indicated to the contrary;

(ii)           to any Contract (including this Agreement) or “organizational document,” except for references (other than references to this Agreement) in the Schedules (including the Parent Disclosure Schedule and the Company Disclosure Schedule), are to the Contract or organizational document as amended, modified, supplemented or renewed from time to time;

(iii)          to any Law are to such Law as amended, modified or supplemented from time to time and all rules and regulations promulgated thereunder, and to any section of any Law include any successor to such section;

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(iv)          to any Governmental Entity include any successor to the Governmental Entity and to any Affiliate include any successor to the Affiliate;

(v)           to any “copy” of any Contract or other document or instrument are to a true and complete copy thereof;

(vi)          to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary;

(vii)         to the “date of this Agreement,” “the date hereof” and words of similar import refer to January 11, 2021; and

(viii)        to “this Agreement” includes the Exhibits and Schedules (including the Parent Disclosure Schedule and the Company Disclosure Schedule) to this Agreement.

(b)          Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” need not be disjunctive. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns shall be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(c)          Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a Business Day, the Party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day. With respect to any determination of any period of time, unless otherwise set forth herein, the word “from” means “from and including” and the word “to” means “to but excluding.”

(d)          The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)          References to “dollars” or “$” mean United States dollars, unless otherwise clearly indicated to the contrary.

(f)          The Parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(g)          No summary of this Agreement prepared by or on behalf of any Party shall affect the meaning or interpretation of this Agreement.

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(h)           All capitalized terms used without definition in the Exhibits and Schedules (including the Parent Disclosure Schedule and the Company Disclosure Schedule) to this Agreement shall have the meanings ascribed to such terms in this Agreement.

ARTICLE II

THE MERGER

Section 2.01          The Merger.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the Iowa Business Corporation Act, Chapter 490 of the Iowa Code (the “IBCA”), whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) under Iowa Law.

(b)           The Merger shall have the effects set forth herein and in the applicable provisions of the IBCA. Accordingly, from and after the Effective Time, the Surviving Corporation shall have all the properties, rights, privileges, powers, interests and franchises and shall be subject to all restrictions, disabilities, debts, duties and liabilities of the Company and Merger Sub.

Section 2.02          Effective Time. As soon as practicable following the Closing, Merger Sub and the Company shall file with the Iowa Secretary of State the articles of merger (the “Articles of Merger”) executed in accordance with the relevant provisions of the IBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Iowa Secretary of State, or at such other time as is permissible in accordance with the IBCA and as the Parties may agree and is specified in the Articles of Merger (the time the Merger becomes effective, the “Effective Time”).

Section 2.03          Closing. Unless otherwise agreed by the Parties in writing, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., New York time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York on the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted by this Agreement and applicable Law) of the conditions (other than conditions that by their nature are to be satisfied at the Closing but subject to such conditions being satisfied) provided in Article VII (the date of the Closing, the “Closing Date”).

Section 2.04          Articles of Incorporation; Bylaws; Directors and Officers. At the Effective Time:

(a)           the articles of incorporation of the Company in effect immediately prior to the Effective Time shall be amended so as to read in their entirety in the form attached hereto as Exhibit A and, as so amended, shall be the articles of incorporation of the Surviving Corporation (the “Articles of Incorporation”), until thereafter amended in accordance with its terms and as provided by the IBCA;

(b)           the bylaws of the Company in effect immediately prior to the Effective Time shall be amended so as to read in their entirety in the form attached hereto as Exhibit B and, as so amended, shall be the bylaws of the Surviving Corporation (the “Bylaws”), until thereafter amended in accordance with its terms and as provided by the IBCA;

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(c)           the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation following the Merger until the earlier of (i) their death, resignation or removal or (ii) such time as their respective successors are duly elected or appointed as provided in the Articles of Incorporation or Bylaws; and

(d)           the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of (i) their death, resignation or removal or (ii) such time as their respective successors are duly appointed as provided in the Articles of Incorporation or Bylaws.

Section 2.05          Effect of Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any equity interests of the Company or Merger Sub, as applicable:

(a)           each common share, without par value, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) common share, without par value, of the Surviving Corporation;

(b)           subject to Section 2.06:

(i)            each Common Share that is issued and outstanding immediately prior to the Effective Time (other than Common Shares (1) held by Merger Sub or Parent or (2) held by the Company in treasury or any wholly-owned Company Subsidiary (collectively, the “Excluded Shares”)) shall be converted into the right to receive $56.00 in cash, without interest (the “Merger Consideration”), and, when so converted, shall automatically be canceled and shall cease to exist, except the right to receive the Merger Consideration, without interest;

(ii)           each Excluded Share (other than Common Shares held by any wholly-owned Company Subsidiary) immediately prior to the Effective Time shall automatically be canceled and shall cease to exist; and

(iii)          each Common Share held by any wholly-owned Company Subsidiary shall remain outstanding.

(c)           each Preferred Share shall remain outstanding in accordance with its terms, including Sections 6 and 7 of the Certificate of Designations, Series B Cumulative Voting Preferred Stock of the Company and shall become preferred stock of the Surviving Corporation, having in respect of such Surviving Corporation insofar as possible (and without prejudice to the holders of each Preferred Share) the same powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series B Preferred Shares had immediately prior to such transaction.

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Section 2.06          Dissenting Shares.

(a)           Notwithstanding any provision of this Agreement to the contrary, Common Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Common Shares in accordance with Sections 490.1301 through 490.1303 and Sections 490.1320 through 490.1326 of the IBCA (collectively, the “Dissenting Shares”), shall not be converted into, or represent the right to receive, the Merger Consideration, and instead such shareholders shall be entitled to receive payment of the appraised value of such Common Shares held by them in accordance with the applicable provisions of the IBCA; provided, however, that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Common Shares under the IBCA shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender of the Certificate or Certificates formerly representing such Common Shares in accordance with Article III or, in the case of holders of Book-Entry Shares, automatically in accordance with Article III, and in each case, shall cease to be Dissenting Shares hereunder.

(b)           The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other related instruments received by the Company; and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the IBCA. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

Section 2.07          Treatment of Equity Awards.

(a)           Prior to the Effective Time, the Company Board (or, if appropriate, any duly authorized committee administering the Company Equity Plans) shall adopt resolutions (which resolutions shall be subject to the prior review and approval of Purchasers, which approval shall not be unreasonably withheld, conditioned or delayed) providing that, effective upon the Effective Time, subject to Section 3.06:

(i)            Each Company RSA that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall become fully vested and shall automatically be converted into the right to receive the Merger Consideration in accordance with Section 2.05(b).

(ii)           Each Company RSU that is outstanding immediately prior to the Effective Time shall be cancelled and exchanged for the right of each holder of such Company RSU to receive an amount in cash, equal to the sum of (A) the product of (x) the Merger Consideration multiplied by (y) the total number of Common Shares subject to such award of Company RSUs, plus (B) the aggregate sum of any cash dividend equivalents in respect of such Company RSU (the “Restricted Stock Unit Consideration”), with payment of such Restricted Stock Unit Consideration to be made in accordance with the vesting schedule applicable to such Company RSU immediately prior to the Effective Time; provided, that such holder remains employed by, or in the service of, Purchaser, the Surviving Corporation or their respective Subsidiaries on each applicable vesting date, subject to the terms and conditions of the applicable Company Equity Plan and award agreements; provided, further, that with respect to any such Company RSU that constitutes nonqualified deferred compensation subject to Section 409A of the Code, such payment(s) shall be made at the earliest time permitted that will not trigger a Tax or penalty under Section 409A of the Code.

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(iii)         Each Company Stock Option that is outstanding immediately prior to the Effective Time shall, whether vested or unvested, be deemed to be fully vested and shall be cancelled and converted into the right to receive a lump-sum amount in cash, equal to the product of (A) the excess, if any, of (1) the Merger Consideration, over (2) the per share exercise price of such Company Stock Option, multiplied by (B) the total number of Common Shares subject to such Company Stock Option immediately prior to the Effective Time; provided that any Company Stock Option with an exercise price per Common Share that is equal to or greater than the Merger Consideration shall be cancelled for no consideration.

(iv)        Each Company Surplus Unit that is outstanding immediately prior to the Effective Time shall not accelerate or vest as of the Effective Time and shall continue to be subject to the same terms and conditions as had applied immediately prior to the Effective Time.

(b)           Except as otherwise required under the terms of the applicable award agreement or as necessary to avoid the imposition of any additional Taxes or penalties with respect to awards under the Company Equity Plans pursuant to Section 409A of the Code, Purchasers shall, or shall cause Surviving Corporation to, pay in cash through applicable payroll systems all amounts payable pursuant to Section 2.07(a)(i) and (iii) as promptly as practicable following the Effective Time, but in no event later than the first regularly scheduled payroll date that occurs at least five (5) Business Days following the Effective Time; provided, that any such amounts shall be paid without interest.

Section 2.08         Adjustments to Merger Consideration. Subject to the restrictions contained in Section 6.01, in the event that the Company changes the number of Common Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction or a stock dividend, stock split or stock distribution thereon shall be declared with a record date within said period, the Merger Consideration shall be proportionately adjusted to reflect such change; provided, however, that (a) in no event shall the aggregate amount payable by Purchasers pursuant to Section 2.05 after giving effect to any such event exceed the amount that would have been payable pursuant to Section 2.05 had such event not occurred and (b) nothing in this Section 2.08 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

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ARTICLE III

EXCHANGE; MERGER CONSIDERATION PAYMENT

Section 3.01         Paying Agent. Prior to the Effective Time, Parent shall enter into an agreement (in form and substance reasonably satisfactory to the Company) with the Paying Agent to act as paying agent for the payment of the aggregate Merger Consideration in accordance with the terms of this Agreement. At or prior to the Effective Time, Parent shall deposit, or cause Merger Sub to deposit, with the Paying Agent an amount in cash sufficient to pay the aggregate Merger Consideration payable in respect of the Common Shares (such cash, the “Exchange Fund”). The Exchange Fund shall be used solely for purposes of paying the Merger Consideration in accordance with this Article III and shall not be used to satisfy any other obligation of Parent, the Company or any of its Subsidiaries. Until distributed in accordance with the terms of this Agreement, Parent may direct the Paying Agent to invest the cash in the Exchange Fund; provided, that (i) no such investment or losses thereon shall affect the Merger Consideration payable to the Company Shareholders and (ii) such investments shall be obligations of or guaranteed by the United States, commercial paper obligations receiving the highest rating from either Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, or certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding $5,000,000,000 (collectively “Permitted Investments”) or money market funds that are invested solely in Permitted Investments. Any net profit resulting from, or interest or income produced by, such investment of the Exchange Fund shall be the sole and exclusive property of Parent and be paid to Parent upon its request. If for any reason the Exchange Fund is inadequate to pay the aggregate Merger Consideration to which Company Shareholders shall be entitled hereunder, Parent shall promptly deposit, or cause Merger Sub to deposit, additional cash with the Paying Agent sufficient to make all payments of the aggregate Merger Consideration.

Section 3.02          Exchange of Certificates; Payment for Common Shares.

(a)           As promptly as practicable after the Effective Time (and in any event within five (5) Business Days thereof), Parent shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates that, immediately prior to the Effective Time, represented outstanding Common Shares subsequently converted into the right to receive the Merger Consideration, as set forth in Section 2.05, (i) a letter of transmittal that (A) shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates (or an affidavit of loss in lieu thereof, together with any bond or indemnity agreement, as contemplated by Section 3.05) to the Paying Agent and (B) shall be in such form and have such other provisions as Parent may specify, subject to the Company’s reasonable approval and (ii) instructions for use in effecting the surrender of the Certificates (or an affidavit of loss in lieu thereof, together with any bond or indemnity agreement, as contemplated by Section 3.05) to the Paying Agent in exchange for the Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to Section 2.05.

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(b)           Upon surrender to the Paying Agent of a Certificate, by physical surrender of such Certificate (or an affidavit of loss in lieu thereof, together with any bond or indemnity agreement, as contemplated by Section 3.05), together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and any other documents reasonably required by the Paying Agent in accordance with the terms of the materials and instructions provided by the Paying Agent, (i) the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to Section 2.05 and (ii) the Certificate so surrendered shall forthwith be canceled. No profit, interest or income shall be paid or accrued for the benefit of any holder of Common Shares on any amount payable upon surrender of any Common Shares. Until surrendered as contemplated by this Section 3.02, each such Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration.

(c)           Any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to Section 2.05. In lieu thereof, each holder of record of one or more Book-Entry Shares whose Common Shares were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time (or, at any later time at which such Book-Entry Shares shall be so converted) be entitled to receive, and as promptly as practicable after the Effective Time, Parent shall cause the Paying Agent to pay and deliver the Merger Consideration to which such holder is entitled to receive as a result of the Merger pursuant to Section 2.05.

(d)           In the event of a transfer of ownership of any Certificate that is not registered in the transfer records or ledger of the Company or if the consideration payable is to be paid in a name other than in which the Certificate or Certificates surrendered or transferred in exchange therefor are registered in the transfer records or ledger of the Company, the applicable portion of the aggregate Merger Consideration may be paid to such transferee if the Certificate or Certificates is or are properly endorsed and otherwise in proper form for surrender and presented to the Paying Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable Transfer Taxes have been fully paid or are not applicable, in each case, in form and substance reasonable satisfactory to Parent and the Paying Agent. Payment of the applicable portion of the aggregate Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books or ledger of the Company.

Section 3.03         Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest and other income received with respect thereto) that remains undistributed to the former Company Shareholders on the date twelve (12) months after the Effective Time shall be delivered to Parent upon demand, and any former holder of Common Shares (other than Dissenting Shares) who has not theretofore received any applicable Merger Consideration to which such Company Shareholder is entitled under this Article III shall thereafter look only to Parent (subject to abandoned property, escheat or other similar Laws), as general creditor thereof, for payment of claims with respect thereto.

Section 3.04         No Liability. None of Parent, the Surviving Corporation or Merger Sub or any of their respective Representatives shall be liable to any holder of Common Shares for any part of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by Company Shareholders twenty-four (24) months after the Effective Time or as of such earlier time as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity shall, to the extent permitted by applicable Law or Judgment, become the property of Parent free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

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Section 3.05         Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in a form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by and at the discretion of Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as may be required by Parent or the Paying Agent, or the execution and delivery by such Person of an indemnity agreement in such form as Parent or the Paying Agent may direct, in each case as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such lost, stolen or destroyed Certificate, the Paying Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Common Shares formerly represented by such Certificate as contemplated under Section 2.05.

Section 3.06         Withholding of Tax. Notwithstanding anything to the contrary contained in this Agreement, Parent, the Surviving Corporation, any Affiliate thereof or the Paying Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any Person, such amounts as Parent, the Surviving Corporation, any Affiliate thereof or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of Tax Law. To the extent that amounts are so withheld by Parent, the Surviving Corporation, any Affiliate thereof, or the Paying Agent and are paid over to the applicable Governmental Entity in accordance with applicable Tax Law, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (i) the corresponding sections of the disclosure letter, dated as of the date hereof, delivered by the Company to Parent in connection with this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item in any section of the Company Disclosure Schedule shall be deemed to be disclosed with respect to any other representation or warranty set forth in this Article IV only to the extent that the relevance of such item to such other representation or warranty is reasonably apparent on its face) or (ii) the SEC Documents made publicly available on EDGAR on or after January 1, 2018 and at least three (3) Business Days prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any “Risk Factors” section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to the Purchasers as follows:

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Section 4.01         Organization and Qualification.

(a)           Each of the Company and the Company Subsidiaries (i) is a corporation or other legal entity, duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation, (ii) has requisite corporate or similar power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, in the case of this clause (iii), where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           The copies of the articles of incorporation and bylaws of the Company that are incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Company 10-K”) are complete and correct copies thereof as in effect on the date hereof. The Company is not in violation of any of the provisions of such articles of incorporation or bylaws of the Company.

Section 4.02          Capitalization.

(a)           As of the date of this Agreement, the authorized capital stock of the Company consists of 88,500,000 Class A Common Shares, 1,500,000 Class B Common Shares and 10,000,000 shares of preferred stock, without par value (the “Preferred Shares”). As of the close of business on January 7, 2021 (the “Measurement Date”), there were (i) 24,385,109 Class A Common Shares issued and outstanding, (ii) 11,413 Class B Common Shares issued and outstanding, (iii) no Class A Common Shares and no Class B Common Shares held in treasury and (iv) 5,000,000 Preferred Shares designated as Series B Cumulative Voting Preferred Stock with no par value (“Series B Preferred Shares”), (v) no Common Shares were subject to outstanding Company Stock Options, (vi) 154,101 Company RSUs, and no Preferred Shares held in treasury. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable.

(b)           As of the date hereof, no restricted Common Shares have been granted by the Company other than shares that have vested or been forfeited prior to the date hereof. There are no outstanding options, warrants or other rights of any kind (including preemptive rights) issued or granted by the Company to acquire from the Company any additional shares of capital stock of the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares from the Company, nor is the Company committed to issue any such option, warrant, right or security. With respect to each outstanding Company Equity Award, Section 4.02(b) of the Company Disclosure Schedule sets forth, as of the Measurement Date, the name of the holder of such Company Equity Award, the number of vested and unvested Common Shares covered by such Company Equity Award, the vesting schedule applicable to Company RSAs, Company RSUs and Company Stock Options in respect of any such Company Equity Awards, and the cash exercise price or grant price per share as well as the applicable expiration date of each such Company Stock Option. No such Company Stock Option is subject to Section 409A or 422 of the Code. All Company Equity Awards were validly issued and properly approved by the Company Board (or a committee thereof) in accordance with the applicable Benefit Plan and applicable Law, including the applicable requirements of the New York Stock Exchange (the “NYSE”).

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(c)           The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company Shareholders on any matter.

(d)           As of the date of this Agreement, there were no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any capital stock or securities convertible into or exchangeable into capital stock of the Company. Neither the Company nor any Company Subsidiary is a party to any Contract that (i) obligates the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any capital stock or securities convertible into or exchangeable into capital stock of the Company, (ii) is related to the voting or transfer of, requires registration of, or grants any preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights with respect to, any capital stock or securities convertible into or exchangeable into capital stock of the Company or (iii) is otherwise related to, creates, establishes or defines the terms and conditions of any capital stock or securities convertible into or exchangeable into capital stock of the Company.

(e)           No Common Shares are owned by any Company Subsidiary.

Section 4.03         Subsidiaries.

(a)           Exhibit 21 to the Company 10-K sets forth a list, as of the date hereof, of all the Subsidiaries of the Company (the “Company Subsidiaries”). The Company or one of its wholly-owned Subsidiaries is the owner of all outstanding shares of capital stock of each Company Subsidiary and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each Company Subsidiary are owned by the Company free and clear of all Liens (other than transfer and other restrictions under applicable federal and state securities Laws or applicable foreign Laws).

(b)           There are no outstanding Subsidiary Share Rights. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any capital stock of any Company Subsidiary or any Subsidiary Share Rights or to pay any dividend or make any other distribution in respect thereof. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of any Company Subsidiary.

Section 4.04         Authorization; Approval and Fairness.

(a)           The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger, subject only to the filing of the Articles of Merger with the Iowa Secretary of State and the adoption of this Agreement by the affirmative vote of (i) holders of at least a majority of all outstanding Class A Common Shares and Series B Preferred Shares, voting together as a single class, (ii) holders of at least a majority of all outstanding Class B Common Shares and (iii) at least a majority of all outstanding Common Shares held by the Public Shareholders, in each case, entitled to vote on such matter at a meeting of shareholders duly called and held for such purpose (together, the “Required Shareholder Vote”). The quorum for the Company Shareholders’ Meeting is Common Shares representing a majority of the voting power of the Company in person or by proxy.

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(b)           This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Purchasers, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization or similar Laws of general application, now or hereinafter in effect, affecting or relating to the enforcement of creditors’ rights generally or (ii) is subject to general principles of equity, whether considered in a proceeding at law or inequity (the “Bankruptcy and Equity Exceptions”).

(c)           On or prior to the date of this Agreement, the Special Committee and the Company Board (upon the recommendation of the Special Committee) have adopted resolutions (i) determining that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Company and the Public Shareholders, (ii) approving and adopting this Agreement, the Merger and the other transactions contemplated hereby and (iii) declaring the advisability and recommending that the Company Shareholders adopt this Agreement (the “Company Recommendation”) and, as of the date of this Agreement, such resolutions have not been subsequently rescinded, superseded or withdrawn in any way.

(d)           The Special Committee has received an opinion of Barclays Capital Inc. (the “Special Committee Financial Advisor”) to the effect that, subject to the assumptions, qualifications and limitations set forth in such opinion and as of the date thereof, from a financial point of view, the Merger Consideration is fair to the Public Shareholders and, as of the date hereof, such opinion has not been withdrawn, revoked or modified. A signed copy of such opinion shall be made available to Parent within one (1) Business Day of the date of this Agreement.

Section 4.05         Consents.

(a)           Assuming that the consents, approvals, qualifications, orders, authorizations and filings referred to in Section 4.05(b) have been made or obtained, the execution, delivery and performance by the Company of this Agreement do not:

(i)           conflict with or violate any provision of the Company’s or any of the Company Subsidiaries’ articles of incorporation or bylaws (or comparable organizational documents);

(ii)          conflict with or violate any Law or Judgment to which the Company or any of the Company Subsidiaries or their respective properties is subject or bound, except for such conflicts or violations that would not, together with all such other conflicts and violations, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement; or

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(iii)         with or without notice or lapse of time or both, conflict with, violate, result in a breach of or constitute a default (or trigger or accelerate loss of rights or benefits or accelerate performance or obligations required) under any Contract to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or their respective properties is bound, or result in the creation of any Lien upon any of the properties or assets of any the Company or any of the Company Subsidiaries, except for such conflicts, violations, breaches, defaults or Liens that would not, together with all such other conflicts, violations, breaches, defaults and Liens, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b)           No consent, approval, qualification, order or authorization of, or filing with, any Governmental Entity is required in connection with the Company’s valid execution, delivery or performance of this Agreement or the consummation of any other transaction contemplated on the part of the Company under this Agreement, except (i) in connection, or in compliance, with the Securities Act and the Exchange Act, (ii) the Required Shareholder Vote, (iii) the filing of the Articles of Merger with the Iowa Secretary of State, (iv) the HSR Act, (v) approval by the Insurance Commissioner of the State of Iowa of the “Form A” Acquisition of Control Statement or receipt of an exemption therefrom by the Insurance Commissioner of the State of Iowa, in each case, in accordance with Section 521A.3 of the Iowa Code, (iv) if required, filing under Section 515.35 or Section 521A.2(3) of the Iowa Code with the Insurance Commissioner of the State of Iowa, (vii) compliance by FBL Marketing Services, LLC with FINRA Rule 1017 and similar state regulations, and (viii) approvals, qualifications, orders, authorizations, or filings, in each case, the failure to obtain which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 4.06         Proxy Statement; Schedule 13E-3. The Proxy Statement shall, as of its first date of use, comply as to form in all material respects with the applicable requirements of the Exchange Act. None of the information provided by or on behalf of the Company for inclusion in the Proxy Statement or the Schedule 13E-3 shall (a) in the case of the Schedule 13E-3 (or any amendment thereof or supplement thereto), as of the date of filing and as of the date of the Company Shareholders’ Meeting and (b) in the case of the Proxy Statement (or any amendment thereof or supplement thereto), as of the date of filing or mailing to the Company Shareholders and as of the date of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that this representations and warranty shall not apply to any information that subsequently changes or becomes incorrect or incomplete to the extent such changes or failure to be correct or complete are promptly disclosed to the Purchasers, and the Company uses its reasonable efforts, with the reasonable cooperation of Purchasers, to prepare, file or disseminate updated information to the extent required by applicable Law.

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Section 4.07         SEC Documents; Financial Statements; Sarbanes-Oxley.

(a)           The Company has timely filed (or received the appropriate extension of time within which to file) with the SEC all reports, schedules, forms, statements, amendments, supplements and other documents required to be filed with the SEC since January 1, 2018, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (these documents, and together with all information incorporated by reference therein and exhibits thereto, the “SEC Documents”).

(b)          As of the respective dates that they were filed, the SEC Documents complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, in each case as in effect on the date such document was filed or furnished with the SEC. None of the SEC Documents contained when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the SEC Documents is the subject of ongoing SEC formal, informal or voluntary review or investigation.

(c)           The financial statements of the Company included in the SEC Documents (i) comply in all material respects with applicable accounting requirements and the applicable published rules and regulations of the SEC, (ii) have been prepared in accordance with GAAP as in effect on the date of such financial statement (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable instructions or regulations of the SEC relating to the preparation of quarterly reports on Form 10-Q) applied on a consistent basis during the period involved (except as may be indicated in the notes to the financial statements), and (iii) present fairly, in all material respects, the consolidated financial position of the Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of the Company for each of the periods then ended except as otherwise expressly noted therein (subject, in the case of unaudited statements, to normal year-end audit adjustments). Since January 1, 2018, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act other than as part of the Company’s consolidated group.

(d)           The Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) reasonably designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the SEC Documents.

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(e)           The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance (i) that receipts and expenditures are made in accordance with management’s authorization, (ii) that transactions are recorded as necessary to permit the preparation of financial statements for external purposes in accordance with GAAP and (iii) regarding prevention and timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

(f)           The Company has disclosed based on the most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company Board, (i) all “significant deficiencies” or “material weaknesses” in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. For the purposes of this Section 4.07(f), the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Appendix A of Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(g)          There are no “off balance sheet arrangements” as defined in Item 303(a) of Regulation S-K under the Securities Act, to which the Company or any of the Company Subsidiaries is a party.

Section 4.08         Absence of Certain Changes or Events.

(a)           Since December 31, 2019 through the date hereof, except in response to or related to any Contagion Event, except for the execution, delivery and performance of this Agreement and the discussions, negotiations and transactions related thereto other than in connection with the transactions contemplated by this Agreement, the Company and the Company Subsidiaries have conducted their respective businesses only in the ordinary course of such businesses.

(b)           Since December 31, 2019 through the date hereof, no Material Adverse Effect has occurred.

Section 4.09         No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any Liabilities required by GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto, except Liabilities:

(a)           reflected, reserved for or disclosed in the Company’s balance sheet as of December 31, 2019 (including the notes thereto) included in the SEC Documents filed by the Company;

(b)           as expressly contemplated to be incurred by this Agreement or incurred after December 31, 2019 in the ordinary course of business consistent with past practice; or

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(c)           that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.10         Compliance with Laws; Permits.

(a)           Each of the Company and each of the Company Subsidiaries is in compliance with, and at all times since January 1, 2018 has been in compliance with and has not been given written notice of any violation of, any applicable Law or Judgment of any Governmental Entity applicable to the Company, the Company Subsidiaries, or the Separate Accounts except for such noncompliance or violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Each of the Company and the Company Subsidiaries has in effect all licenses, certificates, authorizations, consents, permits, approvals and other similar authorizations of, from or by a Governmental Entity (collectively, “Permits”) necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted except for such failure to have in effect Permits that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since January 1, 2018, no default has occurred under any such Permit and the Company has not been given written notice of violation of any such Permit except for such defaults and violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.11         Legal Proceedings. There is no Action pending or, to the Knowledge of the Company, threatened, against any of the Company, the Company Subsidiaries or any of their respective directors or officers (in their capacities as such) or any of the Separate Accounts except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries, nor any of their respective directors or officers (in their capacities as such) is subject to any continuing Judgment that would reasonably be expected to, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.12         Intellectual Property.

(a)           Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and the Company Subsidiaries have sufficient rights to use all Intellectual Property that is used in their respective businesses as conducted on the date of this Agreement (the “Company IP”) free and clear of all Liens (other than Permitted Liens) and (ii) all of the registrations and applications included in the Company IP owned by the Company or any of the Company Subsidiaries are subsisting.

(b)           Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the conduct of the business of the Company nor the conduct of the business of any of the Company Subsidiaries nor the ownership or use of the Company IP infringes or otherwise violates any Intellectual Property rights of any third party.

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Section 4.13         Contracts.

(a)           Except for Contracts required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (other than a Benefit Plan) or as set forth in Section 4.13(a) of the Company Disclosure Schedule, as of the date hereof, none of the Company or any of the Company Subsidiaries is a party to or bound by any Contract (i) containing covenants binding upon the Company or any of the Company Subsidiaries that restricts, in any material respect, the ability of the Company or any of its Affiliates to compete in any business or in any geographic area (other than royalty agreements entered into in the ordinary course of business), (ii) with respect to a joint venture, limited liability company or partnership agreement or other similar agreement or arrangement, or to the formation, creation or operation, management or control of any partnership or joint venture, in each case, with any Person who is not an Affiliate of the Company (other than any such agreements entered into in connection with ordinary course investments held in any investment account of a Company Insurance Subsidiary in accordance with the investment policies and guidelines of the Company or such Company Insurance Subsidiary, as applicable, and not material to the Company and the Company Subsidiaries, taken as a whole), (iii) that limits or prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of the Company Subsidiaries, prohibits the pledging of capital stock of the Company or any of the Company Subsidiaries or prohibits the issuance of guarantees by the Company or any of the Company Subsidiaries (other than pursuant to applicable Law or Judgment), (iv) which provides for any guarantee of third party obligations, other than any guarantees by the Company of the Company Subsidiaries’ obligations or guarantees by the Company Subsidiaries of the Company’s obligations, (v) which is a mortgage, indenture, loan or credit agreement, security agreement or other agreement or instrument evidencing the borrowing of money by the Company or any Company Subsidiary other than such Contracts entailing past or reasonably expected future amounts less than $1,000,000 in the aggregate, (vi) contains any obligation for the Company or the Company Subsidiaries to conduct any business on an exclusive basis with any Person, except for Contracts entered into in the ordinary course of business which impose exclusivity obligations that are not material to the Company and Company Subsidiaries, taken as a whole or (vii) or series of Contracts which relate to an acquisition, divestiture, merger or similar transaction and which contains representations, covenants, indemnities or other material obligations (including material indemnification, “earn-out” or other contingent obligations) that are still in effect (other than this Agreement and confidentiality agreements in connection with any potential acquisition, divestiture, merger or similar transaction and excluding any indemnification obligations in respect of representations and warranties and covenants that survive indefinitely or for periods equal to a statute of limitations and excluding any obligations to indemnify directors and officers pursuant to acquisition agreements), except in the case of clauses (i) through (vii) for any (A) such Contract that may be cancelled without material penalty by the Company or any of the Company Subsidiaries upon notice of sixty (60) days or less and (B) information technology Contracts. Each such Contract described in clauses (i) through (vii) of this Section 4.13(a) is referred to herein as a “Material Contract.”

(b)          A true and complete copy of each Material Contract as of the date hereof has been furnished or made available to Parent. As of the date hereof, each Material Contract is valid and binding on the Company or the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (subject to the Bankruptcy and Equity Exception), except for such failures to be valid and binding or to be in full force and effect as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no breach or default under any Material Contracts by the Company or the Company Subsidiaries and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a breach or default thereunder by the Company or the Company Subsidiaries, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 4.14         Insurance Matters.

(a)           The Company has previously furnished or made available to Parent true and complete copies of the annual statements or other comparable statements for each of the years ended December 31, 2018 and December 31, 2019, together with all exhibits and schedules thereto (collectively, the “Company SAP Statements”), with respect to each of the Company Insurance Subsidiaries, in each case as filed with the Governmental Entity charged with supervision of insurance companies of such Company Insurance Subsidiary’s jurisdiction of domicile. The Company SAP Statements were prepared in conformity with SAP applied on a consistent basis and present fairly, in all material respects, the statutory financial condition of such Company Insurance Subsidiary at their respective dates and the results of operations of such Company Insurance Subsidiary for each of the periods then ended. The financial statements included in the Company SAP Statements were filed with the applicable Governmental Entity in a timely fashion on forms prescribed or permitted by such Governmental Entity, except as such failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. After the Company SAP Statement for the year ended December 31, 2019 were so filed, the annual statutory balance sheets and income statements included in such Company SAP Statement were audited by an independent accounting firm of recognized national or international reputation.

(b)           All reserves for benefits, losses (including incurred but not reported losses and losses in course of settlement), loss adjustment expenses (whether allocated or unallocated), claims, and unearned premium of the Company Insurance Subsidiaries recorded in their respective Company SAP Statements, as of December 31, 2019, (a) have been computed in all material respects in accordance with generally accepted actuarial standards in effect on such date and (b) are fairly stated in accordance with sound actuarial principles and applicable SAP, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that it is acknowledged and agreed by Parent and Merger Sub that the Company is not making any representation or warranty in this Section 4.14 or in any other provision of this Agreement as to the adequacy or sufficiency of reserves for the purposes for which they were established or that such reserves may not develop adversely or, subject to Section 4.16, that the reinsurance recoverables taken into account in determining the amount of any such reserves will be collectible.

(c)           All permitted accounting practices used by the Company Subsidiaries that conduct the insurance operations of the Company (the “Company Insurance Subsidiaries”) in connection with the Company SAP Statements, which were required to be approved by Governmental Entities prior to use have been approved by the applicable Governmental Entities in writing at or prior to the time used by the Company Insurance Subsidiaries in connection with the applicable Company SAP Statements. The consummation of the transactions contemplated hereby, taken on their own, will not result in the termination of any such approval.

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(d)           Section 4.14(d) of the Company Disclosure Schedule contains a true and complete list of the Company Insurance Subsidiaries. None of the Company Insurance Subsidiaries is deemed “commercially domiciled” (or otherwise treated as domiciled) under the Laws of any jurisdiction other than the State of Iowa.

(e)           The Company has made available to Parent as of the date hereof (i) true, complete and correct copies of all material examination reports (including financial, market conduct and similar examinations) issued by any Governmental Entity with respect to the Company or any Company Insurance Subsidiary which have been completed and issued since January 1, 2018, and (ii) any draft or incomplete material examination reports (including financial, market conduct and similar examinations) provided to the Company or any Company Insurance Subsidiary by any Governmental Entity with respect to the Company or any Company Insurance Subsidiary pursuant to any currently ongoing or incomplete examinations. Since January 1, 2018, no material deficiencies or violations with respect to the Company or any Company Insurance Subsidiary have been asserted in writing by any Governmental Entity, other than any deficiency or violation which has been cured or otherwise resolved to the satisfaction of the Governmental Entity that noted such deficiency or violation.

Section 4.15         Insurance Contracts. The Insurance Contracts are, and since January 1, 2018 have been, to the extent required under applicable Law, on forms and at rates approved by applicable Governmental Entities or filed and not objected to by such Governmental Entity within the period provided for objection, in each case except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

Section 4.16         Reinsurance Contracts. Each material reinsurance treaty or agreement, slip, binder, cover note or other similar arrangement pursuant to which any Company Insurance Subsidiary cedes premium (the “Reinsurance Contracts”) is valid and binding on the applicable Company Insurance Subsidiary, and to the Knowledge of the Company, each other party thereto, and is in full force and effect (subject to the Bankruptcy and Equity Exception), except for such failures to be valid and binding or to be in full force and effect as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no breach or default under any Reinsurance Contracts by the Company or the Company Subsidiaries and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a breach or default thereunder by the Company or the Company Subsidiaries, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company Insurance Subsidiaries or, to the Knowledge of the Company, any reinsurer under any Reinsurance Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. No written notice of intended cancellation has been received by the Company Insurance Subsidiary from any such reinsurer, and there are no disputes under any Reinsurance Contract, except for cancellations or disputes that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 4.16 of the Company Disclosure Schedule, there are no reinsurance treaty or agreement, slip, binder, cover note or other similar arrangement pursuant to which any Company Insurance Subsidiary assumes premium.

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Section 4.17         Distributors. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, since January 1, 2018, (i) each Affiliated Distributor and, to the Knowledge of the Company, each Independent Distributor, at the time that such Distributor wrote, sold or produced any Insurance Contract, was duly licensed, authorized and appointed (for the type of business written, sold or produced by such Distributor) in the particular jurisdiction in which such Distributor wrote, sold or produced such business, and no such Distributor violated any term or provision of applicable Law relating to the writing, sale or production of such business in any material respect, (ii) no Affiliated Distributor and, to the Knowledge of the Company, no Independent Distributor has breached the terms of any agency or broker Contract with the Company, any Company Insurance Subsidiary or any of their respective Affiliates in any material respect or violated any applicable Law or policy of the Company, any Company Subsidiary or any such Affiliate in the solicitation, negotiation, writing, sale or production of such business in any material respect and (iii) no Affiliated Distributor and, to the Knowledge of the Company, no Independent Distributor has been enjoined, indicted, convicted or made the subject of any consent decree or judgment on account of any violation in any material respect of any applicable Law in connection with such Distributor’s actions in his, her or its capacity as a Distributor for the Insurance Contracts, and there exists no enforcement or disciplinary proceeding alleging any such violation.

Section 4.18         Separate Accounts.

(a)           Except as, individually or in the aggregate, has not had and would not reasonably be excepted to have a Material Adverse Effect, each separate account maintained by a Company Insurance Subsidiary that is utilized in connection with their respective Insurance Contracts (such separate account, a “Separate Account”) is (i) duly and validly established and maintained in compliance with applicable Law and (ii) is operating and, at all times since January 1, 2018 (or, if later, the date of its establishment), has been operated in compliance with applicable Law.

(b)           Each Separate Account is either duly registered as an investment company under the Investment Company Act, and such registration is in full force and effect, or is excluded from the definition of “investment company” pursuant to Section 3(c)(1), 3(c)(7) or 3(c)(11) of the Investment Company Act. Each Separate Account that is registered under the Investment Company Act is, and since January 1, 2018 has been, operated in compliance with the Investment Company Act, has filed all reports and amendments of its registration statement required to be filed, has been granted all exemptive relief necessary to conduct its operations as currently conducted, and is in compliance with all conditions to any such relief, except, in each case, as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Insurance Contracts under which Separate Account assets are held are duly and validly issued and are either exempt from registration under the Securities Act or were sold pursuant to an effective registration statement under the Securities Act, and such registration statement is currently in effect to the extent necessary to allow the applicable the Company Insurance Subsidiary to receive contributions under such Insurance Contracts. Since January 1, 2018, the relevant registration statements, at the time that each became effective, contained no untrue statement of a material fact, and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

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(c)           Since January 1, 2018, each prospectus, offering document, sales brochure, sales literature or advertising material, as amended or supplemented, relating to any Separate Account, as of their respective mailing dates or dates of use, complied in all material respects with applicable Law, including U.S. federal and state securities Laws and insurance Laws. Since January 1, 2018, all advertising or marketing materials relating to a Separate Account that were required to be filed with the Financial Industry Regulatory Authority, Inc. or any other Governmental Entity have been or shall be timely filed therewith, except where such failure to comply, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

Section 4.19         Takeover Statutes. No “business combination,” “fair price,” “moratorium,” “control share acquisition,” “takeover,” “interested shareholder” or other similar anti-takeover statute or regulation (including, without limitation, Section 490.1110 of the IBCA) is applicable to this Agreement, the Merger or the other transactions contemplated hereby (including the Rollover Agreement).

Section 4.20         Employee Benefit Plans.

(a)           Section 4.20(a) of the Company Disclosure Schedule contains a true and complete list of each material Benefit Plan.

(b)           Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Benefit Plan has been operated and administered in accordance with its terms and applicable Laws, including but not limited to ERISA, the Code and the Affordable Care Act and complies in form to the requirements of such applicable Laws, (ii) all contributions required to be made with respect to any Benefit Plan have been timely made and deposited, (iii) with respect to each Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened and (iv) neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code.

(c)           No Benefit Plan is and neither the Company nor any of its current or former Subsidiaries sponsors, maintains or contributes to, or has, since January 1, 2015, sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), (i) a multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, (ii) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413 of the Code, (iii) an employee benefit plan that is subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(d)          There are no Benefit Plans maintained for the benefit of employees outside of the United States.

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(e)           Neither the Company nor any Company Subsidiary sponsors, maintains or contributes to any plan, program or arrangement that provides for post-retirement or other post-employment welfare benefits, including life insurance and health coverage (other than health care continuation coverage as required by applicable Law).

(f)            Neither the Company nor any Company Subsidiary has any obligation to gross-up, indemnify or otherwise reimburse any of their respective employees or consultants for any Taxes incurred by such Person, including under Section 409A or 4999 of the Code, or any interest or penalty related thereto.

(g)           Except as contemplated by this Agreement, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (whether alone or upon the occurrence of any additional or further acts or events) (i) entitle any current or former officer, employee, natural independent contractor or director of the Company or any of its Subsidiaries to any payment, benefit or other compensation, (ii) increase any payment, benefit or other compensation that becomes due or payable to any current or former officer, employee, natural independent contractor or director of the Company or any of its Subsidiaries, (iii) accelerate the time of payment, vesting, or funding (through a grantor trust or otherwise) of any payment, benefit or other compensation that becomes due or payable to any current or former officer, employee, natural independent contractor or director of Company or any of its Subsidiaries or (iv) result in any payment or benefit that would constitute an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code); it being understood that with respect to the preceding clauses (i), (ii) and (iii) of this Section 4.20(g), the Company Disclosure Schedule shall not reflect any such compensation or accelerated benefits to the extent such compensation and accelerated benefits do not exceed $100,000 in the aggregate under clauses (i), (ii) and (iii) of this Section 4.20(g).

(h)          With respect to each outstanding Company Surplus Unit, Section 4.20(h) of the Company Disclosure Schedule sets forth, as of the Measurement Date, the name of the holder of such Company Surplus Unit, the number of Company Surplus Units, and the vesting schedule applicable to such Company Surplus Units.

Section 4.21         Tax Matters.

(a)           The Company and the Company Subsidiaries have prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all material Tax Returns required to be filed by any of them, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and correct in all material respects.

(b)          All material Taxes required to be paid by or on behalf of or with respect to the Company and the Company Subsidiaries (whether or not shown on any Tax Return) have been timely paid, other than any such Taxes that are being contested in good faith, have not been finally determined and have been adequately reserved against in accordance with GAAP on the balance sheet (other than in the notes thereto). The unpaid Taxes of the Company and the Company Subsidiaries for all taxable periods and portions thereof through December 31, 2019 did not, as of such date, exceed by a material amount the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes) set forth on the balance sheet (other than in the notes thereto) as of December 31, 2019 included in the SEC Documents filed by the Company. The Company and the Company Subsidiaries have not since such date incurred any material liability for Taxes other than in the ordinary course of business.

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(c)          There are no pending, nor has the Company or any of the Company Subsidiaries received written notice of the expected commencement after the date hereof of any, audits, examinations, investigations, claims or other proceedings in respect of any material Taxes of the Company or of a Company Subsidiary.

(d)          There are no Liens for Taxes on any of the assets of the Company or any of the Company Subsidiaries other than Liens for current Taxes not yet due and payable.

(e)           None of the Company or any of the Company Subsidiaries have been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law).

(f)           All material amounts of Tax required to be withheld under applicable Law by the Company and each of the Company Subsidiaries to any employee, independent contractor, creditor, shareholder or other third party have been timely withheld, and to the extent required by applicable Law, all such withheld amounts have been timely paid over to the appropriate Governmental Entity.

(g)           No deficiency for any material Tax has been asserted or assessed by any Governmental Entity in writing against the Company or any of the Company Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn or that have been adequately reserved against in accordance with GAAP in the SEC Documents on the balance sheet (other than in the notes thereto).

(h)           Neither the Company nor any of the Company Subsidiaries has waived (or requested a waiver of) any statute of limitations in respect of any material amount of Tax or agreed to (or requested) any extension of time with respect to any material Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(i)            No Tax rulings, requests for rulings, closing agreements, private letter rulings, technical advice memoranda or other similar agreements or rulings (including any application for a change in accounting method under Section 481 of the Code) have been entered into with, issued by, or filed with any Governmental Entity with respect to or relating to the Company or any of the Company Subsidiaries that could affect material Taxes of the Company or any of the Company Subsidiaries for taxable periods or portions thereof beginning on or after the Closing Date. Neither the Company nor any of the Company Subsidiaries will be required to include any material amount of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of (i) intercompany transaction consummated on or before the Closing Date or excess loss account existing on or before the Closing Date, in either case described under Section 1502 of the Code (or any comparable, analogous or similar provision of state, local or non-U.S. Law), (ii) installment sale or open transaction disposition occurring on or before the Closing Date or (iii) prepaid amount or deposit received on or before the Closing Date outside the ordinary course of business.

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(j)             No unresolved claim has been made by a Governmental Entity in a jurisdiction in which the Company or any of the Company Subsidiaries does not file Tax Returns or pay Taxes of a particular type claiming that the Company or any such Company Subsidiary, as applicable, is subject to taxation by that jurisdiction, required to file such Tax Returns, or required to pay such Taxes.

(k)            Neither the Company nor any of the Company Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any actual or potential liability for the Taxes of any Person (other than the Company or any of the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract or otherwise, other than pursuant to any agreement entered into in the ordinary course of business the primary purpose of which does not relate to Taxes.

(l)             None of the Company or any of the Company Subsidiaries is a party to, or bound by, any Tax allocation, indemnification or sharing agreement or arrangement (other than agreements between or among the Company and the Company Subsidiaries or between or among the Company Subsidiaries), other than any agreements entered into in the ordinary course of business the primary purpose of which does not relate to Taxes.

(m)           Neither the Company nor any of the Company Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).

(n)            Each Company Insurance Subsidiary has, since the date of its inception, been taxed as an insurance company pursuant to Section 831 of the Code.  Neither the Company nor any of the Company Subsidiaries has held reserves that qualify as “life insurance reserves” pursuant to Section 816 of the Code or any Treasury Regulation under Subchapter L of the Code.

Section 4.22         Title to Properties. Section 4.22 of the Company Disclosure Schedule sets forth a true and complete list of all material real property leased to the Company or any of the Company Subsidiaries (collectively, the “Leased Real Property”). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company or one of the Company Subsidiaries has a valid leasehold interest in all Leased Real Property, in each case as to such leasehold interest, free and clear of all Liens (other than Permitted Liens). There is no real property owned by the Company or any of the Company Subsidiaries.

Section 4.23         Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) neither the Company nor any of the Company Subsidiaries has received any written notice, demand, request for information, citation, summons or order, and no complaint has been filed, no penalty has been assessed, and no investigation, action, written claim, suit or proceeding is pending or, to the Knowledge of the Company, is threatened in writing by any Governmental Entity or other Person with respect to or arising out of any applicable Environmental Law and (b) to the Knowledge of the Company, no “release” of a “hazardous substance” (as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.) has occurred at, on, above, under or from any Leased Real Property that is reasonably likely to result in any material cost, liability or obligation of the Company or any Company Subsidiary under any applicable Environmental Law.

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Section 4.24         Brokers and Finders. Other than the Special Committee Financial Advisor, the Company has not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker’s, finder’s or similar fee or commission in connection with or upon the consummation of the transactions contemplated by this Agreement. The Company has furnished to Parent a complete and correct copy of the engagement letter with the Special Committee Financial Advisor pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Except as set forth in the corresponding sections of the disclosure letter, dated as of the date hereof, delivered by Parent to the Company in connection with this Agreement (the “Parent Disclosure Schedule”) (it being agreed that disclosure of any item in any section of the Parent Disclosure Schedule shall be deemed to be disclosed with respect to any other representation or warranty set forth in this Article V of the Parent Disclosure Schedule only to the extent that the relevance of such item to such other representation or warranty is reasonably apparent on its face), Purchasers hereby represent and warrant to the Company as follows:

Section 5.01         Organization and Qualification. Each of Parent and its Subsidiaries, including Merger Sub, (a) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation, (b) has requisite corporate or similar power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, in the case of this clause (c), where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be expected to prevent or materially delay Purchaser’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Section 5.02         Authorization.

(a)            Parent has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger.

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(b)            This Agreement has been duly executed and delivered by Purchasers and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of Purchasers, enforceable against Purchasers in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

Section 5.03         Consents.

(a)            Assuming that the consents, approvals, qualifications, orders, authorizations and filings referred to in Section 5.03(b) have been made or obtained, the execution, delivery and performance by Purchasers of this Agreement do not:

(i)           conflict with or violate any provision of the organizational documents of Parent or Merger Sub; or

(ii)          conflict with or violate any Law or Judgment to which Parent or Merger Sub or their respective properties is subject or bound, except for such conflicts or violations that would not, together with all such other conflicts and violations, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b)            No consent, approval, qualification, order or authorization of, or filing with, any Governmental Entity is required in connection with the valid execution, delivery or performance of this Agreement by Parent or Merger Sub, or the consummation of any other transaction contemplated on the part of Parent or Merger Sub under this Agreement, except (i) in connection, or in compliance, with the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger with the Iowa Secretary of State, (iii) the HSR Act, (iv) approval by the Insurance Commissioner of the State of Iowa of the “Form A” Acquisition of Control Statement or receipt of an exemption therefrom by the Insurance Commissioner of the State of Iowa, in each case, in accordance with Section 521A.3 of the Iowa Code, (v) if required, filing under Section 515.35 or Section 521A.2(3) of the Iowa Code with the Insurance Commissioner of the State of Iowa, (vi) compliance by FBL Marketing Services, LLC with FINRA Rule 1017 and similar state regulations, and (vii) approvals, qualifications, orders, authorizations, or filings, in each case, the failure to obtain which would not reasonably be expected to prevent or materially delay Purchaser’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Section 5.04         Financing. Assuming that the consents, approvals, qualifications, orders, authorizations and filings referred to in Section 5.03(b) have been made or obtained, as of the date hereof, Parent has access to readily available sufficient funds to pay the aggregate Merger Consideration and other amounts payable pursuant to this Agreement and, at the Effective Time, Parent will have and shall make available to Merger Sub all funds necessary to pay the aggregate Merger Consideration and other amounts payable pursuant to this Agreement, including all fees and expenses incurred in connection with the transactions contemplated hereby.

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Section 5.05         Proxy Statement; Schedule 13E-3. None of the information provided by the Purchasers for inclusion in the Proxy Statement or the Schedule 13E-3 shall (a) in the case of the Schedule 13E-3 (or any amendment thereof or supplement thereto), as of the date of filing and as of the date of the Company Shareholders’ Meeting and (b) in the case of the Proxy Statement (or any amendment thereof or supplement thereto), as of the date of filing or mailing to the Company Shareholders and as of the date of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein with respect to information provided by Purchasers, in light of the circumstances under which they are made, not misleading; provided, however, that this representations and warranty shall not apply to any information that subsequently changes or becomes incorrect or incomplete to the extent such changes or failure to be correct or complete are promptly disclosed to the Company, and the Purchasers use their reasonable efforts, with the reasonable cooperation of the Company, to prepare, file or disseminate updated information to the extent required by applicable Law.

Section 5.06         Ownership of Shares. As of the date hereof, Parent owns 199,016 Class A Common Shares and 2,390 Class B Common Shares. As of the date hereof, all of the issued and outstanding Series B Preferred Shares are owned by IFBF, and neither Parent nor any of its Affiliates hold any of such Series B Preferred Shares. Except as set forth herein, none of Parent or its Affiliates, including Merger Sub, owns (directly or indirectly, beneficially or of record) any other shares of capital stock of the Company or holds any rights to acquire or vote any shares of capital stock of the Company except pursuant to this Agreement.

Section 5.07         Brokers and Finders. Other than Goldman Sachs & Co. LLC, Purchasers have not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker’s, finder’s, or similar fee or commission in connection with or upon the consummation of the transactions contemplated by this Agreement.

ARTICLE VI

CERTAIN COVENANTS AND AGREEMENTS

Section 6.01         Certain Actions Pending Merger. Except as in response to or related to any Contagion Event or any change in applicable Law or policy as a result of or related to any Contagion Event, as required by applicable Law or Judgment, as set forth in Section 6.01 of the Company Disclosure Schedule, as expressly contemplated by this Agreement or with the prior written consent of Parent (not to be unreasonably withheld or delayed), the Company covenants and agrees as to itself and the Company Subsidiaries that, after the date of this Agreement and prior to the Effective Time, (x) the Company shall use reasonable best efforts to conduct the business of it and the Company Subsidiaries in all material respects in the ordinary and usual course consistent with past practice, (y) to the extent consistent with clause (x), the Company and Company Subsidiaries shall use their respective reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with Governmental Entities, policyholders, contractholders, beneficiaries, customers, reinsurers, suppliers, licensors, licensees, distributors, creditors, lessors, employees and business associates and keep available the services of its and its Subsidiaries’ present employees and agents and (z) the Company shall not, and shall cause the Company Subsidiaries not to (it being understood that no act or omission by the Company or any of its Subsidiaries with respect to the matters specifically addressed by any provision of this clause (z) shall be deemed to be a breach of clause (x) or (y)):

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(a)            (i) adjust, split, combine or reclassify any of its capital stock or other equity interests or issue or propose or authorize the issuance of any other securities (including Company RSAs, Company Stock Options, options, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, shares of its capital stock, (ii) set any record dates or payment dates for the payment of any dividends or distributions on its capital stock, or make, declare, set aside or pay any dividends on or make any other distribution in respect of any of its capital stock, other than quarterly dividends on the Common Shares not to exceed $0.52 per Common Share per quarter with record and payment dates as set forth in Section 6.01(a) of the Company Disclosure Schedule (and the Company and Purchasers agree that, unless the Special Committee shall otherwise determine, the Company shall (and shall cause the Company Board to) effectuate on each such date a quarterly dividend of $0.52 per share, except to the extent that the record date specified in Section 6.01(a) for such dividend would fall on or after the Closing Date), or (iii) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or the Company Subsidiaries, or any other equity interest or any rights, warrants or options to acquire any such shares or interests, except pursuant to the forfeiture provisions of Company Equity Awards or the withholding Tax obligations upon exercise, vesting and settlement, as applicable, of such Company Equity Awards outstanding as of the date of this Agreement in accordance with their terms and, as applicable, the Company Equity Plans as in effect on the date of this Agreement;

(b)            issue, grant, deliver, pledge, encumber, sell or purchase any shares of its capital stock or other equity interests, or rights, warrants or options to acquire, or security convertible or exchangeable into any such shares of capital stock or other equity interests, except upon exercise, vesting and settlement, as applicable, of Company Equity Awards outstanding as of the date of this Agreement, in accordance with their terms and, as applicable, the Company Equity Plans as in effect on the date of this Agreement;

(c)            amend (by merger, consolidation or otherwise) its articles of incorporation, bylaws or other organizational documents in any manner or adopt or implement any shareholder rights plan or similar arrangement;

(d)            purchase an equity interest in, or a portion of the assets of, any Person or any division or business thereof, if the aggregate amount of the consideration paid or transferred by the Company and the Company Subsidiaries in connection with all such transactions would exceed $3,000,000, or merge or consolidate with any Person, in each case, other than (i) any such action solely between or among the Company and the Company Subsidiaries or (ii) acquisitions of investments held in any investment account of a Company Insurance Subsidiary in accordance with the investment policies and guidelines of the Company or such Company Insurance Subsidiary, as applicable;

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(e)            (i) create, incur, issue, modify, redeem, renew, syndicate or refinance any long-term indebtedness for money borrowed (excluding any letters of credit issued in the ordinary course of business and draws upon existing credit facilities), (ii) guarantee any indebtedness, (iii) enter into any swap or hedging transaction or other derivative agreements or (iv) make any loans, capital contributions to, investments in or advances to any Person (other than the Company and any wholly-owned Subsidiary of the Company), in each case other than in the ordinary course of business consistent with past practice;

(f)             change any method, practice or principle of accounting, other than insofar as may be required by a concurrent change in GAAP or SAP;

(g)            except as required by the terms of a Benefit Plan as in effect on the date hereof and listed on Section 4.20(a) of the Company Disclosure Schedule, (i) adopt, enter into, terminate or amend any Benefit Plan (or any arrangement that would be a Benefit Plan if in effect on the date hereof), other than in connection with routine, immaterial or ministerial amendments to health and welfare plans or incentive plans that do not increase benefits or result in an increase in administrative costs, (ii) increase the compensation or benefits of, or pay any bonus to, any executive officer of the Company or any of its Subsidiaries, (iii) grant any change in control, retention, severance or termination pay to, or grant any equity or equity-based awards to, or accelerate the vesting or payment of any such awards held by, any executive officer of the Company or its Subsidiaries, (iv) fund any payments or benefits that are payable or to be provided under any Benefit Plan (through a grantor trust or otherwise), (v) amend the funding obligation or contribution rate of any Benefit Plan, except as may be required by GAAP or (vi) take any action to implement any broad-based compensation or benefit reductions in respect of any employees of the Company or its Subsidiaries;

(h)            commence, settle, otherwise compromise or enter into any consent, decree, injunction or similar restraint of form of equitable relief in settlement of (i) any Action where the amount at issue is in excess of $3,000,000 or (ii) any Action brought by any shareholder of the Company or any other Person against the Company or its director or officers relating to the Merger or the transactions contemplated by this Agreement; provided, that, for the avoidance of doubt, the this clause (h) does not apply to any action to enforce the rights of the Company under this Agreement or the Rollover Agreement;

(i)             sell, lease, license, subject to a Lien (except Permitted Liens), or otherwise surrender, relinquish or dispose of any assets, property or rights (including capital stock of a Company Subsidiary) with a value or purchase price in the aggregate in excess of $1,000,000, other than sales of investments held in investment accounts of Company Insurance Subsidiaries in accordance with the investment policies and guidelines (in each case, as in effect on the date of this Agreement) of the Company or such Company Insurance Subsidiary, as applicable;

(j)             enter into, terminate, modify, release or relinquish any rights or claims under, or grant any consents under or amend any Material Contract other than in the ordinary course of business consistent with past practice;

(k)            materially change any of its underwriting, claims, claims handling, risk retention, reinsurance, investment, reserving or actuarial principles, policies or practices of the Company or any Company Subsidiary, other than insofar as may be required by a concurrent change in GAAP or SAP;

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(l)             terminate, cancel, amend or modify any material insurance or reinsurance policies maintained by it covering the Company or any Company Subsidiaries or their respective properties which is not replaced by a comparable amount of insurance or reinsurance coverage;

(m)            make, rescind or change any express or deemed material election concerning Taxes or Tax Returns, file any material amended Tax Return, enter into any material closing agreement with respect to Taxes, settle or compromise any material Tax audit, claim, assessment, or other proceeding, surrender any right to claim a material refund of Taxes, obtain any Tax ruling, agree to an extension of the statute of limitations periods for the assessment or collection of any material Tax, or cause or permit any other Person to take any of the foregoing actions with respect to the Company or any of the Company Subsidiaries;

(n)            abandon, dedicate to the public, convey title or grant licenses under (other than in the ordinary course of business consistent with past practice) any material Company IP;

(o)            adopt any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

(p)            enter into any new lines of business which the Company or any of the Company Subsidiaries does not operate as of the date of this Agreement; or

(q)            enter into any agreement to, or the making of any commitment to, take any of the actions prohibited by this Section 6.01.

Section 6.02         Proxy Statement.

(a)            The Company shall (i) no later than thirty (30) days after the date of this Agreement, in consultation with Parent, prepare, and file with the SEC a proxy statement relating to the Company Shareholders’ Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”), (ii) respond promptly to any comments received from the SEC or the staff of the SEC with respect to such filings, (iii) promptly after consulting with Parent, prepare and file any amendments or supplements necessary to be filed in response to any such comments and (iv) use its reasonable best efforts to have cleared by the staff of the SEC the Proxy Statement and thereafter commence mailing to the Company Shareholders such Proxy Statement within three (3) Business Days, and (v) to the extent required by applicable Law, file and mail to the Company Shareholders any supplement or amendment to the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments (written or oral) from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, shall consult with Parent and provide Parent with the opportunity to review and comment on any response to such comments or requests prior to responding to any such comments or request, and shall provide Parent promptly with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. Parent shall cooperate with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing the Company upon request with any and all information as may be reasonably required or requested to be set forth in the Proxy Statement under the Exchange Act. The Company shall provide Parent a reasonable opportunity to review and comment upon the Proxy Statement, or any amendments or supplements thereto, prior to filing the same with the SEC, and all such filings shall be in form and substance reasonably satisfactory to Parent.

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(b)            The Company and Parent shall cooperate to (i) concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 (together with any amendments thereof or supplements thereto, the “Schedule 13E-3”) relating to the transactions contemplated by this Agreement, and furnish to each other all information concerning such Party as may be reasonably requested in connection with the preparation of the Schedule 13E-3, (ii) respond promptly to any comments received from the SEC or the staff of the SEC with respect to such filings and shall consult with each other prior to providing such response, (iii) promptly after consulting with each other, prepare and file any amendments or supplements necessary to be filed in response to any such comments, (iv) use reasonable best efforts to have cleared by the SEC the Schedule 13E-3 and (v) to the extent required by applicable Law, prepare and file any supplement or amendment to the Schedule 13E-3. Each Party shall promptly notify the other upon the receipt of any comments (written or oral) from the SEC regarding the Schedule 13E-3 or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Schedule 13E-3.

(c)            If, at any time prior to the Company Shareholders’ Meeting any information relating to the Company or Parent or any of their respective Affiliates should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement or Schedule 13E-3, as applicable, so that the Proxy Statement or Schedule 13E-3, as applicable, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Party and, to the extent required by applicable Law, the Company (or the Company and Parent jointly, in the case of the Schedule 13E-3) shall disseminate an appropriate amendment thereof or supplement thereto describing such information to the Company Shareholders promptly following such notification.

(d)            Subject to Section 6.04, the Company Recommendation shall be included in the Proxy Statement and the Schedule 13E-3 and, unless there has been an Adverse Company Recommendation, the Company shall use reasonable best efforts to secure the Required Shareholder Vote.

Section 6.03         Company Shareholders’ Meeting. The Company shall call and hold a meeting of the Company Shareholders for the purpose of voting upon the adoption and approval of this Agreement and the transactions contemplated by this Agreement (such meeting, the “Company Shareholders’ Meeting”). The Company Shareholders’ Meeting shall be held (the date of such meeting, the “Company Meeting Date”) as promptly as practicable (but no later than fifty (50) days) following the earliest of the date on which the SEC staff advises the Company that it has no further comments on the Proxy Statement and Schedule 13E-3 or that it is not reviewing the Proxy Statement and Schedule 13E-3. The initial Company Meeting Date and the initial record date therefor shall be set in consultation with Parent and shall be reasonably satisfactory to Parent; provided that (i) the Company may, in its reasonable discretion, postpone or adjourn the Company Shareholders’ Meeting after consultation with Parent, (A) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company Shareholders within a reasonable amount of time in advance of the Company Shareholders’ Meeting, (B) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Special Committee has determined in good faith (after consultation with the Special Committee’s outside legal counsel) is required under applicable Law to be filed and disseminated or (C) to permit additional time to solicit the Required Shareholder Vote if sufficient proxies constituting the Required Shareholder Vote have not been received by the Company and (ii) the Company shall, to the extent requested by Parent, postpone or adjourn the Company Shareholders’ Meeting no more than once and for no more than thirty (30) days, to permit additional time to solicit the Required Shareholder Vote if sufficient proxies constituting the Required Shareholder Vote have not been received by the Company. The Company shall keep the Purchasers updated with respect to proxy solicitation results as reasonably requested by Parent or Merger Sub. Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement shall have been terminated prior to the date of the Company Shareholders’ Meeting in accordance with its terms, the obligation of the Company to call, give notice of, convene and hold the Company Shareholders’ Meeting in accordance with this Section 6.03 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal or by the making of an Adverse Company Recommendation.

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Section 6.04      No Solicitation; No Adverse Company Recommendation.

(a)            Except as expressly permitted by this Section 6.04, the Company shall not, nor shall it authorize or permit any of the Company Subsidiaries or any of its or their respective officers, directors or employees (in their capacities as such) to, and the Company shall direct its investment bankers, attorneys, accountants, consultants and other advisors and representatives (such officers, directors and employees (in their capacities as such) and investment bankers, attorneys, accountants, consultants and other advisors or representatives, collectively, “Representatives”) not to, directly or indirectly:

(i)           initiate, solicit, encourage, induce, or knowingly facilitate or assist any inquiries or the making, submission, announcement or commencement of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal;

(ii)          approve, adopt or recommend, or propose to approve, adopt or recommend, any Acquisition Proposal or execute or enter into any Contract, binding letter of intent or agreement in principle relating to, or that would reasonably be expected to lead to, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement pursuant to the terms and conditions of Section 6.04(c));

(iii)         enter into any Contract or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement or breach its obligations under this Section 6.04, or propose or agree to do any of the foregoing;

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(iv)        engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide or furnish any non-public information or data relating to the Company or any of the Company Subsidiaries or afford access to the business, properties, assets, books and records or personnel of the Company or any of the Company Subsidiaries to any Person (other than Parent, Merger Sub, or any of their respective Affiliates or Representatives) with the intent to initiate, solicit, encourage, induce or assist with the making, submission, announcement or commencement of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; or

(v)         otherwise knowingly facilitate any effort or attempt to make any Acquisition Proposal.

(b)            The Company shall, and shall cause each of its Affiliates and its or their respective officers, directors or employees (in their capacities as such) and direct its other Representatives to, immediately cease all solicitations, discussions, negotiations and access to nonpublic information with, to or by any Person (other than Parent, Merger Sub, or any of their respective Affiliates or Representatives) that may be ongoing as of the date of this Agreement with respect to any proposal that constitutes or would reasonably be expected to lead to any Acquisition Proposal.

(c)            Notwithstanding Section 6.04(a), from the date hereof until the date that the Required Shareholder Vote has been obtained, following the receipt by the Company of an unsolicited bona fide written Acquisition Proposal that did not result from the Company or its Representatives taking any action prohibited to be taken by the Company by this Section 6.04, if the Special Committee determines in good faith, after consultation with its outside financial advisors and outside legal counsel, (i) that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (ii) that the failure to take the actions set forth in clauses (A) and (B) below with respect to such Acquisition Proposal would be inconsistent with its fiduciary duties under Iowa Law, then the Company may, in response to such Acquisition Proposal, (A) furnish access and non-public information with respect to the Company or the Company Subsidiaries to the Person who has made such Acquisition Proposal pursuant to an Acceptable Confidentiality Agreement (as long as all such information provided to such Person has previously been provided to Parent or is provided to Parent prior to or within the twenty-four (24) hour period following the time at which such information is provided to such Person) and (B) participate in discussions and negotiations with such Person and its Representatives regarding such Acquisition Proposal. None of the foregoing shall prohibit the Company or any of its Representatives (in their capacities as such) from contacting any Person or group of Persons that has made an Acquisition Proposal after the date of this Agreement solely to request the clarification of the terms and conditions thereof so as to determine whether the Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, and, if the Company, the Company Subsidiaries and the Company’s Representatives have otherwise complied with this Section 6.04, any such actions shall not be a breach of this Section 6.04.

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(d)            The Company shall promptly (and, in any event, within 24 hours) notify Parent in writing if any inquiries, proposals or offers that constitute or would reasonably be expected to lead an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives (in their capacities as such), indicating, in connection with such notice, the name of such Person and the terms and conditions of any proposals or offers (including, if applicable, copies of any email correspondence or other communications and written requests, proposals or offers, including proposed agreements, and summaries of all oral correspondence or other communications, sent or provided to or by the Company and its Representatives in connection with any Acquisition Proposal) and thereafter shall keep Parent reasonably informed, on a reasonably current basis, of the status and terms of any such inquiries, proposals or offers (including any determination made, or actions taken, pursuant to Section 6.04(c) and any amendments to the terms of any proposals or offers) and the status of any such discussions or negotiations.

(e)            Except as set forth in Section 6.04(f), the Special Committee shall not (i) withdraw, suspend, modify or amend the Company Recommendation made thereby in any manner adverse to Parent or publicly propose to do any of the foregoing, (ii) fail to include the Company Recommendation in the Proxy Statement, (iii) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal, (iv) at any time following receipt of an Acquisition Proposal, fail to publicly reaffirm its adoption, approval or recommendation of this Agreement and the Merger as promptly as practicable (but in any event within ten (10) Business Days after receipt of any reasonable request to do so from Parent) or (v) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal subject to Regulation 14D under the Exchange Act within ten (10) Business Days after commencement of such Acquisition Proposal (any of the above, an “Adverse Company Recommendation”).

(f)            Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, at any time prior to obtaining the Required Shareholder Vote, the Special Committee may, if, after consultation with its financial advisor and outside counsel, it determines that the failure to take such action would be inconsistent with the fiduciary duties of directors under Iowa Law, (x) make an Adverse Company Recommendation in response to an Intervening Event or (y) make an Adverse Company Recommendation in response to a Superior Proposal, if and only if:

(i)           the Company shall have first provided Parent prior written notice, at least four (4) Business Days in advance, that it intends to make such Adverse Company Recommendation, which notice shall include (A) the terms and conditions of the transaction that constitutes such Superior Proposal, the identity of the Party making such Superior Proposal, and copies of any Contracts that are proposed to be entered into with respect to such Superior Proposal or (B) the material favorable Effect comprising such Intervening Event; and

(ii)          during such four (4) Business Days commencing on the date of the receipt of such notice, with respect to (A) a Superior Proposal (it being understood and agreed that any material change to the financial or other terms and conditions of such Superior Proposal shall require an additional notice to Parent of a three (3) Business Day period which may, in whole or in part, run concurrently with the initial four (4) Business Day period), the Company shall have, and shall have caused its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement as would permit the Special Committee not to effect such Adverse Company Recommendation with respect to such Acquisition Proposal and (B) an Intervening Event, the Company shall have, and shall have caused its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement as would permit the Special Committee not to effect such Adverse Company Recommendation with respect to such Intervening Event.

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(g)            Nothing contained in this Section 6.04 shall be deemed to prohibit the Company Board or the Special Committee from disclosing to the Company Shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act; provided, that if such disclosure by the Special Committee does not reaffirm the Company Recommendation or has the substantive effect of withdrawing, suspending or adversely amending or modifying the Company Recommendation, such disclosure shall be deemed to be an Adverse Company Recommendation (it being understood that any “stop, look or listen” communication that contains only the information set forth in Rule 14d-9(f) under the Exchange Act shall not be deemed to be an Adverse Company Recommendation so long as the Special Committee expressly publicly reaffirms the Company Recommendation in a subsequent disclosure on or before the earlier of (i) the last day of the ten (10) Business Day period under Rule 14d-9(f) under the Exchange Act and (ii) three (3) Business Days before the Company Shareholders’ Meeting).

(h)            The Company shall promptly inform its Representatives of the obligations undertaken in this Section 6.04 and shall, and shall direct each of the Company Subsidiaries and each of its and their respective Representatives to, immediately cease any discussions, negotiations, or communications with any Party that constitutes or would reasonably be expected to lead to any Acquisition Proposal. Any violations of the restrictions set forth in this Section 6.04 by any Representatives of the Company or any of the Company Subsidiaries shall be deemed to be a breach of this Section 6.04 by the Company.

Section 6.05         Reasonable Best Efforts; Agreements Regarding Merger Sub.

(a)            Upon the terms and subject to the conditions of this Agreement and in accordance with applicable Law, each Party shall, and shall cause its Affiliates to, use its reasonable best efforts (i) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in Article VII are satisfied and to consummate the transactions contemplated by this Agreement as promptly as practicable and (ii) to make or obtain, as applicable (and to cooperate with the other Parties to make or obtain, as applicable), any consents, approvals, authorizations, waivers, permits, filings and notifications of any Governmental Entity necessary, proper or advisable to be made or obtained, as applicable, in connection with the transactions contemplated by this Agreement (including under the HSR Act).

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(b)            Without limiting the foregoing, each Party shall, and shall cause its Affiliates to, use its reasonable best efforts to take any and all actions necessary to avoid each and every impediment under any applicable Law that may be asserted by, or Judgment that may be entered by, any Governmental Entity with respect to this Agreement, the Merger or any other transaction contemplated hereby so as to enable the Closing to occur as promptly as practicable, including using its reasonable best efforts to take all actions requested by any Governmental Entity, or otherwise necessary, proper or appropriate to (i) obtain all consents, approvals, authorizations or waivers of Governmental Entities necessary, proper or advisable to consummate the transactions contemplated by this Agreement and secure the expiration or termination of any applicable waiting period under the HSR Act, (ii) resolve any objections that may be asserted by any Governmental Entity with respect to the Merger or any other transaction contemplated hereby and (iii) prevent the entry of, and have vacated, lifted, reversed or overturned, any Judgment that would prevent, prohibit, restrict or delay the consummation of the Merger or any other transaction contemplated hereby.

(c)            In furtherance and without limiting the foregoing, (i) Parent shall file, or cause to be filed, a “Form A” Acquisition of Control Statement with the Insurance Commissioner of the State of Iowa or obtain an exemption therefrom issued by the Insurance Commissioner of the State of Iowa, in each case in accordance with Section 521A.3 of the Iowa Code, within thirty-five (35) days of the date hereof; provided, that any required business plan, projections and biographical affidavits shall not be required to be filed within the time period specified above but shall be filed as promptly as practicable after the date hereof; (ii) if required, each of Parent and the Company shall file a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the Merger and the other transactions contemplated hereby and requesting early termination of the waiting period under the HSR Act, within thirty-five (35) days of the date hereof; (iii) the Company shall file, or cause to be filed, an application pursuant to FINRA Rule 1017(a)(4), within thirty-five (35) days of the date hereof; (iv) if required, the Company shall file, or cause to be filed, an application for approval by the Insurance Commissioner of the State of Iowa of the investment by Parent in the Company and the Company Subsidiaries under Section 515.35 and/or Section 521A.2(3) of the Iowa Code, within thirty-five (35) days of the date hereof; and (v) the Parties shall take, make or any other nonactions, consents, approvals, authorizations, waivers, qualifications, registrations, filings and notices of, with or to Governmental Entities necessary, proper or advisable to consummate the transactions contemplated by this Agreement, within thirty-five (35) days of the date hereof. All filing fees payable in connection with the foregoing shall be borne by Parent.

(d)            Each of the Company and Parent agrees that it shall consult with one another with respect to the obtaining of all consents, approvals, authorizations, waivers or exemptions of Governmental Entities necessary, proper or advisable to consummate the transactions contemplated by this Agreement and each of the Company and Parent shall keep the other apprised on a prompt basis of the status of matters relating to such consents, approvals, authorizations, waivers or exemptions. Parent and the Company shall have the right to review in advance, subject to redaction of personally identifiable information or competitively sensitive or trade secret information (provided that Parent or the Company, as applicable, shall, upon request of the other Party, share any such redacted competitively sensitive or trade secret information (in unredacted form) with external legal counsel for the other Party), and, to the extent practicable, and subject to any restrictions under applicable Law each shall consult the other on, any filing made with, or written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement and each Party agrees to in good faith consider comments of the other Parties thereon. Parent and the Company shall promptly furnish to each other copies of all such filings and written materials after their filing or submission, in each case, subject to applicable Laws and subject to redaction of personally identifiable information or competitively sensitive or trade secret information (provided that Parent or the Company, as applicable, shall, upon request of the other Party, share any such redacted competitively sensitive or trade secret information (in unredacted form) with external legal counsel for the other Party).

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(e)            Notwithstanding anything to the contrary set forth in this Agreement, in connection with obtaining all consents, approvals, authorizations, waivers or exemptions of Governmental Entities necessary, proper or advisable to consummate the transactions contemplated by this Agreement, Purchasers shall not be obligated to take or refrain from taking or to agree to it or its Subsidiaries taking or refraining from taking any action (including any amendment, waiver or termination of any agreement, including this Agreement) or to suffer to exist any restriction, condition or requirement which, individually or together with all other such actions, restrictions, conditions or requirements, that has had or would reasonably be expected to have a material adverse effect on the operations, business, assets, properties, Liabilities or condition (financial or otherwise) of (i) the Company and the Company Subsidiaries, taken as a whole, or (ii) Parent and its Subsidiaries, taken as a whole (each, a “Burdensome Condition”). Prior to Parent being entitled to invoke a Burdensome Condition, the Parties and their respective Representatives shall confer in good faith for a reasonable period of time in order to (I) exchange and review their respective views and positions as to any Burdensome Condition or potential Burdensome Condition and (II) discuss and present to, and engage with, the applicable Governmental Entity regarding any approaches or actions that would avoid any actual Burdensome Condition or mitigate its impact so it is no longer a Burdensome Condition. In connection with obtaining all consents, approvals, authorizations, waivers or exemptions of Governmental Entities necessary, proper or advisable to consummate the transactions contemplated by this Agreement, nothing in this Agreement shall require Parent or its Affiliates to initiate litigation or appeal process with respect to any claim in any court or administrative or other tribunal against any Governmental Entity in order to avoid entry of, or to have vacated or terminated, any legal restraint that would prevent the Closing; provided, however, that Parent and its Affiliates shall use its reasonable best efforts to defend on the merits any claim, cause of action, proceeding or litigation in any court or administrative or other tribunal initiated by any Governmental Entity in order to avoid entry of, or to have vacated or terminated, any legal restraint that would prevent the Closing.

(f)            Each Party shall reasonably cooperate to obtain all consents, approvals or waivers from, or take other actions with respect to, third parties necessary or advisable to be obtained or taken in connection with the transactions contemplated by this Agreement.

(g)            Immediately following the execution of this Agreement by the Parties hereto, Parent, in its capacity as the sole shareholder of Merger Sub, will approve this Agreement. During the period from the date of this Agreement through the Effective Time, Merger Sub shall not engage in any activity of any nature except for activities related to or in furtherance of the Merger and the other transactions contemplated hereby (including enforcement of its rights under this Agreement) or as provided in or expressly contemplated by this Agreement or the Rollover Agreement. Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub to be performed or complied with at or prior to the Effective Time under this Agreement in accordance with the terms of this Agreement.

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Section 6.06         Access. Without prejudice to any other rights of Parent and its Affiliates, from the date of this Agreement to the Effective Time, the Company shall allow Parent and its Representatives upon prior written request to the Company, reasonable access at all reasonable times to the personnel, auditors, offices, books and records, correspondence, audits and properties, as well as to all information relating to or otherwise pertaining to the business and affairs, of the Company; provided, however, that Company shall not be required by this Section 6.06 to (or to cause any of the Company Subsidiaries to) afford such access or furnish such information to the extent that the Company believes in good faith that doing so would: (i) result in the loss of attorney-client privilege, the work product immunity or any other legal privilege or similar doctrine (provided that the applicable Party shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of such privilege or doctrine); (ii) violate any confidentiality obligations of Company or any Company Subsidiaries to any third person or otherwise breach, contravene or violate any then effective Contract to which Company or any Company Subsidiaries is party (provided that the applicable Party shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not violate any such confidentiality obligation or Contract); or (iii) breach, contravene or violate any applicable Law or Judgment (provided that the applicable Party shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not breach, contravene or violate any such applicable Law or Judgment). During any visit by Parent to the business or property sites of Company or any Company Subsidiaries, the Parent shall, and shall cause its Representatives accessing such properties to, comply with all applicable Laws and all of Company’s and Company’s Subsidiaries’ safety and security procedures, including those related to a Contagion Event. No investigation by Parent or its Representatives pursuant to this Section 6.06 shall affect any representation or warranty of the Company in this Agreement.

Section 6.07         Notification of Certain Matters. From and after the date of this Agreement until the Effective Time, each Party shall promptly notify the other Parties of any notice or other communication received by the Party from any Governmental Entity or other Person related to this Agreement or the transactions contemplated hereby alleging that the consent of such Person is or may be required in connection with this Agreement or the transactions contemplated hereby, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to cause any of the conditions in Article VII not to be satisfied or to cause the satisfaction thereof to be materially delayed; provided, however, that the delivery of any notice pursuant to this Section 6.07 shall not be deemed to be an amendment of this Agreement and shall not cure any breach of any representation or warranty hereunder.

Section 6.08         Public Announcements. None of the Parties or their respective Affiliates or any of their directors or officers shall issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld or delayed), except as may be required (a) by applicable Law or stock exchange regulation or (b) by a Party to enforce the terms of this Agreement. The Parties shall consult (to the extent reasonably practicable if disclosure is required by Law) with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statement with respect to this Agreement and the transactions contemplated by this Agreement contemplated by clause (a) above.

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Section 6.09         Directors’ and Officers’ Indemnification.

(a)            The Articles of Incorporation and the Bylaws shall contain provisions with respect to indemnification, advancement of expenses and limitation of liability of directors and officers set forth in the Company’s articles of incorporation and bylaws in effect as of the date of this Agreement. These provisions may not be amended, repealed or otherwise modified for a period of six (6) years following the Effective Time in any manner that would adversely affect the rights of any individual who on or prior to the Effective Time was a director or officer of the Company or any of the Company Subsidiaries, each fiduciary under benefit plans of the Company or any of the Company Subsidiaries and each such Person who served at the request of the Company or any of the Company Subsidiaries as a director, officer or employee of another Person or benefit plan fiduciary (each a “Covered Person”), unless such modification is required by Law and then only to the extent required by such applicable Law.

(b)            From and after the Effective Time through the later of (i) the sixth anniversary of the date on which the Effective Time occurs and (ii) the expiration of any statute of limitations applicable to any claim, action, suit, proceeding or investigation referred to below, the Surviving Corporation shall indemnify, defend and hold harmless each Covered Person against all claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such loss, expense, claim, damage or liability (whether or not asserted before the Effective Time) incurred in connection with defending against any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Covered Persons promptly after statements therefor are received and otherwise advance to such Covered Person upon request, reimbursement of documented expenses reasonably incurred, to the fullest extent permitted under applicable Law (provided that the Person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such Person is not legally entitled to indemnification under Law).

(c)            The Surviving Corporation shall provide, for a period of six (6) years from the Effective Time, the Covered Persons who are currently covered by an Affiliate of Parent’s director and officer insurance policy in effect on the date of this Agreement with an insurance policy (including by arranging for run-off coverage, if necessary) that provides coverage for events occurring at or prior to the Effective Time that is no less favorable than the existing policy so long as the Surviving Corporation is not required to pay an aggregate premium in excess of three hundred percent (300%) of the last annual premium paid by the Company (or such Affiliate) for such insurance before the date of this Agreement (such amount being the “Maximum Premium”). If the Surviving Corporation is unable to obtain the insurance described in the prior sentence for an amount less than or equal to the Maximum Premium, then the Surviving Corporation shall instead obtain as much comparable insurance as possible for an annual premium equal to the Maximum Premium. Notwithstanding the foregoing, in lieu of the arrangements contemplated by this Section 6.09(c), Parent shall be entitled to purchase a “tail” directors’ and officers’ liability insurance policy covering the matters described in this Section 6.09(c), and if it so elects, the obligations under this Section 6.09(c) shall be satisfied so long as the Purchasers (or the Surviving Corporation) causes such policy to be maintained in effect for a period of six (6) years following the Effective Time; provided, that Parent is not required to pay more than the Maximum Premium for such “tail” insurance directors’ and officers’ liability policy.

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(d)            The covenants contained in this Section 6.09 shall survive the consummation of the Merger, and are intended to be for the benefit of, and shall be enforceable by, each Covered Person and their respective heirs and legal representatives. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provisions shall be made so that the successors, assigns or transferees of the Surviving Corporation shall assume the obligations set forth in this Section 6.09.

(e)            Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any insurance policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.09 is not prior to or in substitution for any such claims under such policies. The provisions of this Section 6.09 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise. Nothing in this Agreement, including this Section 6.09, is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any of the Company Subsidiaries or the Covered Persons, it being understood and agreed that the indemnification provided for in this Section 6.09 is not prior to, or in substitution for, any such claims under any such policies.

Section 6.10         Shareholder Litigation. The Company shall promptly advise Parent orally and in writing by email of any Action brought by any shareholder of the Company or any other Person against the Company or its directors or officers relating to this Agreement or the transactions contemplated by this Agreement and shall keep Parent reasonably informed regarding any such litigation. The Company shall give Parent the opportunity to participate in, but not control the defense of any such litigation, shall give due consideration to Parent’s advice with respect to such litigation and shall not settle or compromise any such Action without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed to the extent such settlement or compromise would not require any admission of fault by the Company, its Affiliates or Representatives or require the payment of any amount not covered by existing director and officer insurance coverage existing as of the date of this Agreement).

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Section 6.11         Rule 16b-3. Prior to the Effective Time, the Company shall use reasonable best efforts to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions to the Company of Common Shares in the Merger (including derivative securities with respect to Common Shares) by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to equity securities of the Company.

Section 6.12         Share Exchange De-listing. Parent and the Company shall use their respective reasonable best efforts to cause the Company’s securities to be de-listed from the NYSE and de-registered under the Exchange Act as soon as reasonably practicable following the Effective Time.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01         Conditions to each Party’s Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger is subject to the satisfaction or waiver (other than the condition set forth in Section 7.01(b), which may not be waived) at or prior to the Closing Date of each of the following conditions:

(a)            No Injunctions or Restraints; Illegality. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the transactions contemplated by the Rollover Agreement.

(b)            Approval of Shareholders. The Required Shareholder Vote shall have been obtained.

(c)            Governmental Consents. The consents, approvals, authorizations, waivers, filings or notifications set forth in Schedule II shall have been made or obtained, as applicable, in connection with the transactions contemplated by the Agreement or the Rollover Agreement and shall be in full force and effect.

Section 7.02         Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver of each of the following conditions at or prior to the Closing Date:

(a)            Representations and Warranties. (i) The representations and warranties of the Purchasers contained in Section 5.02 shall be true and correct in all material respects and (ii) all other representations and warranties of the Purchasers contained in this Agreement (disregarding all qualifications and exceptions contained therein regarding materiality or any similar standard or qualification), shall be true and correct, except where the failure of any such representation or warranty to be so true and correct would not prevent the consummation of the Merger, in the case of each of clauses (i) and (ii), as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true, complete and correct as of such specific date).

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(b)            Covenants and Agreements. The covenants and agreements of each Purchaser set forth in this Agreement to be performed or complied with at or prior to the Effective Time shall have been duly performed or complied with in all material respects.

(c)            Certificate. The Company shall have received a certificate of a senior executive officer of each of Parent and Merger Sub, dated as of the Closing Date, certifying that the conditions specified in Section 7.02(a) and Section 7.02(b) have been fulfilled.

Section 7.03      Conditions to the Obligation of Purchasers to Effect the Merger. The obligation of Purchasers to effect the Merger is further subject to the satisfaction or waiver of each of the following conditions at or prior to the Closing Date:

(a)            Representations and Warranties. (i) The representations and warranties of the Company contained in Section 4.02(a) and Section 4.08(b) shall be true and correct in all respects (other than in de minimis and immaterial respects in the case of Sections 4.02(a) or resulting from permitted exercises of existing outstanding equity awards set forth in Section 4.02(a) following the date of this Agreement), (ii) the representations and warranties of the Company contained in Section 4.04, Section 4.19 and Section 4.24 shall be true and correct in all material respects and (iii) the representations and warranties of the Company contained in this Agreement other than those specified in the foregoing clauses (i) and (ii) (disregarding all qualifications and exceptions contained therein regarding materiality or a Material Adverse Effect or any similar standard or qualification), shall be true and correct, except where the failure of any such representation or warranty to be so true and correct would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect, in the case of each of clauses (i), (ii) and (iii), as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true, complete and correct as of such specific date).

(b)            Covenants and Agreements. The covenants and agreements of the Company set forth in this Agreement to be performed or complied with at or prior to the Effective Time shall have been duly performed or complied with in all material respects.

(c)            Certificate. Parent and Merger Sub shall have received a certificate of a senior executive officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Section 7.03(a) and Section 7.03(b) have been fulfilled.

(d)            Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect that is continuing.

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(e)            Outstanding Appraisal Rights. No more than seven percent (7%) of the Common Shares that are issued and outstanding immediately prior to the Effective Time shall be Dissenting Shares (other than (i) any such Dissenting Shares that are held by (A) a Rollover Shareholder, Farm Bureau Mutual Holding Company, Farm Bureau Multi-State Services, Inc, Western Agricultural Insurance Company, FBL Insurance Brokerage, LLC or any Subsidiary of any of the foregoing or (B) the directors and officers of the Persons identified in the foregoing clause (A) or (ii) any such Dissenting Shares the holders of which have failed to perfect, have effectively withdrawn or which otherwise have lost their rights to appraisal under the IBCA).

(f)            No Burdensome Condition. No Burdensome Condition shall have been imposed.

ARTICLE VIII

TERMINATION

Section 8.01      Termination. This Agreement may be terminated and the Merger (and the other transactions contemplated hereby) may be abandoned at any time prior to the Effective Time (notwithstanding if the Required Shareholder Vote has been obtained) as follows:

(a)            By mutual written consent of Parent and the Company, which consent shall have been approved by the action of their respective boards of directors.

(b)            By either Parent or the Company, in each case by written notice to the other, if:

(i)            the Merger has not been consummated on or prior to July 11, 2021 (as such date may be extended pursuant to the second proviso below or pursuant to Section 9.08, the “Outside Date”); provided, that a Party shall not have the right to terminate this Agreement pursuant to this Section 8.01(b)(i) if such Party’s failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Merger to occur on or before such date; provided, further, that, if on a date that would have been the Outside Date the conditions set forth in Section 7.01(c) are the only conditions in Article VII (other than those conditions that by their nature are to be satisfied at the Closing) that shall not have been satisfied or waived on or before such date, the Outside Date shall be automatically extended to September 11, 2021, in which case the Outside Date shall be deemed for all purposes to be such later date;

(ii)            if any Governmental Entity shall have issued a Judgment, or there shall have been enacted any Law, in each case, permanently preventing or prohibiting the Merger, and such Judgment shall have become final and non-appealable or such Law remains in effect; provided, however, that a Party shall not have the right seeking to terminate this Agreement pursuant to this Section 8.01(b)(ii) if such Party has not complied with its obligations under this Agreement to use reasonable best efforts to remove such Judgment; or

(iii)            at the Company Shareholders’ Meeting or any adjournment thereof at which this Agreement has been voted upon, the Company Shareholders fail to approve this Agreement by the Required Shareholder Vote; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(b)(iii) if the failure to obtain the Required Shareholder Vote is due to the failure of Parent or any of the Rollover Shareholders to vote the Common Shares beneficially owned by it in accordance with Section 6.01(a) of the Rollover Agreement.

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(c)            By Parent upon written notice to the Company:

(i)            if (A) at any time prior to adoption of this Agreement by the Required Shareholder Vote, the Special Committee effected an Adverse Company Recommendation or (B) the Company willfully and materially breached Section 6.04; or

(ii)            upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement (except with respect to Section 6.03 or Section 6.04) such that (if such breach occurred or was continuing as of the Closing Date) the conditions set forth in Section 7.03(a) or Section 7.03(b) would be incapable of fulfillment and which breach is incapable of being cured, or is not cured, within fifteen (15) days following receipt of written notice of such breach or, if earlier, the Outside Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(c)(ii) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or the Rollover Agreement.

(d)            By the Company upon written notice to Parent upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that (if such breach occurred or was continuing as of the Closing Date) the conditions set forth in Section 7.02(a) or Section 7.02(b) would be incapable of fulfillment and which breach is incapable of being cured, or is not cured, within fifteen (15) days following receipt of written notice of such breach or, if earlier, the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(d) if the Company is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 8.02      Effect of Termination. If this Agreement is terminated as provided in Section 8.01, this Agreement shall become null and void (except that the provisions of this Section 8.02, Section 8.03 and Article IX shall survive any termination of this Agreement); provided, that nothing in this Agreement shall relieve any Party from any liability resulting from any willful and material breach of this Agreement or fraud.

Section 8.03      Termination Fee; Expenses.

(a)            The Company shall pay, or cause to be paid, to Parent an amount equal to $18,477,300 (the “Termination Fee”) if Parent terminates this Agreement pursuant to Section 8.01(c)(i), which payment shall be made within two (2) Business Days after the termination of this Agreement.

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(b)            If (i) (A) this Agreement is terminated pursuant to Section 8.01(b)(iii) and (B) prior to the date of the Company Shareholders’ Meeting an Acquisition Proposal shall have been made or publicly announced and such Acquisition Proposal shall not have been publicly withdrawn without qualification at least five (5) Business Days prior to the Company Shareholders’ Meeting or (ii) (A) this Agreement is terminated pursuant to Section 8.01(c)(ii) and (B) prior to the date of such breach an Acquisition Proposal shall have been made or publicly announced and such Acquisition Proposal shall not have been publicly withdrawn without qualification prior to such breach, then in either case of clauses (i) or (ii) the Company shall pay, or cause to be paid, all of Parent’s, Merger Sub’s and their respective Affiliates’ reasonable out-of-pocket fees and expenses (including reasonable legal fees and expenses) incurred by Parent, Merger Sub and their respective Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement; provided, that in no event shall the amount payable pursuant to this Section 8.03(b) exceed $5,279,229 (the amount payable pursuant to this Section 8.03(b), “Parent Expenses”); provided, that if within twelve (12) months after such termination, the Company either consummates an Acquisition Proposal or enters into a definitive agreement to consummate an Acquisition Proposal and the Company thereafter consummates such Acquisition Proposal (whether or not within such twelve (12) month period), then the Company shall upon the earliest of the consummation of such Acquisition Proposal or the entry into such definitive agreement with respect thereto, pay, or cause to be paid, to Parent an amount equal to the Termination Fee minus the Parent Expenses previously paid by the Company; provided, further, that for the purposes of this Section 8.03(b), references to “more than fifteen percent (15%)” in the definition of the term Acquisition Proposal shall be deemed to be references to “fifty percent (50%) or more.”

(c)            The Company acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Purchasers would not enter into this Agreement; accordingly, if the Company fails to promptly pay the Termination Fee or Parent Expenses and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against the Company for the Termination Fee or Parent Expenses (or a portion of any such fees or expenses), the Company shall pay Parent its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of the fee at the prime rate published in the Money Rates section of The Wall Street Journal in effect on the date such payment was required to be made.

(d)            All payments under this Section 8.03 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent.

(e)            In the event that Parent shall have the right to receive the Termination Fee or Parent Expenses, Parent’s right to receive such payment (and the fees and expenses set forth in Section 8.03(c)), if any, shall be the sole and exclusive remedy (other than with respect to any liability resulting from any willful and material breach of this Agreement by the Company) against the Company and any of the Company Subsidiaries or Affiliates for any and all losses suffered by Parent, Merger Sub, their respective Affiliates in connection with, or as a result of the failure, of the transactions contemplated by this Agreement to be consummated, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Action against the Company or any of the Company Subsidiaries or any of their respective former, current or future officers, directors, partners, shareholders, managers, members or Affiliates arising out of or in connection with this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination (other than with respect to any liability resulting from any willful and material breach of this Agreement by the Company).

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(f)            Except as expressly contemplated by this Agreement, including this Section 8.03, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be the obligation of the Party incurring such expenses.

ARTICLE IX

MISCELLANEOUS

Section 9.01      Nonsurvival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants or agreements set forth herein that by their terms apply to or are to be performed in whole or in part after the Effective Time and (b) this Article IX.

Section 9.02      Amendment. This Agreement may be amended by the Parties in writing by action of their respective boards of directors at any time before or after the Required Shareholder Vote has been obtained and prior to the filing of the Articles of Merger with the Iowa Secretary of State; provided, however, that, after the Required Shareholder Vote shall have been obtained, no such amendment, modification or supplement shall be made that pursuant to applicable Law requires further approval by the Company Shareholders without such further approval. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of all of the Parties.

Section 9.03      Waiver. At any time prior to the Effective Time, any of the Parties may:

(a)            extend the time for the performance of any of the obligations or other acts of any of the other Party or Parties, as the case may be;

(b)            waive any inaccuracies in the representations and warranties of the other Party set forth in this Agreement or in any document delivered pursuant to this Agreement; or

(c)            subject to the provisions of Section 7.01 and Section 9.02, waive compliance with any of the agreements of the other Party or Parties, as the case may be, or fulfillment of any conditions (to the extent any such condition may be waived) to its own obligations under this Agreement.

Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party by a duly authorized officer.

Section 9.04      Special Committee Approval. No amendment or waiver of any provision of this Agreement and no decision or determination shall be made, or action taken, by the Company with respect to this Agreement without first obtaining the approval of a majority of the Special Committee.

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Section 9.05      Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of Iowa, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction.

Section 9.06      Consent to Jurisdiction. Each of the Parties hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction and venue of the Iowa District Court for Polk County or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, the United States District Court for the Southern District of Iowa located in Des Moines, Iowa (“Chosen Courts”), and any appellate court from any decision thereof, in any Action based upon, arising out of or relating to this Agreement, including the negotiation, execution or performance of this Agreement and agrees that all claims in respect of any such Action shall be heard and determined in the Chosen Courts and agrees not to bring any such Action in any other court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement in the Chosen Courts, including any objection based on its place of incorporation or domicile, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (d) agrees that a final, non-appealable judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties consents and agrees that service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 9.09 or in any other manner permitted by applicable Law.

Section 9.07      Waiver of Jury Trial. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NEITHER THE OTHER PARTIES NOR THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (D) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 9.07. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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Section 9.08      Specific Performance. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. It is accordingly agreed that, without posting a bond or other undertaking, the Parties shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any such action is brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The Parties further agree that (a) by seeking any remedy provided for in this Section 9.08, a Party shall not in any respect waive its right to seek any other form of relief that may be available to such Party under this Agreement and (b) nothing contained in this Section 9.08 shall require any Party to institute any action for (or limit such Party’s right to institute any action for) specific performance under this Section 9.08 before exercising any other right under this Agreement. If, prior to the Outside Date, any Party brings any Action in accordance with this Agreement to enforce specifically the performance of the terms and provisions hereof against any other Party, the Outside Date shall be automatically extended (i) for the period during which such Action is pending, plus ten (10) Business Days or (ii) by such other time period established by the court presiding over such action on good cause shown, as the case may be.

Section 9.09      Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and made orally if so required pursuant to any Section of this Agreement) and shall be deemed given (a) when delivered personally by hand, (b) when sent by facsimile (with written confirmation of transmission) or email or (c) two (2) Business Days following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses, facsimile numbers and email addresses (or to such other address, facsimile number or email address as a Party may have specified by notice given to the other Party pursuant to this provision):

If to Parent or Merger Sub, to:

Farm Bureau Property & Casualty Insurance Company

5400 University Avenue

West Des Moines, IA 50266

Attention:               Edward G. Parker

Fax:                        (515) 225-4686

Email:                     eparker@ifbf.org

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with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention:            Todd E. Freed

                            Jon A. Hlafter

Fax:                     (212) 735-2000

Email:                  todd.freed@skadden.com

                             jon.hlafter@skadden.com

If to the Company, to:

FBL Financial Group, Inc.

5400 University Avenue

West Des Moines, IA 50266

Attention:            Lori Geadelmann

Fax:                     (515) 453-3324

Email:                  Lori.Geadelmann@fbfs.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1 South Dearborn Street

Chicago, Illinois 60603

Attention:            Brian J. Fahrney

                            Sean M. Carney

                            Jonathan A. Blackburn

Email:                 bfahrney@sidley.com

                            scarney@sidley.com

                            jblackburn@sidley.com

Section 9.10      Entire Agreement. This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and the Rollover Agreement contain the entire understanding of the Parties with respect to the subject matter hereof, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

Section 9.11      No Other Representations or Warranties.

(a)            Except for the representations and warranties contained in Article V, the Company acknowledges that (i) neither the Purchasers nor any other Person acting on behalf of any Purchaser makes any express or implied representation or warranty to the Company and (ii) neither the Purchasers nor any other Person acting on behalf of any Purchaser shall have or be subject to any liability to the Company or any of its Affiliates or their respective directors, officers or employees resulting from the distribution to the Company, or the Company’s use of, any information, documents, projections, forecasts or other material available or made available to the Company or its Representatives.

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(b)            Except for the representations and warranties contained in Article IV, each of the Purchasers acknowledges that (a) neither the Company nor any other Person acting on behalf of the Company makes any express or implied representation or warranty to the Purchasers and (b) neither the Company nor any other Person acting on behalf of the Company shall have or be subject to any liability to the Purchasers or any of their Affiliates or their respective directors, officers or employees resulting from the distribution to any Purchaser, or any Purchaser’s use of, any information, documents, projections, forecasts or other material available or made available to the Purchasers.

Section 9.12      Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party or Parties, as the case may be.

Section 9.13      Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by facsimile or other electronic transmission) to the other Parties.

Section 9.14      No Third Party Beneficiaries. This Agreement is not intended to and does not confer upon any Person other than the Parties hereto any rights or remedies hereunder, other than, from and after the Effective Time (a) each Covered Person and their respective successors, heirs and representatives, each of whom shall have the right to enforce the provisions of Section 6.09 directly and (b) the right of the Company Shareholders to receive the Merger Consideration. The representations, warranties, covenants and agreements in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties and may, in certain instances, be qualified, limited or changed by confidential disclosure letters. Any inaccuracies in such representations or warranties or failure to perform or breach of such covenants or agreements are subject to waiver by the Parties in accordance with Section 9.03(b) without notice or liability to any other Person. In some instances, the representations, warranties, covenants and agreements in this Agreement may represent an allocation among the Parties of risk associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations, warranties, covenants and agreements in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.15      Severability. If any term, provision, covenant or restriction of this Agreement is held by the Chosen Courts or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Remainder of this page left intentionally blank]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

FARM BUREAU PROPERTY & CASUALTY INSURANCE COMPANY

By:	/s/ Duane J. Johnson, Jr.
Name: Duane J. Johnson, Jr.
Title: Secretary

5400 Merger Sub, Inc.

By:	/s/ Duane J. Johnson, Jr.
Name: Duane J. Johnson, Jr.
Title: Secretary

FBL FINANCIAL GROUP, INC.

By:	/s/ Daniel D. Pitcher
Name: Daniel D. Pitcher
Title: Chief Executive Officer

[Signature Page to Merger Agreement]

Schedule I

Rollover Shareholders

1.	Parent

2.	Iowa Farm Bureau Federation

Schedule II

Governmental Consents

1.	The applicable waiting periods, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

2.	Approval by the Insurance Commissioner of the State of Iowa of the “Form A” Acquisition of Control Statement or receipt of an exemption therefrom issued by the Insurance Commissioner of the State of Iowa, in each case, in accordance with Section 521A.3 of the Iowa Code.

3.	If required, approval by the Insurance Commissioner of the State of Iowa of the investment by Parent in the Company and the Company Subsidiaries under Section 515.35 or Section 521A.2(3) of the Iowa Code.

4.	The approval by FINRA of the application filed by FBL Marketing Services, LLC pursuant to FINRA Rule 1017(a)(4).

EXHIBIT A

RESTATED ARTICLES OF INCORPORATION

OF

FBL FINANCIAL GROUP, INC.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to Section 1007 of the Iowa Business Corporation Act, the undersigned corporation adopts the following Restated Articles of Incorporation.

ARTICLE I – NAME

The name of the corporation is FBL Financial Group, Inc. (the “Corporation”).

ARTICLE II – DURATION

The Corporation shall have perpetual duration.

ARTICLE III – POWERS

The Corporation shall have unlimited power to engage in and to do any lawful act concerning any and all lawful business for which corporations may be organized under the Iowa Business Corporation Act.

ARTICLE IV – CAPITAL STOCK

Section 1. The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 30,000,000 shares, which shall be divided into classes of which 5,000,000 shares shall be designated preferred stock without par value and 25,000,000 shares shall be designated common stock without par value.

Section 2. The common stock is subject to all the powers, rights, privileges, preferences and priorities of the preferred stock stated herein.

Section 3. No person holding shares of common stock may transfer, and the Corporation shall not register the transfer of such shares of common stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except as permitted in a shareholders’ agreement by and among the Corporation and its shareholders. The Corporation shall note on the certificates representing the shares of common stock the restrictions on transfer imposed by or described herein.

Section 4. No holder of any share of any class of stock of the Corporation shall have any preemptive right to subscribe for or acquire additional shares of stock of any class of the Corporation or warrants or options to purchase, or securities convertible into, shares of any class of stock of the Corporation.

Section 5. Whenever, at any time, dividends on the preferred stock shall have been paid or declared and set apart for payment, and after complying with respect to any retirement or sinking fund or funds for the preferred stock, the Board of Directors may declare and pay dividends on the common stock out of funds legally available for the payment of dividends, and the holders of shares of the preferred stock shall not be entitled to share therein.

Section 6. The preferred stock shall have voting powers, designations, preferences, and other special rights, qualifications, limitations and restrictions as follows:

1.            Designation and Amount; Restricted Transfer Issue.

(a)            The preferred stock shall be designated as Series B Cumulative Voting Preferred Stock with no par value (hereinafter referred to as “Series B Preferred Stock”) and the number of shares constituting this series shall be 5,000,000.

(b)            Shares of Series B Preferred Stock shall be initially issued only to a Farm Bureau organization as defined in paragraph 9 hereof. In the event any shares of Series B Preferred Stock shall, as a result of any transfer or otherwise, cease to be beneficially owned, directly or indirectly by a Farm Bureau organization, the shares of Series B Preferred Stock ceasing to be so owned shall immediately and without any further action by the Corporation or the holder thereof, become subject to redemption by the Corporation, at the option of the Corporation, pursuant to paragraph 5 hereof. Certificates representing shares of Series B Preferred Stock shall be legended to reflect such right of redemption.

2.            Dividends and Distributions.

(a)            Subject to the provision for adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends (“Series B Dividends”) in an amount per share equal to Three Cents ($0.03) per share per annum, payable quarterly, one-fourth on the last day of March, June, September and December (each a “Dividend Payment Date”), to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a business day, the dividend payment due on such Dividend Payment Date shall be paid on the business day immediately preceding such Dividend Payment Date. Series B Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Series B Dividends shall accrue on a daily basis whether the Corporation shall have earnings or surplus at the time. Series B Dividends accrued for any period less than a full quarterly period shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Series B Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Series B Dividends.

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(b)            So long as any Series B Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series B Preferred Stock as to dividends, unless there shall also be or have been declared or paid or set apart for payment on the Series B Preferred Stock, dividends for all dividend payment periods of the Series B Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period of the Series B Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock until full cumulative dividends on the Series B Preferred Stock shall have been declared and paid or set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock, or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (B) in exchange solely for shares of any other stock ranking junior to the Series B Preferred Stock.

3.            Voting Rights. The holders of the shares of Series B Preferred Stock shall have the following voting rights:

(a)            The holders of Series B Preferred Stock shall, if the holder is a Farm Bureau organization as defined in paragraph 9 hereof, be entitled to vote on all matters submitted to a vote of the holders of common stock of the Corporation, voting together with the holders of common stock as one class. Each share of the Series B Preferred Stock shall be entitled to one vote, adjusted as provided in paragraph 7 hereof. Notwithstanding the preceding provisions of this paragraph 3(a), the voting rights of the Series B Preferred Stock specified in this paragraph 3(a) shall terminate automatically in the event such Series B Preferred Stock shall cease to be beneficially owned, directly or indirectly, by a Farm Bureau organization as defined in paragraph 9 hereof, with respect to the shares ceasing to be so owned.

(b)            Except as otherwise required by the Iowa Business Corporation Act or set forth herein, holders of Series B Preferred Stock shall have no special voting rights as a separate voting group and their consent shall not be required (except to the extent they are entitled to vote with holders of common stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least a majority of the outstanding shares of Series B Preferred Stock, voting as a separate voting group, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Restated Articles of Incorporation of the Corporation, as amended (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation) if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the shares of Series B Preferred Stock so as to affect them adversely.

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4.            Liquidation, Dissolution or Winding-up.

(a)            Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation which remain after the debts or obligations of the Corporation have been paid and which are available for payment to shareholders and subject to the rights of the holders of stock of the Corporation ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of common stock or any other shares ranking junior to the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, liquidating distributions in cash in the amount of Sixty Cents ($0.60) per share, plus an amount in cash equal to all accrued and unpaid dividends thereon to the date fixed for distribution. If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(a), the holders of shares of Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

(b)            Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, transfer, exchange or lease of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this paragraph 4, but the holders of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by paragraph 6 hereof.

(c)            Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of shares of Series B Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock.

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5.            Redemption at the Option of the Corporation.

(a)            Any shares of Series B Preferred Stock ceasing to be beneficially owned, directly or indirectly, by a Farm Bureau organization, shall be redeemable, in whole or in part, out of funds legally available therefor, at the option of the Corporation at any time after the date they ceased to be so owned by a Farm Bureau organization, at the price of Sixty Cents ($0.60) per share plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption (the “Redemption Price”).

(b)            On and after the date when less than Ten Percent (10%) of the common stock of the Corporation is owned, directly or indirectly, by a Farm Bureau organization, any shares of Series B Preferred Stock shall be redeemable, in whole or in part, out of funds legally available therefor, at the option of the Corporation at any time at the Redemption Price.

(c)            Unless otherwise required by law, notice of redemption will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Upon the date fixed for redemption, the Corporation shall set aside cash funds having a value equal to the aggregate Redemption Price for the shares of Series B Preferred Stock to be redeemed. Payment of the Redemption Price shall be made by the Corporation within five (5) days after the date fixed for redemption upon surrender of the certificates evidencing the shares of Series B Preferred Stock so redeemed, properly endorsed or assigned for transfer.

(d)            From and after the date fixed for redemption, and provided the Corporation shall have set aside funds sufficient to redeem the shares, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the Redemption Price therefor, without interest, upon surrender to the Corporation of the certificates evidencing such shares, properly endorsed or assigned for transfer. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall redeem a portion of the shares of each holder which is not a Farm Bureau organization determined pro rata based on the number of shares held by each such holder.

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6.            Consolidation, Merger, etc.

(a)            In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of common stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation), and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series B Preferred Stock shall be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation insofar as possible the same powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction. The rights of the Series B Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to paragraph 7 hereof after any such transaction as nearly equivalent to the adjustments provided for by such paragraph prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series B Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b)            In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph 6(a), then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series B Preferred Stock, a cash payment equal to the amount payable in respect of shares of Series B Preferred Stock at the Redemption Price. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

7.            Anti-dilution Voting Adjustments.

(a)            In the event the Corporation shall, at any time or from time to time while any of the shares of the Series B Preferred Stock are outstanding, (i) pay any dividend or make a distribution in respect of the common stock in shares of common stock, (ii) subdivide the outstanding shares of common stock, or (iii) combine the outstanding shares of common stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which paragraph 6 hereof does not apply) or otherwise, the voting rights of a share of Series B Preferred Stock in effect immediately prior to such action shall be adjusted by multiplying such voting right by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock outstanding immediately before such event. An adjustment made pursuant to this paragraph 7(a) shall be given effect, upon declaration of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

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(b)            Notwithstanding any other provisions of this paragraph 7, the Corporation shall not be required to make any adjustment of the voting rights of Series B Preferred Stock unless such adjustment would require an increase or decrease of at least one percent (1%) in the voting rights. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the voting rights.

(c)            If the Corporation shall make any dividend or distribution of the common stock or issue any common stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the voting rights pursuant to the foregoing provisions of this paragraph 7, the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the voting rights should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the voting rights should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the voting rights of the Series B Preferred Stock should be made pursuant to the foregoing provisions of this paragraph 7(c), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation.

(d)            Whenever an adjustment to the voting rights of the Series B Preferred Stock is required pursuant hereto, the Corporation shall forthwith place on file with the transfer agent for the common stock and the Series B Preferred Stock, if any, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the voting rights (as appropriately adjusted), of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of fair market value involved in such computation. Promptly after each adjustment to the voting rights of the Series B Preferred Stock, the Corporation shall mail a notice thereof to each holder of shares of the Series B Preferred Stock.

8.             Ranking; Retirement of Shares.

(a)            The Series B Preferred Stock shall rank senior to the common stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution and winding-up of the Corporation, and, unless otherwise provided in the Restated Articles of Incorporation of the Corporation, or a certificate of designation relating to any other series of preferred stock of the Corporation, the Series B Preferred Stock shall rank on a parity with all other series of the Corporation’s preferred stock, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.

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(b)            Any shares of Series B Preferred Stock acquired by the Corporation by reason of the redemption of such shares as provided herein, or otherwise so acquired, shall be retired as shares of Series B Preferred Stock and restored to the status of authorized but unissued shares of preferred stock of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such preferred stock as permitted by law.

9.             Definition of Farm Bureau Organization. For purposes hereof, “Farm Bureau organization” shall mean (i) the American Farm Bureau Federation, an Illinois not for profit corporation formed to promote agriculture and to correlate and strengthen various state Farm Bureau federations, county Farm Bureau federations and any other state organizations controlled by or under common control with any of such federations; and (ii) the state Farm Bureau federations, the county Farm Bureau federations, and all corporations, partnerships, and other entities controlled by or under common control with the American Farm Bureau Federation, any state Farm Bureau federation, or any county Farm Bureau federation, or entity authorized by the American Farm Bureau Federation to use the trade-names, “Farm Bureau” or “FB” in its name or operations.

10.           Miscellaneous.

(a)            All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Corporation, to its office at 5400 University Avenue, West Des Moines, Iowa 50266 (Attention: Secretary) or other agent of the Corporation designated as permitted herein, or (ii) if to any holder of the Series B Preferred Stock or common stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock or common stock, as the case may be), or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

(b)            The term “common stock” as used herein means the Corporation’s no par value common stock, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value or from no par value to par value.

(c)            The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

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(d)            Unless otherwise provided in the Restated Articles of Incorporation of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series B Preferred Stock and such other stock bear to each other.

(e)            The Corporation may (but shall not be required to) appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock.

ARTICLE V – REGISTERED OFFICE AND AGENT

The street address of the Corporation’s registered office in Iowa and the name of its registered agent at that office is Edward G. Parker, 5400 University Avenue, West Des Moines, Iowa 50266.

ARTICLE VI – DIRECTORS

Section 1. Except as otherwise provided by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors.

Section 2. The number of members of the Board of Directors and the procedures for electing directors shall be set forth in a shareholders’ agreement by and among the Corporation and its shareholders.

ARTICLE VII – PERSONAL LIABILITY OF DIRECTORS

A director of this Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the Corporation or the shareholders; (3) a violation of section 490.833 of the Code of Iowa; and (4) an intentional violation of criminal law. No amendments to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of said director occurring prior to such amendment or repeal. If Iowa law is hereafter changed to permit further elimination or limitation of the liability of directors for monetary damages to the Corporation or its shareholders, then the liability of a director of this Corporation shall be automatically eliminated or limited to the full extent then permitted without further action of the Corporation or its Board of Directors. The directors of this Corporation have agreed to serve and assume the duties of directors in reliance upon the provisions of this Article.

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ARTICLE VIII – INDEMNIFICATION OF DIRECTORS

Each individual who is or was a director of the Corporation (and the heirs, executors, personal representatives or administrators of such individual) who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise (“Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended. An Indemnitee shall be indemnified by the Corporation for any action taken, or failure to take any action, as a director, except liability for (1) receipt of a financial benefit to which the person is not entitled; (2) an intentional infliction of harm on the Corporation or the shareholders; (3) a violation of section 490.833 of the Code of Iowa; and (4) an intentional violation of criminal law. In addition to the indemnification conferred in this Article, the Indemnitee shall also be entitled to have paid directly by the Corporation the expenses reasonably incurred in defending any such proceeding against such Indemnitee in advance of its final disposition, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended. This Article shall prevail over any inconsistent bylaw or resolution adopted by the Corporation.

CERTIFICATE OF ADOPTION

The duly adopted Restated Articles of Incorporation set forth above supersede the original articles of incorporation and all amendments thereto and consolidate the original articles of incorporation and all amendments thereto into a single document. The Restated Articles of Incorporation amend the articles of incorporation, requiring shareholder approval. The Restated Articles of Incorporation were duly approved by the shareholders in the manner required by the Iowa Business Corporation Act and by the articles of incorporation.

IN WITNESS WHEREOF, I have set my hand hereto this ______ day of ____________, 2021.

FBL FINANCIAL GROUP, INC.

By:
Duane J. Johnson, Jr.
Secretary, FBL Financial Group, Inc.

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EXHIBIT B

AMENDED AND RESTATED BYLAWS

OF

FBL FINANCIAL GROUP, INC.

ARTICLE I – OFFICES

The principal office of the corporation in the State of Iowa shall be located in the City of West Des Moines. The corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors may designate or as the business of the corporation may require from time to time.

ARTICLE II – SHAREHOLDERS

Section 1. Annual Meeting. The regular annual meeting of the shareholders shall be held each year at such time and on such day as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Iowa, such meeting shall be held on the next succeeding business day. If the election of the directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman and shall be called upon written request of a majority of the Board of Directors. Such request must specify the purpose for which the meeting is to be called, and the business to be considered at the meeting shall be limited to that stated in such written notice.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting of shareholders called by the Board of Directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the registered office of the corporation in the State of Iowa.

Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) days (unless a longer period is required by law or the articles of incorporation) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, the Chairman, the Secretary or any other officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his, her or its address as it appears on the share record books of the corporation, with postage thereon prepaid.

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Section 5. Adjournment. Any meeting of shareholders may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. No notice of the time or place of an adjournment need be given if the time and place are announced at the meeting at which an adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each shareholder. Unless a new record date for the adjourned meeting is fixed, the determination of shareholders of record entitled to notice of or to vote at the meeting at which adjournment is taken shall apply to the adjourned meeting.

Section 6. Quorum. Except as otherwise provided in the articles of incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the articles of incorporation. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares represented at a meeting which initially had a quorum may adjourn the meeting from time to time without further notice.

Section 7. Conduct of Meeting. The Chairman, and in his or her absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

Section 8. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing (including by means of electronic transmission) by the shareholder or by his, her or its duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy and supported by sufficient interest, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting.

Section 9. Voting of Shares. Each outstanding share shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or series are enlarged, limited or denied by the articles of incorporation.

Section 10. Waiver of Notice by Shareholders. Whenever any notice is required to be given to any shareholder of the corporation under the articles of incorporation or bylaws or any provision of the Iowa Business Corporation Act, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends for the express purpose of objecting to the transaction of any business.

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Section 11. Shareholders Consent Without Meeting. Any action required or permitted by the articles of incorporation or bylaws or any provision of law to be taken at a meeting of the shareholders may be taken without a meeting, prior notice or vote, if a consent in writing, setting forth the action so taken, shall be signed by all shareholders entitled to vote on such action at a meeting.

ARTICLE III – BOARD OF DIRECTORS

Section 1. General Powers and Number. The business and affairs of the corporation shall be managed by its Board of Directors. The number of directors of the corporation shall be such number as may be designated from time to time by the shareholders.

Section 2. Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been qualified and elected, or until his or her prior death, resignation or removal. A director may be removed from office by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting of shareholders called for that purpose. A director may resign at any time by filing his or her written resignation with the Secretary of the corporation. Directors need not be residents of the State of Iowa.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders that precedes it, or such other suitable place as may be announced at such meeting of shareholders.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman or the majority of directors. The Chairman or directors calling any special meeting of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, then the place of the meeting shall be the registered office of the corporation in the State of Iowa.

Section 5. Notice; Waiver. Written notice of each special meeting of the Board of Directors shall be given to each director not less than two (2) days prior to a meeting by delivering or mailing notice to such director. If mailed, then such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid. Whenever any notice is required to be given to any director of the corporation under the articles of incorporation or bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

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Section 6. Quorum. Except as otherwise provided by law or by the articles of incorporation or these bylaws, a majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. A majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the articles of incorporation or these bylaws.

Section 8. Conduct of Meetings. The Chairman, and in his or her absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

Section 9. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors; provided that in case of a vacancy created by the removal of a director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

Section 10. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.

Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he or she is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action

Section 12. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the directors may designate one or more committees, each committee to consist of one or more directors and/or officers elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

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Section 13. Unanimous Consent Without Meeting. Any action required or permitted by the articles of incorporation or bylaws or any provision of law to be taken by the Board of Directors or any committee thereof at a meeting may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 14. Telephonic Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

ARTICLE IV – OFFICERS

Section 1. Number. The principal officers of the corporation shall be a Chairman and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, then such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. Failure to elect officers shall not dissolve or otherwise affect the corporation.

Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Chairman. The Chairman shall, when present, preside at all meetings of the Board of Directors and all meetings of shareholders.

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Section 6. Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for such purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records of the corporation; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chairman certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the share transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Chairman or by the Board of Directors.

Section 7. Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

ARTICLE V – CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the Chairman and by the Secretary; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

Section 2. Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

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Section 5. Voting of Securities Owned by the Corporation. Subject to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the Chairman of this corporation if he or she is present, or in his or her absence, by the Secretary of this corporation if he or she is present, and (b) whenever, in the judgment of the Chairman, or in his or her absence, of the Secretary, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the Chairman or the Secretary of this corporation, without necessity of any authorization by the Board of Directors or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

ARTICLE VI – CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman and by the Secretary.

Section 2. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

Section 3. Lost, Destroyed or Stolen Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the person requesting such new certificate or certificates, or his, her or its legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Share Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Iowa as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

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ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. General. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, except for any of the following: (1) receipt of a financial benefit to which the director or officer was not entitled; (2) an intentional infliction of harm on the corporation or its shareholders; (3) a violation by a director of section 490.833 of the Iowa Business Corporation Act; (4) an intentional violation of criminal law; and, (5) in the case of an officer, liability in connection with a proceeding by or in the right of corporation other than for reasonable expenses incurred in connection with the proceeding. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the director or officer did not meet the relevant standard of conduct.

Section 2. Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if liability was precluded by article VII of the corporation’s articles of incorporation or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, or adjudged to be liable on the basis that such person received a financial benefit to which he was not entitled, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Section 3. Indemnification in Certain Cases. To the extent that a director or officer of the corporation has been successful on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VII, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4. Procedure. Any indemnification under Sections 1 and 2 of this Article VII (unless ordered by a court) shall be made by the corporation only as authorized for a specific proceeding after a determination that indemnification of the director or officer is permissible in the circumstances because he has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made by any means authorized by law, including, without limitation, by any one of the following:

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If there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote.

By special legal counsel selected in the manner prescribed in paragraph “a”, or if there are fewer than two disinterested directors, selected by the Board of Directors, in which selection directors who do not qualify as disinterested directors may participate.

By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director shall not be voted on the determination.

Section 5. Advances for Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding shall, after authorization as provided by the Iowa Business Corporation Act, be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of a written undertaking by or on behalf of the director or officer to repay any funds advanced if the director or officer is not entitled to mandatory indemnification under the Iowa Business Corporation Act and it is ultimately determined that the director or officer has not met the relevant standard of conduct described in section 490.851 or section 490.856, respectively, of the Iowa Business Corporation Act.

Section 6. Rights Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices.

Section 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

Section 8. Definition of Corporation. For the purposes of this Article VII, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

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Section 9. Survival Rights. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII – MISCELLANEOUS

Section 1. No Corporate Seal. The corporation shall not have a corporate seal.

Section 2. Fiscal Year. The fiscal year of the corporation for accounting and income tax purposes shall begin on the first day of January and end on the thirty-first day of December each year.

Section 3. Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Iowa Business Corporation Act or the articles of incorporation or these bylaws (as each may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Iowa (or, if no state court located within the State of Iowa has jurisdiction, a federal court located within the State of Iowa).

ARTICLE IX – AMENDMENT

Section 1. By Shareholders. These bylaws may be adopted, amended or repealed and new bylaws may be adopted by the shareholders entitled to vote at any meeting of shareholders, provided the amendment under consideration has been set forth in the notice of meeting, by the affirmative vote of not less than a majority of the shares present or represented at any meeting at which a quorum is in attendance.

Section 2. By Board of Directors. These bylaws may be adopted, amended or repealed by the Board of Directors by the affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no bylaw adopted by the shareholders shall be amended or repealed by the Board of Directors if the bylaws so provide.

The undersigned certifies that the foregoing bylaws were duly adopted by a majority vote of the Board of Directors of the corporation on this ____ day of ________, 2021.

By:

Title:

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Annex A-2

THE SECURITIES SUBSCRIBED FOR BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. TRANSFER OF SUCH SECURITIES IS ALSO RESTRICTED BY THE TERMS OF THIS AGREEMENT.

ROLLOVER AGREEMENT

This ROLLOVER AGREEMENT (this “Agreement”), dated as of January 11, 2021, has been made and entered into by and among 5400 Merger Sub, Inc., an Iowa corporation (“Merger Sub”), and each of the shareholders of FBL Financial Group, Inc., an Iowa corporation (the “Company”), listed on Schedule I hereto (each a “Shareholder,” and collectively, the “Shareholders”). Merger Sub and the Shareholders are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Farm Bureau Property & Casualty Insurance Company, an Iowa domiciled stock property and casualty insurance company (“Parent”), Merger Sub and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, pursuant to which Merger Sub will be merged with and into the Company with the Company as the surviving corporation (the “Surviving Corporation”) in accordance with the laws of the State of Iowa upon the terms, and subject to the conditions, of the Merger Agreement (the “Merger”);

WHEREAS, as of the date hereof, each Shareholder is the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) and is entitled to vote and dispose of, as applicable, each share of Class A common stock of the Company, without par value, and each share of Class B common stock of the Company, without par value (collectively, the “Common Shares”) set forth on Schedule I (with respect to such Shareholder and until disposed of by such Shareholder in accordance with Section 6.03, the “Original Common Shares” and, together with any additional Common Shares of which such Shareholder becomes the “beneficial owner” (within the meaning of Rule 13d−3 promulgated under the Exchange Act), whether upon the conversion of convertible securities or otherwise, after the date hereof and during the term of this Agreement, the “Subject Common Shares”);

WHEREAS, as of the date hereof, each Shareholder is the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) and is entitled to vote and dispose of, as applicable, each Series B Preferred Share set forth on Schedule I (with respect to such Shareholder and until disposed of by such Shareholder in accordance with Section 6.03, the “Original Preferred Shares” and, together with (i) the Original Common Shares, the “Original Shares” and (ii) any additional Series B Preferred Shares of which such Shareholder becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) whether upon the conversion of convertible securities or otherwise, after the date hereof and during the term of this Agreement, the “Subject Preferred Shares” and, together with the Subject Common Shares, the “Subject Shares”);

WHEREAS, each of the Shareholders desires to contribute to Merger Sub such number of Subject Common Shares owned by such Shareholder in exchange for the number of shares of Merger Sub (the “Merger Sub Shares”) set forth opposite such Shareholder’s name on Schedule I;

WHEREAS, Parent desires to contribute to Merger Sub an amount equal to the aggregate Merger Consideration, and Merger Sub desires to issue to Parent a number of Merger Sub Shares equal to the aggregate number of Common Shares to be converted into Merger Consideration pursuant to Section 2.05(b) of the Merger Agreement;

WHEREAS, following the Closing, each of the Shareholders and Parent will own the number of shares of the Surviving Corporation as are set forth on Schedule II, as such schedule may be updated to reflect any changes in capitalization of the Company following the Measurement Date and prior to the effective time of the Merger;

WHEREAS, the Parties intend that the Shareholders’ contribution of Subject Common Shares to Merger Sub pursuant to this Agreement, together with the exchange of Merger Sub Shares received therefor for shares of the Surviving Corporation pursuant to the Merger, be disregarded for U.S. federal income Tax purposes (and analogous state and local income Tax purposes); and

WHEREAS, in connection with the Rollover and concurrently with the Closing, each of Parent and the Shareholders desire to enter into a shareholders agreement with respect to the Surviving Corporation in a form mutually agreed by Parent and the Iowa Farm Bureau Federation (the “Shareholders Agreement”).

NOW, THEREFORE, as a material inducement of Parent and Merger Sub to enter into the Merger Agreement and to consummate the Merger in accordance with the terms and conditions thereof, and in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

Article I

DEFINED TERMS

Section 1.01      Definitions. Capitalized terms used but not herein defined shall have the meanings ascribed to them in the Merger Agreement.

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Section 1.02      Interpretations.

(a)            As used in this Agreement, references to the following terms have the meanings indicated:

(i)           to Sections, Articles, or Schedules are to a Section or Article of, or Schedule to, this Agreement unless otherwise clearly indicated to the contrary;

(ii)          to any Contract (including this Agreement) or “organizational document,” are to the Contract or organizational document as amended, modified, supplemented or renewed from time to time;

(iii)         to any Law are to such Law as amended, modified or supplemented from time to time and all rules and regulations promulgated thereunder, and to any section of any Law include any successor to such section;

(iv)         to any Governmental Entity include any successor to the Governmental Entity and to any Affiliate include any successor to the Affiliate;

(v)          to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary;

(vi)         to the “date of this Agreement,” “the date hereof” and words of similar import refer to January 11, 2021; and

(vii)        to “this Agreement” includes the Schedules to this Agreement.

(b)           Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” need not be disjunctive. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns shall be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(c)           Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a Business Day, the Party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day. With respect to any determination of any period of time, unless otherwise set forth herein, the word “from” means “from and including” and the word “to” means “to but excluding.”

(d)           The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)            References to “dollars” or “$” mean United States dollars, unless otherwise clearly indicated to the contrary.

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(f)            The Parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(g)           No summary of this Agreement prepared by or on behalf of any Party shall affect the meaning or interpretation of this Agreement.

Article II

ROLLOVER

Section 2.01      Rollover. Subject to the terms of this Agreement and the conditions set forth in Section 3.01, immediately prior to the Closing, each Shareholder hereby irrevocably agrees to contribute to Merger Sub, free and clear of all Liens (other than any Liens created or expressly permitted by Merger Sub or arising by reason of the Merger Agreement or this Agreement), the Subject Common Shares owned by such Shareholder, and to the extent applicable shall deliver to Merger Sub certificate(s) or other evidence representing the Subject Common Shares held by such Shareholder, endorsed in blank (or together with duly executed stock powers, or other evidence representing transfer of the Subject Common Shares to Merger Sub), in form and substance reasonably satisfactory to Merger Sub and any other documents and instruments as reasonably may be necessary or appropriate to vest in Merger Sub good and marketable title in and to such Subject Common Shares. In exchange for, and conditioned upon, such Shareholder’s contribution of its Subject Common Shares to Merger Sub, Merger Sub shall issue to such Shareholder, free and clear of all Liens (other than Liens created by such Shareholder or pursuant to the Shareholders Agreement), the Merger Sub Shares set forth opposite such Shareholder’s name on Schedule I. For purposes hereof, the foregoing contribution and exchange transactions are collectively referred to herein as the “Rollover.”

Section 2.02      Additional Capitalization of Merger Sub. Subject to the terms of this Agreement and the conditions set forth in Section 3.01, immediately prior to the Closing, Parent hereby irrevocably agrees to contribute to Merger Sub an amount equal to the aggregate Merger Consideration. In exchange for, and conditioned upon, Parent’s contribution to Merger Sub of an amount equal to the aggregate Merger Consideration, Merger Sub shall issue to Parent, free and clear of all Liens (other than Liens arising by reason of the Merger Agreement or this Agreement), a number of Merger Sub Shares equal to the aggregate number of Common Shares to be converted into Merger Consideration pursuant to Section 2.05(b) of the Merger Agreement. For purposes hereof, the foregoing contribution and exchange transactions are collectively referred to herein as the “Additional Capitalization.” Nothing herein shall restrict Parent or any other Shareholder from agreeing to make additional contributions of capital to Merger Sub (or the Surviving Corporation) in order to fund all or a portion of the amounts that may be payable to holders of Dissenting Shares (if any) on terms as may be agreed by such Shareholder and Merger Sub or the Surviving Corporation, as applicable.

Section 2.03      Capitalization of the Surviving Corporation. As of immediately following the Effective Time, as a result of the Merger pursuant to Section 2.05 of the Merger Agreement, the capitalization of the Surviving Corporation shall be as set forth on Schedule II; provided, that such schedule shall be updated following the Effective Time to reflect (x) any changes in the capitalization of the Company following the Measurement Date and prior to the Effective Time and (y) any changes in ownership of Common Shares by any Shareholder following the execution of this Agreement and prior to the Effective Time.

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Section 2.04      Legends, etc. All certificates (if any) representing Merger Sub Shares issued by Merger Sub to the Shareholders at the Effective Time shall be endorsed with the following legend in addition to any legend that may be required by the Shareholders Agreement:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD, OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND REGULATIONS PROMULGATED THEREUNDER. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

Article III

CONDITIONS TO FUNDING AND ROLLOVER

Section 3.01      Conditions to Funding and Rollover. Each of (x) each Shareholder’s obligation to effect the Rollover and (y) Parent’s obligation to effect the Additional Capitalization is subject to, and conditioned upon:

(a)           the execution and delivery of the Merger Agreement by the parties thereto;

(b)           the continued satisfaction in full, or waiver by Parent and Merger Sub, of all conditions in Sections 7.01 and 7.03 of the Merger Agreement upon the date the Closing is required to have occurred pursuant to Section 2.03 of the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing); and

(c)           the substantially contemporaneous consummation of the Closing pursuant to Section 2.03 of the Merger Agreement.

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Article IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder severally hereby represents and warrants to Merger Sub as follows:

Section 4.01      Organization and Qualification. Such Shareholder is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation.

Section 4.02      Authorization. Such Shareholder has all requisite power and authority and has taken all action necessary in order to execute and deliver, and perform its obligations under, this Agreement, and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed, and assuming the due authorization, execution and delivery of this Agreement by Merger Sub, constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

Section 4.03      Consents.

(a)           Assuming that the consents, approvals, qualifications, orders, authorizations and filings referred to in Section 5.03(b) of the Merger Agreement have been made or obtained, the execution and delivery of, and performance by the Shareholders of this Agreement do not:

(i)           conflict with or violate any provision of the organizational documents of any Shareholder; or

(ii)          conflict with or violate any Law or Judgment to which any Shareholder or their respective properties is subject or bound, except for such conflicts or violations that would not, together with all such other conflicts and violations, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b)           No consent, approval, qualification, order or authorization of, or filing with, any Governmental Entity is required in connection with the valid execution, delivery or performance of this Agreement by such Shareholder, or the consummation of any other transaction contemplated on the part of such Shareholder under this Agreement, except (i) in connection, or in compliance, with the Securities Act and the Exchange Act and (ii) approvals, qualifications, orders, authorizations, or filings, in each case the failure to obtain which would not reasonably be expected to prevent or materially delay such Shareholder’s ability to consummate the transactions contemplated by this Agreement.

Section 4.04      Shares.

(a)           Such Shareholder (i) is the sole record and beneficial owner of the Original Shares held by such Shareholder, and has good and marketable title to such Original Shares, free and clear of any Liens and (ii) is not a party to, or bound by, any agreement, arrangement, contract, instrument or order relating to (w) the grant of pre-emptive rights to purchase or obtain any equity interests in the Company, (x) the sale, repurchase, assignment or other transfer of any capital stock or equity securities of the Company, (y) the receipt of dividends, proxy rights or voting rights of any capital stock or other equity securities of the Company or (z) rights to registration under the Securities Act or the Exchange Act, as amended, of any capital stock or equity securities of the Company, other than (i) the Restated Stockholders’ Agreement Regarding Management and Transfer of Shares of Class B Common Stock of the Company, effective February 14, 2013 and (ii) the Royalty & License Agreement, effective January 1, 2010, by and between Farm Bureau Mutual Holding Company, Parent, Western Agricultural Insurance Company and Farm Bureau Life Insurance Company, on the one hand, and IFBF, on the other hand. Upon the consummation of the contribution transactions contemplated by this Agreement and subject to the consummation of the Merger, Merger Sub will acquire such Shareholder’s Subject Common Shares free and clear of all Liens (other than any Liens created or expressly permitted by Merger Sub or arising by reason of the Merger Agreement or this Agreement).

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(b)           Such Shareholder has the sole power to vote or cause to be voted all such Original Shares and except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Shareholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to any of the Original Shares, other than the Restated Stockholders’ Agreement Regarding Management and Transfer of Shares of Class B Common Stock of the Company, effective February 14, 2013.

(c)           As of the date hereof, such Shareholder does not “beneficially” own any Common Shares or Series B Preferred Shares other than the Original Shares set forth opposite such Shareholder’s name on Schedule I. As of the date hereof, such Shareholder does not own or hold any right to acquire any additional Common Shares, Series B Preferred Shares or shares of any other class of share capital of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company other than the Original Shares, other than such Shareholder’s right to convert its shares of Class B common stock of the Company into shares of Class A common stock of the Company.

Section 4.05      Investment Intention; Securities Laws. Such Shareholder (a) understands and has taken cognizance of all the risk factors related to the investment in Merger Sub and the Surviving Corporation, (b) has been granted the opportunity to ask questions and receive answers concerning the terms and conditions of the investment in Merger Sub and the Surviving Corporation and to obtain any additional information which Merger Sub possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished, and (c) has relied solely upon (i) the representations set forth in this Agreement and (ii) its own independent investigations or investigations conducted by its own independent advisers in connection with the accuracy or sufficiency of such information or its investment decision. Such Shareholder acknowledges that the investment in Merger Sub and the Surviving Corporation is intended to be exempt from registration by virtue of Section 4(2) of the Securities Act. Such Shareholder has the financial ability to afford a complete loss of its investment in the Merger Sub Shares. Such Shareholder is acquiring the Merger Sub Shares solely for its own account, for investment and not with a view toward resale or other distribution in violation of the Securities Act, and such Shareholder understands that such Merger Sub Shares may not be disposed of by such Shareholder in contravention of the Securities Act, or any applicable state securities laws.

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Section 4.06      Accredited Investor. Such Shareholder is an “accredited investor,” as such term is defined in Regulation D under the Securities Act, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Merger Sub Shares.

Section 4.07      No Registration. Such Shareholder understands that the Merger Sub Shares are being issued without registration under the Securities Act, under the securities laws of any U.S. state (the “State Acts”) or under the securities laws or laws of similar import of any other country or jurisdiction, in reliance upon exemptions provided by the Securities Act, the State Acts and such other securities laws or laws of similar import, and the regulations promulgated thereunder.

Section 4.08      Advisers. Such Shareholder has carefully considered and has, to the extent such Shareholder believes such discussion necessary, discussed with such Shareholder’s own legal, tax, accounting and financial advisers the suitability of an investment in Merger Sub and the Surviving Corporation in light of such Shareholder’s particular tax, financial and other situation, and has determined that the Merger Sub Shares being acquired by such Shareholder hereunder are a suitable investment for such Shareholder.

Article V

REPRESENTATIONS, WARRANTIES AND AGREEMENTS of MERGER SUB

Merger Sub hereby represents and warrants to each Shareholder as follows:

Section 5.01      Organization. Merger Sub is duly organized, validly existing and in good standing under Iowa Law.

Section 5.02      Authorization.

(a)           Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Merger Agreement, and to consummate the transactions contemplated hereunder and thereunder, including the Merger.

(b)           This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Shareholders, constitutes the legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

Section 5.03      Authorization of Merger Sub Shares. The Merger Sub Shares, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all Liens, other than as applicable to the Merger Sub Shares or the holders thereof under applicable federal and state securities laws. Except for this Agreement and the Merger Agreement, there are no outstanding options, warrants or other rights of any kind (including preemptive rights) issued or granted by Merger Sub to acquire from Merger Sub any additional shares of capital stock of Merger Sub or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares from Merger Sub, nor is Merger Sub committed to issue any such option, warrant, right or security. As of immediately following the Effective Time, subject to the proviso to Section 2.03, the capitalization of the Surviving Corporation shall be as set forth on Schedule II.

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Article VI

CERTAIN COVENANTS AND AGREEMENTS

Section 6.01      Agreement to Vote.

(a)            Each Shareholder agrees that at the Company Shareholders’ Meeting or at any other meeting of the shareholders of the Company called to consider approving and adopting the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company proposed by the Company with respect to thereto: (i) such Shareholder shall appear at such meeting or otherwise cause the Subject Shares that such Shareholder is entitled to vote to be counted as present thereat for the purpose of establishing a quorum, (ii) such Shareholder shall vote or cause to be voted the Subject Shares that such Shareholder is entitled to vote, and when a written consent is proposed, respond to each request by the Company for written consent and consent, in favor of approving and adopting the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and any other matters necessary or reasonably requested by Company for consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iii) to the extent reasonably requested by Company, such Shareholder shall vote or cause to be voted the Subject Shares that such Shareholder is entitled to vote, and when a written consent is proposed, respond to each request by the Company for written consent and consent, any Subject Shares in favor of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (iv) to the extent reasonably requested by Company, such Shareholder shall vote or cause to be voted the Subject Shares that such Shareholder is entitled to vote, and when a written consent is proposed, respond to each request by the Company for written consent and consent, any Subject Shares against any other action or agreement that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company to Parent under the Merger Agreement, (B) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement. For the avoidance of doubt, each Shareholder shall retain at all times the right to vote any Subject Shares in such Shareholder’s sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Section 6.01 that are at any time or from time to time presented for consideration to the shareholders of the Company.

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(b)           Each Shareholder hereby covenants and agrees that it shall not enter into any agreement or undertaking, and shall not commit or agree to take any action that would restrict or interfere with such Shareholder’s obligations pursuant to this Agreement.

(c)           Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Shareholders.

(d)           Each Shareholder shall enforce and not permit to be terminated, amended, modified or waived Section 6 of that certain Restated Stockholders’ Agreement Regarding Management and Transfer of Shares of Class B Common Stock of FBL Financial Group, Inc. dated February 14, 2013 to the extent applicable to the Merger and the transactions contemplated by the Merger Agreement.

Section 6.02      Irrevocable Proxy. Each Shareholder hereby appoints the Company and any designee of the Company, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote such Shareholder’s Subject Shares at the Company Shareholders’ Meeting or at any other meeting of the shareholders of the Company called to seek consider approving and adopting the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (or, as applicable, any adjournments or postponements thereof); provided, that this proxy and power of attorney granted by such Shareholder shall be effective if, and only if, such Shareholder has not delivered to the Company at least three (3) Business Days prior to such meeting, a duly executed proxy card voting such Shareholder’s Subject Shares in favor of approving and adopting the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (or, as applicable, any adjournments or postponements thereof). This proxy and power of attorney is given by such Shareholder in connection with, and in consideration of, the execution of the Merger Agreement by Parent and to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each Shareholder shall be irrevocable, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by a Shareholder with respect to any of the Subject Shares. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement pursuant to Section 7.01.

Section 6.03      Transfer Restrictions. Prior to obtaining the Required Shareholder Vote, each Shareholder shall not, directly or indirectly, (a) sell, transfer, pledge, assign or otherwise dispose of (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any Subject Shares to any Person other than to any Affiliate (whom it will cause to join to and observe the terms and conditions of this Agreement) or (b) deposit or permit the deposit of any of Subject Shares into a voting trust or enter into a voting agreement, understanding or arrangement or create or permit to exist any lien, adverse claim, charge, security, interest, pledge, option, proxy or any other encumbrance or restriction whatsoever on title, transfer or exercise of any rights of an equityholder with respect to any of Subject Shares (collectively, “Encumbrances”) except for any such Encumbrances that may be imposed pursuant to this Agreement or any applicable restrictions on transfer under the Securities Act or any state securities law.

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Section 6.04      Additional Shares. If between the date of this Agreement and the Effective Time (a) such Shareholder purchases, acquires the right to vote, or otherwise acquires beneficial ownership of any Common Shares or Preferred Shares or (b) the issued and outstanding Common Shares or Preferred Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the terms “Subject Common Shares,” “Subject Preferred Shares” or “Subject Share,” as applicable shall be appropriately adjusted to reflect such purchase, acquisition, stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

Section 6.05      Waiver of Dissenting Shares. Each Shareholder hereby waives, and shall cause to be waived, any rights of appraisal or rights to dissent from the Merger that such Shareholder may have under IBCA.

Section 6.06      Disclosure. Each Shareholder hereby acknowledges that the Company, Parent and Merger Sub may publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and filings with any Governmental Entity whose consents, approvals or waivers are necessary, proper or advisable to consummate the Merger, such Shareholder’s identity and ownership of the Subject Shares and the nature of such Shareholder’s obligations under this Agreement.

Section 6.07      Shareholders Agreement. In connection with the transactions contemplated by this Agreement and the Merger Agreement, concurrently with the Rollover, each Shareholder shall enter into the Shareholders Agreement.

Section 6.08      Reasonable Best Efforts.

(a)           Upon the terms and subject to the conditions of this Agreement and in accordance with applicable Law, each Party shall, and shall cause its Affiliates to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement as promptly as practicable.

(b)           Each Party shall reasonably cooperate to obtain all consents, approvals or waivers from, or take other actions with respect to, third parties necessary or advisable to be obtained or taken in connection with the transactions contemplated by this Agreement.

(c)           Notwithstanding anything to the contrary set forth in this Agreement, in connection with obtaining all consents, approvals, authorizations, waivers or exemptions of Governmental Entities necessary, proper or advisable to consummate the transactions contemplated by this Agreement, no Party shall be obligated to take or refrain from taking or to agree to it or its Subsidiaries taking or refraining from taking any action (including any amendment, waiver or termination of any agreement, including this Agreement) or to suffer to exist any restriction, condition or requirement which, individually or together with all other such actions, restrictions, conditions or requirements, that has had or would reasonably be expected to have a material adverse effect on the operations, business, assets, properties, Liabilities or condition (financial or otherwise) of (i) such Party and its Subsidiaries, taken as a whole, (ii) the Company and its Subsidiaries, taken as a whole, or (iii) Parent and its Subsidiaries, taken as a whole.

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Article VII

TERMINATION

Section 7.01      Termination. This Agreement shall terminate automatically and immediately upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement and (iii) the termination of this Agreement by mutual written consent of the Parties (which, in the case of this clause (iii), has received the prior written consent of the Company).

Section 7.02      Effect of Termination. If this Agreement is terminated as provided in Section 7.01, this Agreement shall become null and void (except that the provisions of (a) this Article VII shall survive any termination of this Agreement and (b) Section 2.03 shall survive any termination of this Agreement contemplated by Section 7.01(a)); provided, that nothing in this Agreement shall relieve any Party from any liability resulting from any willful and material breach of this Agreement or fraud.

Article VIII

MISCELLANEOUS

Section 8.01      Amendment. This Agreement may not be amended, modified or supplemented except by an instrument in writing that is signed on behalf of all of the Parties and that has received the prior written consent of the Company.

Section 8.02      Waiver. At any time prior to the Effective Time, any of the Parties may:

(a)           extend the time for the performance of any of the obligations or other acts of any of the other Party or Parties, as the case may be;

(b)           waive any inaccuracies in the representations and warranties of the other Party set forth in this Agreement or in any document delivered pursuant to this Agreement; or

(c)           waive compliance with any of the agreements of the other Party or Parties, as the case may be, or fulfillment of any conditions (to the extent any such condition may be waived) to its own obligations under this Agreement.

Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing that is signed on behalf of such Party by a duly authorized officer of such Party and that has received the prior written consent of the Company.

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Section 8.03      Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of Iowa, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction.

Section 8.04      Consent to Jurisdiction. Each of the Parties hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction and venue of the Iowa District Court for Polk County or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, the United States District Court for the Southern District of Iowa located in Des Moines, Iowa (“Chosen Courts”), and any appellate court from any decision thereof, in any Action based upon, arising out of or relating to this Agreement, including the negotiation, execution or performance of this Agreement and agrees that all claims in respect of any such Action shall be heard and determined in the Chosen Courts and agrees not to bring any such Action in any other court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement in the Chosen Courts, including any objection based on its place of incorporation or domicile, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (d) agrees that a final, non-appealable judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties consents and agrees that service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 8.07 or in any other manner permitted by applicable Law.

Section 8.05      Waiver of Jury Trial. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NEITHER THE OTHER PARTIES NOR THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (D) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 8.05. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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Section 8.06      Specific Performance. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. It is accordingly agreed that, without posting a bond or other undertaking, the Parties shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any such action is brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The Parties further agree that (a) by seeking any remedy provided for in this Section 8.06, a Party shall not in any respect waive its right to seek any other form of relief that may be available to such Party under this Agreement and (b) nothing contained in this Section 8.06 shall require any Party to institute any action for (or limit such Party’s right to institute any action for) specific performance under this Section 8.06 before exercising any other right under this Agreement.

Section 8.07      Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and made orally if so required pursuant to any Section of this Agreement) and shall be deemed given (a) when delivered personally by hand, (b) when sent by facsimile (with written confirmation of transmission) or email or (c) two (2) Business Days following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses, facsimile numbers and email addresses (or to such other address, facsimile number or email address as a Party may have specified by notice given to the other Party pursuant to this provision):

If to Merger Sub:

c/o Farm Bureau Property & Casualty Insurance Company
5400 University Avenue
West Des Moines, IA 50266
Attention:      Edward G. Parker
Fax:               (515) 225 - 4686
Email:            eparker@ifbf.org

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with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:      Todd E. Freed
                       Jon A. Hlafter
Facsimile:      (212) 735-2000
Email:            todd.freed@skadden.com
                       jon.hlafter@skadden.com

If to a Shareholder:

At the address of such Shareholder set forth on Schedule 1 hereto.

Section 8.08      Entire Agreement. This Agreement, the Merger Agreement, the schedules and exhibits hereto and thereto and the other documents delivered by the Parties in connection herewith and therewith (including the Company Disclosure Schedule and the Parent Disclosure Schedule) contain the entire understanding of the Parties with respect to the subject matter hereof, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

Section 8.09      Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party or Parties, as the case may be, and the Company (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that Merger Sub may assign its rights under this Agreement without such prior written consent to any of its Affiliates; provided, further, that any such assignment shall not relieve such Party of its obligations hereunder.

Section 8.10      Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by facsimile or other electronic transmission) to the other Parties.

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Section 8.11      Parties in Interest; Third Party Beneficiaries. This Agreement is not intended to and does not confer upon any Person other than the Parties hereto any rights or remedies hereunder, except that the Company shall be an express third-party beneficiary of this Agreement and it is acknowledged and agreed that: (i) irreparable damage would occur to the Company and the Company would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach shall be entitled to, (ii) without posting a bond or other undertaking, injunctive or other equitable relief to prevent breaches of this Agreement, the Company shall be entitled to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, this being in addition to any other remedy to which they are entitled at law or in equity, including, subject to the terms of this Agreement and the conditions set forth in Section 3.01, to cause each Shareholder to consummate the Rollover pursuant to this Agreement, (iii) in the event that any such action is brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law and (iv) the Parties further agree that (A) by seeking any remedy provided for in this Section, the Company shall not in any respect waive its right to seek any other form of relief that may be available to such Party and (B) nothing contained herein shall require the Company to institute any action for (or limit the Company’s right to institute any action for) specific performance hereunder before exercising any other right. The representations, warranties, covenants and agreements in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties and may, in certain instances, be qualified, limited or changed by confidential disclosure letters. Any inaccuracies in such representations or warranties or failure to perform or breach of such covenants or agreements are subject to waiver by the Parties in accordance with Section 8.02 without notice or liability to any other Person. In some instances, the representations, warranties, covenants and agreements in this Agreement may represent an allocation among the Parties of risk associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations, warranties, covenants and agreements in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.12      Severability. If any term, provision, covenant or restriction of this Agreement is held by the Chosen Courts or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Remainder of this page left intentionally blank]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

5400 Merger Sub, Inc.

By:	/s/ Duane J. Johnson, Jr.
Name: Duane J. Johnson, Jr.
Title: Secretary

Iowa Farm Bureau Federation

By	/s/ Craig D. Hill
Name: Craig D. Hill
Title: President

Farm Bureau Property & Casualty Insurance Company

By	/s/ Duane J. Johnson, Jr.
Name: Duane J. Johnson, Jr.
Title: Secretary

[Signature Page to Rollover Agreement]

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Schedule I

Shareholder	Original Common Shares	Original Preferred Shares	Merger Sub Shares to be Received	Notice Address
Iowa Farm Bureau Federation	Class A Common Stock: 14,760,303 Class B Common Stock: 7,619	Series B Preferred Shares: 5,000,000	14,767,922	Iowa Farm Bureau Federation 5400 University Avenue West Des Moines, Iowa 50266 Attention: Edward G. Parker Email: eparker@ifbf.org

Farm Bureau Property & Casualty Insurance Company	Class A Common Stock: 199,016 Class B Common Stock: 2,390	-	201,406	Farm Bureau Property & Casualty Insurance Company 5400 University Avenue West Des Moines, Iowa 50266 Attention: Edward G. Parker Email: eparker@ifbf.org

[Schedule I to Rollover Agreement]

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Schedule II

PRO FORMA CAPITALIZATION OF THE SURVIVING CORPORATION

Shareholder	Common Shares	Preferred Shares
Iowa Farm Bureau Federation	14,767,922	Series B Preferred Shares: 5,000,000

Farm Bureau Property & Casualty Insurance Company	9,628,600	-

[Schedule II to Rollover Agreement]

Annex B

SUBCHAPTER XIII

APPRAISAL RIGHTS

Referred to in §490.1107, 499.69A, 524.1309, 524.1406, 524.1417

PART A

RIGHT TO APPRAISAL AND
PAYMENT FOR SHARES

490.1301 Definitions.

In this subchapter, unless the context otherwise requires:

1.            “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of section 490.1302, subsection 2, paragraph “d”, a person is deemed to be an affiliate of its senior executives.

2.            “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

3.            “Corporation” means the issuer of the shares held by a shareholder demanding appraisal. In addition, for matters covered in sections 490.1322 through 490.1331, “corporation” includes the surviving entity in a merger.

4.            “Fair value” means the value of the corporation’s shares determined according to the following:

a.            Immediately before the effectuation of the corporate action to which the shareholder objects.

b.            Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal.

c.            Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to section 490.1302, subsection 1, paragraph “e”.

5.            “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

6.            “Interested transaction” means a corporate action described in section 490.1302, subsection 1, other than a merger pursuant to section 490.1105, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition, all of the following apply:

a.            “Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

b.            “Excluded shares” means shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.

c.            “Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action was or had any of the following:

(1)           Was the beneficial owner of twenty percent or more of the voting power of the corporation, other than as owner of excluded shares.

(2)           Had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of twenty-five percent or more of the directors to the board of directors of the corporation.

Iowa Code 2021, Chapter 490 (67, 4)

(3)           Was a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than any of the following:

(a)           Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action.

(b)           Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in section 490.862.

(c)           In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

7.            “Preferred shares” means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

8.            “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

9.            “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, and anyone in charge of a principal business unit or function.

10.          “Shareholder” means both a record shareholder and a beneficial shareholder.

89 Acts, ch 288, §131; 2000 Acts, ch 1211, §2; 2002 Acts, ch 1154, §78, 125; 2012 Acts, ch 1023, §157; 2013 Acts, ch 31, §50, 82; 2014 Acts, ch 1001, §1; 2019 Acts, ch 24, §104

Referred to in §490.863, 490.1430

490.1302 Shareholders’ right to appraisal.

1.            A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of the shareholder’s shares, in the event of any of the following corporate actions:

a.            Consummation of a merger to which the corporation is a party if either of the following apply:

(1)           Shareholder approval is required for the merger by section 490.1104 and the shareholder is entitled to vote on the merger, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger.

(2)           The corporation is a subsidiary and the merger is governed by section 490.1105.

b.            Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged.

c.            Consummation of a disposition of assets pursuant to section 490.1202 if the shareholder is entitled to vote on the disposition.

d.            An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created.

e.            Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors.

f.             Consummation of a conversion of the corporation to an other entity pursuant to sections 490.1111 through 490.1114.

g.            Consummation of a division pursuant to chapter 521I to which the corporation is a party if the corporation does not survive such division.

2.            Notwithstanding subsection 1, the availability of the appraisal rights under subsection 1, paragraphs “a” through “d”, shall be limited in accordance with the following provisions:

a.            Appraisal rights shall not be available for the holders of shares of any class or series of shares which is any of the following:

(1)           A covered security under section 18(b)(1)(A) or (B) of the federal Securities Act of 1933, as amended.

(2)           Traded in an organized market and has at least two thousand shareholders and a market value of at least twenty million dollars, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors, and beneficial shareholders owning more than ten percent of such shares.

Iowa Code 2021, Chapter 490 (67, 4)

(3)           Issued by an open-end management investment company registered with the United States securities and exchange commission under the federal Investment Company Act of 1940, 15 U.S.C. §80a-1 et seq., and may be redeemed at the option of the holder at net asset value.

b.            The applicability of paragraph “a” shall be determined according to the following:

(1)           The record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights.

(2)           The day before the effective date of such corporate action if there is no meeting of shareholders.

c.            Paragraph “a” shall not be applicable and appraisal rights shall be available pursuant to subsection 1 for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph “a”, at the time the corporate action becomes effective.

d.            Paragraph “a” shall not be applicable and appraisal rights shall be available pursuant to subsection 1 for the holders of any class or series of shares where the corporate action is an interested transaction.

3.            Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment, shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights.

89 Acts, ch 288, §132; 2002 Acts, ch 1154, §79, 125; 2008 Acts, ch 1162, §122, 155; 2013 Acts, ch 31, §51 – 55, 82; 2013 Acts, ch 140, §72; 2015 Acts, ch 30, §158; 2019 Acts, ch 20, §17

Referred to in §490.1301, 490.1320, 490.1321, 490.1322, 490.1340, 521I.13

490.1303 Assertion of rights by nominees and beneficial owners.

1.            A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

2.            A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder does both of the following:

a.            Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in section 490.1322, subsection 2, paragraph “b”, subparagraph (2).

b.            Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

89 Acts, ch 288, §133; 2002 Acts, ch 1154, §80, 125; 2002 Acts, ch 1175, §91

490.1304 through 490.1319 Reserved.

Iowa Code 2021, Chapter 490 (67, 4)

PART B

PROCEDURE FOR EXERCISE OF

APPRAISAL RIGHTS

490.1320 Notice of appraisal rights.

1.            Where any proposed corporate action specified in section 490.1302, subsection 1, is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that the shareholders are, are not, or may be entitled to assert appraisal rights under this subchapter. If the corporation concludes that appraisal rights are or may be available, a copy of this subchapter must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

2.            In a merger pursuant to section 490.1105, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within ten days after the corporate action became effective and include the materials described in section 490.1322.

3.            Where any corporate action specified in section 490.1302, subsection 1, is to be approved by written consent of the shareholders pursuant to section 490.704, all of the following apply:

a.            Written notice that appraisal rights are, are not, or may be available must be sent to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this subchapter.

b.            Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by section 490.704, subsections 5 and 6, may include the materials described in section 490.1322 and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this subchapter.

4.            Where corporate action described in section 490.1302, subsection 1, is proposed, or a merger pursuant to section 490.1105 is effected, the notice referred to in subsection 1 or 3, if the corporation concludes that appraisal rights are or may be available, and in subsection 2 shall be accompanied by all of the following:

a.            The annual financial statements specified in section 490.1620, subsection 1, of the corporation that issued the shares that may be subject to appraisal, which shall be as of a date ending not more than sixteen months before the date of the notice and shall comply with section 490.1620, subsection 2; provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information.

b.            The latest available quarterly financial statements of such corporation, if any.

5.            The right to receive the information described in subsection 4 may be waived in writing by a shareholder before or after the corporate action.

89 Acts, ch 288, §134; 2002 Acts, ch 1154, §81, 125; 2013 Acts, ch 31, §56, 82; 2016 Acts, ch 1073, §139; 2019 Acts, ch 24, §104

Referred to in §490.1331

490.1321 Notice of intent to demand payment.

1.            If a corporate action specified in section 490.1302, subsection 1, is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares must do all of the following:

a.            Deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

b.            Not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

2.            If a corporate action specified in section 490.1302, subsection 1, is to be approved by less than unanimous written consent, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares must not sign a consent in favor of the proposed action with respect to that class or series of shares.

3.            A shareholder who fails to satisfy the requirements of subsection 1 or 2, is not entitled to payment under this part.

89 Acts, ch 288, §135; 2002 Acts, ch 1154, §82, 125; 2013 Acts, ch 31, §57, 82

Referred to in §490.1322

490.1322 Appraisal notice and form.

1.            If proposed corporate action requiring appraisal rights under section 490.1302, subsection 1, becomes effective, the corporation must send a written appraisal notice and the form required by subsection 2, paragraph “a”, to all shareholders who satisfied the requirements of section 490.1321, subsection 1, or section 490.1321, subsection 2. In the case of a merger under section 490.1105, the parent must deliver an appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

Iowa Code 2021, Chapter 490 (67, 4)

2.            The appraisal notice must be delivered no earlier than the date the corporate action specified in section 490.1302, subsection 1, became effective and no later than ten days after such date and must do all of the following:

a.            Supply a form that does all of the following:

(1)           Specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action, if any.

(2)           If such announcement was made, requires the shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date.

(3)           Requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for or consent to the transaction.

b.            State all of the following:

(1)           Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date shall not be earlier than the date for receiving the required form under subparagraph (2).

(2)           A date by which the corporation must receive the form, which date shall not be fewer than forty nor more than sixty days after the date the appraisal notice is sent under subsection 1, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

(3)           The corporation’s estimate of the fair value of the shares.

(4)           That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in subparagraph (2) the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

(5)           The date by which the notice to withdraw under section 490.1323 must be received, which date must be within twenty days after the date specified in subparagraph (2).

c.            Be accompanied by a copy of this subchapter.

89 Acts, ch 288, §136; 91 Acts, ch 211, §8; 2002 Acts, ch 1154, §83, 125; 2013 Acts, ch 31, §58 – 61, 82; 2019 Acts, ch 24, §104

Referred to in §490.1301, 490.1303, 490.1320, 490.1323, 490.1324, 490.1325, 490.1331

490.1323 Perfection of rights — right to withdraw.

1.            A shareholder who receives notice pursuant to section 490.1322 and who wishes to exercise appraisal rights must sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to section 490.1322, subsection 2, paragraph “b”, subparagraph (2). In addition, if applicable, the shareholder must certify on the form whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to section 490.1322, subsection 2, paragraph “a”. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 490.1325. In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in a case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to section 490.1322, subsection 2, paragraph “b”, subparagraph (2). Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection 2.

2.            A shareholder who has complied with subsection 1 may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to section 490.1322, subsection 2, paragraph “b”, subparagraph (5). A shareholder who fails to so withdraw from the appraisal process shall not thereafter withdraw without the corporation’s written consent.

3.            A shareholder who does not sign and return the form and, in the case of certificated shares, deposit the shareholder’s share certificates where required, each by the date set forth in the notice described in section 490.1322, subsection 2, shall not be entitled to payment under this subchapter.

89 Acts, ch 288, §137; 2002 Acts, ch 1154, §84, 125; 2003 Acts, ch 44, §86; 2013 Acts, ch 31, §62, 82; 2019 Acts, ch 24, §104

Referred to in §490.1301, 490.1322, 490.1324

Iowa Code 2021, Chapter 490 (67, 4)

490.1324 Payment.

1.            Except as provided in section 490.1325, within thirty days after the form required by section 490.1322, subsection 2, paragraph “b”, subparagraph (2), is due, the corporation shall pay in cash to those shareholders who complied with section 490.1323, subsection 1, the amount the corporation estimates to be the fair value of their shares, plus interest.

2.            The payment to each shareholder pursuant to subsection 1 must be accompanied by all of the following:

a.            (1) The annual financial statements specified in section 490.1620, subsection 1, of the corporation that issued the shares to be appraised, which shall be of a date ending not more than sixteen months before the date of payment and shall comply with section 490.1620, subsection 2; provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information.

(2)          The latest available quarterly financial statements of such corporation, if any.

b.            A statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to section 490.1322, subsection 2, paragraph “b”, subparagraph (3).

c.            A statement that shareholders described in subsection 1 have the right to demand further payment under section 490.1326 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment to the shareholder pursuant to subsection 1 in full satisfaction of the corporation’s obligations under this chapter.

89 Acts, ch 288, §138; 2002 Acts, ch 1154, §85, 125; 2003 Acts, ch 44, §87; 2013 Acts, ch 31, §63, 82

Referred to in §490.1301, 490.1325, 490.1326, 490.1331

490.1325 After-acquired shares.

1.            A corporation may elect to withhold payment required by section 490.1324 from any shareholder who was required to, but did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to section 490.1322, subsection 2, paragraph “a”.

2.            If the corporation elects to withhold payment under subsection 1, it must within thirty days after the form required by section 490.1322, subsection 2, paragraph “b”, subparagraph (2), is due, notify all shareholders who are described in subsection 1 regarding all of the following:

a.           Of the information required by section 490.1324, subsection 2, paragraph “a”.

b.            Of the corporation’s estimate of fair value pursuant to section 490.1324, subsection 2, paragraph “b”.

c.            That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 490.1326.

d.            That those shareholders who wish to accept such offer must notify the corporation of their acceptance of the corporation’s offer within thirty days after receiving the offer.

e.            That those shareholders who do not satisfy the requirements for demanding appraisal under section 490.1326 shall be deemed to have accepted the corporation’s offer.

3.            Within ten days after receiving the shareholder’s acceptance pursuant to subsection 2, the corporation must pay in cash the amount it offered under subsection 2, paragraph “b”, to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

4.            Within forty days after sending the notice described in subsection 2, the corporation must pay in cash the amount it offered to pay under subsection 2, paragraph “b”, to each shareholder described in subsection 2, paragraph “e”.

89 Acts, ch 288, §139; 91 Acts, ch 211, §9; 2002 Acts, ch 1154, §86, 125; 2013 Acts, ch 31, §64, 82

Referred to in §490.1301, 490.1323, 490.1324, 490.1326, 490.1330, 490.1331

490.1326 Procedure if shareholder dissatisfied with payment or offer.

1.            A shareholder paid pursuant to section 490.1324 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 490.1324. A shareholder offered payment under section 490.1325 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

Iowa Code 2021, Chapter 490 (67, 4)

2.            A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection 1 within thirty days after receiving the corporation’s payment or offer of payment under section 490.1324 or 490.1325, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

89 Acts, ch 288, §140; 91 Acts, ch 211, §10; 97 Acts, ch 171, §13; 2002 Acts, ch 1154, §87, 125

Referred to in §490.1301, 490.1324, 490.1325, 490.1330, 490.1331

490.1327 and 490.1328 Repealed by 2002 Acts, ch 1154, §123, 125.

490.1329 Reserved.

PART C

490.1330 Court action.

1.            If a shareholder makes a demand for payment under section 490.1326 that remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 490.1326 plus interest.

2.            The corporation shall commence the proceeding in the district court of the county where the corporation’s principal office or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

3.            The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.            The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

5.            Each shareholder made a party to the proceeding is entitled to judgment for either of the following:

a.            The amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares.

b.            The fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 490.1325.

89 Acts, ch 288, §143; 2000 Acts, ch 1211, §1; 2002 Acts, ch 1154, §88, 125; 2014 Acts, ch 1001, §2

Referred to in §490.1301, 490.1331

490.1331 Court costs and expenses.

1.            The court in an appraisal proceeding commenced under section 490.1330 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the court costs against the corporation, except that the court may assess court costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subchapter.

Iowa Code 2021, Chapter 490 (67, 4)

2.            The court in an appraisal proceeding may also assess the expenses for the respective parties, in amounts the court finds equitable, for any of the following:

a.            Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of section 490.1320, 490.1322, 490.1324, or 490.1325.

b.            Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

3.            If the court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated, and that such expenses should not be assessed against the corporation, the court may direct that such expenses be paid out of the amounts awarded the shareholders who were benefited.

4.            To the extent the corporation fails to make a required payment pursuant to section 490.1324, 490.1325, or 490.1326, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation expenses of the suit. 89 Acts, ch 288, §144; 2002 Acts, ch 1154, §89, 125; 2013 Acts, ch 31, §65, 82; 2019 Acts, ch 24, §104

Referred to in §490.1301

490.1332 through 490.1339 Reserved.

490.1340 Other remedies limited.

1.            The legality of a proposed or completed corporate action described in section 490.1302, subsection 1, shall not be contested, nor may the corporate action be enjoined, set aside, or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

2.            Subsection 1 does not apply to a corporate action that meets any of the following conditions:

a.            Was not authorized and approved in accordance with the applicable provisions of any of the following:

(1)	Subchapter X, XI, or XII of this chapter.

(2)	The articles of incorporation or bylaws.

(3)	The resolution of the board of directors authorizing the corporate action.

b.            Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading.

c.            Is an interested transaction, unless it has been recommended by the board of directors in the same manner as is provided in section 490.862 and has been approved by the shareholders in the same manner as is provided in section 490.863 as if the interested transaction were a director’s conflicting interest transaction.

d.            Is approved by less than unanimous consent of the voting shareholders pursuant to section 490.704, if all of the following apply:

(1)           The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the approval of the corporate action was not effective at least ten days before the corporate action was effected.

(2)           The proceeding challenging the corporate action is commenced within ten days after notice of the approval of the corporate action is effective as to the shareholder bringing the proceeding.

2013 Acts, ch 31, §66, 82; 2019 Acts, ch 24, §104

490.1341 through 490.1400 Reserved.

Iowa Code 2021, Chapter 490 (67, 4)

Annex C

745 Seventh Avenue New York, NY 10019 United States

CONFIDENTIAL January 11, 2021

Special Committee of the Board of Directors
FBL Financial Group, Inc.

5400 University Avenue
West Des Moines, IA 50266

Members of the Special Committee of the Board of Directors:

We understand that FBL Financial Group, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Farm Bureau Property & Casualty Insurance Company (“FBPCIC”) and 5400 Merger Sub, Inc., a wholly owned subsidiary of FBPCIC (“Merger Sub”), pursuant to which (i) Merger Sub will merge with and into the Company with the Company as the surviving corporation, and (ii) each outstanding share of Class A common stock, without par value, and Class B common stock, without par value, (collectively, the “Common Shares”) of the Company, other than (A) the Common Shares held by Merger Sub or FBPCIC, (B) the Common Shares held by the Company in treasury or any wholly-owned Company subsidiary and (C) the Dissenting Shares (as defined in the Agreement) will be converted into the right to receive $56.00 in cash, without interest (the “Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement, dated as of January 11, 2021, among the Company, FBPCIC and Merger Sub (the “Agreement”). We understand that it is contemplated that, immediately prior to the closing of the Proposed Transaction, FBPCIC and Iowa Farm Bureau Federation (“IFBF”) will contribute the Common Shares of the Company that they own to Merger Sub in exchange for equity in Merger Sub. The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Special Committee of the Board of Directors of the Company (the “Special Committee”) to render our opinion with respect to the fairness, from a financial point of view, to the Company’s shareholders other than (i) IFBF and its affiliates, (ii) FBPCIC and its affiliates and (iii)  directors and officers of IFBF or FBPCIC and their respective affiliates (collectively, the “Public Shareholders”) of the Consideration to be offered to the Public Shareholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Consideration to be offered to the Public Shareholders in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement, dated as of January 11, 2021 and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company and guidance from management of the Company with respect to the Company’s expense base; (4) a trading history of the Company’s common stock from November 15, 2019 to January 8, 2021 and a comparison of that trading history with those of other companies that we deemed relevant; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (7) published estimates of independent research analysts with respect to the future financial performance and price targets of the Company; and (8) an actuarial appraisal prepared by Milliman, Inc. with respect to the present values of the projected statutory earnings arising from the life insurance and annuity businesses of the Company and its subsidiaries as of September 30, 2020 (the “Milliman Report”). In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals (other than the Milliman Report) of the assets or liabilities of the Company. At the request of the Special Committee, we used information contained in the Milliman Report and did not assume responsibility for independently verifying, and did not independently verify, any such information. We are not actuaries; our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions. We have relied on the Company with respect to the appropriateness and adequacy of the actuarial assumptions used by the Company in connection with the financial projections of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company’s business. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be offered to the Public Shareholders in the Proposed Transaction is fair to such shareholders.

We have acted as financial advisor to the Special Committee in connection with the Proposed Transaction and will receive fees for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for the Company in the past (which services were disclosed to the Special Committee prior to the date hereof), and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services; however, we have not received investment banking fees from the Company for the period beginning January 1, 2017 through the date hereof, excluding any fees received in connection with this transaction. We have not performed investment banking and financial services for IFBF or FBPCIC in the past and have not received investment banking fees from IFBF or FBPCIC for the period beginning January 1, 2017 through the date hereof; however, as a full-service financial institution, we may provide investment banking services to IFBF or FBPCIC in the future and receive customary fees for such services.

Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, FBPCIC and IFBF for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Special Committee and is rendered to the Special Committee in connection with its consideration of the Proposed Transaction and its recommendation thereon to the full Board of Directors of the Company and to the Company’s shareholders. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Proposed Transaction.

Very truly yours,

BARCLAYS CAPITAL INC.